Exhibit 10.7

EXECUTION

AMENDMENT NO. 7 TO CREDIT AGREEMENT

This AMENDMENT NO. 7 TO CREDIT AGREEMENT (this “Amendment”), dated as of September 11, 2025, is among TEAM, INC., a Delaware corporation (the “Borrower Agent”), the Guarantors party hereto, each of the Lenders party hereto and ECLIPSE BUSINESS CAPITAL LLC, acting not individually but as agent on behalf of, and for the benefit of, the Lenders and all other Secured Parties (in such capacity, together with its successors and assigns, if any, in such capacity, the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the other Loan Parties party thereto from time to time, the Lenders party thereto from time to time, the Agent, and the other Persons party thereto from time to time, have entered into that certain Credit Agreement, dated as of February 11, 2022 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of May 6, 2022, as further amended by that certain Amendment No. 2 to Credit Agreement, dated as of November 1, 2022, as further amended by that certain Amendment No. 3 to Credit Agreement, dated as of June 16, 2023, as further amended by that certain Amendment No. 4, Limited Waiver and Consent to Credit Agreement, dated as of March 6, 2024, as further amended by that certain Amendment No. 5 to Credit Agreement, dated as of September 30, 2024, as further amended by that certain Amendment No. 6 to Credit Agreement, dated as of March 12, 2025, and as further amended, supplemented, or otherwise modified prior to the effectiveness of this Amendment, the “Existing Credit Agreement”);

WHEREAS, the Borrower Agent has requested that the Agent and the Lenders agree to amend the Existing Credit Agreement to, among other things, extend the Scheduled Maturity date from September 30, 2027 to October 2, 2028 and to permit the other Amendment No. 7 Transactions described in the Credit Agreement; and

WHEREAS, the Agent and the undersigned Lenders, constituting all of the Lenders, have agreed, subject to the terms and conditions set forth herein, to amend the Existing Credit Agreement as specifically set forth in this Amendment (the Existing Credit Agreement, as amended by this Amendment, is referred to herein as the “Credit Agreement”).

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendments.

Subject to the satisfaction or waiver of the conditions precedent specified in Section 3 below, effective as of the Amendment No. 7 Effective Date, the parties hereto agree as follows:

(a)

Amendment to Existing Credit Agreement. The Existing Credit Agreement (excluding the schedules, annexes and exhibits thereto, which shall remain in full force and effect, except as specifically amended and restated as expressly set forth in this Section 1) is hereby amended, as set forth in Annex A attached to this Amendment, to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), and to move from its location the stricken text in green (indicated textually in the same manner as the following example: ~~moved from text~~) and to move into its new location the double-underlined text in green (indicated textually in the same manner as the following example: moved to text).

(b)

Amendment to Form of Compliance Certificate. Exhibit H (Compliance Certificate) to the Existing Credit Agreement is hereby deleted in its entirety and replaced in the form of the corresponding exhibit set forth in Annex B attached to this Amendment.

(c)

Amendment to Annex A (Lenders and Commitments) to the Existing Credit Agreement. Annex A (Lenders and Commitments) to the Existing Credit Agreement is hereby deleted in its entirety and replaced with the corresponding annex set forth in Annex C attached to this Amendment.

2.	Limited Waiver.

Subject to the satisfaction or waiver of the conditions precedent specified in Section 3 below, effective as of the Amendment No. 7 Effective Date, the Agent and the Lenders signatory hereto constituting Required Lenders hereby waive any Change of Control that may occur as a result of the 2025 Preferred Equity Investment or the exercise of the Warrants, solely with respect to the 2025 Preferred Documents as agreed and permitted by this Amendment and the Credit Agreement. The waiver set forth in this Section 2 shall be limited precisely as written and, except to the extent arising from or in connection with a Change of Control that may occur or occurs as a result of the 2025 Preferred Equity Investment or the exercise of the Warrants, (x) shall not relate to any Defaults or Events of Default now existing or occurring after the date hereof and (y) shall not in any manner restrict the Agent or any Lender from exercising any rights or remedies they may have in respect of any Default or Event of Default (including, for the avoidance of doubt, any Default or Event of Default existing as of the date hereof) at any time in respect of the Credit Agreement or any other Loan Document. Nothing herein shall be deemed to constitute a consent to any other departure from or a waiver of any other term, provision or condition of the Credit Agreement or any other Loan Document or prejudice any right or remedy that the Agent or any Lender may have or may in the future have.

3.	Effectiveness; Conditions Precedent.

Subject to Annex D attached to this Amendment, this Amendment shall become effective upon the satisfaction or waiver in writing (including pursuant to Annex D hereto) of each of the following conditions precedent (the date of satisfaction or waiver, the “Amendment No. 7 Effective Date”):

(a)

Amendment Deliverables. The Agent shall have received the following, which, to the extent applicable, shall be dated as of the date hereof or as of an earlier date acceptable to the Agent and, to the extent executed by or behalf of a Loan Party, duly executed by a Responsible Officer of such Loan Party:

(i)	counterparts to this Amendment, duly executed by the Borrowers, the Guarantors and each Lender;

(ii)

a copy of a fee letter, dated as of the date hereof, among the Borrower Agent and the Agent, relating to the transactions contemplated by this Amendment (the “Amendment No. 7 Fee Letter”), duly executed by the parties thereto;

(iii)

an amendment to the ABL Intercreditor Agreement to reflect an increase in the ABL Cap (as defined in the ABL Intercreditor Agreement), duly executed by the Agent, the First Lien Term Loan Agent, the Second Lien Term Loan Agent, the Borrowers and the Guarantors;

(iv)

all documents and instruments as shall be requested by the Agent and that are necessary to create and perfect (or to continue to create and perfect, as applicable) the Agent’s security interests in the Collateral, with the priority required by the Credit Agreement and the other Loan Documents, and, if applicable, such documents and instruments shall be in proper form for filing (or arrangements reasonably satisfactory to the Agent shall have been made for the execution, delivery and/or filing of such documents and instruments substantially concurrently with the effectiveness of this Amendment), and all applicable filing or recording fees or taxes shall be paid concurrently with any required filing;

(v)	results of customary lien and judgment searches with respect to each Loan Party;

(vi)

a closing certificate, duly executed by a Responsible Officer of the Borrower Agent, which shall certify (A) that each of the representations and warranties made by the Borrower Agent (on behalf of itself and the other Loan Parties) in Sections 4(d) and (e) hereof are true and correct, (B) since the Amendment No. 6 Effective Date, there have been no changes to the information set forth on Schedules 1 to that certain Perfection Certificate dated, as of the Amendment No. 6 Effective Date, other than as specified in such closing certificate, and (C) the Borrower Agent has delivered to the Agent true, correct and complete copies of the documents referred to in Section 3(b) and in Section 3(c)(ii);

(vii)	a financial condition certificate, duly executed by a financial officer of the Borrower Agent, substantially in the form of Exhibit F to the Credit Agreement;

(viii)

opinions of counsel for each Loan Party, other than the Dutch Loan Parties and the UK Loan Parties, addressed to the Agent covering such customary matters incident to this Amendment and the transactions contemplated hereby as the Agent may reasonably require, which such counsel is hereby requested by the Borrower Agent on behalf of all the Loan Parties to provide;

(ix)

copies of the Governing Documents of each Loan Party and a copy of the resolutions of the Governing Body (including, for the avoidance of doubt, the shareholders of the UK Loan Parties) (or similar evidence of authorization) of each Loan Party authorizing the execution and delivery of this Amendment and each other Loan Document to which such Loan Party is or is to be a party and the performance by such Loan Party of its obligations under this Amendment and each other Loan Document to which such Loan Party is or is to be a party, and the transactions contemplated hereby and thereby, attached to a certificate of the Secretary or an Assistant Secretary or other officer, as applicable, of such Loan Party, certifying (A) that such copies of the Governing Documents and resolutions of the Governing Body (or similar evidence of authorization) relating to such Loan Party are true, complete and accurate copies thereof, have not been amended or modified as at the date of such certificate and are in full force and effect, (B) the incumbency, names and true signatures of the officers (or, as applicable, directors) of such Loan Party authorized to sign the Loan Documents to which it is a party, (C) that attached thereto is a list of all Persons authorized to execute and deliver Notices of Borrowing on behalf of the Borrowers, if applicable, (D) in respect of the UK Loan Parties, the Solvency of that UK Loan Party, (E) in respect of the UK Loan Parties, that guaranteeing or securing (as appropriate) the Commitments would not cause any guarantee, security or other similar limit binding on the relevant UK Loan Party to be exceeded, and (F) in respect of the UK Loan Parties, that each copy document relating to it specified in this Section 3(a)(ix) is correct, complete and in full force and effect and has not been amended or superseded as at the date of such certificate (provided that any requirement set forth above to attach or deliver or to make a certification as to any Governing Document may, alternatively, be satisfied with a certification that there has been no change to such Governing Document since such Governing Document was delivered to the Agent on the Amendment No. 6 Effective Date);

(x)

with respect to U.S. Loan Parties, a certified copy of a certificate of the Secretary of State of the state of incorporation, organization or formation (or the equivalent Governmental Authority in the jurisdiction of incorporation, organization or formation) of each Loan Party, dated within twenty (20) days of the Amendment No. 7 Effective Date, certifying (to the extent such concept exists in such jurisdictions) that such Loan Party is in good standing or is in subsistence in that jurisdiction (as applicable); and

(xi)

with respect to any Loan Party formed under the laws of Canada or any province or territory thereof, a certificate of status (or equivalent) issued by the governmental authority in the jurisdiction in which such Loan Party is formed, dated within twenty (20) days of the Amendment No. 7 Effective Date.

(b)

Other Credit Facility Amendments. The Agent shall have received (i) an amendment to the First Lien Term Loan Agreement, duly executed by the parties thereto, in form and substance reasonably satisfactory to the Agent, (ii) an amendment to the Second Lien Term Loan Agreement, duly executed by the parties thereto, in form and substance reasonably satisfactory to the Agent and (iii) to the extent reasonably requested by the Agent, copies of any other material documents that are to be executed in connection with the immediately preceding clauses (i) and (ii) on the Amendment No. 7 Effective Date.

(c)

2025 Preferred Equity Investment. (i) The funding of the Initial 2025 Preferred Equity Investment shall have been, or substantially concurrently with the effectiveness of this Amendment on the Amendment No. 7 Effective Date shall be, consummated in accordance with the terms of the 2025 Preferred Securities Purchase Agreement and (ii) the Agent shall have received a fully executed or conformed copy of the 2025 Preferred Securities Purchase Agreement, 2025 Preferred Certificate of Designation, the Initial Warrants, and any related material documents executed in connection therewith that are reasonably requested by the Agent.

(d)

Revolving Facility Paydown. Substantially concurrently with the effectiveness of this Amendment on the Amendment No. 7 Effective Date, the Borrower Agent shall (or shall cause) no less than $25,000,000 of the net issuance proceeds of the Initial 2025 Preferred Equity Investment and the Initial Warrants to be applied to the repayment of outstanding Revolving Credit Loans (without any corresponding reduction in Revolving Credit Commitments).

(e)	Payment of Fees and Expenses.

(i)

The Agent shall have received evidence of payment of all Lender Group Expenses required to be paid pursuant to Section 12.4(b) of the Credit Agreement to the extent invoiced at least one (1) Business Day prior to the Amendment No. 7 Effective Date (it being understood that all other Lender Group Expenses shall be paid after the Amendment No. 7 Effective Date in accordance with the terms of the Credit Agreement).

(ii)

The Borrower Agent shall have paid any fees that are due and payable to the Agent or the Lenders pursuant to the Amendment No. 7 Fee Letter that are required to be paid on the Amendment No. 7 Effective Date.

Without limiting the generality of the provisions of Section 11.3(b) (No Obligation of Agent) of the Credit Agreement, for purposes of determining compliance with the conditions precedent set forth in this Section 3, each Lender, to the extent such Person has signed this Amendment, shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Person, unless the Agent shall have received notice from such Person prior to the date hereof specifying its objection thereto.

4. Representations and Warranties.

In order to induce the Lenders to enter into this Amendment, the Borrower Agent represents and warrants to the Lenders, for itself and for each other Loan Party, as follows:

(a)

the execution, delivery and performance by the Borrower Agent of this Amendment and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action, do not contravene the Borrower Agent’s Governing Documents and do not and will not contravene any Material Contract;

(b)	this Amendment has been duly executed and delivered on behalf of the Borrower Agent;

(c)

this Amendment constitutes a legal, valid and binding obligation of the Borrower Agent, enforceable against the Borrower Agent and the other Loan Parties in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, Debtor Relief Laws or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(d)

no Default or Event of Default exists or shall have occurred and be continuing on and as of the date hereof or, after giving effect to this Amendment, would result from this Amendment and the consummation of the transactions contemplated hereby on or about the date hereof; and

(e)

the representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) as of the Amendment No. 7 Effective Date as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) as of such earlier date).

5.	Entire Agreement; Successors and Assigns; Interpretation.

This Amendment, the Credit Agreement and the other Loan Documents (collectively, the “Relevant Documents”) constitute the entire agreement among the parties, supersede any prior written and verbal agreements among them with respect to the subject matter hereof and thereof, and shall bind and benefit the parties and their respective successors and permitted assigns. This Agreement shall be deemed to have been jointly drafted, and no provision of it shall be interpreted or construed for or against a party because such party purportedly prepared or requested such provision, any other provision or this Amendment as a whole. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to any other party in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or cancelled orally or otherwise, except in writing and in accordance with Section 12.5 (Amendments, Waivers and Consents) of the Credit Agreement.

6.	Full Force and Effect of Credit Agreement.

This Amendment is a Loan Document (and the Borrower Agent agrees that the “Obligations” secured by the Collateral shall include any and all obligations of the Borrower Agent under this Amendment). Except as expressly modified hereby, all terms and provisions of the Credit Agreement and all other Loan Documents remain in full force and effect and nothing contained in this Amendment shall in any way impair the validity or enforceability of the Credit Agreement or the Loan Documents, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein. This Amendment shall not constitute a modification of the Credit Agreement or any of the other Loan Documents or a course of dealing with Agent or the Lenders at variance with the Credit Agreement or the other Loan Documents such as to require further notice by Agent or any Lender to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except in each case as expressly set forth herein. The Borrower Agent acknowledges and expressly agrees that Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents (subject to any qualifications set forth therein), as amended herein.

7.	Counterparts; Effectiveness.

This Amendment may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Amendment shall become effective when the Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto and the other conditions precedent to this Amendment set forth in Section 3 shall have been satisfied (or waived). This Amendment may be executed and delivered by facsimile or other electronic transmission (including by electronic imaging) all with the same force and effect as if the same was a fully executed and delivered original manual counterpart.

The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to this Amendment or any document to be signed in connection with this Amendment and the transactions contemplated hereby (including without limitation assignment and assumptions, amendments or other borrowing requests, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each of the parties represents and warrants to the other parties that it has the corporate capacity and authority to execute this Amendment through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

8.	Governing Law; Jurisdiction; Waiver of Jury Trial.

THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT, WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND DECISIONS OF THE STATE OF NEW YORK. SECTIONS 12.15 (SUBMISSION TO JURISDICTION) AND 12.17 (JURY TRIAL) OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED HEREIN BY THIS REFERENCE.

9.	Severability.

In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.	References.

Capitalized terms used in this Amendment not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement. All references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement and each reference to the “Credit Agreement”, (or the defined term “Agreement”, “thereunder”, “thereof” of words of like import referring to the Credit Agreement) in the other Loan Documents shall mean and be a reference to the Credit Agreement as amended hereby and giving effect to the amendments contained in this Amendment.

11.	Reaffirmation.

Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed. In furtherance of the foregoing, each of the Loan Parties party hereto hereby irrevocably and unconditionally ratifies its grant of security interest and pledge under the Guaranty and Security Agreement and each Loan Document and confirms that the liens, security interests and pledges granted thereunder continue to secure the Obligations, including, without limitation, any additional Obligations resulting from or incurred pursuant to this Amendment.

Each of the Loan Parties hereto, as debtor, grantor, mortgagor, pledger, guarantor, assignor, or in any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party, guarantor, or indemnitor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interest and liens and confirms and agrees that such guarantee includes, and such security interests and liens hereafter secure, all of the Obligations as amended hereby.

For the avoidance of doubt, (i) the ratification and reaffirmation by the Loan Parties in this Section 11 shall not constitute a new grant of security interests and (ii) the consent of the Loan Parties (other than the Borrower Agent) is not required for this Amendment.

12.	Release.

By its execution hereof and in consideration of the terms herein and other accommodations granted to the Loan Parties hereunder, each Loan Party, on behalf of itself and each of its Subsidiaries, and its or their successors, assigns and agents, hereby expressly forever waives, releases and discharges any and all claims (including cross-claims, counterclaims, and rights of setoff and recoupment), causes of action (whether direct or derivative in nature), demands, suits, costs, expenses and damages (collectively, the “Claims”) any of them may, as a result of actions or inactions occurring on or prior to the Amendment No. 7 Effective Date, have or allege to have as of the date of this Amendment or at any time thereafter (and all defenses that may arise out of any of the foregoing) of any nature, description, or kind whatsoever, based in whole or in part on facts, whether actual, contingent or otherwise, now known, unknown, or subsequently discovered, whether arising in law, at equity or otherwise, against the Agent or any Lender, their respective affiliates, agents, principals, managers, managing members, members, stockholders, “controlling persons” (within the meaning of the United States federal securities laws), directors, officers, employees, attorneys, consultants, advisors, agents, trusts, trustors, beneficiaries, heirs, executors and administrators of each of the foregoing (collectively, the “Released Parties”) arising out of, or relating to, this Amendment, the Credit Agreement, the other Loan Documents and any or all of the actions and transactions contemplated hereby or thereby, including any actual or alleged performance or non-performance of any of the Released Parties hereunder or under the Loan Documents (the “Released Matters”). In entering into this Amendment, each Loan Party expressly disclaims any reliance on any representations, acts, or omissions by any of the Released Parties and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above does not depend in any way on any such representation, acts and/or omissions or the accuracy, completeness, or validity thereof. The provisions of this Section 12 shall survive the termination of this Amendment and the Loan Documents and the payment in full in cash of all Obligations of the Loan Parties under or in respect of the Credit Agreement and other Loan Documents and all other amounts owing thereunder.

13.	Notice of Partial Prepayment.

The Agent and Lenders hereby acknowledge and agree that the delivery to the Agent of the counterparts to this Amendment duly executed by the Borrowers and the Guarantors shall be deemed to satisfy all notice requirements under Section 2.5 of the Existing Credit Agreement with respect to the repayment of outstanding Revolving Credit Loans required by Section 3(d) above.

14.	Amendment Consents.

The Agent and each of the undersigned Lenders (constituting all Lenders) hereby acknowledge and consent to the Borrower’s and Guarantors’ execution and delivery of, and the terms under, the following:

(a)

that certain Amendment No. 1 to Credit Agreement, dated as the date hereof, by and among Team, Inc. a Delaware corporation, the Guarantors (as defined therein) party thereto, the Lenders (as defined therein) party thereto and HPS Investment Partners, LLC, acting not individually but as administrative agent and collateral agent on behalf of, and for the benefit of, the Lenders and all other Secured Parties (as defined therein); and

(b)

that certain Amendment No. 1 to Second Amended and Restated Second Lien Term Loan Credit Agreement, dated as the date hereof, by and among Team, Inc. a Delaware corporation, the Guarantors (as defined therein) party thereto, the Lenders (as defined therein) party thereto and Cantor Fitzgerald Securities, acting not individually but as administrative agent and collateral agent on behalf of, and for the benefit of, the Lenders and all other Secured Parties (as defined therein).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

TEAM, INC., as Borrower Agent and a Borrower

By:	/s/ Nelson M. Haight
Name:	Nelson M. Haight
Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Amendment No. 7]

Signed solely with respect to Sections 11 and 12:

AGGRESSIVE EQUIPMENT COMPANY, LLC
DK VALVE & SUPPLY, LLC
FURMANITE AMERICA, LLC
FURMANITE LOUISIANA, LLC
FURMANITE WORLDWIDE, LLC
FURMANITE, LLC
GLOBAL ASCENT, LLC
QUALSPEC LLC
ROCKET ACQUISITION, LLC
TANK CONSULTANTS MECHANICAL SERVICES, LLC
TANK CONSULTANTS, LLC
TCI SERVICES HOLDINGS, LLC
TCI SERVICES, LLC
TEAM INDUSTRIAL SERVICES INTERNATIONAL, INC.
TEAM INDUSTRIAL SERVICES, INC.
TEAM QUALSPEC, LLC
TEAM TECHNICAL SCHOOL, LLC as Guarantors

By:	/s/ Nelson M. Haight
Name:	Nelson M. Haight
Title:	Executive Vice President, Chief Financial Officer and Treasurer

KANEB FINANCIAL, LLC as a Guarantor

By:	/s/ Nelson M. Haight
Name:	Nelson M. Haight
Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Amendment No. 7]

Signed solely with respect to Sections 11 and 12:

TISI CANADA INC.
as a Guarantor

By:	/s/ Nelson M. Haight
Name:	Nelson M. Haight
Title:	Executive Vice President, Chief Financial Officer and Treasurer

FURMANITE B.V.
FURMANITE HOLDING B.V.
TEAMINC EUROPE B.V.
TEAM INDUSTRIAL SERVICES EUROPE B.V.
TEAM VALVE REPAIR SERVICES B.V.
THRESHOLD INSPECTION & APPLICATION
TRAINING EUROPE B.V.
TEAM INDUSTRIAL SERVICES NETHERLANDS B.V.
QUALITY INSPECTION SERVICES B.V. as Guarantors

By:	/s/ Nelson M. Haight
Name:	Nelson M. Haight
Title:	General Director

[Signature Page to Amendment No. 7]

EXECUTED by FURMANITE
INTERNATIONAL FINANCE	Signed: /s/ Nelson M. Haight
LIMITED, a private limited company	Name: Nelson M. Haight
incorporated under the laws of	Title: Director
England and Wales, by one director

EXECUTED by TEAM
INDUSTRIAL SERVICES	Signed: /s/ Nelson M. Haight
INSPECTION LIMITED, a private	Name: Nelson M. Haight
limited company incorporated under	Title: Director
the laws of England and Wales, byone director

EXECUTED by TEAM	Signed: /s/ Nelson M. Haight
INDUSTRIAL SERVICES (UK)	Name: Nelson M. Haight
HOLDING LIMITED, a private	Title: Director
limited company incorporated underthe laws of England and Wales, byone director

EXECUTED by TEAM VALVE
AND ROTATING SERVICES	Signed: /s/ Nelson M. Haight
LIMITED, a private limited	Name: Nelson M. Haight
company incorporated under the laws	Title: Director
of England and Wales, by one director

EXECUTED by TIS UK LIMITED	Signed: /s/ Nelson M. Haight
LIMITED, a private limited company	Name: Nelson M. Haight
incorporated under the laws of	Title: Director
England and Wales, by one director

[Signature Page to Amendment No. 7]

ECLIPSE BUSINESS CAPITAL LLC,
as Agent

By: /s/ John D. Whetstone
Name: John D. Whetstone
Title: Executive Vice President

ECLIPSE BUSINESS CAPITAL SPV, LLC, as a Revolving Credit Lender

By: /s/ John D. Whetstone
Name: John D. Whetstone
Title: Executive Vice President

[Signature Page to Amendment No. 7]

Annex A

Credit Agreement

[see attached]

Annex A to Amendment No. ~~6~~7

CREDIT AGREEMENT

among

TEAM, INC.,

as a Borrower and the Borrower Agent,

the other Borrowers from time to time party hereto,

the Lenders from time to time party hereto,

ECLIPSE BUSINESS CAPITAL LLC,

as Agent

Dated as of February 11, 2022,

as amended on May 6, 2022,

as further amended on November 1, 2022,

as further amended on June 16, 2023,

as further amended on March 6, 2024,

as further amended on September 30, 2024,

as further amended on March 12, 2025,

as further amended on ~~March 12~~September 11, 2025

TABLE OF CONTENTS

Page

Article I DEFINITIONS		1

1.1	Definitions	1
1.2	Accounting Terms and Determinations	~~72~~80
1.3	Divisions	~~73~~81
1.4	Other Terms; Headings	~~73~~81
1.5	Dutch Terms	~~74~~82
1.6	Exchange Rates and Currency Equivalents	~~75~~84
1.7	Rates	~~76~~84
1.8	Quebec Matters	~~76~~85

Article II THE CREDIT FACILITIES		~~77~~85

2.1	The Revolving Credit Facility	~~77~~85
2.2	[Reserved]	~~79~~88
2.3	Procedure for Borrowing; Notices of Borrowing	~~79~~88
2.4	Application of Proceeds	~~83~~92
2.5	Mandatory Prepayments and Optional Prepayments	~~83~~93
2.6	Maintenance of Loan Account; Statements of Account	~~85~~94
2.7	Cash Management; Control Agreements; Lockboxes	~~85~~95
2.8	Term	~~88~~97
2.9	Payment Procedures	~~88~~97
2.10	Designation of a Different Lending Office	~~89~~98
2.11	Replacement of Lenders	~~89~~98
2.12	Defaulting Lenders	~~90~~99
2.13	Letters of Credit	~~91~~100
2.14	Sharing of Payments, Etc.	~~93~~103
2.15	Protective Advances and Optional Overadvances	~~94~~103

Article III [RESERVED]		~~95~~105

Article IV INTEREST, FEES AND EXPENSES		~~95~~105

4.1	Interest	~~95~~105
4.2	Interest After Event of Default	~~96~~106
4.3	[Reserved]	~~96~~106
4.4	Unused Revolving Credit Commitment Fee	~~97~~106
4.5	Fronting Fees and Letter of Credit Fees	~~97~~106
4.6	Termination and Prepayment Premiums	~~97~~107
~~(a)~~	~~Revolving Credit Termination Premium.~~	~~97~~

-i-

4.7	Inaccuracies of Financial Information, Etc	~~98~~108
4.8	Fee Letter	~~99~~108
4.9	Computations	~~99~~108
4.10	Certain Provisions Regarding SOFR Rate	~~99~~109
4.11	Taxes	10~~1~~111

Article V CONDITIONS OF LENDING		~~105~~115

5.1	Conditions to Initial Loans or Letter of Credit	~~105~~115
5.2	Conditions Precedent to Each Loan and Each Letter of Credit	11~~0~~119

Article VI REPRESENTATIONS AND WARRANTIES		11~~0~~120

6.1	Representations and Warranties of Borrowers	11~~0~~120

Article VII AFFIRMATIVE COVENANTS		~~123~~133

7.1	Existence	~~123~~133
7.2	Maintenance of Property	~~123~~133
7.3	[Reserved]	~~123~~133
7.4	Taxes	~~124~~133
7.5	Requirements of Law	~~124~~134
7.6	Insurance	~~124~~134
7.7	Books and Records; Inspections	~~125~~134
7.8	Notification Requirements	~~126~~135
7.9	Casualty Loss	~~129~~139
7.10	Qualify to Transact Business	~~129~~139
7.11	Financial Reporting	~~129~~139
7.12	Payment of Liabilities	~~133~~143
7.13	ERISA	~~133~~143
7.14	Environmental Matters	~~134~~144
7.15	Intellectual Property	~~134~~144
7.16	Solvency	~~134~~144
7.17	[Reserved]	~~134~~144
7.18	Access to Employees, Etc	~~134~~144
7.19	Sanctions; Anti-Money Laundering Laws and Anti-Corruption Laws	~~134~~144
7.20	~~Formation of~~Additional Subsidiaries; Further Assurances	~~134~~145
7.21	Post-Closing Covenants	~~136~~146
7.22	[Reserved]	~~136~~146
7.23	Residency for Dutch Tax Purposes	~~136~~146
7.24	Fiscal Unity for Dutch Tax Purposes	~~136~~146
7.25	Allocation of Tax Losses upon Termination of Fiscal Unity for Dutch Tax Purposes	~~136~~146

Article VIII NEGATIVE COVENANTS		~~137~~147

8.1	Indebtedness	~~137~~147

-ii-

8.2	Permitted Activities of the Borrower~~s~~ Agent	14~~0~~151
8.3	Entity Changes, Etc.	14~~0~~152
8.4	Change in Nature of Business	14~~1~~152
8.5	Sales, Etc.	14~~1~~152
8.6	Use of Proceeds	~~144~~155
8.7	~~[Reserved]~~ 2025 Preferred Equity Investment	~~144~~156
8.8	Liens	~~144~~156
8.9	Dividends, Redemptions, Distributions, Etc.	~~144~~156
8.10	Investments	~~146~~158
8.11	[Reserved]	~~146~~159
8.12	Fiscal Year	~~147~~159
8.13	Accounting Changes	~~147~~159
8.14	[Reserved]	~~147~~159
8.15	ERISA Compliance	~~147~~159
8.16	[Reserved]	~~147~~160
8.17	UK Pensions	~~147~~160
8.18	Prepayments and Amendments	~~148~~161
8.19	Lease Obligations	15~~0~~163
8.20	[Reserved]	15~~0~~163
8.21	[Reserved]	15~~0~~163
8.22	Canadian Pension Plans	15~~0~~163
8.23	Negative Pledge	15~~0~~163
8.24	Affiliate Transactions	~~151~~164
8.25	Assets Located in Quebec	~~151~~164

Article IX FINANCIAL COVENANT(S)		~~151~~164

9.1	Unfinanced Capital Expenditures	~~151~~164
9.2	Minimum Excess Availability Amount	~~152~~165

Article X EVENTS OF DEFAULT		~~152~~165

10.1	Events of Default	~~152~~165
10.2	Remedies Upon Event of Default; Cash Collateralization	~~154~~168
10.3	Other Remedies	~~155~~169
10.4	License for Use of Intellectual Property, Real Property and Other Property	~~156~~170
10.5	Post-Default Allocation of Proceeds	~~156~~170
10.6	No Marshaling; Deficiencies; Remedies Cumulative	~~158~~172
10.7	Waivers	~~158~~172
10.8	Further Rights of Agent and the Lenders	~~158~~172
10.9	Interest and Letter of Credit Fees After Event of Default	~~159~~173
10.10	Receiver	~~159~~173
10.11	Rights and Remedies not Exclusive	~~159~~173

Article XI THE AGENT		~~159~~173

11.1	Appointment of Agent	~~159~~173

-iii-

11.2	Nature of Duties of Agent	~~160~~174
11.3	Lack of Reliance on Agent	~~160~~174
11.4	Certain Rights of Agent	~~161~~175
11.5	Reliance by Agent	~~161~~175
11.6	Indemnification of Agent	~~161~~175
11.7	Agent in Its Individual Capacity	~~161~~175
11.8	Holders of Notes	~~161~~175
11.9	Successor Agent	~~162~~176
11.10	Collateral Matters	~~162~~176
11.11	Actions with Respect to Defaults	~~163~~177
11.12	Delivery of Information	~~163~~177
11.13	English Law Governed Transaction Security	~~163~~178
11.14	Erroneous Payments	~~167~~181

Article XII GENERAL PROVISIONS		~~167~~181

12.1	Notices	~~167~~181
12.2	Delays; Partial Exercise of Remedies	~~169~~183
12.3	Right of Setoff	~~169~~184
12.4	Indemnification; Reimbursement of Expenses of Collection	17~~0~~184
12.5	Amendments, Waivers and Consents	~~172~~186
12.6	Nonliability of Agent and Lenders	~~175~~189
12.7	Assignments and Participations	~~175~~189
12.8	Counterparts; Facsimile Signatures	~~178~~193
12.9	Severability	~~179~~193
12.10	Maximum Rate	~~179~~193
12.11	Borrower Agent; Borrowers, Jointly and Severally	~~179~~194
12.12	Entire Agreement; Successors and Assigns; Interpretation	~~181~~195
12.13	LIMITATION OF LIABILITY	~~181~~196
12.14	GOVERNING LAW	~~182~~196
12.15	SUBMISSION TO JURISDICTION	~~182~~197
12.16	Independence of Covenants	~~182~~197
12.17	JURY TRIAL	~~183~~197
12.18	Attorney	~~183~~197
12.19	Agent Titles	~~183~~197
12.20	Publicity	~~183~~198
12.21	No Third Party Beneficiaries	~~183~~198
12.22	Confidentiality	~~183~~198
12.23	Patriot Act Notice	~~184~~199
12.24	Advice of Counsel	~~185~~199
12.25	Captions	~~185~~199
12.26	Survival or Representations, Warranties and Agreements	~~185~~199
12.28	Right to Cure	~~185~~200
12.29	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~185~~200
12.30	Time	~~186~~200

-iv-

12.31	Keepwell	~~186~~201
12.32	Sovereign Immunity	~~186~~201
12.33	Acknowledgement Regarding Any Supported QFCs	~~187~~201
12.34	No Waiver; Remedies Cumulative	~~187~~202
12.35	Marshalling; Payments Set Aside	~~188~~202
12.36	Obligations Several; Independent Nature of Lenders’ Rights	~~188~~202
12.37	Electronic Execution of Assignments	~~188~~203
12.38	No Fiduciary Duty	~~188~~203
12.39	Currency Indemnity	~~189~~203
12.40	Intercreditor Agreements	~~189~~204

-v-

Schedules

Schedule 1.1(a)	Eligible Inventory
Schedule 1.1(b)	[Reserved]
Schedule 1.1(c)	Specified Phase I Real Estate
Schedule 1.1(d)	Specified Phase II Real Estate
Schedule 1.1(e)	Excluded Real Property
Schedule 3.4(a)	Commercial Tort Claims
Schedule 6.1(a)	Loan Parties
Schedule 6.1(b)	Locations
Schedule 6.1(f)	Consents and Authorizations
Schedule 6.1(g)	Ownership; Subsidiaries
Schedule 6.1(p)	Judgments; Litigation
Schedule 6.1(w)	Intellectual Property
Schedule 6.1(x)	Labor Contracts
Schedule 7.21	Post-Closing Covenants
Schedule 8.1(b)	Existing Indebtedness
Schedule 8.1(s)	Existing Letters of Credit
Schedule 8.2	Permitted Activities of the Borrowers
Schedule 8.8	Existing Liens
Schedule 8.10	Existing Investments
Schedule 8.23	Affiliate Transactions of Loan Parties

Annexes

Annex A	Lenders and Commitments
Annex B	Reporting

Exhibits (form of)

Exhibit A-1	Revolving Credit Note
Exhibit A-2	Swingline Note
Exhibit B	Notice of Borrowing
Exhibit C	Qualified Change of Control Transaction Certificate
Exhibit D	[Reserved]
Exhibit E	Perfection Certificate
Exhibit F	Financial Condition Certificate
Exhibit G	Closing Certificate
Exhibit H	Compliance Certificate
Exhibit I	Borrowing Base Certificate
Exhibit J-1	Assignment and Acceptance
Exhibit J-2	Joinder
Exhibits K-1 to K-4	U.S. Tax Compliance Certificates
Exhibit L	ABLSoft Client User Form
Exhibit M	Authorized Accounts Form
Exhibit N	Monthly Operating Report

-i-

CREDIT AGREEMENT

This CREDIT AGREEMENT, is entered into as of February 11, 2022, among (i) TEAM, INC., a Delaware corporation, each other Person identified on Schedule 6.1(a) as a “Borrower” and each additional Person that is joined as a party hereto as a borrower by executing the form of Joinder attached hereto as Exhibit J-2 (each, a “Borrower” and collectively and jointly and severally, the “Borrowers”), (ii) each Person identified as a “Lender” on Annex A attached hereto (together with each of its respective successors and assigns, if any, each a “Lender” and, collectively, the “Lenders”), and (iii) ECLIPSE BUSINESS CAPITAL LLC, acting not individually but as agent on behalf of, and for the benefit of, the Lenders and all other Secured Parties (in such capacity, together with its successors and assigns, if any, in such capacity, the “Agent”).

W I T N E S S E T H:

WHEREAS, upon the terms and subject to the conditions set forth herein, the Revolving Credit Lenders (as hereinafter defined) are willing to make available to the Borrowers a revolving credit facility in an initial aggregate principal amount of $1~~3~~50,000,000;

NOW, THEREFORE, in respect of the foregoing premises and other valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Borrowers, the Lenders, and the Agent, each intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. Any terms (whether capitalized or lower case) used in this Agreement that are defined in the UCC or the PPSA (including Account, Account Debtor, Chattel Paper, Commercial Tort Claims, Deposit Account, Drafts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Intangibles, Investment Property, Instruments, Letters of Credit, Letter of Credit Rights, Promissory Notes, Proceeds, Securities Account and Supporting Obligations) shall be construed and defined as set forth in the UCC or the PPSA, as applicable, unless otherwise defined herein. In addition, as used herein, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

“1970 Group SIRFA” means, collectively, (i) that certain Substitute Insurance Collateral Facility Agreement dated as of August 25, 2025, between Olympus LC Applicant, LLC and the Borrower, as permitted hereunder to be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with this Agreement and the 1970 Group Subordination Agreement, (ii) that certain Substitute Insurance Collateral Facility Program Agreement, dated as of August 25, 2025, between 1970 Group Originator, Inc. and the Borrower, as permitted hereunder to be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with this Agreement and the 1970 Group Subordination Agreement and (iii) that certain Amended and Restated Substitute Insurance Reimbursement Facility Agreement~~,~~ dated as of September 16, 2024~~,~~ between ~~(i)~~ 1970 Group Inc. and ~~(ii)~~ the Borrower ~~Agent~~, as permitted hereunder to be amended, amended and restated~~, restated~~, supplemented or otherwise modified from time to time in accordance with this Agreement and the 1970 Group Subordination Agreement.

“1970 Group Subordination Agreement” means, collectively, (i) the Original 1970 Group Subordination Agreement and (ii) the 1970 Group Originator Subordination Agreement.

“1970 Group Originator Subordination Agreement” means that certain ~~Amended and Restated~~ Subordination Agreement~~,~~ dated as of the Amendment No.  ~~6~~7 Effective Date~~, among~~ between (~~i~~a) Olympus LC Applicant, LLC (as the immediate successor in interest to 1970 Group Originator, Inc.), (~~ii~~b) ~~the Agent, (iii)~~ the First Lien Term Loan Agent ~~and~~, (~~iv~~c) the Second Lien Term Loan Agent, (d) the Agent, and (e) as acknowledged by 1970 Group Originator, Inc.

“2025 Preferred Certificate of Designation” means that certain Certificate of Designation of Shares of Series B Preferred Stock of the Borrower Agent, filed with the Secretary of State of the State of Delaware on or about the Amendment No. 7 Effective Date, relating to the preferred equity interests issued in connection with the 2025 Preferred Equity Investment (as amended, restated, amended and restated, supplemented or otherwise modified from time to time to the extent not prohibited by Section 8.18(e)(v)).

“2025 Preferred Documents” means, collectively, the 2025 Preferred Certificate of Designation and the Warrants.

“2025 Preferred Equity Investment” means, collectively, the issuances of preferred equity interests (including the Initial 2025 Preferred Equity Investment and any subsequent delayed draw issuances of preferred equity interests) (as contemplated by the 2025 Preferred Securities Purchase Agreement and the 2025 Preferred Documents) pursuant to the 2025 Preferred Securities Purchase Agreement and all other transactions related to the foregoing.

“2025 Preferred Equity Investor”means Stellex and/or any of its Affiliates.

“2025 Preferred Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of the Amendment No. 7 Effective Date, by and among the Borrower Agent, InspectionTech Holdings LP, a Delaware limited partnership, and the other parties from time to time party thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time to the extent not prohibited by Section 8.18(e)(v)).

“ABL Intercreditor Agreement” means that certain ABL Intercreditor Agreement, dated as of the Amendment No. 6 Effective Date, among (i) the Agent, (ii) the First Lien Term Loan Agent and (iii) the Second Lien Term Loan Agent, as amended~~,~~ by that certain Amendment No. 1 to ABL Intercreditor Agreement, dated as of the Amendment No. 7 Effective date and as further amended and restated, restated, supplemented or otherwise modified in accordance with the terms hereof and thereof.

“ABL Priority Collateral” has the meaning set forth in the ABL Intercreditor Agreement.

“ABLSoft” means the electronic and/or internet-based system approved by the Agent for the purpose of making notices, requests, deliveries, communications and for the other purposes contemplated in this Agreement or otherwise approved by the Agent, whether such system is owned, operated or hosted by the Agent, any of its Affiliates or any other Person.

“Acceptable Account Debtor Jurisdiction” means, with respect to Receivables of the U.S. Borrowing Base Companies and Canadian Borrowing Base Companies, the United States and Canada.

“Acceptable Appraisal” means, with respect to an appraisal of Inventory, the most recent current appraisal of such property received by the Agent (i) from an appraisal company satisfactory to the Agent in its Permitted Discretion, (ii) the scope and methodology (including, to the extent relevant, any sampling procedure employed by such appraisal company) of which are satisfactory to the Agent in its Permitted Discretion, and (iii) the results of which are satisfactory to the Agent, in each case, in the Agent’s Permitted Discretion.

“Acceptable Bank” means Bank of America, N.A., Bank of Montreal, Citibank, N.A., JPMorgan Chase Bank, N.A., and each of their Affiliates, and any other depository institution acceptable to the Agent in its Permitted Discretion.

“Acceptable Intercreditor Agreement” means an intercreditor agreement on customary terms, in form and substance reasonably acceptable to the Agent, entered into by and among the Loan Parties, the Agent, and certain lenders~~, and the Borrower~~ with respect to the applicable tranche of Indebtedness (or such lenders’ agent or debt representative).

“Acceptable Receivable Currency” means (i) Dollars with respect to Receivables of the U.S. Borrowing Base Companies and (ii) Canadian Dollars with respect to Canadian Borrowing Base Companies.

“Acceptance Date” has the meaning specified in Section 12.7(b).

“Acquisition” means, with respect to any Person (i) an investment in, or a purchase of, a Controlling interest in the Equity Interests of any other Person, (ii) a purchase or other acquisition of all or substantially all of the assets or properties of, another Person or of any business unit, division or line of business of another Person, or (iii) any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or of any business unit, division or line of business of another Person, or a Controlling interest in the Equity Interests, of any Person, in each case in any transaction or group of transactions which are part of a common plan.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (i) Term SOFR for such calculation plus (ii) the Term SOFR Adjustment; provided that, if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Adjustment Date” means the first day of each calendar month.

“Affected Financial Institution” means (i) any EEA Financial Institution or (ii) any UK Financial Institution.

“Affiliate” means, as to any Person, any other Person who directly or indirectly Controls, is under common Control with, is Controlled by or is a director, officer, manager or general partner of such Person; provided that (i) in any event, any Person who owns directly or indirectly fifteen percent (15.0%) or more of the economic interests or Voting Interests of a Person, shall be deemed to control such Person and (ii) for the avoidance of doubt, each of Corre ~~and~~, each Corre Affiliate and Stellex shall constitute an Affiliate~~s~~ of each Borrower under this Agreement for so long as it would satisfy this definition. Without limitation of the foregoing, the following Persons shall at all times constitute Affiliates of each Borrower: (A) each Borrower, (B) each Guarantor, and (C) all Subsidiaries.

“Agent” has the meaning specified in the preamble to this Agreement.

“Agent’s Payment Account” means an account identified in writing by the Agent to the Lenders and the Borrower Agent from time to time as the “Agent’s Payment Account”.

“Aggregate Revolving Credit Commitment” means $1~~3~~50,000,000, as such amount may be decreased by the amount of any permanent reductions in the Revolving Credit Commitments made in accordance with Section 2.1(e), which amount is the aggregate amount of the Revolving Credit Commitments of the Revolving Credit Lenders.

“Aggregate Revolving Credit Outstandings” means, at any time, the aggregate Outstanding Amount of all Revolving Credit Loans and the Letter of Credit Usage.

“Agreement” means this Credit Agreement, as amended, amended and restated, restated, supplemented or otherwise modified from time to time.

“Amendment No. 3” means that certain Amendment No. 3 to Credit Agreement, dated as of the Amendment No. 3 Effective Date, among the Borrowers, the Lenders and the Agent.

“Amendment No. 3 Effective Date” means June 16, 2023.

“Amendment No. 5” means that certain Amendment No. 5 to Credit Agreement, dated as of the Amendment No. 5 Effective Date, among the Borrowers, the Lenders and the Agent.

“Amendment No. 5 Effective Date” means September 30, 2024.

“Amendment No. 6” means that certain Amendment No. 6 to Credit Agreement, dated as of the Amendment No. 6 Effective Date, among the Borrowers, the Lenders and the Agent.

“Amendment No. 6 Effective Date” means March 12, 2025.

“Amendment No. 6 Refinancings” means, collectively, (i) the redemption and/or repayment (or otherwise defeasance) of the Specified Existing Indebtedness in its entirety, (ii) in each case, the termination and/or release of all guarantees and security granted in connection with such redemption and/or repayment (or otherwise defeasance) of the Specified Existing Indebtedness, other than contingent indemnification obligations as to which no claim has been asserted and (iii) the refinancing of an aggregate principal amount of up to $97,413,198.18 of Term Loans (under and as defined in the Existing Term Loan Agreement), inclusive of premium and accrued and unpaid PIK interest, with respect to the credit facility provided pursuant to the Second Lien Term Loan Agreement.

“Amendment No. 6 Transaction Expenses” means any fees, expenses, costs and/or charges incurred or paid by the Borrower Agent or any Subsidiary in connection with the Amendment No. 6 Transactions (including, for the avoidance of doubt, any prepayment premiums or similar fees).

“Amendment No. 6 Transactions” means, collectively, (i) the execution and delivery of the First Lien Term Loan Documents and the funding of the “Initial Term Loans” under and as defined in the First Lien Term Loan Agreement, (ii) the execution and delivery of the Second Lien Term Loan Documents and the concurrent deemed borrowing under the Second Lien Term Loan Agreement, (iii) the consummation of the Amendment No. 6 Refinancings, (iv) the amendment of this Agreement and certain other Loan Documents on the Amendment No. 6 ~~Closing~~Effective Date, and (v) the payment of the Amendment No. 6 Transaction Expenses.

“Amendment No. 7” means that certain Amendment No. 7 to Credit Agreement, dated as of the Amendment No. 7 Effective Date, among the Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto and the Agent.

“Amendment No. 7 Effective Date” means September 11, 2025.

“Amendment No. 7 Second Lien Term Loan Prepayment” means the prepayment in an aggregate amount equal to $41,803,211.43 of principal of Second Lien Term Loan Obligations (plus accrued and unpaid cash interest thereon) substantially concurrently with the Amendment No. 7 Effective Date made solely from proceeds of the Initial 2025 Preferred Equity Investment and the Initial Warrants.

“Amendment No. 7 Transaction Expenses” means any fees, expenses, costs and/or charges, without duplication, incurred or paid by the Borrower Agent, any other Borrower or any Subsidiary in connection with the Amendment No. 7 Transactions (including any prepayment premiums or similar fees, including in respect of Indebtedness repaid or prepaid with proceeds of the 2025 Preferred Equity Investment and the Warrants and any reimbursement of fees, expenses, costs and/or charges of the 2025 Preferred Equity Investor).

“Amendment No. 7 Transactions” means, collectively, (i) the execution and delivery of the 2025 Preferred Securities Purchase Agreement, any preferred stock or other Equity Interests of the Borrower Agent issued pursuant to or in connection with the 2025 Preferred Securities Purchase Agreement and the Warrants, the filing and adoption of the 2025 Preferred Certificate of Designation and the consummation of the 2025 Preferred Equity Investment, the issuance of the Warrants and any other transactions contemplated by the 2025 Preferred Securities Purchase Agreement, (ii) the execution and delivery of Amendment No. 7, (iii) the Amendment No. 7 Second Lien Term Loan Prepayment, (iv) the repayment of Revolving Credit Loans outstanding under this Agreement in an aggregate principal amount equal to $25,000,000 (without a concurrent reduction of Commitments), (v) the execution and delivery of an amendment to the First Lien Term Loan Agreement on or substantially concurrently with the Amendment No. 7 Effective Date, (vi) the execution and delivery of an amendment to the Second Lien Term Loan

Agreement on or substantially concurrently with the Amendment No. 7 Effective Date, (vii) the execution and delivery of Amendment No. 1 to the ABL Intercreditor Agreement (which amends the ABL Intercreditor Agreement) on or substantially concurrently with the Amendment No. 7 Effective Date, and (viii) the consummation of the transactions contemplated by any of the foregoing.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, the Corruption of Foreign Public Officials Act (Canada), each as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery or corruption in any jurisdiction.

“Anti-Money Laundering Laws” means the statutes, laws, regulations, or rules in any jurisdiction that relate to terrorism financing, money laundering, any predicate crime to money laundering, anti-terrorist financing, “know-your customer” laws or any financial record keeping and reporting requirements related thereto, including, but not limited to, the Bank Secrecy Act (31 U.S.C. § 5311 et seq.), the Patriot Act and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).

“Applicable Margin” means, with respect to Revolving Credit Loans, the applicable percentages per annum set forth in the pricing grid below, as determined by reference to EB~~T~~ITDA as set forth in the most recent Compliance Certificate received by the Agent pursuant to Section 7.11(d) and Average Historical Excess Availability as determined by the Agent:

Level	Performance Metrics	SOFR Loans	Base Rate Loans
I	Both (i) EBITDA is greater than or equal to $80,000,000 and (ii) Average Historical Excess Availability is greater than $10,000,000	~~3.50~~3.25%	~~2.50~~2.25%
II	Level I requirements above not satisfied, but both (i) EBITDA is greater than or equal to $60,000,000 and (ii) Average Historical Excess Availability is greater than $7,500,000	~~3.75~~3.50%	~~2.75~~2.50%
III	Either (i) EBITDA is less than $60,000,000 or (ii) Level I or Level II requirements above not satisfied	~~4.25~~3.875%	~~3.25~~2.875%

From the Amendment No.  ~~5~~7 Effective Date until ~~the first Adjustment Date thereafter~~January 1, 2026, the Applicable Margin shall be determined as if Level III of the pricing grid set forth above were applicable. Thereafter, the Applicable Margin shall be re-determined on each Adjustment Date (commencing with the Adjustment Date occurring on ~~October~~January 1, 202~~4~~6 ), based on (x) the then most recent monthly Financial Statements and corresponding Compliance Certificate delivered to the Agent in accordance with Section 7.11(c) and (d) and (y) the Average Historical Excess Availability for the immediately preceding month, and shall remain at the applicable Level of the pricing grid set forth above determined as of such

Adjustment Date until the next Adjustment Date; provided that if (i) the Borrower Agent shall have failed to deliver such Financial Statements and Compliance Certificate when so required, (ii) any Event of Default shall have occurred or (iii) Average Historical Excess Availability shall be less than $7,500,000, then the Applicable Margin shall immediately be set at Level III of the pricing grid set forth above until the next Adjustment Date. For purposes of any interest rate determinations for any applicable period prior to the Amendment No. ~~5~~7 Effective Date, the Applicable Margin shall be determined in accordance with this Agreement as in effect immediately prior to the effectiveness of Amendment No. ~~5~~7. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Margin for any period shall be subject to the provisions of Section 4.7.

“Appropriate Lender” means, at any time, (i) with respect to the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Loan under such Facility at such time, (ii) with respect to the Letter of Credit Sublimit, (A) the applicable Letter of Credit Issuer and (B) if any Letters of Credit have been issued pursuant to Section 2.13, the Revolving Credit Lenders and (iii) with respect to the Swingline Sublimit, (A) the Swingline Lender and (B) if any Swingline Loans are outstanding pursuant to Section 2.3(h), the Revolving Credit Lenders.

“Approved Electronic Communication” means each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, facsimile, ABLSoft or any other equivalent electronic service, whether owned, operated or hosted by the Agent, any of its Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to the Agent pursuant to this Agreement or any other Loan Document, including any financial statement, financial and other report, notice, request, certificate and other information or material; provided, that Approved Electronic Communications shall not include any notice, demand, communication, information, document or other material that the Agent specifically instructs a Person to deliver in physical form.

“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business, in each case that is administered, managed, advised or underwritten by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Disposition” means any direct or indirect sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, transfer, assignment, conveyance, exclusive license (as licensor or sublicensor), issuance or other disposition, or any exchange or property with or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Equity Interests of a Subsidiary (other than directors’ qualifying shares), property or other assets of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed (each referred to for the purposes of this definition as a “disposition”) by the Borrower or any of its Subsidiaries, including any disposition by means of a merger, amalgamation, consolidation or similar transaction (other than, in each case of the foregoing, dispositions in an amount less than or equal to the greater of $6,000,000 and 10.0% of EBITDA per transaction or series of related transactions).

“Assignment and Acceptance” means an Assignment and Acceptance entered into by a Lender and its assignee, and accepted by the Agent, to be substantially in the form of Exhibit J-1.

“Auditors” means any of the “big 4” national firms, Grant Thornton or BDO Global or another nationally recognized firm of independent public accountants selected by the Borrower Agent and reasonably satisfactory to the Agent.

“Average Historical Excess Availability” means, for the purposes of the definition of Applicable Margin, in the case of each Adjustment Date, an amount equal to (i) the sum of each day’s Excess Availability during the most recently ended calendar month, divided by (ii) the number of days in such calendar month.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (i) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (ii) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product” means any of the following products, services or facilities extended to any Loan Party or any of its Subsidiaries by a Bank Product Provider: (i) Cash Management Services; (ii) products under Hedging Agreements; (iii) products under leasing agreements; (iv) factored receivables; and (v) other banking products or services as may be requested by a Loan Party or one of its Subsidiaries, other than Letters of Credit.

“Bank Product Agreements” means any agreements entered into from time to time by any Loan Party or any of its Subsidiaries with the Bank Product Provider in connection with the obtaining of any of the Bank Products.

“Bank Product Obligations” means Indebtedness and other obligations of any Loan Party or any of its Subsidiaries to any Bank Product Provider arising from Bank Products; provided that, for the avoidance of doubt, in order for any Indebtedness or other obligations to constitute “Bank Product Obligations,” the applicable Bank Product Provider and the Borrower Agent must have provided the notice required pursuant to the definition of Bank Product Provider, unless the applicable Bank Product Provider is the Agent or one of its Affiliates.

“Bank Product Provider” means the Agent, any Revolving Credit Lender or any of their respective Affiliates; provided that no such Person (other than Agent or its Affiliates) shall constitute a Bank Product Provider with respect to a Bank Product unless and until the applicable Lender (or Affiliate, as the case may be) and the Borrower Agent shall have each provided written notice to the Agent of (i) the existence of such Bank Product; (ii) the maximum dollar amount of the obligations arising under such Bank Product (which amount may be changed from time to time, except as provided below, by such Lender (or Affiliate, as the case may be) and the Borrower Agent by delivering written notice to the Agent); and (iii) the methodology to be used by such parties in determining the Bank Product Obligations owing with respect thereto from time to time; provided further, that if, at any time, a Lender ceases to be a Lender under this Agreement, then, from and after the date on which it ceases to be a Lender thereunder, neither it nor any of its Affiliates shall constitute Bank Product Providers and the obligations with respect to Bank Products provided by such former Lender or any of its Affiliates shall no longer constitute Bank Product Obligations.

“Bank Product Reserve” means the aggregate amount of reserves established by the Agent from time to time in its Permitted Discretion (based upon the Agent’s and the Bank Product Providers’ determination of the liabilities and obligations of each Loan Party and its Subsidiaries in respect of Bank Product Obligations) in respect of Bank Products (including, for the avoidance of doubt, Cash Management Services), then provided or outstanding.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as that title may be amended from time to time, or any successor statute.

“Base Rate” means, for any day of determination, the greatest of (i) 2.00%, (ii) the Federal Funds Rate in effect on such day plus 0.50%, (iii) Term SOFR for a one month tenor in effect on such day plus 1.00%; provided that this clause (iii) shall not be applicable during any period in which Term SOFR is unavailable or unascertainable or otherwise with respect to any use of the Base Rate contemplated by Section 4.10(b) or (c), and (iv) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate” in effect on such day, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate (or, if such rate ceases to be so published, as quoted from such other generally available and recognizable source as the Agent may select in its discretion).

“Base Rate Loans” means Loans the rate of interest applicable to which is based upon the Base Rate.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that, if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.3(j).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (i) the alternate benchmark rate that has been selected by the Agent and the Borrower Agent giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower Agent giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(i) in the case of clause (i) or (ii) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or the published component used in the calculations thereof); or

(ii) in the case of clause (iii) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (iii) and even if such Benchmark (or such component thereof) continues to be provided on such date.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(i) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);

(ii) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); or

(iii) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (i) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.3(j) and (ii) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.3(j).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a Person means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.

“Blocked Account” and “Blocked Accounts” have the respective meanings specified in Section 2.7.

“Borrower Agent” means Team, Inc., a Delaware corporation.

“Borrower” and “Borrowers” have the respective meanings specified in the preamble to this Agreement. Each Borrower shall be a U.S. Loan Party.

“Borrowing” has the meaning specified in Section 2.3(a).

“Borrowing Base” means, as of any time of determination, the result of:

(i) the product of 92.5%, multiplied by the Value of Eligible Receivables; plus

(ii) the product of 80.0%, multiplied by the Value of Eligible Unbilled Receivables; plus

(iii) the product of 20.0%, multiplied by the Value of Eligible Inventory; minus

(iv) the aggregate amount of all Reserves.

Notwithstanding the foregoing, the aggregate amount of the Borrowing Base consisting of (i) Eligible Unbilled Receivables shall not exceed fifteen percent (15%) of the Borrowing Base (as determined without giving effect to clause (iv) of the definition of Borrowing Base) and (ii) Eligible Receivables due from Specified Utility Account Debtors shall not exceed $5,000,000.

“Borrowing Base Certificate” has the meaning specified in Section 7.11(e).

“Borrowing Base Company” means a U.S. Borrowing Base Company or a Canadian Borrowing Base Company.

“Borrowing Date” means the date on which a Borrowing is obtained.

“Business Day” means any day other than a Saturday or Sunday or any other day on which the Agent or the Federal Reserve Bank of New York is closed.

“Business Plan” means a business plan of the Loan Parties and their Subsidiaries, consisting of consolidated projected balance sheets, related cash flow statements and related profit and loss statements, together with appropriate supporting details and a statement of the underlying assumptions, which (i) as of the Closing Date, covers a four year period and (ii) for business plans delivered after the Closing Date, covers a one year period, and, in each case, which is prepared on a monthly basis for the first year and a quarterly basis thereafter.

“Canadian Borrowing Base Companies” means TISI Canada Inc. and such other Subsidiaries organized under the laws of Canada as the Borrower Agent and the Agent may from time to time reasonably agree to become Canadian Borrowing Base Companies.

“Canadian Collateral” means all assets of the Canadian Loan Parties constituting Collateral under the Security Documents.

“Canadian Defined Benefit Pension Plan” means a Canadian Pension Plan registered under the Tax Act, the Pension Benefits Act (Ontario) or any other applicable provincial, territorial, or federal pension benefits standards legislation as amended from time to time and any successor statute which contains a “defined benefit provision”, as such term is defined in subsection 147.1(1) of the Tax Act.

“Canadian Dollars” or “C$” means the lawful currency of Canada.

“Canadian Loan Party” means any Loan Party incorporated or organized under the laws of Canada or a province or territory thereof.

“Canadian Multiemployer Pension Plan” means (i) a “multi-employer pension plan” as that term is defined in subsection 1(1) of the Pension Benefits Act (Ontario) or an equivalent plan under pension standards legislation of another applicable provincial, territorial, or federal jurisdiction or (ii) a “multi-employer plan” as that term is defined in subsection 8500(1) of the Income Tax Regulations (Canada).

“Canadian Pension Plan” means a pension plan subject to (i) the Pension Benefits Act (Ontario) or any other applicable provincial, territorial, or federal pension benefits standards legislation as amended from time to time and any successor statute or (ii) a “registered pension plan” as that term is defined in subsection 248(1) of the Tax Act, but excludes a Canadian Multiemployer Pension Plan.

“Canadian Priority Payables” means, as of any date of determination, the amount due and owing (whether or not past due) by any Loan Party or for which a Loan Party has an obligation to remit to a Governmental Authority pursuant to any applicable law in respect of which any Governmental Authority may claim an Lien or other claim ranking or capable of ranking prior to or pari passu with the Liens in favour of the Agent against all or part of the Collateral, including, without limitation, in respect of pension fund obligations, employment insurance, GST, HST, sales taxes and other taxes payable or to be remitted or withheld, employee withholds, vacation pay, termination and severance pay, employee salaries and wages, workers’ compensation assessment, Wage Earner Protection Program Act (Canada), Canada pension plan payments, municipal taxes and claims by public utilities and other like charges and demands.

“Canadian Security Agreement” means a guaranty and security agreement, dated as of the Closing Date, in form and substance reasonably satisfactory to the Agent, executed and delivered by each of the Canadian Loan Parties to the Agent, as amended, amended and restated, restated, supplemented or otherwise modified from time to time.

“Canadian Security Documents” means the Canadian Security Agreement, any share pledge agreement governed by Canadian law which provides for a Lien in favor of the Agent as security for any of the Obligations, and each other agreement, document or instrument executed by any Loan Party governed by Canadian law which provides for a Lien in favor of the Agent as security for any of the Obligations, each as amended, amended and restated, restated, supplemented or otherwise modified from time to time.

“CapEx Test Period” means each period of four (4) ~~f~~Fiscal ~~q~~Quarters of the Borrower Agent ending on June 30 or December 31 of any fiscal year.

“Capital Expenditures” means, for any period of four consecutive ~~f~~Fiscal ~~q~~Quarters, for the Borrower Agent and its Subsidiaries on a consolidated basis, consolidated expenditures during such period that are or are required to be included in or are reflected by the consolidated property, plant, or equipment accounts of the Borrower Agent or any of its Subsidiaries, or any similar fixed asset, or improvements, replacements, substitutions or additions thereto or therefor which have a useful life of more than one year, or are or are required to be otherwise included as capitalized costs, and shall include all payments in respect of Capitalized Lease Obligations and leasehold improvements, in each case on the balance sheet of the Borrower Agent and its Subsidiaries in conformity with GAAP.

“Capital Lease” means a lease that is required to be capitalized on the books of the lessee and amortized as a finance lease for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligations” means that portion of the obligations under a Capital Lease which, under GAAP, is or will be required to be capitalized on the books of the lessee, taken at the amount thereof accounted for as Indebtedness (net of Interest Expense) in accordance with GAAP.

“Cash Equivalents” means (i) securities issued, guaranteed or insured by the United States or any of its agencies with maturities of not more than one year from the date acquired; (ii) certificates of deposit with maturities of not more than one year from the date acquired, issued by (A) a Lender or its Affiliates; (B) any U.S. federal or state chartered or any Canadian federal or provincial or territorial chartered commercial bank of recognized standing which has capital and unimpaired surplus in excess of $500,000,000; or (C) any bank or its holding company that has a short-term commercial paper rating of at least A-1 or the equivalent by S&P or at least P-1 or the equivalent by Moody’s; (iii) repurchase agreements and reverse repurchase agreements with terms of not more than thirty (30) days from the date acquired, for securities of the type described in clause (i) above and entered into only with commercial banks having the qualifications described in clause (ii) above or such other financial institutions with a short-term commercial paper rating of at least A-1 or the equivalent by S&P or at least P-1 or the equivalent by Moody’s; (iv) commercial paper, other than commercial paper issued by a Loan Party or any Affiliate of a Loan Party, issued by any Person incorporated under the laws of the United States or any state thereof or Canada or any province or territory thereof and, in any such case, rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; and (v) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $500,000,000 and at least eighty-five percent (85%) of whose assets consist of securities and other obligations of the type described in clauses (i) through (iv) above.

“Cash Management Services” means any one or more of the following types of services or facilities: (i) credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, or electronic funds transfer services, (ii) treasury management services (including controlled disbursement, overdraft automatic clearing house fund transfer services, return items, and interstate depository network services) and (iii) any other demand deposit or operating account relationships or other cash management services.

“Casualty Events” means any event (not constituting an Asset Disposition) occurring after the Amendment No. 3 Effective Date that gives rise to the receipt by a Loan Party or any of its Subsidiaries of any casualty insurance proceeds (including business interruption insurance proceeds) or condemnation awards or other compensation in respect of any equipment, fixed assets or Real Property (including any improvements thereon) to replace or repair such equipment, fixed assets or Real Property or as a result of the taking of any assets of the Borrower or any of its Subsidiaries by a Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking thereof.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code in which any Loan Party or direct or indirect owner of a Loan Party is a “United States shareholder” within the meaning of Section 951(b) of the Code; provided that, notwithstanding anything under any Loan Documents, none of the entities organized or incorporated in England and Wales, Canada or the Netherlands (or successors thereto) shall be considered a CFC or a Foreign Subsidiary, be subject to any Section 956 Limitations, or be or become owned by any entity other than Loan Parties. For purposes of the foregoing, “Section 956 Limitation” means any exclusion or limitation on an entity providing guarantees, pledging its assets, engaging in any repayment or repatriation transaction or on the pledge of Equity Interests issued by any entity, in each case, as a result of such entity being considered a “controlled foreign corporation” under Section 957 of the Code or any adverse tax, cost or impact under Section 956 of the Code or any similar provision.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty; (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (B) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means that:

(i) any Person or two or more Persons acting in concert, other than the Designated Equity Investor and/or Stellex shall have acquired beneficial ownership, directly or indirectly, of Equity Interests of the Borrower Agent (or other securities convertible into such Equity Interests) representing 50% or more of (x) the combined voting power of all Equity Interests of the Borrower Agent entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Governing Body of the Borrower Agent or (y) the economic Equity Interests of the Borrower Agent,

(ii) the Borrower Agent fails to own and control, directly or indirectly, 100% of the Equity Interests of each other Loan Party, except where such failure is as a result of a transaction permitted under the Loan Documents,

(iii) the sale of all or substantially all of the assets of the Borrower Agent and its Subsidiaries, taken as a whole,

(iv) a change in control or similar event with respect to any Loan Party, as defined or described under any documentation in respect of Material Indebtedness to which any Loan Party is a party, shall have occurred, or

(v) solely after the consummation of any Qualified Change of Control Transaction, the Designated Equity Investor shall create, incur, assume or suffer to exist any Lien upon a portion of the Equity Interests of the Borrower Agent owned thereby such that if the party secured by such Lien exercises a right to vote the Equity Interests pledged pursuant thereto, such exercise would result in a “Change of Control” pursuant to clause (i) of this definition.

Notwithstanding anything to the contrary to the foregoing, in no event shall any Qualified Change of Control Transaction ~~constitute a~~or Stellex Change of Control Transaction constitute a “Change of Control”.

“Claims” has the meaning specified in Section 12.4(a).

“Closing Date” means February 11, 2022.

“Code” means the Internal Revenue Code of 1986, as in effect from time to time, and all regulations and guidelines promulgated thereunder.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Person in or upon which a Lien is granted by such Person in favor of the Agent or the Lenders under any of the Loan Documents as security for all or any of the Obligations (regardless of whether such Lien is actually perfected), including the North American Collateral and the European Collateral.

“Collateral Access Agreements” means a landlord waiver, mortgagee waiver, bailee letter or similar acknowledgment of any lessor, warehouseman or processor in possession of any Collateral or on whose property any Collateral is located in form and substance satisfactory to the Agent.

“Collateralization” and “Collateralize” each means, (i) with respect to any Letter of Credit, the deposit by the Borrowers in a cash collateral account established and controlled by or on behalf of the Agent of an amount equal to 105% of the undrawn amount of such Letter of Credit or, if the Agent and the Letter of Credit Issuer shall agree in their reasonable discretion, the provision of other credit support, in each case, pursuant to documentation in form and satisfactory reasonably satisfactory to the Agent and the Letter of Credit Issuer, and (ii) with respect to any Bank Product Obligation, the deposit by the Borrowers in a cash collateral account established and controlled by or on behalf of the Agent of an amount equal to 105% of the amount of such Bank Product Obligation as reasonably determined by the Agent and the applicable Bank Product Provider to be sufficient to satisfy the estimated credit exposure with respect to such Bank Product Obligation at such time, pursuant to documentation in form and satisfactory reasonably satisfactory to the Agent and the applicable Bank Product Provider.

“Collections” means all cash, funds, checks, notes, instruments, any other form of remittance tendered by account debtors in respect of payment of Receivables of the Loan Parties and any other payments received by the Loan Parties with respect to any Collateral.

“Combined Cap” means the aggregate amount of adjustments made for any applicable period pursuant to clauses (N), (U), (V)(1) and (W) of the definition of “EBITDA” shall not exceed 20.0% of EBITDA for such period (before giving effect to such addbacks).

“Commercial Tort Claims” means all commercial tort claims, and includes those commercial tort claims listed on Schedule 3.4(a).

“Commitments” means the Revolving Credit Commitments, and any other commitments that the Lenders may from time to time make to Borrowers pursuant hereto for the extension of any credit or other financial accommodation (but excluding any Bank Product Obligations).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. Section 1 et seq.), as amended from time to time, and any successor statute, and all regulations and guidelines promulgated thereunder.

“Compliance Certificate” has the meaning specified in Section 7.11(d).

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, and other technical, administrative or operational matters) that the Agent (in consultation with the Borrower Agent) decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent (in consultation with the Borrower Agent) decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Fixed Charge Coverage Ratio” means, for any period, with respect to the Borrower Agent and its Subsidiaries, on a consolidated basis in accordance with GAAP, as of the date of determination thereof, and without duplication of any items, the ratio of (i) EBITDA for such period, minus all Unfinanced Capital Expenditures actually paid in cash during such period, to (ii) the sum of (A) all principal amounts of Indebtedness (excluding payments of Revolving Credit Loans and payments in connection with Refinancing Indebtedness) paid or payable during such period, plus (B) all Interest Expense paid or payable in cash (excluding paid-in-kind interest, advisor fees, OID, debt finance costs and amortization of debt discounts) and all fees for the use of money or the availability of money, including commitment, facility and like fees and charges upon Indebtedness (including Indebtedness to the Agent or the Lenders) paid or payable during such period, plus (C) without limitation of the restrictions specified in Section 8.9, all dividends, redemptions, repurchases or other distributions paid or payable in cash during such period (other than to the extent made to another Loan Party), plus (D) all cash Tax Expense paid or payable on income (net cash Tax refunds actually received) during such period, plus (E) all amounts paid or payable on account of Capital Leases during such period.

“Consolidated Funded First Lien Indebtedness” means Consolidated Funded Indebtedness that is secured by a Lien on any assets of the Borrower Agent and its Subsidiaries (other than Liens that are expressly junior in priority to the Liens securing the Obligations or junior in priority to the Liens securing other Consolidated Funded First Lien Indebtedness) and including, for the avoidance of doubt, Consolidated Funded Indebtedness constituting First Lien Term Loan Obligations, but excluding any such Consolidated Funded Indebtedness that is expressly subordinated in right of payment to the Obligations pursuant to a written instrument.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Borrower Agent and its Subsidiaries on a consolidated basis, the sum of

(i) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, other than amounts owed pursuant to insurance premium financings,

(ii) all purchase money Indebtedness,

(iii) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, other than amounts in respect of the 1970 Group SIRFA solely to the extent that each such letter of credit is not drawn and not reimbursed or otherwise cash collateralized,

(iv) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices and, for the avoidance of doubt, other than royalty payments payable in the ordinary course of business in respect of non-exclusive licenses) and any earn-out or similar obligation, purchase price adjustments and profit-sharing arrangements arising from purchase and sale agreements, in each case to the extent such amount is accounted for as debt in accordance with GAAP,

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(v) Capitalized Lease Obligations,

(vi) all obligations to purchase, redeem, retire, defease or otherwise make any payment prior to the Maturity Date in respect of any Equity Interests of such Person (other than pursuant to the 2025 Preferred Documents) or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends (including any Disqualified Equity Interests) (in each case, other than pursuant to the 2025 Preferred Documents);

(vii) without duplication, all guarantees with respect to outstanding Indebtedness of the types specified in clauses (i) through (vi) above of Persons other than the Borrower Agent or any Subsidiary, and

(viii) all Indebtedness of the types referred to in clauses (i) through (vii) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower Agent or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower Agent or such Subsidiary.

Notwithstanding anything to the contrary in any Loan Document, no obligation pursuant to the 2025 Preferred Documents or the 2025 Preferred Securities Purchase Agreement shall constitute “Consolidated Funded Indebtedness.”

“Contribution Notice” means a contribution notice issued by the Pensions Regulator under section 38 or section 47 of the Pensions Act 2004 (UK).

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreement” shall mean, with respect to any deposit account, securities account or commodity account maintained in (i) the United States, an agreement, in form and substance reasonably satisfactory to the Agent and the Loan Party maintaining such account, among the Agent, the financial institution at which such account is maintained and the Loan Party maintaining such account, effective to grant “control” (within the meaning of Articles 8 and 9 under the applicable UCC) over such account to the Agent or (ii) any Security Jurisdiction other than the United States, either (a) an agreement, in form and substance reasonably satisfactory to the Agent and the Loan Party maintaining such account, among the Agent, the financial institution at which such account is maintained and the Loan Party maintaining such account, effective to perfect or evidence a Lien of the Agent on, or control of, such account and the property held therein or (b) a notice to the applicable financial institution of a Lien in underlying property or other equivalent notice under applicable foreign (or non-United States) law and, if required by such law to perfect, or give notice to the applicable financial institution of, a Lien in underlying property in accordance with, and enforceable under, such law, an acknowledgment by such financial institution with respect to such Lien.

“Copyright Security Agreement” means a copyright security agreement, in form and substance reasonably satisfactory to the Agent, as amended, amended and restated, restated, supplemented or otherwise modified from time to time.

“Copyrights” means (i) any and all copyright rights (including derivative rights) in any works subject to the copyright laws of the United States, Canada, England and Wales or the Netherlands or any other country or group of countries, whether as author, assignee, transferee or otherwise, (ii) all registrations and applications for registration of any such copyright in the United States, Canada, England and Wales or the Netherlands or any other country or group of countries, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office, Canadian Intellectual Property Office and the right to obtain all renewals thereof, including those listed on Schedule 6.1(w); (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present or future infringements thereof; and (iv) the right to sue for past, present, and future infringements thereof; and all rights corresponding thereto throughout the world.

“Corre” means Corre Partners Management, LLC.

“Corre Affiliate” means Corre or any of its Affiliates, including Corre Credit Fund, LLC, Corre Opportunities Qualified Master Fund, LP, Corre Horizon Fund, LP, Corre Horizon II Fund, LP.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified therefor in Section 12.32.

“Debtor Relief Laws” means the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada), the debt and/or securities reorganization provisions of the Canada Business Corporations Act, the Business Corporations Act (Ontario), the UK Companies Act 2006 (insofar as it relates to a scheme of arrangement), the Insolvency Act 1986 (UK), the Enterprise Act 2002 (UK), the UK Corporate Insolvency and Governance Act 2020, the Dutch Bankruptcy Code (Faillissementswet) and all other liquidation, conservatorship, receivership, insolvency, reorganization or similar debtor relief laws of the United States, Canada, England and Wales or any other comparable and applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any of the events specified in Section 10.1, which, with the giving of notice or lapse of time, or both, or the satisfaction of any other condition, would constitute an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” any Lender that (i) has failed to perform any funding obligations hereunder, including in respect of the making of Loans, the settlement of any Swingline Loans, Protective Advances or Overadvances, or the funding of any risk participations in Letters of Credit and such failure is not cured within three (3) Business Days; (ii) has notified the Agent, any other Lender or any Loan Party that such Lender does not intend to comply with its funding obligations hereunder or has made a public statement to the effect that it does not intend to comply with its funding obligations hereunder or under any other credit facility; (iii) has failed, within three (3) Business Days following request by the Agent or the Borrower Agent, to confirm in a manner satisfactory to the Agent or the Borrower Agent that such Lender will comply with its funding obligations hereunder; (iv) has become the subject of a Bail-In Action; or (v) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Event or taken any action in furtherance thereof; provided that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company. Any determination by the Agent that a Lender is a Defaulting Lender shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower Agent, the Letter of Credit Issuer, the Swingline Lender and each Lender.

“Designated Equity Investor” means (i) prior to the Qualified Change of Control Transaction Date, Corre, together with the Corre Affiliates and (ii) on or after the Qualified Change of Control Transaction Date, the Qualified Change of Control Sponsor that is the purchaser of the Borrower Agent and its Subsidiaries or its Affiliates. The term “Designated Equity Investor”does not include Stellex or any Affiliate thereof.

“Designated Jurisdiction” means any country or territory that is the subject of comprehensive Sanctions broadly prohibiting dealings with, in or involving such country or territory (as of the Amendment No. 6 Effective Date, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Crimea region of Ukraine).

“Dilution” means, as of any date of determination, an amount, expressed as a percentage, equal to (a) the Dollar amount of non-cash reductions to the Borrowing Base Companies’ Receivables, including bad debt write-downs, discounts, volume rebates, credits, or other dilutive items during the most recently ended period of twelve (12) fiscal months, divided by (b) Borrowing Base Companies’ billings with respect to Receivables during such period.

“Dilution Reserve” means, as of any date of determination, a reserve for Dilution equal to, with respect to Eligible Receivables, applicable Dilution in excess of two and a half percent (2.50%).

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition (A) mature automatically or are mandatorily redeemable (other than solely for Equity Interests issued by the Borrower Agent (and not by one or more of its Subsidiaries) that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (B) are redeemable at the option of the holder thereof (other than solely for Equity Interests issued by the Borrower Agent (and not by one or more of its Subsidiaries) that are not Disqualified Equity Interests), in whole or in part, (C) provide for the scheduled payments of dividends in cash that are payable without further action or decision of the Borrower Agent, or (D) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is one hundred twenty (120) days after the Maturity Date. Notwithstanding anything herein to the contrary, none of the Equity Interests issued in connection with the Warrants or the 2025 Preferred Equity Investment shall constitute “Disqualified Equity Interests.”

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any other currency, the equivalent amount thereof in Dollars as determined by the Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such other currency.

“Dollars” and the sign “$” means freely transferable lawful currency of the United States of America.

“Domestic Subsidiary” means any direct or indirect subsidiary of a Loan Party that is organized under the laws of the United States, any State thereof or the District of Columbia.

“Dutch Collateral” means all assets of the Dutch Loan Parties constituting Collateral under the Security Documents.

“Dutch Deed of Change of Ranking” means the Dutch law governed deed of change of ranking among the Agent, the Loan Parties party to the Dutch Security Agreement under clause (ii) of the definition of Dutch Security Agreements, the First Lien Term Loan Agent and the Second Lien Term Loan Agent.

“Dutch Loan Party” means any Loan Party organized under Dutch law.

“Dutch Security Agreements” means each of the following Dutch law governed security agreements among the Agent as pledgee and the Loan Parties party thereto as pledgors:

(i) the senior ranking security agreement among the Agent as pledgee and the Loan Parties party thereto as pledgors in relation to the ABL Priority Collateral; and

(ii) the junior ranking security agreement among the Agent as pledgee and the Loan Parties party thereto as pledgors in relation to the Term Loan Priority Collateral.

“Dutch Security Documents” means each of the Dutch Security Agreements, each of the Dutch Share Pledges, the Dutch Deed of Change of Ranking and each other agreement, document or instrument executed by any Loan Party governed by Dutch law which provides for a Lien in favor of the Agent as security for any of the Obligations, each as amended, amended and restated, restated, supplemented or otherwise modified from time to time.

“Dutch Share Pledges” means each of the following Dutch law governed notarial deed of junior ranking pledge of shares:

(i) a deed of pledge of shares among the Agent as pledgee, Team Industrial Services Europe B.V. as pledgor and Team Industrial Services Netherlands B.V. as company;

(ii) a deed of pledge of shares among the Agent as pledgee, Team Industrial Services Europe B.V. as pledgor and Threshold Inspection & Application Training Europe B.V. as company;

(iii) a deed of pledge of shares among the Agent as pledgee, Team Industrial Services Europe B.V. as pledgor and Quality Inspection Services B.V. as company;

(iv) a deed of pledge of shares among the Agent as pledgee, Team Industrial Services Europe B.V. as pledgor and Team Valve Repair Services B.V. as company;

(v) a deed of pledge of shares among the Agent as pledgee, Team Industrial Services Netherlands B.V. as pledgor and Teaminc Europe B.V. as company;

(vi) a deed of pledge of shares among the Agent as pledgee, Team Industrial Services Europe B.V. as pledgor and Furmanite B.V. as company;

(vii) a deed of pledge of shares among the Agent as pledgee, Team Industrial Services International, Inc. as pledgor and Team Industrial Services Europe B.V. as company; and

(viii) a deed of pledge of shares among the Agent as pledgee, Team Industrial Services Europe B.V. as pledgor and Furmanite Holding B.V. as company.

“Eclipse Affiliates” means Eclipse Business Capital LLC, Eclipse Business Capital SPV, LLC and any of their Affiliates.

“EBITDA” means, for any period, with respect to the Borrower Agent and its Subsidiaries on a consolidated basis in accordance with GAAP,

(i) Net Income for such period,

(ii) plus, in each case, to the extent deducted in determining Net Income for such period, without duplication:

(A) the amount of depreciation and amortization of fixed and intangible assets during such period, plus

(B) all Interest Expense and all fees for the use of money or the availability of money, including commitment, facility and like fees, premium (including any prepayment premium solely to the extent (x) reducing Net Income and (y) such prepayment premium is required to be paid upon a prepayment as set forth in the applicable document governing such Indebtedness as of the Closing Date) and charges upon Indebtedness (including Indebtedness to the Agent or Lenders) paid or payable during such period, without duplication, plus

(C) net Tax Expense paid or accrued during such period, without duplication, plus

(D) the amount of all non-cash share-based compensation during such period, plus

(E) [reserved], plus

(F) Amendment No. 6 Transaction Expenses, to the extent paid or to the extent invoices are received by the Borrower or its Affiliates on or within one hundred eighty (180) days of the Amendment No. 6 Effective Date in an amount not to exceed $6,000,000 in the aggregate~~,~~; provided that no amounts shall be permitted to be added back pursuant to this clause (F) to the extent duplicative of any expenses or charges otherwise added back to EBITDA for such measurement period, plus

(G) financing fees, financial and other advisory fees, accounting fees, legal fees (and similar advisory and consulting fees), and related costs and expenses incurred during such period by the Borrower Agent or any Subsidiary in connection with asset sales permitted by Section 8.5, any Qualified Change of Control Transaction or Stellex Change of Control Transaction, any transaction with the Designated Equity Investor and/or Stellex which would otherwise constitute a Change of Control but for the exclusion of the Designated Equity Investor and/or Stellex, as applicable, from clause (i) thereof, the refinancing of Indebtedness pursuant to Sections 8.1(a), (k), (l) or (m), the making of any Incremental Facility Amendment (as defined in the Second Lien Term Loan Agreement) or the incurrence of any Incremental Equivalent Debt (as defined in the Second Lien Term Loan Agreement) to the extent consented to by the Required Lenders in writing (including any fees and expenses related to any amendments, supplements, modifications and maturity date extensions thereof) or otherwise consented to by the Required Lenders (whether or not consummated), in each case, to the extent not prohibited under this Agreement, to the extent paid or accrued in accordance with GAAP on or within one hundred eighty (180) days of the closing date of such transaction in an amount not to exceed (x) $5,000,000 in the aggregate for any refinancings of Indebtedness pursuant to Sections 8.1(a), (k), (l) or (m), the making of any Incremental Facility Amendment (as defined in the Second Lien Term Loan Agreement) or the incurrence of any Incremental Equivalent Debt (as defined in the Second Lien Term Loan Agreement) to the extent consented to by the Required Lenders in writing (including any fees and expenses related to any amendments, supplements, modifications and maturity date extensions thereof), and (y) $750,000 per annum in the aggregate for any asset sales permitted by Section 8.5; provided that no maximum aggregate amount shall apply to any fees, costs and expenses incurred in relation to any Qualified Change of Control Transaction or Stellex Change of Control Transaction or any transaction with the Designated Equity Investor and/or Stellex which would otherwise constitute a Change of Control but for the exclusion of the Designated Equity Investor or Stellex, as applicable, from clause (i) thereof; provided, further, that no amounts shall be permitted to be added back pursuant to this clause (G) to the extent duplicative of any expenses or charges otherwise added back to EBITDA for such period, plus

(H) any loss in connection with any disposition of assets during such period, plus

(I) non-cash losses incurred during such period for currency exchanges in accordance with GAAP, plus

(J) non-cash losses from foreign exchange conversions and mark-to-market adjustments due to foreign currency remeasurement and/or hedge agreements (or other derivatives) during such period, plus

(K) the aggregate amount of all non-cash charges, expenses, fees or losses during such period, plus

(L) legal fees and other expenses incurred related to litigation and reserves established for non-routine matters, plus

(M) all (A) Amendment No. 7 Transaction Expenses and (B) non-operating professional fees, costs and expenses, in each case, during such period to the extent paid or to the extent invoices are received by the Borrower Agent or its Affiliates on or prior to the date that is one hundred eighty (180) days after the Amendment No. 7 Effective Date (or such later date as the Agent may agree in its sole discretion), in an aggregate amount for the foregoing clauses (A) and (B), collectively, not to exceed $10,000,000 in the aggregate; provided that no amounts shall be permitted to be added back pursuant to this clause (M) to the extent duplicative of any expenses or charges otherwise added back to EBITDA for such period, plus

(N) ~~(L)~~ non-recurring business optimization expenses and other non-recurring restructuring charges or reserves, in each case, consisting of severance, lease term charges, and other similar non-recurring expenses paid or accrued during such period ~~(the “Non-Recurring Expenses”)~~; provided that ~~(i)~~ the aggregate amount added back pursuant to this clause (~~L~~N ) for any period shall ~~not exceed 10.00% of EBITDA for such period (calculated before giving effect to such adjustments~~be subject to the Combined Cap, plus

(O) items reducing Net Income of such Person for such period to the extent (i) covered by a binding indemnification or refunding obligation or insurance, (ii) paid or payable (directly or indirectly) by a third party (except to the extent such payment gives rise to reimbursement obligations) or with the proceeds of a contribution to equity capital of such Person or (iii) such Person is directly or indirectly, reimbursed for such item by a third party, so long as such Person has submitted in good faith, and reasonably expects to receive payment in connection with, a claim for reimbursement of such amounts under its relevant insurance policy (in the case of any add-backs pursuant to this clause (O), with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within the next Fiscal Quarter), plus

(P) the amount of indemnities and expenses paid in such period by such Person or otherwise to any member of the board of directors of such Person, the 2025 Preferred Equity Investor, a Designated Equity Investor or any Affiliate of a 2025 Preferred Equity Investor or a Designated Equity Investor and the amount of any fees and other compensation paid to the members of the board of directors (or the equivalent thereof) of such Person or any of its parent entities, solely to the extent any such amount is permitted to be paid under Section 8.9, plus

(Q) the non-cash portion of “straight line”rent expense less the cash portion of “straight line” rent expense which exceeds the cash amount paid in respect thereof; provided that to the extent such Person elects to add back such non-cash charge or expense, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, plus

(R) (A) minority interest expense of such Person for such period, including expense or deduction attributable to minority Equity Interests of third parties in any Subsidiary and (B) charges, costs and expenses consisting of income attributable to minority interests and non-controlling interests of third parties in any non-wholly-owned Subsidiary, excluding cash distributions in respect thereof, and the amount of any reductions in arriving at Net Income resulting from the application of ASC Topic No. 810, Consolidation, plus

(S) payments by the Borrower Agent, any other Borrower and their Subsidiaries paid or accrued during such period with respect to deferred purchase price in respect of assets, securities, services or business including earn-outs and contingent consideration obligations, bonuses and other compensation, payments in respect of dissenting shares, and purchase price adjustments, made by such Person during such period, solely to the extent such payments are permitted hereunder, plus

(T) the amount of any losses from abandoned, closed or discontinued operations, solely to the extent such operations are reasonably anticipated to be so abandoned, closed or discontinued within ninety (90) days of the last day of such period, provided that the amount permitted to be added back pursuant to this clause (T) for any period shall not exceed $6,000,000 in the aggregate, plus

(U) losses or discounts on a sale of receivables and any related assets in connection with any receivables sale, factoring or similar financing transaction or series of transactions permitted hereunder, provided that the amount permitted to be added back pursuant to this clause (U) for any period shall be subject to the Combined Cap, plus

(V) ~~),~~ the amount of “run-rate” cost savings, operating expense reductions and cost synergies resulting from, or related to (1) mergers and other business combinations, acquisitions, Investments, dispositions or other sales of assets, discontinuance of activities or operations and other specified transactions, restructurings, cost savings initiatives, operational changes, and operating cost initiatives and improvements, that are projected by the Borrower Agent in good faith to result from actions taken, committed to be taken or expected to be taken or with respect to which substantial steps have been taken or are expected to be taken, no later than twelve (12) months after the end of such period (which amounts will be determined by the Borrower Agent in good faith and calculated on a pro forma basis as though amounts had been realized on the first day of the period for which EBITDA is being determined), net of the amount of actual benefits realized during such period from such actions; provided that, (i) in the good faith judgment of the Borrower Agent, such cost savings are reasonably identifiable, reasonably anticipated to be realized, and factually supportable (it being agreed that such determination need not be made in compliance with Regulation S-X or other applicable securities law) and (ii) the Agent shall have received a duly executed certificate of ~~a Responsible~~an ~~O~~officer of the Borrower Agent (which may be included in the applicable Compliance Certificate), certifying the requirements under this clause (~~L~~V)(1) and accompanied by a reasonably detailed statement or schedule of such ~~Non-Recurring Expenses~~add backs, and other supporting information that may be reasonably requested by the Agent, which shall be in form and substance reasonably satisfactory to the Agent, delivered on or prior to the date a Compliance Certificate is delivered pursuant to Section 7.11(d) ~~(or the date EBITDA is otherwise calculated pursuant to this Agreement) and (iii) no amounts shall be permitted to be~~; provided, further, that the aggregate amount added back pursuant to this clause (~~L) to the extent duplicative of any expenses or charges otherwise added back to EBITDA, whether through a pro forma adjustment or otherwise, for such period~~V)(1) for any period shall be subject to the Combined Cap or (2) changes in insurance programs that occurred on, prior to, or after the Amendment No. 7 Effective Date; provided that the aggregate amount added back pursuant to this clause (V)(2) shall not exceed $7,500,000 in the aggregate, plus

~~(M) legal fees and other expenses incurred related to litigation and reserves established for non-routine matters;~~

(W) adjustments, exclusions and addbacks evidenced by or contained in any quality of earnings report prepared by a nationally recognized accounting firm (or other advisor reasonably acceptable to the Agent) and furnished to the Agent in connection with any permitted acquisition, other similar investment or any other transaction consummated after the Amendment No. 7 Effective Date to the extent reasonably satisfactory to the Agent (such consent not to be unreasonably withheld, delayed or conditioned), provided that the aggregate amount added back pursuant to this clause (W) for any period shall be subject to the Combined Cap,

(iii) less, in each case, to the extent included in determining Net Income for such period, without duplication:

(A) the amount of all non-recurring gains during such period, less

(B) any gain in connection with any disposition of assets, less

(C) non-cash gains with respect to cash actually received in a prior period unless such cash did not increase EBITDA in such prior period, less

(D) ~~(C)~~ non-cash gains incurred during such period for currency exchanges in accordance with GAAP, less

(E) ~~(D)~~ non-cash gains from foreign exchange conversions and mark-to-market adjustments due to foreign currency remeasurement and/or hedge agreements (or other derivatives), less

(F) ~~(E)~~ the aggregate amount of all non-cash gains during such period increasing Net Income of such Person for such period, excluding any gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Net Income in calculating EBITDA in accordance with this definition), less

(G) ~~(F)~~ gains due to adjustments in legal reserves and other legal costs related to non-routine matters;

and provided, further, that~~,~~ notwithstanding anything to the contrary contained herein, (i) EBITDA shall be deemed to be $~~6,506,846, $21,812,914, $11,311,011 and $14,631,000~~13,097,000, $15,962,000, $5,232,000 and $26,535,000, respectively, for the Fiscal Quarters ended September 30, 2024, December 31, 2024, March 31, 2025 and June 30, 2025 and (ii) solely for purposes of determining EBITDA for any applicable TTM Measurement Period as required by this Agreement, EBITDA shall be deemed to be $384,000, $5,422,000, $7,290,000, $14,386,000, $6,067,000, $(4,491,000), $(5,391,000), $2,227,000, $8,396,000, $13,745,000, $7,000,000, and $5,790,000, respectively, for the fiscal ~~quarters~~months ended ~~March~~July 31, 2024, ~~June 30~~August 31, 2024, September 30, 2024 ~~and~~, October 31, 2024, November 30, 2024, December 31, 2024., January 31, 2025, February 28, 2025, March 31, 2025, April 30, 2025, May 31, 2025 and June 30, 2025, it being agreed that the amounts deemed for any of the foregoing Fiscal Quarters or fiscal months shall not be subject to any add-back or adjustment, including in respect of any pro forma or “run-rate” adjustments (other than pro forma or “run-rate” adjustments with respect to events or transactions which occur after the Amendment No. 7 Effective Date, as expressly permitted by Section 1.2(b)) and, for purposes of determining EBITDA under this Agreement for any period that includes any of the foregoing Fiscal Quarters or fiscal months, no add-backs or adjustments shall be duplicative of amounts already addressed and included in the foregoing deemed EBITDA amounts.

“EEA Financial Institution” means (i) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (ii) any entity established in an EEA Member Country which is a parent of an institution described in clause (i) of this definition, or (iii) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (i) or (ii) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (i) a Lender or any Affiliate thereof; (ii) an Approved Fund, (iii) a bank, insurance company, company, or other financial institution or fund, which is engaged in making, purchasing or investing in loans, which Person is approved by the Agent; provided that (A) none of any owner of Equity Interests of a Loan Party, any Loan Party or any of their respective Affiliates shall qualify as an Eligible Assignee, (B) neither a natural person nor a Defaulting Lender shall qualify as an Eligible Assignee, (C) nothing herein shall restrict or require the consent of any Person to the pledge by any Lender of all or any portion of its rights and interests under this Agreement, its Notes or any other Loan Document to any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board or U.S. Treasury Regulation 31 C.F.R. 203.14, and such Federal Reserve Bank may enforce such pledge in any manner permitted by applicable law, and (D) other than in connection with the purchase option set forth in Section 8 of the ABL Intercreditor Agreement and at any time prior to the exercise of such purchase option, no holder of the First Lien Term Loan Obligations or the Second Lien Term Loan Obligations shall qualify as an Eligible Assignee.

“Eligible Inventory” means Inventory of a U.S. Borrowing Base Company, that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided that such criteria may be revised from time to time by the Agent in the Agent’s Permitted Discretion to address the results of any information with respect to U.S. Borrowing Base Companies’ business or assets of which the Agent becomes aware after the Closing Date, including any field examination or appraisal performed or received by the Agent from time to time after the Closing Date. Without limitation of the foregoing, no item of Inventory shall be Eligible Inventory:

(i) unless (A) the Agent has a perfected first priority Lien thereon and (B) such Inventory is otherwise free and clear of any Lien in favor of any Person other than Permitted Liens;

(ii) if such Inventory is not in the control or possession of such U.S. Borrowing Base Company and is covered by a warehouse receipt, a bill of lading or other document of title, unless such warehouse receipt, bill of lading or other document of title covering such Inventory is issued in the name of or is otherwise endorsed to and held by the Agent;

(iii) if such Inventory is located on real property leased by a U.S. Borrowing Base Company or in a contract warehouse or with a bailee, in each case, unless either (A) it is subject to a Collateral Access Agreement executed by the lessor or warehouseman, as the case may be; provided, however, that the U.S. Borrowing Base Companies shall have a period of ninety (90) days subsequent to the Closing Date (or such longer period as approved by the Agent) during which to obtain Collateral Access Agreements for their leased or third party warehouse locations and Inventory at such leased or warehouse locations which would otherwise be “Eligible Inventory” but for the application of the requirements set forth in this clause (iii) shall be deemed to be “Eligible Inventory” during such period (it being understood and agreed that rent reserves maintained with respect to any such location under the U.S. Borrowing Base Companies’ asset-based credit facility immediately prior to the Closing Date shall be instituted as Reserves hereunder on and after the Closing Date until a Collateral Access Agreement is obtained with respect to the such location or such Reserves are otherwise released by the Agent), or (B) the Agent has established a Rent and Charges Reserve with respect to such location, and in each case such Inventory is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises;

(iv) if such Inventory is not located at one of the locations in the United States set forth on Schedule 1.1(a) (as such Schedule 1.1(a) may be amended from time to time with the prior written notice to the Agent) (or in-transit from one such location to another such location);

(v) if such Inventory is consigned to or from a U.S Borrowing Base Company;

(vi) if such Inventory is not owned solely by a U.S. Borrowing Base Company or such U.S. Borrowing Base Company does not have sole and good, valid and marketable title thereto;

(vii) if such Inventory is packing or shipping materials;

(viii) if such Inventory (A) is excess (as so determined by a U.S. Borrowing Base Company from time to time or as otherwise determined by the Agent, in its Permitted Discretion), (B) is obsolete, defective, damaged, slow moving or unmerchantable, (C) consists of samples or inventory on hand which is used for promotional and other sales activities, or (D) consists of “seconds” or goods returned or rejected by a U.S. Borrowing Base Company’s customers;

(ix) if such Inventory is repossessed, attached, seized, made subject to a writ or distress warrant, levied upon or brought within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors;

(x) if such Inventory does not conform in all material respects to all requirements of law pertaining to its manufacture;

(xi) if such Inventory consists of waste or Hazardous Materials;

(xii) unless such Inventory is covered by casualty insurance in accordance with Section 7.6;

(xiii) if such Inventory is subject to any licensing or similar contractual arrangement limiting its sale;

(xiv) if such Inventory contains or bears any intellectual property rights, unless the Agent is satisfied that the Agent may sell or otherwise dispose of such Inventory without (A) infringing the rights of such licensor, (B) violating any contract with such licensor, or (C) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

(xv) if and to the extent that the general ledger amount of such Inventory exceeds the perpetual inventory amount thereof;

(xvi) if the Agent, in its Permitted Discretion, has deemed such Inventory to not be Eligible Inventory; or

(xvii) if such Inventory was acquired in connection with a Permitted Investment, or such Inventory is owned by a Person that is joined to this Agreement as a U.S. Borrowing Base Company pursuant to the provisions of this Agreement, until the completion of an Acceptable Appraisal of such Inventory, the results of which shall be satisfactory to the Agent in its Permitted Discretion and the completion of a field examination with respect to such Inventory that is satisfactory to the Agent in its Permitted Discretion.

For avoidance of doubt, any Inventory that is not, or otherwise ceases to be, Eligible Inventory at any time, nevertheless shall be at all times part of the Collateral.

“Eligible Receivables” means those Receivables created by a Borrowing Base Company in the ordinary course of its business, that arise out of such Borrowing Base Company’s sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Receivables made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided that such criteria may be revised from time to time by the Agent in the Agent’s Permitted Discretion to address the results of any information with respect to Borrowing Base Companies’ business or assets of which Agent becomes aware after the Closing Date, including any field examination performed by (or on behalf of) Agent from time to time after the Closing Date. Without limitation of the foregoing, no Receivable shall be an Eligible Receivable:

(i) unless such Receivable constitutes the legal, valid and binding obligation of the account debtor, enforceable in accordance with its terms;

(ii) if the account debtor is, or is controlled by, an Affiliate or owner of any Loan Party, or an employee, officer or director of any Loan Party or any Affiliate or owner of any Loan Party;

(iii) if the amount payable in respect of such Receivable is the subject of renegotiation or redating;

(iv) unless (A) the Agent has a perfected first priority Lien thereon and (B) such Receivable is otherwise free and clear of any Lien in favor of any Person other than Permitted Liens;

(v) if (A) the goods giving rise to such Receivable have not been shipped and billed to the account debtor or (B) the services giving rise to such Receivable have not been performed and billed to the account debtor;

(vi) if (A) such Receivable (other than any Specified Receivable) is more than ninety (90) days past the date of the original invoice therefor or more than sixty (60) days past its due date for payment, whichever is the shorter period (provided, however, that an aggregate amount of Receivables, not to exceed $15,000,000 as of any date of determination, shall not be rendered ineligible solely pursuant to this clause (vi)(A) for being more than ninety (90) days past the date of the original invoice therefor, so long as such Receivables are not more than one hundred and twenty (120) days past the date of the original invoice therefor) or (B) such Receivable is a Specified Receivable and is more than one hundred and fifty (150) days past the date of the original invoice therefor;

(vii) if a Borrowing Base Company’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever, including any “sale on approval,” “sale or return,” “guaranteed sale” or sale on consignment, or a Borrowing Base Company’s right to receive payment is subject to any right of rescission, repurchase or reclamation;

(viii) if the sale arises from any “bill and hold” or other sale of goods which remain in a Borrowing Base Company’s possession or under such Borrowing Base Company’s control;

(ix) if and to the extent the invoiced amount consists of or includes interest payments, late charges, finance charges or service charges owing to a Borrowing Base Company, but only to the extent of such payments or charges;

(x) if the terms of sale are “cash on delivery” or “cash before delivery”;

(xi) if the account debtor or any Affiliate of the account debtor has disputed liability or has asserted a claim, right of setoff, chargeback, defense or counterclaim, discount, deduction, reserve, allowance, recoupment or has made any other claim with respect to any other Receivable due from such account debtor or Affiliate to a Borrowing Base Company, solely to the extent of the amount of such dispute or claim, or the amount of such actual or asserted right of setoff, defense, counterclaim, chargeback, discount, deduction, reserve, allowance, recoupment or other claim, as the case may be;

(xii) if the account debtor has suspended business or is liquidating, dissolving or winding up its affairs, or the account debtor is insolvent, or a Borrowing Base Company has received notice of an imminent Insolvency Event or a material impairment of the financial condition of the account debtor, or the account debtor or a material portion of such account debtor’s assets is the subject of an Insolvency Event, or the account debtor or any Affiliate of the account debtor has called a meeting of its creditors to obtain any general financial accommodation;

(xiii) if the account debtor is also a supplier to, or creditor of, a Borrowing Base Company, or is otherwise a “contra” account, whether in respect of contractual allowances with respect thereto, audit adjustments, anticipated discounts or otherwise, but only to the extent of the aggregate amount owed (or anticipated to be owed) by Borrowing Base Companies to the account debtor in respect thereto;

(xiv) if the sale or rendition of services is to an account debtor that either (A) does not maintain its chief executive office in an Acceptable Account Debtor Jurisdiction, (B) is not organized under an Acceptable Account Debtor Jurisdiction thereof, or (C) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (i) the Receivable is supported by an irrevocable letter of credit satisfactory to the Agent in its Permitted Discretion that has been delivered to the Agent and is directly drawable by the Agent, or (ii) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to the Agent in its Permitted Discretion, and on which Agent is named as “lenders loss payee”;

(xv) if fifty percent (50%) or more of the aggregate balance of the Receivables of any account debtor and its Affiliates owing to Borrowing Base Companies are deemed ineligible under clause (vi) above;

(xvi) if the account debtor is (A) the United States of America or any department, agency or instrumentality thereof, unless a Borrowing Base Company assigns its right to payment under such Receivable to the Agent as collateral hereunder in full compliance with (including the filing of a written notice of the assignment and a copy of the assignment with, and receipt of acknowledgment thereof by, the appropriate contracting and disbursing offices pursuant to) the Assignment of Claims Act of 1940, as amended (U.S.C. § 3727; 41 U.S.C. § 15) or (B) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; provided that this clause (xvi) shall not render any such account debtor’s Receivables ineligible so long as such account debtor is a Specified Utility Account Debtor;

(xvii) if when aggregated with all other Eligible Receivables owing by the same account debtor (including, for this purpose, Receivables owing by such account debtor’s Affiliates), such Receivable exceeds twenty-five percent (25%) of aggregate Eligible Receivables (for avoidance of doubt, only the amount of the Receivable in excess of twenty-five percent (25%) shall be excluded);

(xviii) if such Receivable is evidenced by a judgment or by an instrument or chattel paper;

(xix) if such Receivable represents a progress billing or retainage or if the obligation of the account debtor to pay is subject to a Borrowing Base Company’s completion of further performance or is subject to the equitable lien of any surety bond insurer, but only to the extent or amount of such limitation;

(xx) if such Receivable is payable in any currency other an Acceptable Receivable Currency;

(xxi) if the account debtor is located in any State (or Province or Territory of Canada) that requires a creditor to file a business activity report or similar document, or to qualify to do business in such jurisdiction in order to bring suit in such jurisdiction to recover on such Receivable unless the relevant Borrowing Base Company (A) had filed and has maintained effective a current notice of business activities or similar documents with the appropriate office or agency of the applicable jurisdictions or qualified to do business therein as applicable for the then-current year or if such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or cost, or (B) was and has continued to be exempt from such filing and has provided Agent with satisfactory evidence thereof;

(xxii) if the Agent believes, in its Permitted Discretion, the collection of such Receivable to be insecure or to be doubtful by reason of the account debtor’s inability or unwillingness to pay;

(xxiii) if the Agent, in its Permitted Discretion, has deemed it to not be an Eligible Receivable; or

(xxiv) if such Receivable is owned by a target acquired in connection with a Permitted Investment, or is owned by a Person that is joined to this Agreement as a Borrowing Base Company pursuant to the provisions of this Agreement, and a field examination with respect to such Receivables, in each case, satisfactory to the Agent in its Permitted Discretion, has not been completed.

For avoidance of doubt, any Receivable that is not, or ceases to be, an Eligible Receivable, at any time, nevertheless shall be at all times part of the Collateral.

“Eligible Unbilled Receivables” means those Receivables of any Borrowing Base Company that would constitute an Eligible Receivable but for the fact that an invoice or bill has not been delivered with respect thereto for a period of not more than thirty (30) days after the month during which such Borrowing Base Company has performed the services giving rise to such unbilled Receivable, so long as such Receivable is properly recorded in such Borrowing Base Company’s accounting systems at all times.

“English Security Documents” means: (i) the English law governed debenture to be made between the UK Loan Parties as chargors and the Agent (the “English Debenture”); (ii) the English law governed share charge and subordinated debt assignment to be made between each Loan Party which is a holder of shares in a UK Loan Party (other than UK Loan Parties which are already party to the English Debenture as chargors) in favour of the Agent (the “English Share Charge”) and (iii) each other agreement, deed, instrument or document executed by any Loan Party governed by English law which provides for a Lien in favour of the Agent as security for any of the Obligations, in each case in form and substance satisfactory to the Agent, each as amended, amended and restated, restated, supplemented or otherwise modified from time to time.

“Entity” for each Loan Party (other than an individual), means its status, as applicable, as a corporation, limited liability company or limited partnership.

“Environment” means ambient air, indoor air, surface water (including potable waters, navigable waters and wetlands), groundwater, surface and subsurface strata, natural resources, wildlife, plant life, biota, and the workplace or as otherwise defined in Environmental Laws.

“Environmental Action” means any summons, citation, notice of investigation or judicial or administrative proceeding, action, suit, abatement order or other order, judgment, decree or directive (conditional or otherwise) from any Governmental Authority, or any written notice of violation, complaint, claim, or other demand from any Person arising (i) pursuant to Environmental Laws, (ii) in connection with any actual or alleged violation of, or liability pursuant to, Environmental Laws, including any Permits issued pursuant to Environmental Laws, (iii) in connection with any Hazardous Materials, including the presence or Release or threatened Release of, or exposure to, any Hazardous Materials and any Remedial Action related to Hazardous Materials, or (iv) in connection with any actual or alleged damage, injury, threat or harm to health, safety or the Environment.

“Environmental Laws” means all federal, state, territorial, provincial and local statutes, laws (including common laws), rulings, regulations, ordinances, codes, legally binding and enforceable policies or guidelines or governmental, administrative or judicial directives, judgments, orders or interpretations of any of the foregoing now or hereafter in effect relating to pollution or protection of human health (to the extent relating to exposure to Hazardous Materials) or the Environment including laws and regulations relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of or exposure to any Hazardous Materials, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation, feasibility study, removal, remediation or post remediation monitoring or other Remedial Action), fines, penalties, sanctions, and interest incurred as a result of any Environmental Action or with respect to any violation of, or liability pursuant to, any Environmental Law or any Release of, or exposure to, any Hazardous Materials.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equity Interests” means (i) in the case of a corporation, its capital stock, (ii) in the case of a limited liability company, its membership interests, and (iii) in the case of a limited partnership, its general and limited partnership interests, including in each case, all of the following rights relating to such Equity Interests, whether arising under the Governing Documents of the Entity issuing such Equity Interests or under any applicable law of such Entity’s jurisdiction of organization or formation: (x) all economic rights (including all rights to receive dividends and distributions) relating to such Equity Interests; (y) all voting rights and rights to consent to any particular actions by the applicable issuer; and (z) all management rights with respect to such issuer, but, in each case, excluding any debt security convertible into, or exchangeable for, Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, 29 U.S.C. §§ 1000 et seq., amendments thereto, successor statutes, and regulations or guidelines promulgated thereunder.

“ERISA Affiliate” means any entity that, together with a Loan Party is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code, or under Section 4001(a)(14) of ERISA. Any former ERISA Affiliate of any Loan Party shall continue to be considered an ERISA Affiliate of such Loan Party for purposes of this definition with respect to the period such entity was an ERISA Affiliate of such Loan Party and with respect to liabilities arising after such period for which such Loan Party would be liable under the Code or ERISA.

“Erroneous Payment” has the meaning specified in Section 11.14.

“ERP Conversion” means the Borrower’s enterprise resource planning (ERP) system conversion to Microsoft D365.

“E-Signature” means the process of attaching to or logically associating with an Approved Electronic Communication an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Approved Electronic Communication) with the intent to sign, authenticate or accept such Approved Electronic Communication.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“European Collateral” means, collectively, the Dutch Collateral and the UK Collateral.

“Event of Default” means the occurrence of any of the events specified in Section 10.1.

“Excess Availability” means, as of any date, the amount (if any) as of such date by which (i) the Line Cap, exceeds (ii) the sum on such date of (A) the Aggregate Revolving Credit Outstandings, plus (B) the aggregate amount of fees and expenses which are due and payable by any Borrower under this Agreement but which have not been paid or charged to the Loan Account.

“Excluded Asset Disposition” means, any Asset Disposition pursuant to clause (a), (b), (c), (d) (unless constituting a Casualty Event), (e), (f), (h) or (i) of Section 8.5.

“Excluded Property” means:

(i) 35% of the issued and outstanding Voting Interests of any first-tier CFC (other than any Protected CFC) held by any Loan Party, except to the extent that the grant of a security interest in such Voting Interests would not result in material adverse tax consequences under Section 956 of the Code or any similar provision to any Loan Party (as reasonably determined by the Borrower Agent in consultation with the Agent);

(ii) Equity Interests in any Person (other than wholly owned Subsidiaries) that cannot be pledged without the consent of one or more third parties (other than the Borrower Agent or any of its Subsidiaries), other than to the extent such prohibition is deemed ineffective under the UCC or other applicable law notwithstanding such prohibition;

(iii) any (x) rights or interest in any contract, lease, permit, license, franchise, charter, authorization or license agreement covering real or personal property (including Intellectual Property) of any Loan Party (including any governmental licenses or approvals and state or local franchises, charters and authorizations, to the extent a security interest in any such license, approval, franchises, charters, or authorizations are prohibited or restricted thereby) and (y) equipment owned by any Loan Party that is subject to a purchase money lien or a capital lease obligation if (but only to the extent that and only for so long as such purchase money Indebtedness or capital lease restricts the granting of a Lien therein to the Agent), solely to the extent the grant of a security interest therein would constitute a violation of a valid and enforceable restriction in favor of a third party if under the terms of such contract, lease, permit, license, franchise, charter, authorization or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, franchise, charter, authorization or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, franchise, charter, authorization or license agreement has not been obtained (provided that (A) the foregoing exclusions in clauses (x) and (y) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is ineffective under Section 9-406, 9-407, 9-408, or 9-409 of the UCC (or any successor provision or provisions) or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Agent’s security interest or lien to attach notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, franchise, charter, authorization or license agreement and (B) the foregoing exclusions in clauses (x) and (y) shall in no way be construed to limit, impair, or otherwise affect any of the Agent’s or any Lender’s continuing security interests in and liens upon any rights or interests of any Loan Party in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, franchise, charter, authorization, license agreement, or Equity Interests (including any Receivables or Equity Interests), or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, franchise, charter, authorization, license agreement, or Equity Interests);

(iv) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications or registrations issued therefrom under applicable federal law; provided, that upon submission and acceptance by the United States Patent and Trademark Office of a statement of use or an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall no longer be Excluded Property and shall thereafter constitute Collateral;

(v) all leasehold Real Property interests (other than in the United Kingdom if security is granted by means of a floating charge);

(vi) fee simple Real Property interests located outside of the United States (other than in the United Kingdom if security is granted by means of a floating charge) having a fair market value (as determined in good faith by the Borrower) less than $1,000,000 on a per-property basis (for any property or group of related parcels of property);

(vii) fee simple Real Property interests located inside the United States and listed on Schedule 1.1(e);

(viii) to the extent subject to certificates of title (or the local law equivalent), motor vehicles and other assets subject to certificates of title, or any rolling stock, other than those, in each case, with a value exceeding $1,000,000;

(ix) Restricted Accounts (other than Restricted Accounts of the type described in clauses (iv) and (vii) of such term);

(x) any asset in circumstances where the cost of obtaining a security interest therein, including the cost of title insurance, surveys or flood insurance (if necessary) would be excessive in light of the practical benefit to the Lenders afforded thereby as determined by the Agent in its Permitted Discretion; and

(xi) the last day of the term of any lease, sublease or agreement to sublease now held or subsequently acquired by any of the Loan Parties which is organized under the laws of Canada or any province or territory therein (it being understood and agreed that the Loan Parties shall stand possessed of such last day in trust for the assignment and disposal of it as the Agent may direct);

provided that Excluded Property shall not include (x) any proceeds of Excluded Property unless such proceeds otherwise constitute Excluded Property or (y) any property secured by Liens granted under the First Lien Term Loan Documents to secure the First Lien Term Loan Obligations or granted under the Second Lien Term Loan Documents to secure the Second Lien Term Loan Obligations (in each case, other than the property listed on Schedule 1.1(e)).

“Excluded Swap Obligation” means any obligation of any Loan Party to pay or perform under any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Loan Party (including by virtue of the joint and several liability provisions of Section 12.11) of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time such guaranty or the grant of such security interest becomes effective with respect to such Swap Obligation (after giving effect to Section 12.30). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, capital Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Recipient being organized or incorporated under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) any Canadian federal withholding Taxes imposed by reason of the Recipient (A) not dealing at arm’s length (within the meaning of the Tax Act) with the relevant Loan Party; (B) being a “specified shareholder” (as defined in subsection 18(5) of the Tax Act) of a Loan Party or not dealing at arm’s length with a “specified shareholder” (as defined in subsection 18(5) of the Tax Act) of a Loan Party; or (C) being a “specified entity” (as defined in subsection 18.4(1) of the Tax Act) in respect of a Loan Party, except in the case where the non-arm’s length relationship, the Recipient being a “specified shareholder” or not dealing at arm’s length with a “specified shareholder” of a Loan Party, or the Recipient being a “specified entity” in respect of a Loan Party, arises solely from the Recipient having executed, delivered, become a party to, performed its obligations under, or enforced any Loan Document, (iii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower Agent under Section 2.11) or (B) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iv) Taxes attributable to such Recipient’s failure to comply with Section 4.11(g) or with Section 4.11(h) and (v) any Taxes imposed under FATCA.

“Existing Term Loan Agreement” has the meaning set forth in the definition of Second Lien Term Loan Agreement.

“Facility” means the Revolving Credit Facility.

“FATCA” mean Sections 1471 and 1474 of the Code, as of the date of this Agreement (or any amended or successor version to the extent that it is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing and any law or regulation adopted pursuant to any such intergovernmental agreement.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it (and, if any such rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States or any Person succeeding to the functions thereof.

“Fee Letter” means the fee letter, dated as of the Closing Date, between the Borrower Agent and the Agent.

“Financial Statements” means, with respect to the Borrower Agent and its Subsidiaries, the consolidated balance sheets, consolidated profit and loss statements and statements of cash flow of the Borrower Agent and its Subsidiaries for the period specified, prepared in accordance with GAAP and consistent with prior practices.

“Financial Support Directions” means a financial support direction issued by the Pensions Regulator under section 43 of the Pensions Act 2004.

“First Lien Net Leverage Ratio” means, as of any date of determination, for the Borrower Agent and its Subsidiaries on a consolidated basis, the ratio of (i) the result of (A) Consolidated Funded First Lien Indebtedness as of such date minus (B) Unrestricted Cash in an aggregate amount up to $~~15~~30,000,000 to (ii) EBITDA for the most recently ended Four Quarter Measurement Period.

“First Lien Term Loan Agent” means HPS Investment Partners, LLC, in its capacity as administrative agent and/or collateral agent for the lenders under the First Lien Term Loan Agreement, and any successor thereto in any such capacity.

“First Lien Term Loan Agreement” means that certain First Lien Term Loan Credit Agreement, dated as of the Amendment No. 6 Effective Date, by and among the Borrower Agent, the other Loan Parties party thereto, the First Lien Term Loan Lenders and the First Lien Term Loan Agent, as in effect on the Amendment No. 6 Effective Date and as may hereafter be amended, amended and restated, restated, supplemented or otherwise modified from time to time in accordance with this Agreement and the ABL Intercreditor Agreement.

“First Lien Term Loan Documents” means (i) the First Lien Term Loan Agreement and (ii) each of the other agreements, instruments and other documents with respect to the First Lien Term Loan Obligations, all as in effect on the Amendment No. 6 Effective Date and as may hereafter be amended, amended and restated, restated, supplemented or otherwise modified from time to time in accordance with this Agreement and the ABL Intercreditor Agreement.

“First Lien Term Loan Lenders” means the lenders from time to time party to the First Lien Term Loan Agreement.

“First Lien Term Loan Obligations” means the “First Lien Term Loan Debt” as defined in the ABL Intercreditor Agreement.

“First Lien Term Loans” means, collectively, each “Loan” under and as defined in the First Lien Term Loan Agreement.

“Fiscal Quarter” means each calendar quarter ending March 31, June 30, September 30, and December 31.

“Floor” means a per annum rate equal to 1.00%.

“Foreign Lender” means (i) if a Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (ii) if a Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“Foreign Plan” has the meaning specified in Section 7.13.

“Foreign Subsidiary” means any direct or indirect subsidiary of any Loan Party that is organized or incorporated under the laws of any jurisdiction other than the United States, any State thereof or the District of Columbia.

“Four Quarter Measurement Period” means, on any date of determination, the period of four consecutive ~~f~~Fiscal ~~q~~Quarters of the Borrower Agent then most recently ended (taken as one accounting period) for which Financial Statements (and the related Compliance Certificate) have been or are required to have been delivered pursuant to Section 7.11(b) and (d).

“Fronting Exposure” means a Defaulting Lender’s Pro Rata Share of reimbursement obligations under Letters of Credit, except to the extent allocated to other Lenders under Section 2.12.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

“Governing Body” means (i) in the case of a corporation (or a limited liability company incorporated under the laws of England and Wales), its board of directors and/or shareholders (as the case may be), (ii) in the case of a limited liability company, its managers or members, (iii) in the case of a limited partnership, its general partner(s), and (iv) in the case of a Dutch Loan Party, its board of directors, its general meeting of shareholders and its supervisory board, as applicable, or in each case, another comparable governing body of the applicable Entity.

“Governing Documents” means (i) in the case of a corporation, its articles (or certificate) of incorporation and bylaws, (ii) in the case of a limited liability company, its articles (or certificate) of organization (or formation) and its operating agreement, (iii) in the case of a limited partnership, its articles (or certificate) of limited partnership and its limited partnership agreement, or in each case, another comparable governing document of the applicable Entity, (iv) in the case of a limited liability company incorporated under the laws of England and Wales, its articles of association and memorandum of association (as applicable) and its certificate of incorporation and any certificate of incorporation on a change of name, and (v) in relation to any Dutch Loan Party in each case including its deed of incorporation (oprichtingsakte), articles of association (statuten) and an extract (uittreksel) from the commercial register (handelsregister) of the Dutch Chamber of Commerce (Kamer van Koophandel).

“Governmental Authority” means any federal, state, provincial, territorial, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government, any court, any securities exchange or any self-regulatory organization, in each case whether associated with a state of the United States, the United States, province or territory of Canada, Canada, or a foreign entity or government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Group” means the Borrower Agent and each of its Subsidiaries from time to time.

“Gross Borrowing Base” means, at any time of determination, the Borrowing Base, as determined before giving effect to any advance rates, reserves, liquidation values or percentages and similar concepts that reduce the amount that relevant assets contribute to the Borrowing Base.

“Guarantors” means each Borrower, as to the other Borrowers, and each other Person that guarantees, in whole or in part, the Obligations on the Closing Date or at any time thereafter.

“Guaranty and Security Agreement” means a guaranty and security agreement, dated as of the Closing Date, in form and substance reasonably satisfactory to the Agent, executed and delivered by each of the Loan Parties to the Agent, as amended, amended and restated, restated, supplemented or otherwise modified from time to time.

“Hazardous Materials” means any and all pollutants, contaminants and toxic, caustic, radioactive or hazardous materials, substances and wastes including petroleum or petroleum distillates, urea formaldehyde foam insulation, asbestos or asbestos-containing materials, whether or not friable, per- and polyfluoroalkyl substances, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other materials, substances or wastes of any nature, that are regulated under any Environmental Laws due to their dangerous or hazardous properties or characteristics.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging agreement. The term “Hedging Agreement,” as used herein, shall extend to and include any Swap Obligation.

“Highest Lawful Rate” has the meaning specified in Section 12.10.

“Historical Financials” means the Financial Statements delivered by the Borrower Agent pursuant to Section 7.11(a) of this Agreement for the fiscal year ended December 31, 2023 and pursuant to Section 7.11(b) of this Agreement for the ~~f~~Fiscal ~~q~~Quarter ended December 31, 2024.

“IBA” has the meaning specified in Section 2.3(j)(v).

“Increased Reporting Period” means each period beginning on the date that any Overadvance occurs and ending on the first date thereafter on which no Overadvance shall have existed for twenty (20) consecutive calendar days.

“Indebtedness” means, with respect to any Person, as of the date of determination thereof (without duplication of the same obligation under any other clause hereof), (i) all obligations of such Person for borrowed money of any kind or nature, including funded and unfunded debt, (ii) all monetary obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including under Hedging Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedging Agreement were terminated on the date of determination), in each case, whether entered into for hedging or speculative purposes or otherwise, (iii) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices and, for the avoidance of doubt, other than royalty payments payable in the ordinary course of business in respect of non-exclusive licenses) and any earn-out or similar obligations, purchase price adjustments and profit-sharing arrangements arising from purchase and sale agreements, (iv) all Capitalized Lease Obligations, (v) all Indebtedness of others secured by (or for which the holder of such

Indebtedness has an existing right to be secured) a Lien on any asset of such Person whether or not the Indebtedness is assumed by such Person, (vi) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreements in the event of default are limited to repossession or sale of such property), (vii) any Disqualified Equity Interests, (viii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (ix) notes payable and drafts representing extensions of credit whether or not representing obligations for borrowed money, (x) the face amount of any letter of credit issued for the account of that Person or as to which such Person is otherwise liable for reimbursement of drawings, (xi) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (xii) all obligations of such Person in respect of the sale or factoring of receivables; (xiii) any liability or agreement of such Person to purchase, repurchase or otherwise acquire any Indebtedness or Equity Interests from any other Person, including any “repo” or other similar arrangement; and (xiv) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (i) through (xiii) above. For purposes of this definition, (A) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness (assuming such Person is required to perform thereunder), and (B) the amount of any Indebtedness which is limited or is non-recourse to a Person or for which recourse is limited to an identified asset shall be valued at the lesser of (1) if applicable, the limited amount of such obligations, and (2) if applicable, the fair market value of such assets securing such obligation. Notwithstanding anything to the contrary in any Loan Document, no obligation pursuant to the 2025 Preferred Documents or the 2025 Preferred Securities Purchase Agreement shall constitute “Indebtedness.”

“Indemnified Party” has the meaning specified in Section 12.4(a).

“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.

“Industrial Designs” means any and all industrial designs and industrial design applications, including the subject matter described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, all damages and payments for past or future infringements thereof and rights to sue therefor, and all rights corresponding thereto throughout the world.

“Information” has the meaning specified in Section 12.21.

“Initial 2025 Preferred Equity Investment” means the issuance by the Borrower Agent of preferred equity interests (and, for the avoidance of doubt, not including any delayed draw issuances of preferred equity interests) for aggregate cash consideration (together with aggregate cash consideration for the issuance of the Initial Warrants) equal to $75,000,000 to the 2025 Preferred Equity Investor on or about the Amendment No. 7 Effective Date pursuant to the 2025 Preferred Securities Purchase Agreement.

“Initial Warrants” means the common stock warrants delivered by the Borrower Agent to the 2025 Preferred Equity Investor on or about the Amendment No. 7 Effective Date, issued in connection with the 2025 Preferred Equity Investment, each of which entitle the holder thereof to acquire fully paid and nonassessable shares of common stock of the Borrower Agent upon the payment of the exercise price.

“Insolvency Event” means, with respect to any Person (other than any UK Loan Party in respect of clauses (ii), (iii) or (vi) below), the occurrence of any of the following: (i) such Person shall be adjudicated insolvent or bankrupt, institutes or consents to the institution of proceedings under, any Debtor Relief Laws or shall generally fail to pay or admit in writing its inability to pay its debts as they become due, (ii) such Person shall seek reorganization or the appointment of a receiver, interim receiver, receiver and manager, trustee, monitor custodian, administrator, administrative receiver, manager, liquidator or similar officer for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, (iii) such Person shall make a general assignment for the benefit of its creditors, or consent to or acquiesce in the appointment of a receiver, interim receiver, receiver and manager, trustee, monitor, custodian, administrator, administrative receiver, compulsory manager, liquidator or similar officer for a substantial portion of its property, assets or business, (iv) such Person shall file a voluntary petition under, or shall seek the entry of an order for relief under, any Debtor Relief Laws, (v) such Person shall take any corporate, limited liability company, partnership or similar act, as applicable, in furtherance of any of the foregoing, or (vi) such Person, or a substantial portion of its property, assets or business, shall become the subject of an involuntary proceeding or a petition for (A) its dissolution, the suspension of payments, a moratorium of any indebtedness, winding-up, administration, or reorganization (by way of voluntary arrangement scheme or arrangement or otherwise), (B) the appointment of a receiver, interim receiver, receiver and manager, trustee, monitor, custodian, liquidator, administrator or restructuring official (herstructureringsdeskundige) for it or for all or any material part of its property and (I) such proceeding shall not be dismissed or stayed within sixty (60) days or (II) such receiver, interim receiver, receiver and manager, trustee, monitor, custodian, liquidator, administrator or restructuring official (herstructureringsdeskundige) shall be appointed; provided that the Lenders shall have no obligation to make any Loans or cause to be issued any Letter of Credit during the pendency of any sixty (60) day period described in this definition, (C) any proceeding under any Debtor Relief Law relating to it or any material part of its property is instituted and such proceeding shall not be dismissed or stayed within sixty (60) days; provided that the Lenders shall have no obligation to make any Loans during the pendency of any sixty (60) day period described in this definition and, in respect of any UK Loan Parties, means any corporate action, legal proceedings or other procedure or step is taken in relation to: (1) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, official management, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of that UK Loan Party; (2) by reason of actual or anticipated financial difficulties, a composition, compromise, assignment or arrangement with or for the benefit of any creditor of that UK Loan Party; (3) the appointment of a liquidator, receiver, administrative receiver, conservator, trustee, custodian, administrator, compulsory manager or other similar officer in respect of that UK Loan Party or a substantial portion of its assets; or (4) enforcement of any Liens over a substantial portion of the assets of that UK Loan Party, or any procedure or step with analogous effect is taken in any jurisdiction and/or any expropriation, attachment, sequestration, distress or execution (or any process with analogous effect) affects a substantial portion of the assets of a UK Loan Party (the proceedings and procedures set out in clause (1) to (4) above being the “Insolvency Proceedings”); any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within fifteen (15) Business Days of commencement will not be deemed Insolvency Proceedings.

“Insolvency Regulation” means Council Regulations (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (in the case of any UK Loan Parties, as the same may be retained added to or modified by the European Union (Withdrawal) Act 2018 or any statutory instrument made under such Act).

“Intellectual Property” means (i) any and all Patents, Copyrights, Trademarks, Industrial Designs, trade secrets, and intellectual property rights in know-how, inventions (whether or not patentable), algorithms, software (including source code and object code), processes, product designs, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind, including all applications for registration or registrations thereof, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect to any of the foregoing, including payments under all licenses entered into in connection therewith and damages and payments for past, present or future infringements, misappropriations or other violations thereof, (iii) the right to sue for past, present, and future infringements, misappropriation or other violations thereof, and (iv) all rights corresponding to the foregoing throughout the world.

“Intercompany Subordination Agreement” means an intercompany subordination agreement, dated as of the Closing Date, in form and substance satisfactory to the Agent, executed and delivered by each Loan Party and each of its Subsidiaries, and the Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Intercreditor Agreement” means each of the ABL Intercreditor Agreement and/or any Acceptable Intercreditor Agreement, as the context may require.

“Interest Expense” means, for any period, all interest with respect to Indebtedness (including the interest component of Capitalized Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) determined in accordance with GAAP.

“Interests” has the meaning specified in Section 8.9.

“Internal Revenue Service” or “IRS” means the United States Internal Revenue Service and any successor agency.

“Internally Generated Cash” means, with respect to any fiscal year, cash of the Loan Parties and their Subsidiaries received in such fiscal year and not constituting (i) proceeds of an equity issuance, (ii) proceeds of the incurrence of long-term Indebtedness, (iii) proceeds of Asset Dispositions not in the ordinary course of business or Casualty Events, or (iv) insurance proceeds in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or Real Property.

“Inventory” means Inventory (as defined in the UCC), Inventory, stock, stock in trade and any similar asset in the nature of Inventory (as defined in the UCC).

“Inventory Reserves” means reserves established by the Agent, in its Permitted Discretion, to reflect factors that may negatively impact the value of Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns, vendor charge backs or slow moving Inventory.

“Investment” in any Person means, as of the date of determination, (i) any direct or indirect payment or contribution in or to such Person including property contributed to such Person for or in connection with its acquisition of any stock, bonds, notes, indebtedness, debentures, partnership or other ownership interest or any other security of such Person, (ii) any direct or indirect payment or contribution for all or substantially all of the assets of such Person (or of any division or business line of such other Person), (iii) any loan, advance or other extension of credit or guaranty of or other surety obligation for any Indebtedness made to, or for the benefit of, such Person, or any accounts receivable from that other Person that are not current assets or did not arise from sales to that Person in the ordinary course of business, (iv) any direct or indirect redemption, retirement, purchase or other acquisition for value by the Borrower or any Subsidiary from any Person (other than any Guarantor) of any Equity Interests of such Person, and (v) all investments consisting of any exchange traded or over the counter derivative transactions, whether entered into for hedging or speculative purposes or otherwise. In determining the aggregate amount of Investments outstanding at any particular time, (A) a guaranty (or other surety obligation) shall be valued at not less than the principal outstanding amount of the primary obligation; (B) returns of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution) shall be deducted; (C) earnings, whether as dividends, interest or otherwise, shall not be deducted; and (D) decreases in the market value shall not be deducted unless such decreases are computed in accordance with GAAP. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment~~. It~~, it being understood and agreed that no effect will be given to returns on Investments in the form of proceeds of Indebtedness or equity (including preferred stock) incurred in connection with such Investment.

“Investment Grade Receivables” means those Receivables that are (i) owned by a U.S. Borrowing Base Company or a Canadian Borrowing Base Company and (ii) owing by account debtors rated at “BBB-” or better by S&P or Baa3 or better by Moody’s.

“ISP98” means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.

“Joinder” means a joinder agreement substantially in the form of Exhibit J-2 to this Agreement.

“Junior Indebtedness” has the meaning specified in Section 8.18(b).

“Lender” and “Lenders” have the respective meanings specified in the preamble to this Agreement.

“Lender Group Expenses” means all (i) costs or expenses (including Indemnified Taxes and insurance premiums) required to be paid by any Loan Party or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Agent, the Letter of Credit Issuer, and the Lenders, or any of them, (ii) reasonable and documented out-of-pocket fees or charges paid or incurred by the Agent in connection with transactions under any of the Loan Documents, (iii) the Agent’s customary fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to any Loan Party or its Subsidiaries performed in connection with the transactions contemplated under the Loan Documents, (iv) the Agent’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of any Borrower (whether by wire transfer or otherwise), together with any reasonable and documented out-of-pocket costs and expenses incurred in connection therewith, (v) customary charges imposed or incurred by the Agent resulting from the dishonor of checks payable by or to any Loan Party, (vi) reasonable and documented out-of-pocket costs and expenses paid or incurred by the Agent, the Letter of Credit Issuer and the Lenders, or any of them, to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (vii) fees and expenses of the Agent related to any field examinations, appraisals, or valuations to the extent of the fees and charges (and up to the amount of any limitation) provided in Section 7.7(b), (viii) the Agent’s and the Lenders’ reasonable and documented costs and expenses (including reasonable attorneys’ fees and expenses) relative to third party claims or any other lawsuit or adverse proceeding paid or incurred, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, the Agent’s Liens in and to the Collateral, or the relationship of the Agent, the Letter of Credit Issuer, and the Lenders, or any of them, with any Loan Party or any of its Subsidiaries, (ix) the Agent’s reasonable and documented costs and expenses (including reasonable attorneys’ fees for one primary counsel for the Agent, and, if reasonably necessary, one local counsel and one specialist counsel in each relevant jurisdiction and due diligence expenses) incurred in advising, structuring, drafting, reviewing, administering, syndicating, or amending, waiving, or modifying the Loan Documents and (x) the Agent’s and each Lender’s reasonable and documented costs and expenses (including attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Event concerning any Loan Party or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or in taking any enforcement action or any exercise of remedies with respect to the Collateral.

“Letter of Credit” means each letter of credit issued for the account of the Borrowers by the Letter of Credit Issuer under Section 2.13, and all amendments, renewals, extensions or replacements thereof.

“Letter of Credit Agreement” means the collective reference to any and all applications, reimbursement agreements and other agreements from time to time entered into by the Letter of Credit Issuer and the Borrowers, to be in form and substance reasonably satisfactory to the Letter of Credit Issuer, pursuant to which the Letter of Credit Issuer issues Letters of Credit for the account of the Borrowers in accordance with the terms of this Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Letter of Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“Letter of Credit Issuer” means (i) Wells Fargo Bank, National Association, BMO Harris Bank, N.A., Bank of America, N.A., Capital One, National Association, or any other Person designated in writing by the Agent as a provider of Letters of Credit hereunder and (ii) any Revolving Credit Lender that, at the request of the Borrowers and with the consent of the Agent, agrees, in such Lender’s sole discretion, to become a Letter of Credit Issuer for the purpose of issuing Letter of Credit pursuant to Section 2.13 of this Agreement. At any time there is more than one Letter of Credit Issuer, any singular references to Letter of Credit Issuer shall mean any Letter of Credit Issuer, each Letter of Credit Issuer, the Letter of Credit Issuer that has issued the applicable Letter of Credit, or all Letter of Credit Issuers, as the context may require.

“Letter of Credit Issuer Sublimit” means, with respect to each Letter of Credit Issuer, such sublimit as may be agreed from time to time among the Agent, the applicable Letter of Credit Issuer and the Borrower Agent.

“Letter of Credit Request” has the meaning specified in Section 2.13(c).

“Letter of Credit Sublimit” means $26,000,000.

“Letter of Credit Usage” means, as of any date of determination, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit (other than the Letter of Credit Usage Excluded Amount), plus (ii) the aggregate amount of outstanding reimbursement obligations with respect to Letters of Credit which remain unreimbursed or which have not been paid through a Revolving Credit Loan.

“Letter of Credit Usage Excluded Amount” means, at any time, an amount equal to the undrawn amount of any one or more outstanding Replacement Letters of Credit as to which the Prior ABL LC Cash Collateral corresponding to the applicable letter of credit replaced by any such Replacement Letter of Credit has not been returned to the Borrower Agent as of such time; provided that (i) the undrawn amount of any Replacement Letter of Credit shall be excluded from any determination of the Letter of Credit Usage Excluded Amount upon the earlier of (a) ten (10) Business Days after the date of issuance of such Replacement Letter of Credit and (b) the return to the Borrower Agent of the Prior ABL LC Cash Collateral corresponding to the applicable letter of credit replaced by such Replacement Letter of Credit and (ii) the undrawn amount of any Replacement Letter of Credit shall be excluded from any determination of the Letter of Credit Usage Excluded Amount to the extent any Event of Default exists.

“Lien” means any lien, claim, charge, pledge, security interest, assignment, hypothecation, deed of trust, mortgage, lease, conditional sale, retention of title, attachment or other preferential arrangement having substantially the same economic effect as any of the foregoing, whether voluntary or imposed by law.

“Line Cap” means, as of any date of determination, the lesser of (i) the Aggregate Revolving Credit Commitment as of such date of determination, and (ii) the Borrowing Base as of such date of determination.

“Loan Account” has the meaning specified in Section 2.6.

“Loan Documents” means this Agreement, the Notes, the Fee Letter, the Security Documents, the Intercompany Subordination Agreement, any Intercreditor Agreement, the 1970 Group Subordination Agreement, any Subordination Agreement, each Control Agreement, each Lockbox Agreement, each Letter of Credit, each Letter of Credit Agreement, and any other documents and instruments entered into, now or in the future, by any Loan Party or any of its Subsidiaries under or in connection with this Agreement (but specifically excluding Bank Product Agreements), as each of the same may be amended, amended and restated, restated, supplemented or otherwise modified from time to time.

“Loan Party” means each Borrower and each Guarantor.

“Loans” means the loans and financial accommodations made by the Lenders hereunder or under this Agreement, including the Revolving Credit Loans (and any Protective Advances or any Overadvances).

“Lockbox Account” and “Lockbox Accounts” have the respective meanings set forth in Section 2.7.

“Lockbox Agreement” and “Lockbox Agreements” have the respective meanings set forth in Section 2.7.

“Lockbox” and “Lockboxes” have the respective meanings set forth in Section 2.7.

“Material Adverse Effect” means (i) a material adverse effect on the business, operations, results of operations, assets, liabilities, or condition (financial or otherwise) of the Loan Parties, taken as a whole or (ii) the material impairment of (A) the Loan Parties’ ability to perform their payment or other material obligations under the Loan Documents to which they are a party, (B) the ability of the Agent or the Lenders to enforce the Obligations or realize upon the Collateral or (C) the ability of any Loan Party to fully and timely perform its Obligations, or (iii) a material adverse effect upon the enforceability or priority of the Agent’s Liens with respect to all or a material portion of the Collateral other than, in the case of this clause (iii), any material impairment caused by any action or inaction of the Agent.

“Material Contract” means any agreement or arrangement to which a Loan Party is party (other than the Loan Documents) (i) for which breach, nonperformance or termination (including by failure to renew) could reasonably be expected to have a Material Adverse Effect or (ii) that relates to Material Indebtedness.

“Material Indebtedness” means (i) the First Lien Term Loan Obligations, (ii) the Second Lien Term Loan Obligations, (iii) the obligations pursuant to the 1970 Group SIRFA, and (iv) any other Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements of any Loan Party in an aggregate principal amount exceeding $10,000,000. For purposes of this definition, the “principal amount” of the obligations of any Loan Party in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party would be required to pay if such Hedging Agreement were terminated at such time.

“Material Intellectual Property” means any Intellectual Property owned by any Loan Party, or a Subsidiary thereof, that is, individually or in the aggregate, material to the operation of the business of any Loan Party.

“Material Subsidiary” means, at any date of determination

(i) the Borrower Agent; and

(ii) each Subsidiary of the Borrower Agent that, as of the end of the most recently ended fiscal year for which Financial Statements are required to be delivered pursuant to Section 7.11, (A) owns at least 2.5% of the consolidated total assets of the Loan Parties and their Subsidiaries as of such date, (B) generated at least 2.5% of the consolidated revenues of the Loan Parties and their Subsidiaries during such fiscal year, (C) is part of any group comprising Subsidiaries of a Borrower that each would not have been a Material Subsidiary under clauses (A) or (B) but that, taken together, had revenues or total assets in excess of 5.0% of, the consolidated revenues for any fiscal year or total assets as of such date, as applicable, of the Loan Parties and their Subsidiaries or (D) in the aggregate comprise more than 20.0% of EBITDA of the Borrower and its Subsidiaries for the Four Quarter Measurement Period most recently ended; provided that the Borrower Agent and the Agent shall discuss the determination of Material Subsidiaries as provided in this clause (ii) in good faith and if it is mutually agreed to be administratively unreasonable or burdensome or the costs of adding any applicable Subsidiary as a Loan Party would otherwise outweigh the benefits to the Secured Parties, the Agent in its reasonable discretion may waive the requirement to comply with this clause (ii) and Section 7.20 with respect to applicable Subsidiary.

“Maturity Date” means the Scheduled Maturity Date.

“Maximum Annual Capital Expenditures” has the meaning specified in Section 9.1.

“Minimum Excess Availability Amount” means $7,500,000.

“Monthly Operating Report” means a monthly operating report with respect to the Borrower Agent and its Subsidiaries, in substantially in the form of Exhibit N or such other form as may be approved by the Agent from time to time in its reasonable discretion.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means each mortgage, deed of trust or security deed between the applicable Loan Party(ies) and the Agent, in form and substance satisfactory to the Agent in its Permitted Discretion, relating to the Real Property encumbered thereby, as amended, amended and restated, restated, supplemented or otherwise modified from time to time.

~~“Mortgaged Property” means any owned Real Property listed on Schedule 1.1(c) or (d) and, thereafter, shall include each other Real Property with respect to which a Mortgage is granted, so long as such Real Property does not constitute Excluded Property.~~

“Mortgage Support Documents” means the following, all as requested by the Agent and in form and substance reasonably satisfactory to the Agent: (a) fully paid American Land Title Association Lender’s Extended Coverage title insurance policies, with endorsements and in amounts reasonably acceptable to the Agent, issued, coinsured and reinsured by title insurers reasonably acceptable to the Agent, (b) American Land Title Association as-built surveys from surveyors reasonably acceptable to the Agent, (c) flood hazard certificates, evidence of flood and/or earthquake insurance and other flood and/or earthquake-related information as reasonably requested by the Agent, (d) favorable opinions of counsel to the Loan Parties for each jurisdiction in which a Mortgaged Property is located, and (e) such other certificates and documents (including, if applicable, SNDAs) as may be reasonably requested by the Agent.

“Mortgaged Property” means any owned Real Property listed on Schedule 1.1(c) or (d) and, thereafter, shall include each other Real Property with respect to which a Mortgage is granted, so long as such Real Property does not constitute Excluded Property.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate has contributed within the past six years or with respect to which any Loan Party or any ERISA Affiliate has any liability, whether fixed or contingent, excluding any Canadian Pension Plan, Canadian Multiemployer Pension Plan or Foreign Plan.

“Net Income” means, for any period, (i) the net income (or loss) of the Borrower Agent and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (ii) the sum of (A) the income of any Subsidiary of the Borrower Agent to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary and (B) (to the extent not included in clause (i) above) any extraordinary gains (or extraordinary losses) for that period, determined in accordance with GAAP; provided that any extraordinary items which have the effect of increasing Net Income shall solely be permitted to the extent such items would be permitted as addbacks under clause (~~i~~ii)(~~L~~N ) of the definition of “EBITDA”.

~~“Net Leverage Ratio” means, as of any date of determination, for the Borrower Agent and its Subsidiaries on a consolidated basis, the ratio of~~

~~(i)~~ the result of (A) Consolidated Funded Indebtedness as of such date ~~minus (B) Unrestricted Cash in an aggregate amount up to $30,000,000, to~~

~~(ii) EBITDA for the most recently ended Four Quarter Measurement Period.~~

“NOLV Percentage” means the net orderly liquidation value of Inventory, expressed as a percentage of the Value of such Inventory, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from time to time by the Agent in its Permitted Discretion from the then most recent Acceptable Appraisal of the Inventory of the U.S. Borrowing Base Companies (it being recognized that individual types or kinds of Inventory may have different NOLV Percentages).

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of such Lender in accordance with the terms of Section 12.7(b) and (ii) has been approved by the Required Lenders (or such other applicable class or group of Lenders).

“Non-Investment Grade Receivables” means those Receivables owned by any U.S. Borrowing Base Company or any Canadian Borrowing Base Company that are owing by account debtors that are rated below “BBB-” by S&P or Baa3 by Moody’s.

“North American Collateral” means, collectively, the U.S. Collateral and the Canadian Collateral.

“North American Collection Accounts” has the meaning specified in Section 2.7(a).

“Notes” means, collectively, the Revolving Credit Notes and the Swingline Note.

“Notice of Borrowing” has the meaning specified in Section 2.3(a).

“Obligations” means the Revolving Obligations. Notwithstanding the foregoing, the Obligations shall not include any Excluded Swap Obligations.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.

“Original 1970 Group Subordination Agreement” means that certain Amended and Restated Subordination Agreement dated as of the Amendment No. 6 Effective Date between (a) 1970 Group Inc., (b) the First Lien Term Loan Agent, (c) the Second Lien Term Loan Agent and (d) the Agent.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing, sales, value added or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment by a Lender after the date hereof (other than an assignment made pursuant to Section 2.10 or Section 2.11).

“Outstanding Amount” means (i) with respect to Revolving Credit Loans at any time, the aggregate outstanding principal amount thereof at such time (after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans occurring at such time) and (ii) with respect to any Letter of Credit Usage at any time, the amount of such Letter of Credit Usage at such time (after giving effect to any Letter of Credit Extension occurring at such time and any other changes in the aggregate amount of the Letter of Credit Usage at such time (and, for the avoidance of doubt, the determination of the Letter of Credit Usage Excluded Amount at such time)).

“Overadvance” means, as of any date of determination, the amount by which the Aggregate Revolving Credit Outstandings is greater than the Line Cap.

“Participant” has the meaning specified in Section 12.7(f).

“Participant Register” has the meaning specified in Section 12.7(f).

“Party” means such Persons from time to time party to this Agreement.

“Patent Security Agreement” means a patent security agreement, in form and substance reasonably satisfactory to the Agent, as amended, amended and restated, restated, supplemented or otherwise modified from time to time.

“Patents” means patents and patent applications, including (i) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (iii) the right to sue for past, present, and future infringements thereof, and (iv) all rights corresponding thereto throughout the world.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title II of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Payment Conditions” shall mean, at the time of determination with respect to a proposed payment to fund a Specified Transaction, that:

(i) no Default or Event of Default then exists or would arise as a result of the making of such proposed payment or the consummation of such Specified Transaction, and

(ii) each of following conditions shall be satisfied:

(A) the Consolidated Fixed Charge Coverage Ratio, calculated on a pro forma basis, is equal to or greater than 1.25 to 1.00 for the TTM Measurement Period most recently ended;

(B) the Total Net Leverage Ratio, calculated on a pro forma basis, is less than 4.00 to 1.00 as of the last day of the Four Quarter Measurement Period most recently ended; and

(C) Excess Availability (1) at all times during the thirty (30) consecutive days immediately preceding the date of such proposed payment and the consummation of such Specified Transaction, calculated on a pro forma basis as if such proposed payment was made, and the Specified Transaction was consummated, on the first day of such period, and (2) immediately after giving effect to such proposed payment and Specified Transaction, in each case, is not less than $35,000,000.

“Payment in Full” or “Paid in Full” (or words of similar import) means with respect to any Obligations, (i) the payment or repayment in full in cash of all Obligations (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to repaid or cash collateralized in the manner set forth in clauses (iii) and (iv) below), (ii) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Collateralization, (iii) in the case of Bank Product Obligations (other than Bank Product Obligations arising from Hedging Agreements), providing Collateralization, (iv) in the case of Bank Product Obligations arising from Hedging Agreements, the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations under Hedging Agreements provided by the applicable Bank Product Provider), and (v) all Commitments related to such Obligations have expired or been terminated.

“Payment Recipient” has the meaning specified in Section 11.14.

“PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA (other than a Multiemployer Plan) which a Borrower or any ERISA Affiliate sponsors or maintains, under which a Borrower or any ERISA Affiliate has any liability, whether fixed or contingent, or to which it is making or is obligated to make contributions, or, in the case of a multiple employer plan (as described in Section 4063 or 4064(a) of ERISA), has made contributions at any time during the immediately preceding six (6) plan years. For the avoidance of doubt, any Canadian Pension Plan or Canadian Multiemployer Plan shall not be considered a Pension Plan for purposes of this Agreement.

“Pensions Regulator” means the body corporate called the Pensions Regulator established under Part 1 of the Pensions Act 2004 (UK).

“Perfection Certificate” means the perfection certificate in the form of Exhibit E, which shall be in form and substance reasonably acceptable to the Agent and the Required Lenders.

“Periodic Term SOFR Determination Day” has the meaning specified therefor in the definition of “Term SOFR”.

“Permits” means all licenses, permits, franchises, consents, rights, privileges, certificates, authorizations, approvals, registrations and similar consents granted or issued by any Governmental Authority.

“Permitted Acquisition” means an Acquisition by a Loan Party, which Acquisition is consummated in accordance with Section 8.10(j) or is consented to by the Required Lenders; provided that (i) the target (and to the extent any of its Subsidiaries are Material Subsidiaries, such Subsidiaries) becomes or will become a Loan Party within the time period set forth in Section 7.20(a) (or the assets so acquired are to be acquired by a Loan Party or an entity that will become a Loan Party within thirty (30) days after the consummation of such acquisition (or such longer time as the Agent may agree)), (ii) all transactions in connection therewith shall be consummated, in all material respects, in accordance with applicable laws and in conformity with all rules and regulations promulgated by any applicable Governmental Authority and (iii) in the case of any acquisition involving a total consideration in excess of $10,000,000, the Borrower Agent shall have delivered to the Agent at least eight (8) Business Days prior to such proposed Acquisition (or such shorter period as may be agreed by the Agent) a business and legal due diligence package, which package shall include the following with regard to such acquisition: (x) to the extent available, a third party quality of earnings report from a nationally recognized accounting firm; provided that, if such acquisition involves a total consideration in excess of $50,000,000, such report shall be required, (y) historical financing statements of the applicable target or asset (to the extent available) for the two fiscal years prior to such Acquisition (or, if such target or asset has not been in existence for two years, for each year such target or asset has existed) and (z) a copy of the then current draft purchase agreement (and any subsequent materially different drafts thereof) related to the proposed Acquisition (and any related material documents in connection therewith that are reasonably requested by the Agent).

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Hedging Agreement” means a Hedging Agreement made by a Loan Party or its Subsidiary in the ordinary course of its business in accordance with the reasonable requirements of its business, and not for speculative purposes, and in any such case, if the counterparty to such Permitted Hedging Agreement is not a Lender or an Affiliate of a Lender, such Permitted Hedging Agreement shall be unsecured (except for Permitted Liens of the type described in clause (xi) of the definition thereof).

“Permitted Intercompany Cash Management Payments” means any Investment consisting of intercompany current liabilities in an amount not to exceed $6,000,000 at any time outstanding incurred in the ordinary course of business in connection with the cash management operations of the Loan Parties and their Subsidiaries.

“Permitted Intercompany Investments” means any Investment (x) made by (i) any Loan Party in any other Loan Party; provided that, if the Person making such Investment is a U.S. Loan Party or a Canadian Loan Party, the recipient of such Investment must be a U.S. Loan Party or a Canadian Loan Party, (ii) any Subsidiary of a Loan Party that is not a Loan Party in or to a Subsidiary of a Loan Party that is not a Loan Party, (iii) any Subsidiary of a Loan Party that is not a Loan Party in or to a Loan Party so long as the parties thereto are party to the Intercompany Subordination Agreement, and (iv) any Loan Party in or to a Subsidiary of a Loan Party that is not a Loan Party so long as (A) the Payment Conditions shall have been satisfied with respect thereto or (B) otherwise in an aggregate amount (when combined with any Investment made pursuant to Section 8.10(i)) not to exceed $10,000,000; provided, that, any such Investments made pursuant to this clause (iv) by any Loan Party in the form of intercompany loans shall be evidenced by notes that have been pledged (individually or pursuant to a global intercompany note) to the Agent and (y) that is a Permitted Intercompany Cash Management Payment.

“Permitted Investments” has the meaning specified in Section 8.10.

“Permitted Liens” means the following:

(i) Liens created hereunder and by the Security Documents;

(ii) Liens securing Indebtedness permitted by Section 8.1(c); provided that (A) such Liens shall be created substantially simultaneously with the acquisition of such assets or within ninety (90) days after the acquisition or the completion of the construction or improvements thereof, (B) such Liens do not at any time encumber any assets other than the assets financed by such Indebtedness, and (C) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the cost of acquiring, constructing or improving such assets;

(iii) Liens on any property or asset of the Borrowers or their Subsidiaries existing on the Amendment No. 6 Effective Date and set forth on Schedule 8.8 and any Lien granted as a replacement or substitute therefor; provided that any such replacement or substitute Lien (A) does not secure an aggregate principal amount of Indebtedness, if any, greater than that secured on the Amendment No. 6 Effective Date and (B) does not encumber any property in any material manner other than the property that secured such original Indebtedness (or would have been required to secure such original Indebtedness pursuant to the terms thereof);

(iv) deposits of cash collateral in an amount not to exceed the face amount of the letters of credit listed on Schedule 8.1(s) and Liens thereon, to secure Indebtedness consisting of the letters of credit listed on Schedule 8.1(s) (as in effect on the Amendment No. 6 Effective Date) and reimbursement obligations in respect of such letters of credit;

(v) Liens for taxes, assessments and other governmental charges or levies not yet delinquent or that are being contested by a Borrower or the applicable Subsidiary in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP;

(vi) Liens imposed by law, including landlord’s, carriers’, warehousemen’s. mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business securing obligations that are not overdue by more than thirty (30) days or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP;

(vii) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred by a Borrower or any of its Subsidiaries in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(viii) (A) zoning restrictions, easements, encroachments, licenses, restrictions or covenants on the use of any Real Property which do not materially impair either the use of such Real Property in the operation of the business of the applicable Borrower or its Subsidiaries or the value of such Real Property or (B) any other permitted encumbrances described in the Mortgages;

(ix) rights of general application reserved to or vested in any Governmental Authority to control or regulate any Real Property, or to use any Real Property in a manner which does not materially impair the use of such Real Property for the purposes for which it is held by a Borrower or any of its Subsidiaries;

(x) any interest or title of a lessor or sublessor under any leases or subleases entered into by a Borrower or any of its Subsidiaries in the ordinary course of business;

(xi) (A) Liens on any demand deposit account, securities account, commodity account or other deposit account of any Loan Party held as cash collateral to secure Indebtedness permitted by (I) Section 8.1(d) in respect of Permitted Hedges in an aggregate amount not to exceed $0 (as such amount may be increased after the Amendment No. 3 Effective Date with the consent of the Agent), (II) Section 8.1(j)(ii) in an aggregate amount not to exceed $3,000,000, and (B) rights of set-off, banker’s lien, netting agreements and other Liens arising by operation of law or by the terms of documents of banks or other financial institutions (including for the avoidance of doubt any general banking terms and conditions) in relation to the maintenance of administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments and so long as such Liens do not secure borrowed money;

(xii) Liens arising under the First Lien Term Loan Documents and Liens securing Refinancing Indebtedness permitted by Section 8.1(k), in each case, subject to the ABL Intercreditor Agreement;

(xiii) Liens arising under the Second Lien Term Loan Documents and Liens securing Refinancing Indebtedness permitted by Section 8.1(l), in each case, subject to the ABL Intercreditor Agreement;

(xiv) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA, the Pension Benefits Act (Ontario), or any other applicable provincial, territorial or federal pension benefits standards legislation;

(xv) Liens granted in the ordinary course of business on insurance policies and the proceeds thereof securing any financing of the premiums with respect thereto permitted under the terms of this Agreement;

(xvi) Liens in favor of customs and revenue authorities arising as a matter of applicable law to secure payment of customs duties in connection with the importation of goods;

(xvii) Liens arising by reason of deposits with or giving of any form of security to any Governmental Authority as required by applicable law in the ordinary course of a Borrower or any of its Subsidiaries as a condition to the transaction of any business or the exercise of any privilege or license;

(xviii) Liens arising from precautionary UCC or PPSA financing statements that do not secure Indebtedness;

(xix) the reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown of any real property or any interest therein or any interest therein or in any comparable grant in jurisdictions other than Canada;

(xx) applicable municipal and other governmental restrictions, including municipal by-laws and regulations, affecting the use of land or the nature of any structures which may be erected thereon;

(xxi) [reserved];

(xxii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods permitted hereunder entered into by the Borrower Agent or its Subsidiaries in the ordinary course of business;

(xxiii) Liens arising from judgments, writs or warrants of attachment or similar process in circumstances not constituting an Event of Default under Section 10.1(g);

(xxiv) Liens on the property that is subject to any Sale and Leaseback Transaction entered into pursuant to Section 8.5(m);

(xxv) Liens solely on the assets of Subsidiaries of the Borrower Agent that are not organized or incorporated under the laws of a Security Jurisdiction, in each case securing Indebtedness permitted by Section 8.1(o);

(xxvi) Liens on assets securing Indebtedness permitted by Section 8.1(p) to the extent that the Total Net Leverage Ratio would be less than or equal to 2.00 to 1.00, calculated on a pro forma basis as of the end of the most recently ended Four Quarter Measurement Period, immediately after giving effect to the incurrence of such Indebtedness; provided that any such Liens are on Collateral and such Liens may only be secured by a Lien that is junior to the Liens securing the Obligations; and

(xxvii) other Liens; provided that (A) the value (determined as the lesser of cost or market value) of the property covered thereby does not exceed, as to any single item of property or all items of property in the aggregate, $2,500,000 (provided that no more than $2,000,000 of such obligation shall be secured by ABL Priority Collateral) and (B) the Liens incurred pursuant to this clause (xxvii) do not secure debt for borrowed money.

The designation of a Lien as a Permitted Lien shall not limit or restrict the ability of the Agent to establish any Reserve relating thereto.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, joint stock company, association, corporation, institution, entity, party or government (including any division, agency or department thereof) or any other legal entity, whether acting in an individual, fiduciary or other capacity, and, as applicable, the successors, heirs and assigns of each.

“Plan” means any employee benefit plan, other than a Canadian Pension Plan or Canadian Multiemployer Plan, as defined in Section 3(3) of ERISA, maintained or contributed to by a Loan Party or with respect to which a Loan Party may incur liability (whether fixed or contingent) even if such plan is not covered by ERISA pursuant to Section 4(b)(4) thereof.

“Pledged Interests” means all of each Loan Party’s right, title and interest in and to all of the Equity Interests now owned or hereafter acquired by such Loan Party, regardless of class or designation, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Equity Interests, the right to receive any certificates representing any of the Equity Interests, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and the right to receive all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

“Pledged Interests Addendum” means a Pledged Interests Addendum to the Guaranty and Security Agreement, in form and substance reasonably satisfactory to the Agent.

“PPSA” means the Personal Property Security Act (Ontario), or any other applicable Canadian federal or provincial statute pertaining to the granting, perfecting, priority or making of security interests, liens, hypothecs on personal property, and any successor statutes, together with any regulations thereunder, in each case, as in effect from time to time, including the Civil Code of Quebec. References to sections of the PPSA shall be construed to also refer to any successor sections.

“Preliminary Business Plan” means a preliminary high-level business plan for the next fiscal year, which shall only consist of a consolidated profit and loss statement forecast.

“Prior ABL LC Cash Collateral” means the cash collateral posted by the Borrower Agent in respect of letters of credit outstanding on the Amendment No. 6 Effective Date and listed on Schedule 8.1(s).

“Pro Rata Share” means, with respect to any Lender at any time, such Lender’s (i) Revolving Pro Rata Share or (ii) with respect to a Lender’s indemnification obligations arising under Section 11.6, a fraction (expressed as a percentage carried out to the ninth decimal place), the numerator of which is the Aggregate Revolving Credit Outstandings and the denominator of which is such Lender’s Revolving Pro Rata Share of the Aggregate Revolving Credit Outstandings.

“Prohibited Transaction” has the meaning specified in Section 6.1(v)(iv).

“Protected CFC” means any “controlled foreign corporation” within the meaning of Section 957 of the Code all of whose United States shareholders as defined in Section 951(b) of the Code are treated as domestic “C-corporations” for federal income tax purposes that are eligible for the deduction under Section 245A of the Code with respect to dividends from such controlled foreign corporation and with respect to all income inclusions under Sections 951(a)(1)(B) and 956 of the Code.

“Protective Advance” has the meaning specified in Section 2.15.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified therefor in Section 12.32 of this Agreement.

“Qualified Change of Control Certificate” means a certificate substantially in the form of Exhibit D or such other form as may be approved by the Agent.

“Qualified Change of Control Sponsor” means any first tier or upper middle market private equity sponsor that maintains equity investments of the type of the Borrower Agent and who manages a minimum of $2,750,000,000 of such type of assets based on market value of equity and each of its Affiliates.

“Qualified Change of Control Transaction” means any transaction or series of related substantially contemporaneous transactions, directly or indirectly, by a Qualified Change of Control Sponsor, whether by purchase, merger, amalgamation or otherwise that would otherwise result in a Change of Control under clause (i), (iii) or (iv) of such definition; provided that

(i) either (A) Corre or any Corre Affiliate continue to hold beneficial ownership, directly or indirectly, of Equity Interests of the Borrower Agent (or other securities convertible into such Equity Interests) representing 20.0% or more of (x) the combined voting power of all Equity Interests of the Borrower Agent entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Governing Body of the Borrower Agent or (y) the economic Equity Interests of the Borrower Agent; or (B) Corre and any Corre Affiliate shall have provided to the Agent a commitment letter or commitment letters, in form and substance satisfactory to the Agent which shall provide for (x) a common equity investment in the Borrower Agent by Corre or any Corre Affiliate (which equity investment may include “rollovers” of existing equity Investments in the Borrower) on or prior to the Qualified Change of Control Transaction Date and/or (y) the commitment by Corre or any Corre Affiliate to, on or prior to the Qualified Change of Control Transaction Date, fund additional loans and/or to “rollover” existing loans owed to Corre and any Corre Affiliates in an aggregate amount equal to, together with any equity (including “rollover”) referenced in clause (x) above, not less than $50,000,000; provided that in the case of clause (y), (I) the incurrence of such additional loans under the Second Lien Term Loan Agreement is permitted pursuant to Section 8.1(l) or 8.1(m) and (II) the First Lien Net Leverage Ratio would not be greater than or equal to 4.00 to 1.00 calculated on a pro forma basis as of the end of the most recently ended period of four consecutive ~~f~~Fiscal ~~q~~Quarters of the Borrower Agent ending on or most recently ended as of such date of determination for which Financial Statements have been or are required to be delivered pursuant to Sections 7.11(a) or 7.11(b), as applicable, immediately after giving effect to any such Qualified Change of Control Transaction;

(ii) contemporaneously with the initial closing of the Qualified Change of Control Transaction, the Qualified Change of Control Sponsor shall make a cash contribution to the Borrower (in exchange only for common Equity Interests of the Borrower of an equivalent value) (which cash contribution shall include, without duplication, any “rollover” of existing equity Investments in the Borrower by Corre and any Corre Affiliates) in an amount not less than 50.0% of the sum of: (x)(i) the aggregate outstanding principal amount of Consolidated Funded Indebtedness (at face value) (which shall include, for the avoidance of doubt, the principal amount (including accreted amounts) of Indebtedness then outstanding under the Second Lien Term Loan Agreement) over (ii) the aggregate amount of Unrestricted Cash; plus (y) the Qualified Change of Control Transaction Consideration; provided that a reasonably detailed calculation of both (x) and (y) shall be set forth on the Qualified Change of Control Certificate;

(iii) immediately prior to, and giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(iv) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all rules and regulations promulgated by any applicable Governmental Authority;

(v) the Borrower Agent shall have delivered to the Agent (A) at least eight (8) Business Days prior to the signing date of such proposed Qualified Change of Control Transaction (or such shorter period as may be agreed by the Agent in its sole discretion), (I) all relevant financial information reasonably requested by Agent with respect to such proposed Qualified Change of Control Transaction, including the aggregate consideration for such Qualified Change of Control Transaction, (II) reasonable evidence that the Qualified Change of Control Sponsor meets the criteria set forth in the definition thereof, (III) a copy of the purchase agreement related to the Qualified Change of Control Transaction (and any related material documents reasonably requested by the Agent), (B) promptly upon execution thereof, a copy of the executed purchase agreement related to the proposed Qualified Change of Control Transaction (and any related documents reasonably requested by the Agent), in each case, in form and substance reasonably satisfactory to the Agent and (C) prior to giving effect to a Qualified Change of Control Transaction, a Qualified Change of Control Certificate, which shall (I) include certifications and reasonably detailed backup calculations, as applicable, with respect to the requirements of this definition and (II) attaching the executed purchase agreement related to the Qualified Change of Control Transaction; and

(vi) there shall be no more than one Qualified Change of Control Transaction during the term of this Agreement.

“Qualified Change of Control Transaction Consideration” means the aggregate amount of purchase, merger, amalgamation or other consideration (as applicable) on account of the Borrower Agent’s Equity Interests to be paid or delivered in connection with the Qualified Change of Control Transaction; provided that if such transaction contemplates the acquisition of less than 100.0% of the Equity Interests of the Borrower Agent, then for purposes hereof the Qualified Change of Control Transaction Consideration shall be proportionally increased as if the Qualified Change of Control Sponsor were acquiring all of the Equity Interests of the Borrower Agent, on a fully diluted basis.

“Qualified Change of Control Transaction Date” means the date on which a Qualified Change of Control Transaction is consummated.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding Ten Million Dollars ($10,000,000) (or whatever greater or lesser sum as is then prescribed for such purposes under the Commodity Exchange Act) at the time that the relevant guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Real Property” means any real property owned or leased by a Loan Party or any Subsidiary of a Loan Party.

“Receivables” means all present and future accounts, including Accounts, book debts or similar obligations in the nature of Accounts and including, whether or not constituting “accounts”, any rights to payment for the sale or lease of goods or rendition of services.

“Recipient” means (i) the Agent, or (ii) any Lender or (iii) any Letter of Credit Issuer, as applicable.

“Recovery Plan” means: (i) the most recent recovery plan relating to the Furmanite International Limited Pension Plan agreed between Team Industrial Services (UK) Limited and the trustee of the Furmanite International Limited Pension Plan prior to the date of this Agreement (as amended or varied from time to time); and (ii) any recovery plan or schedule of contributions entered into between the trustee of the Furmanite International Limited Pension Plan and any employer (within the meaning set out in section 318 of the Pensions Act 2004 (UK) and regulations made thereunder) under that Furmanite International Limited Pension Plan, in accordance with sections 226 and 227 of the Pensions Act 2004 (UK) that is additional to, or replaces and supersedes, the recovery plan referred to in clause (i).

“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as (i) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon, the fees and expenses incurred in connection therewith, any accrued and unpaid interest and by the amount of unfunded commitments with respect thereto, (ii) such refinancings, renewals, or extensions do not result in a shortening of the final stated maturity or the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are materially adverse to the interests of the Lenders, (iii) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are not less favorable to the Lenders (including, if applicable, as to the Collateral) as those that were applicable to the refinanced, renewed, or extended Indebtedness in any material respect, (iv) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended, (v) if the Indebtedness that is refinanced, renewed or extended was unsecured, such refinancing, renewal or extension shall be unsecured, (vi) if the Indebtedness that is refinanced, renewed, or extended was secured (A) such refinancing, renewal, or extension shall be secured by substantially the same or less collateral as secured such refinanced, renewed or extended Indebtedness on terms no less favorable to the Agent or the Lenders, (B) the Liens securing such refinancing, renewal or extension shall not have a priority more senior than the Liens securing such Indebtedness that is refinanced, renewed or extended, and (C) if secured by Liens on the Collateral, such refinancing, renewal or extension shall be secured to the same extent, including with respect to any subordination provisions, and subject to an Acceptable Intercreditor Agreement (it being agreed that the ABL Intercreditor Agreement shall be deemed to be an Acceptable Intercreditor Agreement with respect to any refinancing, renewal, or extension in respect of any First Lien Term Loan Obligations or Second Lien Term Loan Obligations); (vii) such refinancings, renewals, or extensions shall be incurred by the Person who is the obligor or guarantor (or any successor thereto) on the Indebtedness being refinanced, renewed or extended, and (viii) at the time thereof, no Default or Event of Default shall have occurred and be continuing.

“Register” has the meaning specified in Section 12.7(d).

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching into the Environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing Hazardous Materials) and the migration through the Environment, including migration through the air, soil, surface water or groundwater.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Remedial Action” means all actions required to be taken under Environmental Law or by a Governmental Authority to (i) clean up, remove, remediate, treat, monitor, assess or evaluate Hazardous Materials in the Environment, (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public or employee health or welfare or the Environment, (iii) restore or reclaim the Environment, (iv) perform any pre-remedial environmental-related studies, investigations, or post-remedial environmental-related studies, investigations, operation and maintenance activities, or (v) conduct any other remedial actions with respect to Hazardous Materials required by Environmental Laws.

“Rent and Charges Reserve” means the aggregate of (i) all past due rent and other amounts owing by any Loan Party to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possess any Collateral or could assert a Lien on any Collateral; and (ii) a reserve equal to three (3) months’ rent and other charges that could be payable to any such Person, unless it has executed a Collateral Access Agreement.

“Replacement Letters of Credit” means the Letters of Credit established pursuant to this Agreement to replace the letters of credit outstanding on the Amendment No. 6 Effective Date and listed on Schedule 8.1(s).

“Reportable Event” means any of the events described in Section 4043 of ERISA and the regulations issued thereunder other than a reportable event for which the thirty-day notice requirement to the PBGC has been waived.

“Required Lenders” means Lenders having more than fifty percent (50.00%) of the sum of (i) all Loans outstanding and (ii) to the extent not terminated or expired, all unutilized Commitments; provided that the Loans and unutilized Commitments held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further, that at any time there are two or more Lenders (who are not Affiliates of one another or Defaulting Lenders), “Required Lenders” must include at least two Lenders (who are not Affiliates of one another).

“Required Revolving Credit Lenders” means Revolving Credit Lenders having more than fifty percent (50.00%) of the sum of (i) all Revolving Credit Loans outstanding and (ii) to the extent not terminated or expired, all unutilized Revolving Credit Commitments; provided that the Revolving Credit Loans and unutilized Revolving Credit Commitments held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders; provided, further, that at any time there are two or more Revolving Credit Lenders (who are not Affiliates of one another or Defaulting Lenders), “Required Revolving Credit Lenders” must include at least two Revolving Credit Lenders (who are not Affiliates of one another).

“Required Supermajority Revolving Credit Lenders” means Revolving Credit Lenders having more than sixty-six and two-thirds percent (66 2/3%) of the sum of all Revolving Credit Loans outstanding and unutilized Commitments; provided that the Revolving Credit Loans and unutilized Revolving Credit Commitments held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Supermajority Revolving Credit Lenders; provided, further, that at any time there are two or more Revolving Credit Lenders (who are not Affiliates of one another or Defaulting Lenders), “Required Supermajority Revolving Credit Lenders” must include at least two Revolving Credit Lenders (who are not Affiliates of one another).

“Requirement of Law” or “Requirements of Law” means (i) the Governing Documents, (ii) any law, treaty, rule, regulation, order or determination of an arbitrator, court or other Governmental Authority, or (iii) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, or other right or approval binding on a Loan Party or any of its property.

“Reserves” means the sum (without duplication) of (i) any Inventory Reserves; (ii) any Rent and Charges Reserves; (iii) any Bank Product Reserves; (iv) any Dilution Reserves; (v) reserves with respect to Canadian Priority Payables; (vi) reserves with respect to currency fluctuations; (vii) the Specified Litigation Reserve; (viii) [reserved]; and (ix) those other reserves that the Agent deems necessary or appropriate, in its Permitted Discretion, to establish and maintain, including (A) reserves with respect to sums that any Loan Party or its Subsidiaries are required to pay under this Agreement or any other Loan Document (such as Lender Group Expenses, taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay and including reserves with respect to amounts owing by any Loan Party to any Person to the extent secured by a Lien on, or trust over, or preferential claim by operation of law over, any of the Collateral including with respect to retention of title claims, and (B) reserves to reflect (1) events, conditions, contingencies or risks which affect or may reasonably be expected to affect (x) the Collateral or its value, or the enforceability, perfection or priority of the security interests and other rights of the Agent in the Collateral or (y) the assets or business of any Borrower or any Loan Party, (2) impediments to the

Agent’s ability to realize upon the Collateral, (3) the Agent’s good faith concern that any Collateral report or financial information furnished by or on behalf of any Borrower or any Loan Party to the Agent is or may have been incomplete, inaccurate or misleading in any material respect, (4) any fact or circumstance which the Agent determines, in its Permitted Discretion, constitutes, or could reasonably be expected to constitute, a Default or Event of Default, or (5) past due Taxes. In no event shall the establishment of a Reserve in respect of a particular actual or contingent liability obligate the Agent to make advances to pay such liability or otherwise obligate the Agent with respect thereto.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to

(i) any Loan Party other than a Dutch Loan Party, the chairman, president, chief executive officer, chief financial officer, chief operating officer, vice president, secretary, treasurer, director or any other individual designated in writing to the Agent by an existing Responsible Officer of such Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder; and

(ii) Dutch Loan Party, any director of that Loan Party authorized to represent that Loan Party or any other Person with express irrevocable authority to act on behalf of that Loan Party designated as such by the board of directors of that Loan Party.

“Restricted Accounts” means (i) any deposit account the funds in which shall be used solely to fund payroll and tax obligations of the Loan Parties in the ordinary course of business, (ii) any deposit account the funds in which shall be used solely to segregate 401(k) contributions or contributions to an employee stock purchase plan and other health and benefit plan, in each case in accordance with any applicable laws (collectively, “Segregated Benefit Plan Funds”), so long as all funds shall be deposited in such accounts in amounts not to exceed, in the reasonable and good faith determination of the Borrower Agent, all payment obligations in respect of such Segregated Benefit Plan Funds, (iii) any deposit account the funds in which consist solely of funds held by the Loan Parties on behalf of or in trust for the benefit of any third party that is not an Affiliate of the Loan Parties, (iv) any deposit account that is a zero balance account (and sweeps no less frequently than on each Business Day into a Restricted Account of the type in the preceding clauses (i) through (iii) or into a deposit account that is not a Restricted Account and is subject to a deposit account control agreement in favor of the Agent), (v) [reserved], (vi) any demand deposit account, securities account, commodity account or other deposit account of any Loan Party that is held as cash collateral to secure Indebtedness permitted by Section 8.1(d) or Section 8.1(j), and (vii) deposit accounts which hold less than $3,000,000 in the aggregate at any one time, which amounts are deposited in the ordinary course of business in connection with the cash management operations of the Loan Parties and their Subsidiaries.

“Restricted Payments” has the meaning specified in Section 8.9.

“Revaluation Date” means (i) each date of a Borrowing of such Revolving Credit Loan and (ii) such additional dates as the Agent shall determine, or the Required Lenders shall require.

“Revolving Credit Availability Period” means the period beginning on the Closing Date and ending on the Termination Date.

“Revolving Credit Commitment” means the commitment of each applicable Lender to make Revolving Credit Loans and to participate in the making of Swingline Loans, Protective Advances, Overadvances, and to have risk participation liability in respect of Letters of Credit, subject to the terms and conditions set forth herein, up to the maximum amount specified for such Lender on Annex A under the heading “Revolving Credit Commitment”, as it may change from time to time pursuant to Section 2.1(e) or Section 12.7.

“Revolving Credit Extension Conditions” means, in relation to any determination thereof under the Revolving Credit Facility at any time, the requirements that:

(i) the Aggregate Revolving Credit Outstandings at such time shall not exceed the Line Cap at such time (other than as a result of any permitted Overadvance or Protective Advance);

(ii) the sum of (A) the aggregate Outstanding Amount of the Revolving Credit Loans (other than Swingline Loans) of any Revolving Credit Lender, (B) such Revolving Credit Lender’s Revolving Pro Rata Share of the Outstanding Amount of all Swingline Loans, and (C) such Revolving Credit Lender’s Revolving Pro Rata Share of the Outstanding Amount of the Letter of Credit Usage shall not exceed (other than in the case of the Revolving Credit Lender acting as the Swingline Lender) such Revolving Credit Lender’s Revolving Credit Commitment;

(iii) solely in connection with any Letter of Credit Extension, the Outstanding Amount of the Letter of Credit Usage at such time shall not exceed the Letter of Credit Sublimit; and

(iv) solely in connection with the making of any Swingline Loans, the Outstanding Amount of Swingline Loans at such time shall not exceed the Swingline Sublimit.

“Revolving Credit Facility” means, at any time, the revolving credit facility provided in this Agreement for the making of Revolving Credit Loans and the issuance of Letters of Credit in an aggregate amount equal to the Aggregate Revolving Credit Commitment at such time.

“Revolving Credit Lenders” means the Lenders holding Revolving Credit Commitments and/or Revolving Credit Loans.

“Revolving Credit Loans” has the meaning specified in Section 2.1(a).

“Revolving Credit Note” and “Revolving Credit Notes” have the respective meanings specified in Section 2.1(c).

“Revolving Credit Termination Premium” means, in connection with any Revolving Credit Termination Premium Trigger Event, (i) if such Revolving Credit Termination Premium Trigger Event occurs after the Amendment No.  ~~5~~7 Effective Date but on or prior to September 30, 2025, two percent (2.00%) of the aggregate amount of the Revolving Credit Commitments (or, in the case of a partial termination thereof, the aggregate amount of such terminated portion thereof) as in effect immediately prior to such Revolving Credit Termination Premium Trigger Event, (ii) if such Revolving Credit Termination Premium Trigger Event occurs after September 30, 2025 but on or prior to September 30, 2026, ~~three-quarters of~~ one percent (~~0.75~~1.00%) of the aggregate amount of the Revolving Credit Commitments (or, in the case of a partial termination thereof, the aggregate amount of such terminated portion thereof) as in effect immediately prior to such Revolving Credit Termination Premium Trigger Event, (iii) if such Revolving Credit Termination Premium Trigger Event occurs after September 30, 2026 but on or prior to September 30, 2027, three-eighths of one percent (0.375%) of the aggregate amount of the Revolving Credit Commitments (or, in the case of a partial termination thereof, the aggregate amount of such terminated portion thereof) as in effect immediately prior to such Revolving Credit Termination Premium Trigger Event, and (iv) thereafter, zero percent (0%).

“Revolving Credit Termination Premium Trigger Event” means the occurrence of any of the following:

(i) the termination of all or any portion of the Revolving Credit Commitments for any reason, whether before or after (A) the occurrence of any Event of Default or (B) the occurrence of any Insolvency Event~~;~~ (provided that, except in the case of a Revolving Credit Termination Premium Trigger Event arising under this clause (i) in connection with any events described in clause (A) or (B) above, this clause (i) shall not apply if the applicable Revolving Credit Termination Premium Trigger Event that would otherwise arise under this clause (i) occurs in connection with a Stellex Change of Control that satisfies clause (iv)(y) below);

(ii) the acceleration of the Revolving Credit Loans for any reason, including, acceleration in accordance with Section 10.2, and including as a result of the occurrence of an Insolvency Event;

(iii) the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of the Revolving Credit Loans in any proceeding under any Debtor Relief Law or the making of a distribution of any kind in any proceeding under any Debtor Relief Law to the Agent, for the account of the Revolving Credit Lenders in full or partial satisfaction of the Revolving Credit Loans;

(iv) the occurrence of any Change of Control, except for (x) any Change of Control transaction that results in Corre Affiliates maintaining (A) beneficial ownership (inclusive of any rights to obtain such ownership through the exercise of warrants or the conversion rights of other securities) of not less than five percent (5%) of the Equity Interests of the Borrower Agent and/or (B) representation or the right to appoint at least one representative, on the Governing Body of the Borrower Agent~~; or~~ or (y) any Stellex Change of Control Transaction in connection with which either (A) this Agreement shall remain in force and effect immediately after giving effect to such Stellex Change of Control Transaction or (B) the Agent (or any of its Affiliates) shall have agreed in writing to continue, refinance or rollover the then-outstanding Loans (whether on the same or different terms) or otherwise extend a credit facility to the Borrower Agent or its Affiliates, in each case, unless otherwise agreed to by Eclipse, in a credit facility for which the Agent (or any of its Affiliates) acts as the administrative agent, upon the consummation of such Stellex Change of Control Transaction; or

(v) the termination of this Agreement for any reason (other than in connection with (A) a Change of Control transaction that satisfies the conditions set forth in the exception to clause (iv) above or (B) a Stellex Change of Control Transaction that satisfies clause (iv)(y) above).

If any Revolving Credit Termination Premium Trigger Event described in the foregoing clauses (ii) through (v) occurs, then, solely for purposes of calculating the Revolving Credit Termination Premium due and payable in connection therewith, the entire amount of the Revolving Credit Commitments shall be deemed to have been terminated on the date on which such Revolving Credit Termination Premium Trigger Event occurs.

“Revolving Default Rate” means (i) when used with respect to the Obligations (other than Letter of Credit Fees), (A) the Base Rate plus (B) the Applicable Margin applicable to Revolving Credit Loans that are Base Rate Loans plus (C) two percent (2.00%) per annum; provided that, with respect to the outstanding principal amount of any Revolving Credit Loan, the Revolving Default Rate shall be an interest rate equal to (x) the interest rate (including any Applicable Margin) otherwise applicable to such Revolving Credit Loan (giving effect to Section 4.1(a)) plus (y) two percent (2.00%) per annum, and (ii) when used with respect to Letter of Credit Fees, a rate equal to (A) the Applicable Margin applicable to Revolving Credit Loans that are SOFR Loans, plus (B) two percent (2.00%) per annum, in each case of clause (i) and (ii), to the fullest extent permitted by applicable laws.

“Revolving Obligations” means and includes (i) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party or any Subsidiary arising under any Loan Document or otherwise with respect to the Revolving Credit Commitments or any Revolving Credit Loan, Swingline Loan, or Letter of Credit (and including any Revolving Credit Termination Premium), in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and including interest and fees, expense reimbursement, indemnities and other charges that accrue on or after an Insolvency Event, whether or not such interest and fees, expense reimbursement, indemnities and other charges are allowed or allowable following such Insolvency Event, and (ii) all Bank Product Obligations. Without limiting the generality of the foregoing, the Revolving Obligations include (A) the obligation (including guarantee obligations) to pay principal, interest, letter of credit fees and commissions, Lender Group Expenses and other expenses, charges, fees, indemnities, and other amounts payable by (or chargeable to) any Loan Party or any of its Subsidiary that are payable to (or may be charged by) any Revolving Secured Party under the Loan Documents (including, in each case, any such amounts accruing on or after an Insolvency Event, whether or not such amounts are allowed or allowable following such Insolvency Event) and (B) the obligation of any Loan Party or any of its Subsidiaries to reimburse any amount in respect of any of the foregoing that any Revolving Secured Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary in accordance with, and to the extent permitted by, the Loan Documents. Notwithstanding the foregoing, the Revolving Obligations shall not include any Excluded Swap Obligations.

“Revolving Pro Rata Share” means, in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, a fraction (expressed as a percentage carried out to the ninth decimal place), the numerator of which is the aggregate amount of the outstanding Revolving Credit Loans, the risk participation liability with respect to outstanding Letters of Credit and the unutilized Revolving Credit Commitments of such Revolving Credit Lender and the denominator of which is the aggregate outstanding amount of the Revolving Credit Loans, the risk participation liability with respect to outstanding Letters of Credit and the aggregate amount of the unutilized Revolving Credit Commitments of all of the Revolving Credit Lenders; provided that, if the Revolving Credit Commitments have terminated or expired, the “Revolving Pro Rata Share” of each Revolving Credit Lender shall be determined based on the Revolving Pro Rata Share of such Revolving Credit Lender immediately prior to such termination or expiration and after giving effect to any subsequent assignments. The initial Revolving Pro Rata Share of such Revolving Credit Lender shall be as set forth opposite such Revolving Credit Lender’s name on Annex A under the heading “Revolving Pro Rata Share” or in the Assignment and Acceptance pursuant to which such Revolving Credit Lender becomes a party hereto, as applicable. The Revolving Pro Rata Share of each Revolving Credit Lender shall be determined by the Agent and shall be conclusive absent manifest error.

“Revolving Secured Parties” means, collectively, the Agent (and each co-agent or sub-agent appointed by the Agent from time to time), the Letter of Credit Issuer, the Lenders, and the Bank Product Providers.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to any Real Property (and any related furniture, fixtures, and equipment) or personal property now owned or hereafter acquired by any Loan Party or Subsidiary of a Loan Party whereby any Loan Party or Subsidiary transfers such property to a Person and any Loan Party or Subsidiary rents or leases such property from such Person.

“Sanctioned Person” means any Person, vessel or aircraft: (i) identified on any Sanctions-related list of designated Persons, including the List of Specially Designated Nationals and Blocked Persons maintained by OFAC; (ii) directly or indirectly owned 50% or more by, controlled by or acting on behalf of any such Person or Person(s) described in clause (i); (iii) that is resident in, or organized or incorporated under the laws of, a Designated Jurisdiction; or (iv) otherwise the subject or target of Sanctions.

“Sanctions” means any economic or financial sanctions imposed, administered or enforced by the U.S. government (including OFAC and the U.S. Department of State), the government of Japan, the United Nations Security Council, the European Union and any member state thereof, the UK government (and any of its governmental institutions, including His Majesty’s Treasury of the United Kingdom) or other applicable sanctions authorities that have jurisdiction over the Loan Parties.

“Scheduled Maturity Date” means ~~September 30~~October 2, 202~~7~~8 .

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Delayed Draw Loans” means the “Delayed Draw Term Loans” (as defined in the Second Lien Term Loan Agreement as of the Amendment No. ~~6~~7 Effective Date).

“Second Lien Delayed Draw Commitments” means the “Delayed Draw Commitments” (as defined in the Second Lien Term Loan Agreement as of the Amendment No.  ~~6~~7 Effective Date).

“Second Lien Incremental Loans” means the “Incremental Loans” (as defined in the Second Lien Term Loan Agreement as of the Amendment No. 6 Effective Date), which for the avoidance of doubt, shall exclude any “Incremental Equivalent Debt” (as defined in the Second Lien Term Loan Agreement as of the Amendment No. 6 Effective Date).

“Second Lien Term Loan Agent” means Cantor Fitzgerald Securities, in its capacity as administrative agent and/or collateral agent for the lenders under the Second Lien Term Loan Documents, and any successor thereto in any such capacity.

“Second Lien Term Loan Agreement” means that certain Second Amended and Restated Second Lien Term Loan Credit Agreement, dated as of the Amendment No. 6 Effective Date, by and among the Borrower Agent, the other Loan Parties party thereto, the Second Lien Term Loan Lenders and the Second Lien Term Loan Agent, as in effect on the Amendment No. 6 Effective Date and as may hereafter be amended, amended and restated, restated, supplemented or otherwise modified from time to time in accordance with this Agreement and the ABL Intercreditor Agreement, which Second Lien Term Loan Agreement amends and restates that certain Amended and Restated Term Loan Credit Agreement (the “Existing Term Loan Agreement”), dated as of June 16, 2023, as amended by that certain Amendment No. 1, Limited Waiver and Consent to Amended and Restated Term Loan Credit Agreement dated as of March 6, 2024 and that certain Amendment No. 2 to Amended and Restated Term Loan Credit Agreement dated as of September 30, 2024), by and among the Borrower Agent, Second Lien Term Loan Agent, and certain Corre Affiliates.

“Second Lien Term Loan Documents” means (i) the Second Lien Term Loan Agreement and (ii) each of the other agreements, instruments and other documents with respect to the Second Lien Term Loan Obligations, all as in effect on the Amendment No. 6 Effective Date and as may hereafter be amended, amended and restated, restated, supplemented or otherwise modified from time to time in accordance with this Agreement and the ABL Intercreditor Agreement.

“Second Lien Term Loan Lenders” means the lenders from time to time party to the Second Lien Term Loan Agreement.

“Second Lien Term Loan Obligations” means the “Second Lien Term Loan Debt” as defined in the ABL Intercreditor Agreement.

“Second Lien Term Loans” means, collectively, each “Loan” under and as defined in the Second Lien Term Loan Agreement.

“Secured Parties” means the Revolving Secured Parties.

“Securitization” has the meaning specified in Section 12.7(e).

“Security Documents” means this Agreement, the Guaranty and Security Agreement, any Copyright Security Agreement, any Patent Security Agreement, any Trademark Security Agreement, each Mortgage (if any), any Control Agreement, any Canadian Security Document, any English Security Document, any Dutch Security Document, and any other agreement delivered in connection herewith which grants or purports to grant a Lien in favor of the Agent or any other Secured Party to secure all or any of the Obligations.

“Security Jurisdiction” shall mean each of (i) England and Wales, (ii) the Netherlands, (iii) Canada (and any province thereof), (iv) the United States, any State thereof or the District of Columbia, and (v) any other jurisdiction which may be agreed to from time to time by the Borrower Agent and the Agent.

“Settlement” has the meaning specified in Section 2.3(i).

“Settlement Date” has the meaning specified in Section 2.3(i).

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loans” means Loans that bear interest at a rate based on Adjusted Term SOFR (other than pursuant to clause (iii) of the definition of “Base Rate”).

“Solvent” means, when used with respect to any Person (other than a UK Loan Party), that as of the date as to which such Person’s solvency is to be measured: (i) the fair saleable value of its assets is in excess of (A) the total amount of its liabilities (including contingent, subordinated, absolute, fixed, matured, unmatured, liquidated and unliquidated liabilities) and (B) the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured; (ii) it has sufficient capital to conduct its business; and (iii) it is able to meet its debts as they mature; and, when used with respect to any UK Loan Party, means: (i) that Person: (A) is able or does not admit inability to pay its debts as they fall due; (B) is not deemed to, or is not declared to be unable to pay its debts under applicable law; (C) by reason of actual or anticipated financial difficulties, has not suspended or threatened making payments on any of its debts; (D) by reason of actual or anticipated financial difficulties, has not commenced negotiations with one or more of its creditors (excluding any Lenders in their capacity as such) with a view to rescheduling any of its indebtedness; or (E) (except for Team Industrial Services Inspection Limited) has assets the value of which is not less than its liabilities (taking into account contingent and prospective liabilities); and/or (ii) no moratorium has been declared in respect of any of that Person’s indebtedness (and the ending of a moratorium will not remedy any Event of Default so caused by that moratorium).

“Specified Appealable Judgment or Order” means any appealable judgment or order of a court for the payment of money entered in the Specified Litigation Proceeding so long as (i) a Responsible Officer of the Borrower Agent shall promptly (and in any event, within five (5) Business Days of the entry of such judgment or order) provide written notice to the Agent confirming that such Person intends to appeal such judgment or order, (ii) the Borrower Agent and its Subsidiaries are diligently pursuing an appeal in good faith, including by timely filing all motions (including a notice of appeal with respect to such judgment or order) and (iii) at all times following the filing of the applicable notice of appeal, such judgment or order is stayed or bonded pending such appeal.

“Specified Existing Indebtedness” means, collectively (i) M&E Term Loans (under and as defined in this Agreement immediately prior to the effectiveness of Amendment No. 6), (ii) Delayed Draw Term Loans (under and as defined in this Agreement immediately prior to the effectiveness of Amendment No. 6), (iii) the RE-I Term Loans (under and as defined in this Agreement immediately prior to the effectiveness of Amendment No. 6), (iv) the RE-II Term Loans (under and as defined in this Agreement immediately prior to the effectiveness of Amendment No. 6), (v) the Existing Loans (under and as defined in the Existing Term Loan Agreement as in effect immediately prior to the effectiveness of Amendment No. 6), except for such Existing Loans being refinanced pursuant to the Amendment No. 6 Refinancings, and (vi) the Incremental Term Loans (under and as defined in the Existing Term Loan Agreement as in effect immediately prior to the effectiveness of Amendment No. 6).

“Specified Litigation Proceeding” means the existing Kelli Most litigation proceedings disclosed in Note 16 on the Form 10-Q of the Borrower Agent filed most recently prior to the Closing Date, and any appeals therefrom, or any litigation or arbitration proceedings arising from the same facts.

“Specified Litigation Reserve” means, at any time of determination, a Reserve in an amount equal to the sum of the aggregate amount of any outstanding and unpaid (i) monetary settlements agreed among the parties to the Specified Litigation Proceeding (whether or not subject to the approval of a court or arbitrator) and (ii) monetary judgments or orders of a court or arbitrator (other than, in the case of this clause (ii), a Specified Appealable Judgment or Order), in each case, in the Specified Litigation Proceeding; provided that the amount of any such Reserve shall be calculated net of independent third-party insurance as to which the insurer has been notified of such judgment, order, arbitration award, or settlement and has not denied or failed to acknowledge coverage thereof.

“Specified Receivable” means any Receivable due from Archer Daniels Midland, International Paper, DowDuPont, GE Vernova, Boeing Corporation, any wholly-owned Subsidiary of any of the aforementioned entities, any Specified Utility Account Debtor or any other account debtor approved by the Agent in is discretion.

“Specified Transaction” means any transaction or payment that is subject to the satisfaction of the Payment Conditions.

“Specified Utility Account Debtor” means an account debtor that is a public utility and that is an instrumentality of any government, a public corporation, a public service corporation or a quasi-governmental entity, including, without limitation, the Tennessee Valley Authority, the Lower Colorado River Authority, and CPS Energy.

“Spot Rate” means the exchange rate, as determined by the Agent, that is applicable to conversion of one currency into another currency, which is (i) the exchange rate reported by Bloomberg (or other commercially available source reasonably designated by the Agent) as of the end of the preceding Business Day in the financial market for the first currency; or (ii) if such report is unavailable for any reason, the spot rate for the purchase of the first currency with the second currency as in effect during the preceding Business Day at the principal foreign exchange trading office of Wells Fargo (or another financial institution selected by the Agent) for the first currency. Each determination of the Spot Rate shall be made by the Agent and shall be conclusive in the absence of manifest error.

“Stellex” means Stellex Capital Management LLC, a Delaware limited liability company, together with its controlled Affiliates and related funds.

“Stellex Change of Control Transaction” means any transaction pursuant to which Stellex shall have acquired beneficial ownership, directly or indirectly, of Equity Interests of the Borrower Agent representing 50% or more of (x) the combined voting power of all Equity Interests of the Borrower Agent entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Governing Body of the Borrower Agent or (y) the economic Equity Interests of the Borrower Agent.

“Subordinated Debt” means any Indebtedness incurred by Loan Parties that by its terms is subordinated in right of payment to any of the Obligations pursuant to a Subordination Agreement and is otherwise on terms satisfactory to the Agent (including the obligations incurred pursuant to the 1970 Group SIFRA).

“Subordination Agreement” means an agreement among the Agent, the applicable Borrower or Subsidiary of the Borrower and the holder of any Subordinated Debt, pursuant to which such Indebtedness is made subordinate in right of payment to Payment in Full of all Obligations on terms satisfactory to the Agent.

“Subsidiary” means, as to any Person, any Entity in which that Person directly or indirectly owns or controls more than fifty percent (50%) of the issued and outstanding Voting Interests of such Entity. Unless otherwise stated herein, any reference herein to a “Subsidiary” means a direct or indirect Subsidiary of the Borrower Agent.

“Supported QFC” has the meaning specified in Section 12.32.

“Swap Obligation” means with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Lender” means Eclipse Business Capital SPV, LLC, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means any borrowing of Revolving Credit Loans funded with Swingline Lender’s funds pursuant to Section 2.3(h), until such Borrowing is settled among the Lenders pursuant to Section 2.3(h).

“Swingline Note” has the meaning given such term in Section 2.3(h).

“Swingline Sublimit” means $35,000,000.

“Tax Act” means the Income Tax Act (Canada), as amended from time to time.

“Tax Expense” shall mean, for any period, the tax expense on income (including federal, state, provincial, local, foreign and franchise taxes) of the Loan Parties and their Subsidiaries, including any penalties and interest relating to any tax examinations for such period, determined on a consolidated basis in accordance with GAAP.

“Tax” or “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Priority Collateral” means the “Term Loan Priority Collateral” as defined in the ABL Intercreditor Agreement.

“Termination Date” means the earlier of (i) the Maturity Date or (ii) the date on which the maturity of the Obligations is accelerated (or deemed accelerated) and the Commitments are irrevocably terminated (or deemed terminated) in accordance with Section 10.2.

“Termination Event” means (i) a Reportable Event with respect to any Pension Plan, any failure to make a required contribution to any Plan that could reasonably be expected to result in the imposition of a Lien, or the arising of a Lien with respect to a Pension Plan; (ii) the withdrawal of a Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a withdrawal under Section 4062(e) of ERISA; (iii) the provision of notice by the administrator of any Pension Plan of intent to terminate a Pension Plan in a distress termination (as described in Section 4041(c) of ERISA), or the imposition of liability on a Borrower or any ERISA Affiliate of liability under Section 4062(e) or 4069 of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Pension Plan under Section 4042 of ERISA; (v) the occurrence of any event or condition that (A) constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (B) could reasonably be expected to result in the termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; (vi) the partial or complete withdrawal, within the meaning of Sections 4203 or 4205 of ERISA, of a Borrower or any ERISA Affiliate from a Multiemployer Plan; (vii) receipt by a Borrower or any ERISA Affiliate of notice that a Multiemployer Plan is “insolvent” within the meaning of Section 4245(b) of ERISA, is in “at-risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA), is in “critical and declining” status (within the meaning of Section 305 of ERISA), or has become subject to the limitations of Section 436 of the Code; or (viii) the imposition of any liability under Title IV of ERISA, other than for premiums due but not delinquent, upon a Borrower or any ERISA Affiliate.

“Term SOFR” means, for any calendar month, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the commencement of such calendar month, as such rate is published by the Term SOFR Administrator; provided, however, that, if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for a tenor of one month has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for a tenor of one month as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for a tenor of one month was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

“Term SOFR Adjustment” means a percentage equal to 0.11448% (11.448 basis points).

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Total Net Leverage Ratio” means, as of any date of determination, for the Borrower Agent and its Subsidiaries on a consolidated basis, the ratio of (i) the result of (A) Consolidated Funded Indebtedness as of such date minus (B) Unrestricted Cash in an aggregate amount up to $30,000,000, to ~~(i) Consolidated Funded Indebtedness as of such date, to~~

(ii) EBITDA for the most recently ended Four Quarter Measurement Period.

“Trademark Security Agreement” means a trademark security agreement, in form and substance reasonably satisfactory to the Agent, as amended, amended and restated, restated, supplemented or otherwise modified from time to time.

“Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill symbolized by the foregoing or connected therewith, and (v) all rights corresponding thereto throughout the world.

“TTM Measurement Period” means, on any date of determination, the period of twelve (12) consecutive fiscal months of the Borrower Agent then most recently ended (taken as one accounting period) for which Financial Statements (and the related Compliance Certificate) have been or are required to have been delivered pursuant to Section 7.11(c) and (d).

“Type” means a Base Rate Loan or a SOFR Loan.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York provided that, if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, then the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

“UK Collateral” means all assets of the UK Loan Parties constituting Collateral under the English Security Documents, and the shares held in each UK Loan Party constituting Collateral under the English Security Documents.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Loan Parties” means any Loan Party incorporated under the laws of England and Wales.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfinanced Capital Expenditures” means Capital Expenditures (i) not financed with the proceeds of any incurrence of Indebtedness (other than the incurrence of any Revolving Credit Loans which are used to finance such Capital Expenditures), the proceeds of any sale or issuance of Equity Interests or equity contributions, the proceeds of any asset sale (other than the sale of Inventory in the ordinary course of business) or any insurance proceeds, and (ii) that are not reimbursed by a third person (excluding any Loan Party or any of its Affiliates) in the period such expenditures are made pursuant to a written agreement.

“Unrestricted Cash” means cash of the ~~U.S.~~ Loan Parties and their ~~Canadian Loan Parties maintained in deposit accounts located in the United States or Canada~~Subsidiaries that (i) does not appear (and is not required to appear) as “restricted” on a consolidated balance sheet of such Person ~~and~~, (ii) is free and clear of all Liens, other than Liens in favor of the Agent, the First Lien Term Loan Agent or the Second Lien Term Loan Agent, and any statutory Liens in favor of banks (including rights of set-off), and (iii) is held in an account that is subject to a perfected lien in favor of the Agent.

“Unused Revolving Credit Commitment Fee” has the meaning specified in Section 4.4.

“U.S. Collateral” means all assets of the U.S. Loan Parties constituting Collateral under the Security Documents.

“U.S. Borrowing Base Company” means each Borrower that is a U.S. Loan Party.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Guarantor” means any Guarantor (other than a Borrower) that is a U.S. Person.

“U.S. Loan Party” means any Loan Party that is a U.S. Person.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 4.11(g)(ii)(B)(3).

“Value” means (i) in respect of Eligible Inventory, the lower of such Inventory’s (A) cost, computed on a “first in first out” (FIFO) basis in accordance with GAAP or (B) market value, and (ii) in respect of Eligible Receivables (including Eligible Unbilled Receivables), the gross face amount of such Receivables less the sum of (A) sales, excise or similar taxes included in the amount thereof and (B) returns and credit, rebates, trade or volume or other discounts, claims, credits, charges and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

“Voting Interests” means Equity Interests having ordinary voting power for the election of the Governing Body of such Person.

“Warrants” means (i) the Initial Warrants and (ii) one or more subsequent common stock warrants, in form and substance substantially consistent with the Initial Warrants, Exhibit B to the 2025 Preferred Securities Purchase Agreement or otherwise reasonably satisfactory to the Agent, delivered by the Borrower Agent to the 2025 Preferred Equity Investor and/or its successors and permitted assigns or transferees under the 2025 Preferred Securities Purchase Agreement or the 2025 Preferred Documents, issued in connection with the 2025 Preferred Equity Investment, each of which entitle the holder thereof to acquire fully paid and nonassessable shares of common Equity Interests of the Borrower Agent upon the payment of the exercise price.

“Wells Fargo” means Wells Fargo Bank, National Association.

“Withholding Agent” means any Loan Party or the Agent.

“Write-Down and Conversion Powers” means (i) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (ii) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2 Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms used in this Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the Financial Statements delivered to the Agent on or before the Closing Date. All accounting determinations for purposes of determining compliance with the covenants contained in this Agreement shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited Financial Statements delivered to the Agent on or before the Closing Date. The Financial Statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP. In the event that any Accounting Change (as defined below) occurs and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then upon the written request of the Borrower Agent (acting upon the request of the Borrowers) or Agent (acting upon the request of the Required Lenders), the Borrowers, the Agent and the Lenders will enter into good faith negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating Borrowers’ financial condition will be the same after such Accounting Change as if such Accounting Change had not occurred; provided that (i) provisions of this Agreement in effect on the date of such Accounting Change will be calculated as if no such Accounting Change had occurred until the effective date of such amendment effected in accordance with this Agreement and (ii) no change in the accounting principles used in the preparation of any Financial Statement hereafter adopted by the Borrowers shall be given effect for purposes of measuring compliance with financial covenants, unless the Borrower Agent and the Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all Financial Statements provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP. Until the Borrower Agent and the Required Lenders have agreed to any amendment referred to in the prior sentence, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Financial Statements prior to the applicable change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrowers or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. “Accounting Change” means (i) any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or (ii) any change in the application of GAAP by the Borrowers. Anything in this Agreement to the contrary notwithstanding, any obligations of a Person under a lease (whether existing now or entered into in the future) that is not (or would not be) required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP as in effect on December 31, 2018 shall not be treated as Capital Lease solely as a result of changes in the application of GAAP, in each case, after December 31, 2018. ~~EBITDA shall be calculated on a pro forma basis (as certified by the Borrower Agent to the Agent) assuming that all acquisitions made, and all dispositions completed, during the TTM Measurement Period then most recently ended had been made on the first day of such TTM Measurement Period.~~ For purposes of calculating the Consolidated Fixed Charge Coverage Ratio, Total Net Leverage Ratio or First Lien Net Leverage Ratio as at any date, EBITDA shall be calculated on a pro forma basis (as certified by the Borrower Agent) assuming that all acquisitions made, and all dispositions completed, during the ~~f~~Four ~~consecutive fiscal q~~Quarter~~s~~ Measurement Period or the TTM Measurement Period (as applicable) then most recently ended had been made on the first day of such period (but without any adjustment for projected cost savings or other synergies not described in clause (V) of the definition of “EBITDA”, unless otherwise approved by the Agent).

1.3 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized or incorporated on the first date of its existence by the holders of its equity interests at such time.

1.4 Other Terms; Headings. An Event of Default shall “continue” or be “continuing” unless and until such Event of Default has been cured or waived in writing by the Agent and the Required Lenders (or all Lenders, as applicable). Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or plural, depending on the reference. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The headings and the Table of Contents are for convenience only and shall not affect the meaning or construction of any provision of this Agreement. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The term “or” has, except where otherwise specifically indicated, the inclusive meaning represented by the phrase “and/or.” The terms lease and license shall include sub-lease and sub-license, as applicable. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein or in any other Loan Document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (vi) time of day means time of day New York, New York, except as otherwise expressly provided; and (vii) the “discretion” of the Agent, the Required Lenders or the Lenders means the sole and absolute discretion of such Person(s). Any reference to any law will include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation means unless otherwise specified, such law or regulation as amended, modified or supplemented from time to time. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Whenever the phrase “to the knowledge of” or words of similar import are used in any Loan Documents, it means actual knowledge of a Responsible Officer of the applicable Loan Party or knowledge that such Responsible Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter to which such phrase relates.

1.5 Dutch Terms. In this Agreement, a reference to:

(a) a “board of directors” means a managing board (bestuur) when a Dutch Loan Party is concerned;

(b) a “director” means a managing director (bestuurder) when a Dutch Loan Party is concerned;

(c) a “security” includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht) when a Dutch Loan Party is concerned;

(d) any “Governing Body” where applicable, includes any competent works council(s) to the extent that any action is required to comply with the Works Councils Act of the Netherlands (Wet op de ondernemingsraden);

(e) any “resolutions of the Governing Body” where applicable, includes (I) an unconditional positive or neutral advice (advies) from the competent works council(s) if a positive advice is required pursuant to the Works Councils Act of the Netherlands (Wet op de ondernemingsraden) or (II) a confirmation from the competent works council(s) that the works council waives its advisory right;

(f) a “winding up”, “administration” or “dissolution” includes a bankruptcy (faillissement) or dissolution (ontbinding);

(g) a “moratorium” includes surseance van betaling and “a moratorium is declared” or “occurs” includes surseance verleend;

(h) any “action” taken in connection with insolvency proceedings includes a Dutch Loan Party having filed (i) a notice under section 36 of the Dutch Tax Collection Act (Invorderingswet 1990), or (ii) any notice under Section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Dutch Tax Collection Act (Invorderingswet 1990);

(i) a “liquidator” includes a curator;

(j) an “administrator” includes a bewindvoerder;

(k) an “attachment” or any form thereof including “attached” includes a beslag;

(l) “gross negligence” means grove schuld;

(m) “willful misconduct” means opzet;

(n) “The Netherlands” means the European part of the Kingdom of The Netherlands and Dutch means in or of the Netherlands;

(o) “works council” includes a works council (ondernemingsraad), central works council (centrale ondernemingsraad), group works council (groepsondernemingsraad), SE works council (SE-ondernemingsraad) and staff meeting (personeelsvergadering);

(p) “insolvency” includes a bankruptcy (faillissement) and moratorium (surséance van betaling); and

(q) a “Subsidiary” includes a dochtermaatschappij as defined in section 2:24a of the Dutch Civil Code (Burgerlijk Wetboek).

1.6 Exchange Rates and Currency Equivalents.

(a) The Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of the Borrowing Base (and each component thereof) and for calculating Value. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except as otherwise expressly provided herein, the applicable amount of any currency for purposes of the Loan Documents (including for purposes of financial statements and all calculations in connection with the covenants, including the financial covenants) shall be the Dollar Equivalent thereof. Without limiting the foregoing, for purposes of determining compliance with any covenant, basket, test or threshold set forth in the Loan Documents (including in Articles VI, VII, VIII and IX of this Agreement), any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the exchange rates (as determined in accordance with the terms of this Agreement) as in effect on the date of such incurrence or expenditure (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as determined in accordance with this Agreement) as in effect on the date of the most recent incurrence or expenditures made).

(b) For purposes of determining the Borrowing Base (and each component thereof), the Borrowers shall report (i) asset values with respect to any asset included in the Borrowing Base in the currency shown in the Borrowing Base Companies’ financial records or invoiced by the Borrowing Base Companies, as applicable, for such asset (and otherwise as reasonably requested by the Agent, the relevant currency the Security Jurisdiction for such Borrowing Base Company), (ii) to the extent applicable at any time, any Inventory Reserves with respect to any item of Inventory in the currency in which the asset value for such item of Inventory is reported pursuant to clause (i) above (and otherwise as reasonably requested by the Agent, the relevant currency the Security Jurisdiction for such Borrowing Base Company) and (iii) any Reserve in the currency of the underlying claims, liabilities or obligations giving rise to such Reserve (and otherwise as reasonably requested by the Agent, the relevant currency of the Security Jurisdiction for such Borrowing Base Company).

1.7 Rates. The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.3(j), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Loan Parties. The Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Loan Party, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.8 Quebec Matters. For purposes of any tangible assets located in the Province of Québec or charged by the Security Documents governed by the laws of the Province of Québec and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest” and “mortgage” shall be deemed to include a “hypothec”, (f) all references to filing, registering or recording shall be deemed to include publication under the Civil Code of Québec, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary”, (k) “joint and several” shall be deemed to include “solidary”, (l) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault” and (m) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatory”.

1.9 Grower Baskets. For purposes of calculating EBITDA under any grower basket (i.e., a covenant exception subject to a limitation based on the greater of a Dollar amount and a percentage of EBITDA) contained in Article VIII (or otherwise set forth herein), for any subject transaction, EBITDA shall be determined as of the Four Quarter Measurement Period most recently ended. Notwithstanding anything to the contrary contained herein, no such grower basket shall be determined to be exceeded hereunder (and no Default or Event of Default shall occur) solely on account of fluctuations in the amount of EBITDA after any such basket is utilized in accordance with the terms hereof; provided that, for the avoidance of doubt, any decrease in the amount of EBITDA shall be deemed to decrease EBITDA for the purposes of any basket that has not been utilized and any refinancing (including any Refinancing Indebtedness) with respect to any basket that has been utilized.

ARTICLE II

THE CREDIT FACILITIES

2.1 The Revolving Credit Facility.

(a) Revolving Credit Loans. Each Revolving Credit Lender agrees (severally, not jointly or jointly and severally), subject to Section 2.5(a) and the other terms and conditions of this Agreement, to make revolving credit loans (together with the Swingline Loans, Protective Advances and Overadvances, the “Revolving Credit Loans”) to the Borrowers in Dollars, from time to time during the Revolving Credit Availability Period, at the Borrower Agent’s request to the Agent, in an amount at any one time outstanding not to exceed such Lender’s Revolving Credit Commitment; provided that each of the applicable Revolving Credit Extension Conditions shall be satisfied immediately after giving effect to any such Revolving Credit Loans. Within the foregoing limits and subject to the terms and conditions set forth herein, Revolving Credit Loans may be borrowed, paid, repaid and reborrowed. All Revolving Credit Loans shall be denominated in Dollars and shall be repaid in Dollars.

(b) Borrowing Base. The Agent, at any time in the exercise of its Permitted Discretion, may (i) establish and increase or decrease Reserves against Eligible Receivables, Eligible Inventory, the Borrowing Base and the Aggregate Revolving Credit Commitment, (ii) reduce the advance rates against Eligible Receivables (or any category of Eligible Receivables), Eligible Unbilled Receivables or Inventory, or thereafter increase such advance rates to any level equal to or below the advance rates in effect on the Closing Date and (iii) impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in the definitions of Eligible Receivables, Eligible Unbilled Receivables and Eligible Inventory. The amount of any Reserve established by the Agent, and any changes to the advance rates or the eligibility criteria set forth in the definitions of Eligible Receivables, Eligible Unbilled Receivables or Eligible Inventory, shall have a reasonable relationship to the event, condition, other circumstance, or fact that is the basis for such Reserve or change and shall not be duplicative of any other Reserve established and currently maintained. The establishment of any new Reserve category and changes to the methodology for determining a Reserve, or imposition of a new eligibility criteria or changes to advance rates by the Agent, shall only become effective three (3) Business Days after the date of notice by the Agent to the Borrower Agent of such change, imposition or establishment; provided that (A) no such prior notice shall be required for changes to any Reserves resulting solely by virtue of mathematical calculations of the amount of the Reserve in accordance with the methodology of calculation set forth in this Agreement or previously utilized; (B) no such prior notice shall be required during the continuance of any Default or Event of Default; (C) no such prior notice shall be required with respect to any Reserve established in respect of any Lien that has priority over Agent’s Liens on the Collateral; and (D) the Borrower may not obtain any new Revolving Credit Loans (including Swingline Loans) or Letters of Credit to the extent that such Revolving Credit Loan (including Swingline Loans) or Letter of Credit would cause an Overadvance after giving effect to the establishment or increase of such Reserve as set forth in such notice.

(c) Revolving Credit Notes. The Revolving Credit Loans made by each Revolving Credit Lender may, at the request of such Lender, be evidenced by a single promissory note payable to the order of such Lender, substantially in the form of Exhibit A-1 (as amended, restated, supplemented or otherwise modified from time to time, a “Revolving Credit Note” and, collectively, the “Revolving Credit Notes”), executed by the Borrowers and delivered to such Lender in a stated maximum principal amount equal to such Lender’s Revolving Credit Commitment.

(d) Payment of Revolving Obligations. The Borrowers hereby promise to pay all of the Revolving Credit Loans and all other Revolving Obligations in respect thereof (including principal, interest, fees (including any Revolving Credit Termination Premium), costs, and expenses payable under this Agreement and the other Loan Documents) in full on the Termination Date or, if earlier, on the date on which the Revolving Credit Loans and all other Revolving Obligations (other than Bank Product Obligations) become due and payable pursuant to the terms of this Agreement.

(e) Termination or Reduction of Aggregate Revolving Credit Commitment.

(i) Subject to payment of the applicable Revolving Credit Termination Premium, the Borrower Agent may, upon irrevocable notice from the Borrower Agent to the Agent, terminate the Aggregate Revolving Credit Commitment, the Letter of Credit Sublimit or the Swingline Sublimit or from time to time permanently reduce the Aggregate Revolving Credit Commitment, the Letter of Credit Sublimit or the Swingline Sublimit; provided that (A) any such notice shall be received by the Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (B) any partial reduction (including in the case of the Letter of Credit Sublimit or the Swingline Sublimit) shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (C) the Borrower Agent shall not terminate or reduce (1) the Aggregate Revolving Credit Commitment if, after giving effect thereto and to any concurrent prepayments hereunder, the Aggregate Revolving Credit Outstandings would exceed the Aggregate Revolving Credit Commitment, (2) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of Letter of Credit Usage not fully Collateralized hereunder would exceed the Letter of Credit Sublimit, and (3) the Swingline Sublimit if, after giving effect thereto, and to any concurrent payments hereunder, the Outstanding Amount of Swingline Loans hereunder would exceed the Swingline Sublimit.

(ii) If, after giving effect to any reduction of the Aggregate Revolving Credit Commitment, the Letter of Credit Sublimit or the Swingline Sublimit exceeds the amount of the Aggregate Revolving Credit Commitment, such Letter of Credit Sublimit or Swingline Sublimit shall be automatically reduced by the amount of such excess.

(iii) The Agent will promptly notify the Revolving Credit Lenders of any termination or reduction of the Aggregate Revolving Credit Commitment, the Letter of Credit Sublimit or the Swingline Sublimit under this Section 2.1(e). Upon any reduction of the Aggregate Revolving Credit Commitment, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Revolving Pro Rata Share of such reduction amount. All fees (including any Unused Revolving Credit Commitments Fees, any Revolving Credit Termination Premium, and any Letter of Credit Fees) and interest in respect of the Aggregate Revolving Credit Commitment accrued until the effective date of any termination or reduction of the Aggregate Revolving Credit Commitment shall be paid on the effective date of such termination or reduction.

2.2 [Reserved].

2.3 Procedure for Borrowing; Notices of Borrowing.

(a) Borrowing. The Borrower Agent shall request each Loan by submitting such request by ABLSoft (or, if requested by the Agent, by delivering, in writing or by an Approved Electronic Communication, a Notice of Borrowing substantially in the form of Exhibit B) (each such request a “Notice of Borrowing”), which request shall specify the requested (i) date of such Borrowing and (ii) the aggregate principal amount of such Borrowing.

(b) Revolving Credit Loans.

(i) Subject to the terms and conditions of this Agreement, in the case of any requested Revolving Credit Loan, the Agent shall deliver the amount of the Revolving Credit Loan requested in the Notice of Borrowing for credit to any account of a Borrower as Borrower Agent may specify at a bank acceptable to the Agent (any such account, a “Funding Account”) by wire transfer of immediately available funds (i) on the same day if such request is received by the Agent on or before 10:00 a.m. on a Business Day or (ii) on the immediately following Business Day if the Notice of Borrowing is received by the Agent after 10:00 a.m. on a Business Day or on a day that is not a Business Day. The Agent shall charge to the Loan Account that Agent’s usual and customary fees for the wire transfer of each Revolving Credit Loan.

(ii) Promptly following receipt of a request for Revolving Credit Loans in accordance with Section 2.3(a), the Agent shall advise each Revolving Credit Lender of the details thereof and of the amount of such Lender’s Revolving Credit Loan to be made as part of the requested Borrowing. Each Revolving Credit Lender shall make each Revolving Credit Loan to be made by such Lender hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 p.m. to the account of the Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Revolving Pro Rata Share. Unless the Agent shall have received notice from a Lender prior to the proposed date of any borrowing that such Lender will not make available to the Agent such Lender’s Revolving Pro Rata Share of such Borrowing, the Agent may assume that such Lender has made (or will make) such share available on such date in accordance with this Section and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Revolving Credit Lender has not in fact made its share of the applicable Borrowing available to the Agent, then the applicable Revolving Credit Lender and the Borrowers severally agree to pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Agent, at the interest rate applicable to such Revolving Credit Loans. If such Revolving Credit Lender pays such amount to the Agent, then such amount shall constitute such Lender’s Revolving Credit Loan included in such Borrowing.

(c) [Reserved].

(d) [Reserved].

(e) [Reserved].

(f) [Reserved].

(g) [Reserved].

(h) Swingline Loan.

(i) The Agent, the Swingline Lender and the Revolving Credit Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower Agent requests a Revolving Credit Loan, the Swingline Lender may elect to have the terms of this Section 2.3(h) apply to such borrowing request by advancing, on behalf of the Revolving Credit Lenders and in the amount requested, same day funds to the Borrowers (each such Loan made solely by the Swingline Lender pursuant to this Section 2.3(h) is referred to in this Agreement as a “Swingline Loan”), with settlement among them as to the Swingline Loans to take place on a periodic basis as set forth in Section 2.3(i). Each Borrower hereby authorizes the Swingline Lender to, and Swingline Lender shall, subject to the terms and conditions set forth herein (but without any further written notice required), deliver the amount of the Swingline Loan requested to the applicable Borrower account (i) on the same day if the Notice of Borrowing is received by the Agent on or before 10:00 a.m. on a Business Day or (ii) on the immediately following Business Day if the Notice of Borrowing is received by the Agent after 10:00 a.m. on a Business Day or on a day that is not a Business Day. The Swingline Lender shall not make any Swingline Loan if applicable Revolving Credit Extension Conditions would not be satisfied after giving effect to such Swingline Loan.

(ii) Upon the making of a Swingline Loan (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan), each Revolving Credit Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender, without recourse or warranty, an undivided interest and participation in such Swingline Loan in proportion to its Revolving Pro Rata Share. The Swingline Lender may, at any time, require the applicable Lenders to fund their participations. From and after the date, if any, on which any Lender is required to fund its participation in any Swingline Loan purchased hereunder, the Agent shall promptly distribute to such Lender, such Revolving Credit Lender’s Revolving Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Swingline Loan.

(iii) The Swingline Loans shall be repayable on demand, shall be secured by the Collateral, shall constitute Revolving Credit Loans made in Dollars and Obligations hereunder and shall bear interest at the rate in effect from time to time applicable to the Revolving Credit Loans. The Swingline Loans made by the Swingline Lender may, at the request of the Swingline Lender, be evidenced by a single promissory note payable to the order of the Swingline Lender, in the form of Exhibit A-2 (as amended, restated, supplemented or otherwise modified from time to time, a “Swingline Note”), as executed by the Borrowers and delivered to the Swingline Lender, in a stated amount equal to the maximum amount of the Swingline Loans specified in this subsection.

(i) Settlements. Each Lender’s funded portion of any Loan is intended to be equal at all times to such Lender’s applicable Pro Rata Share of all outstanding Loans under each Facility. Notwithstanding such agreement, the Agent and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrowers) that, to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Loans, Swingline Loans, any Protective Advances and any Overadvances shall take place on a periodic basis in accordance with the following provisions:

(i) The Agent shall request settlement (“Settlement”) with the Appropriate Lenders on a weekly basis, or on a more frequent basis if so determined by the Agent, with respect to (A) each outstanding Swingline Loan, Protective Advance and Overadvance and (B) all payments made by the Borrowers on account of the Loans, in each case by notifying the Appropriate Lenders of such requested Settlement in writing (by electronic transmission or otherwise as permitted hereunder), prior to 2:00 p.m. on the date of such requested Settlement (any such date being a “Settlement Date”).

(ii) Each Appropriate Lender shall make the amount of its Pro Rata Share of the outstanding principal amount of the Swingline Loan, any Protective Advance and any Overadvance with respect to which Settlement is requested available to the Agent in same day funds, for itself or for the account of Agent, to the Agent’s Payment Account prior to 4:00 p.m., on the Settlement Date applicable thereto, regardless of whether the conditions precedent specified in Section 5.2 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Swingline Loan, Protective Advance and Overadvance, and, together with the portion of such Swingline Loan, any Protective Advance and any Overadvance representing Agent’s Pro Rata Share thereof, shall constitute Revolving Credit Loans of such Lenders. If any such amount is not made available to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) Business Days from and after such Settlement Date and thereafter at the interest rate then applicable to the Revolving Credit Loans.

(iii) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default), each Revolving Credit Lender shall irrevocably and unconditionally purchase and receive from the Agent, without recourse or warranty, an undivided interest and participation in such Swingline Loan, any Protective Advance and any Overadvance to the extent of such Lender’s Revolving Pro Rata Share thereof, by paying to the Agent, in same day funds, an amount equal to such Lender’s Revolving Pro Rata Share of such Swingline Loan, regardless of whether the conditions precedent specified in Section 5.2 have then been satisfied. If such amount is not made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the interest rate then applicable to the Revolving Credit Loans.

(iv) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Swingline Loan, Protective Advance or Overadvance under clause (iii) above, the Agent shall promptly distribute to such Lender such Lender’s Pro Rata Share of all payments of principal and interest received by the Agent in respect of such Swingline Loan, Protective Advance and Overadvance.

(j) Benchmark Replacement Setting.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Agent and the Borrower Agent may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all affected Lenders and the Borrower Agent so long as the Agent has not received, by such time, written notice of objection to such amendment from the Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.3(j) will occur prior to the applicable Benchmark Transition Start Date.

(ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right (in consultation with the Borrower Agent) to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower Agent and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will promptly notify Borrower Agent of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.3(j)(iv) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.3(j), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.3(j).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (2) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Term SOFR” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Term SOFR” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Benchmark Unavailability Period. Upon the Borrower Agent’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) the Borrower Agent may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower Agent will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans and (B) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable calendar month. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an available tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

2.4 Application of Proceeds. The proceeds of the Loans shall be used by the Borrowers to refinance existing Indebtedness, for their general working capital purposes, for expenses incurred by the Borrowers in connection herewith and for other, general purposes consistent with the terms of this Agreement.

2.5 Mandatory Prepayments and Optional Prepayments.

(a) Maximum Amount; Minimum Excess Availability. In no event shall (i) the Aggregate Revolving Credit Outstandings exceed the Line Cap (other than solely as a result of Protective Advances and Overadvances permitted under Section 2.15), including as a result of any change in the Letter of Credit Usage Excluded Amount and (ii) Excess Availability be less than the Minimum Excess Availability Amount unless the Loan Parties are in compliance with Section 9.2.

(b) Revolving Credit Facility – Mandatory Prepayments. In addition to any prepayment required in accordance with Section 10.2 as a result of an Event of Default, the Revolving Credit Loans shall be subject to mandatory prepayment as follows:

(i) immediately upon discovery by or notice to the Borrower Agent from the Agent that any of the lending limits set forth in Section 2.1(a) or Section 2.5(a) have been exceeded (other than solely as a result of Protective Advances and Overadvances permitted under Section 2.15), the Borrowers shall pay to the Agent, for the benefit of the Revolving Credit Lenders, an amount sufficient to reduce the outstanding principal balance of the Revolving Credit Loans (but, for the avoidance of doubt, without any corresponding reduction in Revolving Credit Commitments), Collateralize outstanding Letters of Credit, or any combination thereof, to the applicable maximum allowed amount, and such amount shall become due and payable by the Borrowers without the necessity of a demand by the Agent or any Lender; and

(ii) within three (3) Business Days after the consummation by any Loan Party or any Subsidiary of any Asset Dispositions permitted by Sections 8.5(k), (l), (m) or (n), the Loan Parties shall pay or cause to paid to the Agent, for application to outstanding Revolving Credit Loans (but, for the avoidance of doubt, without any corresponding reduction in Revolving Credit Commitments), cash proceeds of such Asset Disposition in an amount equal to the amount by which the Gross Borrowing Base is reduced as a result of such Asset Disposition.

(c) Revolving Credit Facility – Voluntary Prepayments. The Borrowers may, at any time and from time to time, prepay the Revolving Credit Loans, in whole or in part (subject, in the case of the Payment in Full of all the Revolving Credit Loans, to the additional requirements of Section 4.6), upon at least one (1) Business Days’ irrevocable notice by the Borrower Agent to the Agent, specifying the date and amount of prepayment; provided that a notice of optional prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the incurrence of other Indebtedness or any other event, in which case such notice of prepayment may be revoked by the Borrower Agent (by written notice to the Agent on or prior to the specified date) if such condition is not satisfied. If such notice is given, the Borrowers shall make such prepayment, and the payment amount specified in such notice shall be due and payable, on the date specified therein accompanied by the amount of accrued and unpaid interest thereon.

(d) [Reserved].

(e) [Reserved].

(f) [Reserved].

(g) [Reserved].

(h) [Reserved].

(i) [Reserved].

(j) [Reserved].

(k) [Reserved].

(l) [Reserved].

(m) [Reserved].

(n) Termination Date. The entire outstanding principal amount of the Loans, together with all accrued and unpaid interest thereon and all fees and Lender Group Expenses payable by the Borrowers hereunder, shall become due and payable on the Termination Date.

(o) Application of Funds. Subject to the provisions of Section 10.5, (i) at all times after the occurrence and during the continuance of an Increased Reporting Period and notification thereof by the Agent to the Borrower Agent, all amounts received in the Concentration Account on each Business Day at or before 1:00 p.m. in accordance with Section 2.7 and (ii) all amounts received pursuant to Section 2.5(b)(i) shall, in each case, be applied by the Agent in the following order: first, to prepay the Swingline Loans until paid in full, second, to prepay the Revolving Credit Loans until paid in full (without a reduction in the Revolving Credit Commitments), and third, to the extent of any remaining excess, to provide Collateralization in respect of Letter of Credit in the manner set forth in Section 10.2(a)(iii).

2.6 Maintenance of Loan Account; Statements of Account. The Agent shall maintain a loan account for the Borrowers reflecting all outstanding Loans, along with interest accrued thereon and such other items reflected therein (the “Loan Account”), and shall provide the Borrower Agent with a monthly accounting reflecting the activity in the Loan Account, viewable by the Borrower Agent on ABLSoft. Each accounting shall be deemed correct, accurate and binding on the Borrowers and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by the Agent), unless the Borrower Agent notifies the Agent in writing to the contrary within thirty (30) days after such account is rendered, describing the nature of any alleged errors or omissions. However, the Agent’s failure to maintain the Loan Account or to provide any such accounting shall not affect the legality or binding nature of any of the Obligations. Interest, fees and other monetary Obligations (including Lender Group Expenses) due and owing under this Agreement may, in the Agent’s discretion, be charged to the Loan Account, and will thereafter be deemed to be Revolving Credit Loans and will bear interest at the same rate as other Revolving Credit Loans.

2.7 Cash Management; Control Agreements; Lockboxes.

(a) On or prior to the Closing Date, each U.S. Loan Party and each Canadian Loan Party shall enter into a Control Agreement with each depository bank with which each U.S. Loan Party and each Canadian Loan Party maintains each deposit account into which collections of Receivables are deposited (such deposit accounts, collectively, the “North American Collection Accounts”); provided, however, that to the extent it is not possible to establish Control Agreements with respect to any North American Collection Account (other than any such North American Collection Account maintained with Citibank, N.A. or its affiliates or branches) by the Closing Date, each U.S. Loan Party and each Canadian Loan Party shall use commercially reasonable efforts to establish Control Agreements in respect thereof as promptly as possible following the Closing Date. On or prior to the date that is ninety (90) days after the Closing Date (or such later date as the Agent may agree in its sole discretion), each Loan Party shall enter into a Control Agreement with (i) the depository bank which maintains such Loan Parties’ main concentration account (the “Concentration Account”) and (ii) each depository bank, securities intermediary or other financial institution with which such Loan Party maintains each deposit account, securities account or commodities account (the Concentration Account, each North American Collection Account, each Lockbox Account and each deposit account, securities account or commodities account at any time subject to a Control Agreement, other than Restricted Accounts, a “Blocked Account”) and shall at all times thereafter cause all such accounts to be maintained as Blocked Accounts; provided, that, no Loan Party shall be required to enter into a Control Agreement with respect to Restricted Accounts. On or prior to the date that is ninety (90) days after the Closing Date (or such later date as the Agent may agree in its sole discretion), each U.S. Loan Party shall have opened new North American Collection Accounts with an Acceptable Bank, and shall have complied with the requirements of the immediately preceding sentence with respect to each such North American Collection Account and shall have instructed each of their applicable account debtors to direct payments in respect of Receivables to the appropriate new North American Collection Account.

(b) On or prior to the date that is ninety (90) days after the Closing Date (or such later date as the Agent may agree in its sole discretion), each U.S. Loan Party and each Canadian Loan Party shall have entered into one or more agreements with an Acceptable Bank with respect to Receivables payable to such Loan Party (each, a “Lockbox Agreement” or, collectively, the “Lockbox Agreements”), pursuant to which the Loan Parties shall have established (or directed the applicable depositary bank to establish) one or more post office boxes to be used for the sole and exclusive purpose of receiving all checks, drafts, instruments and other items of payment in respect of Receivables and other Collateral (each, a “Lockbox” or, collectively, the “Lockboxes”), and in connection therewith, the Loan Parties shall have opened with the applicable depositary bank one or more deposit accounts (each, a “Lockbox Account” and, collectively, the “Lockbox Accounts”).

(c) Unless the Agent has given contrary instructions to the applicable depositary bank, securities intermediary or financial institution during an Increased Reporting Period pursuant to the applicable Control Agreement, each Loan Party shall give instructions to cause all proceeds of Collateral and all other amounts otherwise constituting or received in respect of proceeds of Collateral received in Blocked Account of such Loan Party other than the Concentration Account, in each case to be transferred each Business Day (or with such other frequency as the Agent may agree) to the Concentration Account.

(d) During an Increased Reporting Period, unless the Agent has given contrary instructions to the applicable depositary bank, securities intermediary or financial institution pursuant to the applicable Control Agreement, each Loan Party shall give instructions to cause the wire transfer on each Business Day (whether or not there are at the time outstanding Loans) of all available amounts in Blocked Accounts to the Concentration Account (excluding, for the avoidance of doubt, amounts held in Restricted Accounts), from:

(i) the sale of Inventory;

(ii) all proceeds of collections of Receivables; and

(iii) each Blocked Account (including all cash and other amounts held therein).

(e) Each Loan Party may close deposit accounts, securities accounts or commodities accounts and/or open new deposit accounts, securities accounts or commodities accounts, subject to the execution and delivery to the Agent of appropriate Control Agreements to the extent required by the provisions of this Section 2.7. Each Loan Party shall furnish the Agent with prior written notice of its intention to close a Blocked Account or to open any deposit account, securities account or commodities account. In addition, upon the Agent’s request, the Borrower Agent shall provide such information with respect to Restricted Accounts as the Agent may reasonably request.

(f) Each Borrower hereby acknowledges and agrees on behalf of itself and each other Loan Party that (i) the funds on deposit in the Concentration Account, all other Blocked Accounts shall at all times continue to be collateral security for all of the Obligations and (ii) during the existence and continuance of an Increased Reporting Period, such Loan Party shall have no right of withdrawal from the Concentration Account and the funds on deposit in the Concentration Account (and any other Blocked Account that are not being transferred to the Concentration Account) shall be transferred to the Agent’s Payment Account for application to the Obligations (but, for the avoidance of doubt, without any corresponding reduction in Commitments) as provided in this Agreement (except for (A) proceeds of assets, other than Collateral, subject to Permitted Liens, to the extent such proceeds are required to be applied to the payment of the applicable obligations secured thereby and (B) proceeds of assets required to be otherwise applied in accordance with the terms of any Intercreditor Agreement). In the event that any Loan Party receives or otherwise has dominion and control of any such proceeds or collections in contravention of the provisions of this Section 2.7, such proceeds and collections shall be held in trust by such Person for the Agent, shall not be commingled with any of such Person’s other funds or deposited in any account of such Person and shall promptly be deposited into the Concentration Account or dealt with in such other fashion as such Person may be instructed by the Agent.

(g) Any amounts received in the Concentration Account at any time when all of the Obligations have been Paid in Full shall, upon the request of Borrower Agent and subject to applicable law, be remitted to the operating account of the Borrower Agent.

(h) The Agent may give any notice of exclusive control or similar notice for any Blocked Account at such time as an Increased Reporting Period has occurred and is continuing. The Agent shall not give any notice of exclusive control or similar notice for any Blocked Account unless an Increased Reporting Period has occurred and is continuing. The Agent shall promptly (but in any event within three (3) Business Days) furnish written notice to each Person with whom a Blocked Account is maintained of any termination of an Increased Reporting Period. So long as no Increased Reporting Period is continuing, the Loan Parties may direct, and shall have sole control over, the manner of disposition of funds in the Blocked Accounts, in each case subject to the other provisions of this Agreement and the other Loan Documents.

(i) For purposes of determining the Borrowing Base, all amounts received by the Agent in satisfaction of the Obligations will be credited to the Loan Account and the Collateral balances to which they relate upon the Agent’s receipt of an advice from the Agent’s bank that such items have been credited to the Agent’s account at the Agent’s bank (or upon the Agent’s deposit thereof at the Agent’s bank in the case of payments received by the Agent in kind), in each case subject to final payment and collection. However, during the continuance of each an Increased Reporting Period or at any time when proceeds are being applied pursuant to Section 10.5, for purposes of computing interest on the Obligations, such items shall be deemed applied by the Agent one (1) Business Day after the Agent’s receipt of advice of deposit thereof at the Agent’s bank.

2.8 Term. The term of this Agreement shall be for a period from the Closing Date through and including the Termination Date. Notwithstanding the foregoing, the Borrowers shall have no right to terminate this Agreement at any time that any Obligations are outstanding, except upon Payment in Full of all Obligations.

2.9 Payment Procedures.

(a) Loan Account. Borrowers hereby authorize the Agent to charge the Loan Account with the amount of all principal, interest, fees, Lender Group Expenses and other payments to be made hereunder and under the other Loan Documents. The Agent may, but shall not be obligated to, discharge Borrowers’ payment obligations hereunder by so charging the Loan Account.

(b) Time of Payment. Each payment by the Borrowers on account of principal, interest, fees or Lender Group Expenses hereunder shall be made to the Agent. All payments to be made by the Borrowers hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without setoff, deduction or counterclaim and shall be made prior to 4:00 p.m. on the due date thereof to the Agent, for the account of the Lenders according to their Pro Rata Shares (except as expressly otherwise provided), at the Agent’s Payment Account in immediately available funds. Except for payments which are expressly provided to be made (i) for the account of the Agent or the Swingline Lender only or

(ii) under the settlement provisions of Section 2.3(i), the Agent shall distribute all payments to the Lenders on the Business Day following receipt in like funds as received. Notwithstanding anything to the contrary contained in this Agreement, if a Lender or any of its Affiliates exercises its right of setoff under Section 12.3 or otherwise, any amounts so recovered shall promptly be shared by such Lender with the other Lenders according to their respective Pro Rata Shares.

(c) Next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest due hereunder.

(d) Application. Subject to Section 10.5, the Agent shall have the continuing and exclusive right, if an Event of Default exists, to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Borrower makes a payment or the Agent receives any payment or proceeds of the Collateral for any Borrower’s benefit, which is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by the Agent.

2.10 Designation of a Different Lending Office. If any Lender requests compensation under Section 4.10, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.11, then such Lender (at the request of the Borrower Agent) shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.10 or Section 4.11, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrowers hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

2.11 Replacement of Lenders. If any Lender requests compensation under Section 4.10(a), or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.11 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.10, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, upon notice by the Borrower Agent to such Lender and the Agent, require such Lender to assign and delegate (and such Lender agrees to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in, and the consents required by, Section 12.7), all of its interests, rights (other than its existing rights to payments pursuant to Section 4.10(a) or Section 4.11) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (a) the Borrowers shall have paid to the Agent the assignment fee (if any) specified in Section 12.7; (b) such Lender shall have received payment of an amount equal to the outstanding principal of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 4.10) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrowers (in the case of all other amounts); (c) in the case of any such assignment resulting from a claim for compensation under Section 4.10 or payments required to be made pursuant to Section 4.11, such assignment will result in a reduction in such compensation or payments thereafter; (d) such assignment does not conflict with applicable law; and (e) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall consent, at the time of such assignment, to each applicable amendment, waiver or consent. A Lender (other than a Defaulting Lender) shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Nothing in this Section 2.11 shall be deemed to prejudice any rights that the Borrowers or any Lender that is not a Defaulting Lender may have against any Defaulting Lender.

2.12 Defaulting Lenders.

(a) The Agent may recover all amounts owing by a Defaulting Lender on demand, and all such amounts owing shall bear interest at a per annum rate equal to two percent (2%) above the per annum rate that would otherwise be applicable to the Loans of such Lender until Paid in Full.

(b) The failure of any Defaulting Lender to fund its Pro Rata Share of any Borrowing shall not relieve any other Lender of its obligation to fund its Pro Rata Share of such Borrowing. Conversely, no Lender shall be responsible for the failure of another Lender to fund such other Lender’s Pro Rata Share of a Borrowing.

(c) The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrowers to the Agent for the Defaulting Lender’s benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its Permitted Discretion, apply any or all of such amounts to the Defaulting Lender’s defaulted obligations, use the funds to Collateralize such Lender’s Fronting Exposure, or re-lend to the Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. For purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a Lender and such Lender’s Commitment or Loans, as applicable, for such purposes shall be deemed to be zero (0). This Section shall remain effective with respect to such Lender until the Defaulting Lender has ceased to be a Defaulting Lender. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender or to relieve or excuse the performance by any of the Borrowers of their duties and obligations hereunder.

(d) The Agent, at its election, at any time, may require that the reimbursement obligations of a Defaulting Lender in respect of Letters of Credit be reallocated to, and assumed by, the other Revolving Credit Lenders based on their respective Revolving Pro Rata Shares (calculated as if the Defaulting Lender’s Revolving Pro Rata Share was zero (0)); provided that no Revolving Credit Lender shall be reallocated, or required to fund, any such amounts that could would cause the sum of such Revolving Credit Lender’s outstanding Revolving Credit Loans and outstanding reimbursement obligations in respect of Letters of Credit to exceed its Revolving Credit Commitment.

(e) If the Agent determines, in its sole discretion, that a Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash Collateralization), that the Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders under the Facility or take such other actions as the Agent may determine to be necessary to cause the Loans and the funded and unfunded participations in Letters of Credit to be held by the Lenders in accordance with their Pro Rata Shares under the Facility (without giving effect to Section 2.12(c) above) whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties and subject to Section 2.11, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.13 Letters of Credit.

(a) Subject to the terms and conditions of this Agreement, upon the request of the Borrower Agent (which shall be irrevocable) made in accordance herewith, Letter of Credit Issuer agrees to issue a requested Letter of Credit in Dollars for the account of the Borrowers of a tenor and containing terms acceptable to the Borrower Agent, the Agent and the Letter of Credit Issuer, in a maximum aggregate face amount outstanding at any time not to exceed an applicable Letter of Credit Issuer Sublimit or the Letter of Credit Sublimit; provided that (i) the Letter of Credit Issuer shall have no obligation to cause to be issued any Letter of Credit with a termination date after the Termination Date and (ii) if a Letter of Credit is issued with an expiration date after the Termination Date, the Borrowers shall Collateralize such Letter of Credit in full immediately. The term of any Letter of Credit shall not exceed three hundred sixty-five (365) days from the date of issuance, subject to renewal in accordance with the terms thereof (provided that any notice of extension shall be required at least thirty (30) days prior to the expiration of any Letter of Credit hereunder), but in no event to a date beyond the Termination Date. All Letters of Credit shall be subject to the limitations set forth in Section 2.5(a), and a sum equal to the aggregate amount of all outstanding Letters of Credit shall be included in calculating outstanding amounts for purposes of determining compliance with Section 2.5(a). Without limitation of the foregoing, but for the avoidance of any doubt, the maximum amount of all unexpired Letters of Credit outstanding at any one time, when aggregated with (without duplication) all Revolving Credit Loans and Swingline Loans shall not exceed Line Cap.

(b) Immediately upon issuance, amendment, renewal, or extension of any Letter of Credit by the Letter of Credit Issuer in accordance with the procedures set forth in this Section 2.13, without any further action on the part of the Letter of Credit Issuer or any Revolving Credit Lenders, each Revolving Credit Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Letter of Credit Issuer and the Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Pro Rata Share, of the liability and obligations under and with respect to such Letter of Credit and the Letter of Credit Agreement (including all obligations of the Borrowers with respect thereto, other than amounts owing to the Letter of Credit Issuer or Agent pursuant to the first sentence of Section 4.5) and any security therefor or guaranty pertaining thereto.

(c) Whenever the Borrower Agent desires the issuance of a Letter of Credit, the Borrower Agent shall deliver to the Agent and the Letter of Credit Issuer a written notice no later than 2:00 p.m. at least ten (10) Business Days (or such shorter period as may be agreed to by the Agent and the Letter of Credit Issuer) in advance of the proposed date of issuance of a letter of credit, such notice to be substantially in the form provided by the Letter of Credit Issuer (a “Letter of Credit Request”). The transmittal by the Borrower Agent of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower Agent that the Letter of Credit may be issued in accordance with and will not violate any of the requirements of this Section 2.13. Prior to the date of issuance of each Letter of Credit, the Borrower Agent shall provide to the Agent and the Letter of Credit Issuer a precise description of the documents and the text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary on or prior to the expiration date of such Letter of Credit, would require the Letter of Credit Issuer to make payment under such Letter of Credit. Each of Agent and the Letter of Credit Issuer, in its Permitted Discretion, may require different forms or changes in any such documents and certificates. No Letter of Credit shall require payment against a conforming draft to be made thereunder prior to the second Business Day after the date on which such draft is presented.

(d) Upon any request for a drawing under any Letter of Credit by the beneficiary thereof, (i) the Borrower Agent shall be deemed to have timely given a Notice of Borrowing to the Agent for a Revolving Credit Loan on the date on which such drawing is honored in an amount equal to the amount of such drawing and (ii) without regard to satisfaction of the applicable conditions specified in Section 5.2 and the other terms and conditions of borrowings contained herein, the Revolving Credit Lenders shall, on the date of such drawing, make Revolving Credit Loans in the amount of such drawing, the proceeds of which shall be applied directly by the Agent to reimburse the Letter of Credit Issuer for the amount of such drawing or payment. If for any reason, proceeds of Revolving Credit Loans are not received by the Agent on such date in an amount equal to the amount of such drawing, the Borrowers shall reimburse the Agent, on the Business Day immediately following the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Loans, if any, which are so received, plus accrued interest on such amount at the rate set forth in Section 4.1(a) or 4.2, as applicable.

(e) As among the Borrowers, the Agent, the Letter of Credit Issuer and each Lender, the Borrowers assume all risks of the acts and omissions of the Agent and the Letter of Credit Issuer (other than for the gross negligence or willful misconduct of the Agent or the Letter of Credit Issuer) or misuse of the Letters of Credit by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Agent nor any of the Lenders nor the Letter of Credit Issuer shall be responsible (i) for the accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under such Letters of Credit even if it should in fact prove to be in any or all respects invalid, inaccurate, fraudulent or forged, (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy or otherwise, whether or not they be in cipher, (iv) for errors in interpretation of technical terms, (v) for any loss or delay in the transmission or otherwise of any document required to make a drawing under any such Letter of Credit, or of the proceeds thereof, (vi) for the misapplication by the beneficiary of any such Letter of Credit, of the proceeds of any drawing honored under such Letter of Credit, and (vii) for any consequences arising from causes beyond the control of the Letter of Credit Issuer, the Agent or the Lenders, provided that the foregoing shall not release the Agent or the Letter of Credit Issuer for any liability for its gross negligence or willful misconduct. None of the above shall affect, impair, or prevent the vesting of any of Agent’s rights or powers hereunder. Any action taken or omitted to be taken by the Agent or the Letter of Credit Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct of the Agent or the Letter of Credit Issuer, as the case may be, shall not create any liability of the Agent or the Letter of Credit Issuer to any Borrower or any Lender.

(f) The obligations of the Borrowers to reimburse the Letter of Credit Issuer for drawings honored under the Letters of Credit and the obligations of the Revolving Credit Lenders under this Section 2.13 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit, or any Letter of Credit Agreement; (ii) the existence of any claim, setoff, defense or other right which any Borrower or any Affiliate of any Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), the Agent, any Lender or any other Person, whether in connection with this Agreement, the other Loan Documents, the transactions contemplated herein or therein or any unrelated transaction; (iii) any draft, demand, certificate or other documents presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect; (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; (v) failure of any drawing under a Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of any drawing; or (vi) that a Default or Event of Default shall have occurred and be continuing.

(g) Any Letter of Credit Issuer may resign as Letter of Credit Issuer hereunder at any time upon notice to the Revolving Credit Lenders, the Agent and the Borrower Agent, which notice shall be delivered (i) concurrently with any permitted assignment of such Letter of Credit Issuer’s interests hereunder as a Revolving Credit Lender, or (ii) otherwise, thirty (30) days in advance of its effective date. From and after the effective date of resignation, the retiring Letter of Credit Issuer shall continue to have all rights and obligations of a Letter of Credit Issuer under the Loan Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to extend or issue new Letters of Credit.

(h) Each Borrower irrevocably appoints each Letter of Credit Issuer as its attorney-in-fact and authorizes such Letter of Credit Issuer, without notice to Borrowers, to execute and deliver ancillary documents and letters customary in the letter of credit business that may include but are not limited to advisements, indemnities, checks, bills of exchange and issuance documents. The power of attorney granted by the Borrowers is limited solely to such actions related to the issuance, confirmation or amendment of any Letter of Credit and to ancillary documents or letters customary in the letter of credit business. This appointment is coupled with an interest.

2.14 Sharing of Payments, Etc. If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Obligations payable to such Lender hereunder at such time in excess of its applicable Pro Rata Share, such Lender shall forthwith purchase from the other Appropriate Lenders (other than any Defaulting Lender) such participations in the Obligations payable to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such other Lender’s applicable Pro Rata Share of such recovery together with an amount equal to such Lender’s applicable Pro Rata Share of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

2.15 Protective Advances and Optional Overadvances.

(a) Subject to the limitations set forth below and notwithstanding anything to the contrary in this Agreement, the Agent is authorized by the Borrowers and the Lenders, from time to time in the Agent’s sole discretion (but shall have absolutely no obligation to), to make Revolving Credit Loans to Borrowers, on behalf of all Lenders, which Agent, in its Permitted Discretion deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans or other Obligations or (iii) to pay any other amount chargeable to or required to be paid by the Loan Parties pursuant to the terms of this Agreement, including payments of reimbursable expenses (including fees and Lender Group Expenses) and other sums payable under the Loan Documents (any of such Revolving Credit Loans are herein referred to as “Protective Advances”); provided that (A) the aggregate amount of Protective Advances plus Overadvances outstanding at any time shall not at any time exceed ten percent (10.0%) of the Aggregate Revolving Credit Commitment, (B) after giving effect to such Revolving Credit Loans, the aggregate outstanding amount (without duplication) of Revolving Credit Loans and the undrawn amount of all unexpired Letters of Credit shall not exceed one hundred and ten percent (110.0%) of the Borrowing Base on such Borrowing Date, and (C) in no event shall the making of any

Protective Advance cause the aggregate outstanding amount of Revolving Credit Loans and the undrawn amount of all unexpired Letters of Credit to exceed the Aggregate Revolving Credit Commitment on such Borrowing Date. Protective Advances may be made even if the conditions precedent to Borrowing set forth in Section 5.2 have not been satisfied. At any time that there is sufficient Excess Availability and the conditions set forth in Section 5.2 have been satisfied, the Agent may request the Revolving Credit Lenders to make a Revolving Credit Loan to repay a Protective Advance. At any other time the Agent may require the Revolving Credit Lenders to fund their risk participations described in Section 2.15(c) below. The Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Agent’s receipt thereof.

(b) Subject to the limitations set forth below and notwithstanding anything to the contrary in this Agreement, the Agent is authorized by the Borrowers and the Lenders, from time to time in the Agent’s sole discretion (but shall have absolutely no obligation to), to knowingly and intentionally, continue to make Revolving Credit Loans to the Borrowers notwithstanding that an Overadvance exists or would be created thereby, so long as, after giving effect to such Revolving Credit Loans, the aggregate outstanding amount (without duplication) of Revolving Credit Loans and the undrawn amount of all unexpired Letters of Credit shall not exceed the lesser of (i) one hundred and ten percent (110.0%) of the Borrowing Base as of such Borrowing Date, and (ii) the Aggregate Revolving Credit Commitment on such Borrowing Date. If any Overadvance remains outstanding for more than thirty (30) days, unless otherwise agreed to by the Required Lenders, the Borrowers shall immediately repay the Revolving Credit Loans in an amount sufficient to eliminate all such Overadvances. The Agent’s authorization to make Overadvances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon Agent’s receipt thereof. The foregoing provisions are meant for the benefit of the Lenders and the Agent and are not meant for the benefit of the Borrowers, which shall continue to be bound by the provisions of Section 2.5(a).

(c) Upon the making of a Protective Advance or an Overadvance by the Agent (whether before or after the occurrence of a Default or Event of Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Agent without recourse or warranty an undivided interest and participation in such Protective Advance or such Overadvance, as the case may be, in proportion to its Pro Rata Share. On any Business Day, the Agent may, in its sole discretion, give notice to the Lenders that the Lenders are required to fund their risk participation in Protective Advances and Overadvances, in which case each Lender shall fund its participation on the date specified in such notice. Notwithstanding the foregoing, the Agent may also request Settlement of all Protective Advances and Overadvances in accordance with Section 2.3(i). From and after the date, if any, on which any Revolving Credit Lender is required to fund its participation in any Protective Advance or Overadvance purchased hereunder, the Agent shall promptly distribute to such Revolving Credit Lender, such Revolving Credit Lender’s Revolving Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Protective Advance or Overadvance.

(d) Each Protective Advance and each Overadvance shall be deemed to be a Revolving Credit Loan hereunder, and, prior to Settlement therefor, all payments on the Protective Advances and Overadvances, including interest thereon, shall be payable to the Agent solely for its own account. Protective Advances and Overadvances shall be repayable upon demand, shall be secured by the Collateral, shall constitute Loans and Obligations hereunder and shall bear interest at the rate in effect from time to time applicable to the Revolving Credit Loans. The provisions of this Section 2.15 are for the exclusive benefit of the Agent, the Swingline Lender, and the Revolving Credit Lenders and are not intended to benefit Borrowers (or any other Loan Party) in any way.

ARTICLE III

[RESERVED]

ARTICLE IV

INTEREST, FEES AND EXPENSES

4.1 Interest.

(a) Rates of Interest. Subject to Section 4.2, all Loans shall bear interest on the unpaid principal amount thereof from the date such Loans are made until, in all cases, the date such Loans are Paid in Full, as follows:

(i) if a Revolving Credit Loan, at a rate per annum equal to the sum of (A) Adjusted Term SOFR, plus (B) the Applicable Margin for SOFR Loans; provided that, in the event that Adjusted Term SOFR is unavailable for any reason (including as a result of the occurrence of any event described in Section 4.10(b) or (c)), then such rate shall be a rate per annum equal to the sum of (A) the Base Rate, plus (B) the Applicable Margin for Base Rate Loans.

Interest hereunder (including interest arising pursuant to Section 4.2) shall be due and payable in accordance with the terms hereof before and after judgment, and before and after any Insolvency Event.

(b) Interest Payment Dates. Except as provided in Section 4.2, interest on each Loan shall be due and payable in arrears on (i) the first day of each month, (ii) on the date of any prepayment of such Loan, (iii) on the Termination Date and (iv) at such other times as may be specified herein.

(c) No Requirement of Match Funding. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, neither the Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues based on the Adjusted Term SOFR or the Term SOFR Reference Rate.

(d) Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Agent will have the right (in consultation with the Borrower Agent) to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Agent will promptly notify the Borrower Agent and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

4.2 Interest After Event of Default.

(a) Upon notice from the Agent to the Borrower Agent after any Event of Default (which notice may be given at the option of the Agent and shall be given at the direction of the Required Lenders), or automatically upon the occurrence of any Event of Default under Section 10.1(d), all outstanding monetary Obligations shall bear interest, at all times thereafter while such Event of Default is continuing, at a fluctuating interest rate per annum equal to the Revolving Default Rate, to the fullest extent permitted by applicable laws until such Event of Default shall have been cured or waived.

(b) Interest accrued pursuant to Section 4.2(a), including accrued and unpaid interest on past due amounts (and interest on past due interest), shall be due and payable upon demand.

4.3 [Reserved].

4.4 Unused Revolving Credit Commitment Fee. The Borrowers shall pay to the Agent, for the ratable benefit of the Revolving Credit Lenders, a monthly unused commitment fee (the “Unused Revolving Credit Commitment Fee”), subject to adjustment as provided in Section 2.12, equal to one-half of one percent (0.50%) per annum, multiplied by the difference, if positive, between (a) the average daily amount of the Aggregate Revolving Credit Commitment during the applicable month (or portion thereof), minus (b) the average daily amount of the Aggregate Revolving Credit Outstandings (excluding the principal amount of Swingline Loans) during the applicable month (or portion thereof). The Unused Revolving Credit Commitment Fee shall accrue at all times during the Revolving Credit Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable monthly in arrears on the first day of each month, commencing with the first such date to occur after the Closing Date, and on the last day of the Revolving Credit Availability Period.

4.5 Fronting Fees and Letter of Credit Fees.

(a) The Borrowers shall pay to the Letter of Credit Issuer for its own account (i) a fronting fee in respect of each Letter of Credit issued by the Letter of Credit Issuer for the account of the Borrowers in an amount equal to one-eighth of one percent (0.125%) of each such Letter of Credit, which fee shall be payable upon the issuance thereof and (ii) all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred.

(b) The Borrowers shall pay to the Agent, for the ratable benefit of the Revolving Credit Lenders, in respect of each Letter of Credit, a fee equal to (a) the Applicable Margin with respect to Revolving Credit Loans that are SOFR Loans, multiplied by (b) the daily average of the amount of the Letters of Credit outstanding during the preceding month (or portion thereof) (the “Letter of Credit Fee”), subject to adjustment as provided in Section 2.12.

The Letter of Credit Fee shall be due and payable monthly in arrears on the first day of each month, commencing with the first such date to occur after the Closing Date, and on the last day of the Revolving Credit Availability Period.

4.6 Termination and Prepayment Premiums.

(a)	Revolving Credit Termination Premium.

(i) If a Revolving Credit Termination Premium Trigger Event occurs, then on the date of such Revolving Credit Termination Premium Trigger Event, the Borrowers shall be required to pay to the Agent, for the ratable benefit of the Revolving Credit Lenders, an amount equal to the applicable Revolving Credit Termination Premium. The applicable Revolving Credit Termination Premium shall be calculated, earned and due and payable on and as of the date of each applicable Revolving Credit Termination Premium Trigger Event. Each Revolving Credit Termination Premium shall be in addition to any required payment of principal and unpaid accrued interest and other amounts due in connection with each applicable Revolving Credit Termination Premium Trigger Event. Notwithstanding anything to the contrary in this Agreement, no Revolving Credit Termination Premium shall be due for (A) any voluntary termination of the Revolving Credit Commitments (in full) occurring during the thirty (30) day period immediately preceding the Scheduled Maturity Date, so long as the Borrower Agent provides the Agent thirty (30) days’ prior written notice of such voluntary termination of the Revolving Credit Commitments, or (B) any termination of the Revolving Credit Commitments or repayment of the Revolving Credit Loans with respect to any refinancing of such Revolving Credit Loans pursuant to which an Eclipse Affiliate shall act as administrative agent, solely to the extent consummated (I) by any of the Revolving Credit Lenders, (II) on or after August 11, 2024 and (III) in order to extend the maturity of such Revolving Credit Loans.

(ii) Each Borrower acknowledges and agrees that (A) the Revolving Credit Lenders will have suffered damages on account of any Revolving Credit Termination Premium Trigger Event and that, in view of the difficulty in ascertaining the amount of such damages, the Revolving Credit Termination Premium constitutes reasonable compensation and liquidated damages to compensate the Revolving Credit Lenders on account thereof, and (B) payment of the Revolving Credit Termination Premium due hereunder is reasonable under the circumstances currently existing. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER HEREBY EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING REVOLVING CREDIT TERMINATION PREMIUMS, INCLUDING IN CONNECTION WITH ANY ACCELERATION AND TERMINATION OF THE REVOLVING CREDIT COMMITMENTS, INCLUDING IN CONNECTION WITH ANY VOLUNTARY OR INVOLUNTARY ACCELERATION AND THE TERMINATION OF THE REVOLVING CREDIT COMMITMENTS AS A RESULT OF ANY BANKRUPTCY OR OTHER INSOLVENCY EVENT OR OTHER PROCEEDING PURSUANT TO ANY DEBTOR RELIEF LAWS OR PURSUANT TO A PLAN OF REORGANIZATION. Each Borrower hereby expressly agrees that: (a) the

Revolving Credit Termination Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (b) the Revolving Credit Termination Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (c) there has been a course of conduct between the Revolving Credit Lenders and the Borrowers giving specific consideration in this transaction for such agreement to pay the Revolving Credit Termination Premium subject to the terms hereof; and (d) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this Section 4.6(a). Each Borrower hereby expressly acknowledges that the agreement to pay the Revolving Credit Termination Premium as herein described is a material inducement to the Revolving Credit Lenders to enter into this Agreement and the other Loan Documents.

4.7 Inaccuracies of Financial Information, Etc. If, as a result of any restatement of or other adjustment to any Financial Statements or for any other reason, the Borrower Agent, the Agent or the Lenders determine that (a) EBITDA as calculated by the Borrower Agent as of any applicable date was inaccurate and (b) a proper calculation of EBITDA would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Agent for the account of the applicable Lenders, promptly on demand by the Agent (or, after the occurrence of Insolvency Event, automatically and without further action by the Agent or any Lender, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This Section 4.6 shall not limit the rights of the Agent or any Lender, as the case may be, under Section 4.2 or under Article X. The Borrowers’ obligations under this Section 4.6 shall survive the termination of the Commitments and the Payment in Full of the Obligations.

4.8 Fee Letter. The Borrowers shall pay to the Agent for its own account as and when due in accordance with the terms thereof all fees required to be paid to the Agent under the Fee Letter.

4.9 Computations. Except as otherwise expressly provided herein or in any other Loan Document, interest and fees payable pursuant to this Agreement and the other Loan Documents shall be computed on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days elapsed in the period during which such interest or fees accrue. For the purposes of the Interest Act (Canada) and disclosure under such Act, wherever any interest to be paid under this Agreement is to be calculated on the basis of any period of time that is less than a calendar year (a “deemed year”), such rate of interest shall be expressed as a yearly rate by multiplying such rate of interest for the deemed year by the actual number of days in the calendar year in which the rate is to be ascertained and dividing it by the number of days in the deemed year. Each determination by the Agent of an interest rate, fee or other payment hereunder shall be conclusive and binding for all purposes, absent manifest error. Each Borrower hereby acknowledges and agrees that each fee payable under this Agreement is fully earned and non-refundable on the date such fee is due and payable and that each such fee constitutes Obligations and is in addition to any other fees payable by the Borrowers under the Loan Document. If any provision of this Agreement or any other Loan Document would require a Loan Party to make any payment of interest or any other payment that by a court of competent jurisdiction construes to be interest in an amount or calculated at a rate which would be prohibited by law or would result in the Agent’s receipt of interest at a criminal rate (as those

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terms are construed under the Criminal Code (Canada)), then despite that provision, that amount or rate will be deemed to have been adjusted retroactively to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or would not result in a receipt by the Agent of interest at a criminal rate. The adjustment will be made, to the extent necessary, first, by reducing the amount or rate of interest required to be paid and thereafter by reducing any fees, commissions, premiums, and other amounts that would constitute interest for the purposes of section 347 of the Criminal Code (Canada).

4.10 Certain Provisions Regarding SOFR Rate.

(a) Increased Costs.

(i) If any Change in Law shall:

(A) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or Letter of Credit Issuer;

(B) subject any Recipient to any Taxes (other than (1) Indemnified Taxes, (2) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (3) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(C) impose on any Lender or Letter of Credit Issuer any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or Letter of Credit Issuer of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or Letter of Credit Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or Letter of Credit Issuer hereunder (whether of principal, interest or any other amount), then Borrowers will pay to such Lender or Letter of Credit Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or Letter of Credit Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(ii) Capital Requirements. If any Lender or Letter of Credit Issuer determines that any Change in Law affecting such Lender or Letter of Credit Issuer or any lending office of such Lender or such Lender’s or Letter of Credit Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Letter of Credit Issuer’s capital or on the capital of such Lender’s or Letter of Credit Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Letter of Credit Issuer, to a level below that which such Lender or such Letter of Credit Issuer or such Lender’s or such Letter of Credit Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Letter of Credit Issuer’s policies and the policies of such Lender’s or such Letter of Credit Issuer’s holding company with respect to capital adequacy or liquidity), then from time to time Borrowers will pay to such Lender or such Letter of Credit Issuer, as applicable, such additional amount or amounts as will compensate such Lender or such Letter of Credit Issuer or such Lender’s or such Letter of Credit Issuer’s holding company for any such reduction suffered.

(iii) Certificates for Reimbursement. A certificate of a Lender or Letter of Credit Issuer setting forth the amount or amounts necessary to compensate such Lender or Letter of Credit Issuer or its holding company, as the case may be, as specified in Section 4.10(a)(i) or (ii) and delivered to the Borrower Agent will be conclusive absent manifest error. The Borrowers will pay such Lender or Letter of Credit Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(iv) Delay in Requests. Failure or delay on the part of any Lender or Letter of Credit Issuer to demand compensation pursuant to this Section 4.10(a) shall not constitute a waiver of such Lender’s or Letter of Credit Issuer’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or a Letter of Credit Issuer pursuant to this Section 4.10(a) for any increased costs incurred or reductions suffered more than one hundred eighty (180) days prior to the date that such Lender or Letter of Credit Issuer, as the case may be, notifies the Borrower Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Letter of Credit Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).

(b) Inadequate or Unfair Basis. If the Agent or any Lender reasonably determines (which determination shall be binding and conclusive on Borrowers) that, by reason of circumstances affecting the interbank market or otherwise, adequate and reasonable means do not exist for ascertaining the Term SOFR, then the Agent or such Lender shall promptly notify the Borrower Agent (and the Agent, if applicable) thereof and, so long as such circumstances shall continue, (i) the Agent and/or such Lender shall be under no obligation to make any SOFR Loans and (ii) on the last day of the current calendar month, each SOFR Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.

(c) Illegality. If any change in market conditions or Change in Law, or any change in the interpretation of any applicable law or regulation by any Governmental Authority charged with the administration thereof, would make it (or in the good faith judgment of the Agent or the applicable Lender cause a substantial question as to whether it is) unlawful or impractical for the Agent or such Lender to make, maintain or fund SOFR Loans, then the Agent or such Lender shall promptly notify the Borrower Agent and, so long as such circumstances shall continue, (i) the Agent or such Lender shall have no obligation to make any SOFR Loan and (ii) on the last day of the current calendar month for each SOFR Loan (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such SOFR Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.

4.11 Taxes.

(a) Defined Terms. For purposes of this Section 4.11, the term “Lender” includes any Letter of Credit Issuer and the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by Loan Parties. The Loan Parties, jointly and severally, shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto (including reasonable attorneys’ and tax advisors’ fees and expenses), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Agent by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.7 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental

Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this Section 4.11(e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 4.11, such Loan Party shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(g)	Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Agent and the Agent, at the time or times reasonably requested by the Borrower Agent or the Agent, such properly completed and executed documentation reasonably requested by the Borrower Agent or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Agent or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Agent or the Agent as will enable the Borrower Agent or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.11(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Loan Party,

(A) any Lender that is a U.S. Person shall deliver to the Borrower Agent and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Agent and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Agent and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower Agent or the Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Agent and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Agent or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Agent or the Agent as may be necessary for the Borrowers and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Agent and the Agent in writing of its legal inability to do so.

(h) Status of Administrative Agent. At the request of the Borrower Agent, the Agent shall deliver to Borrower Agent whichever of the following is applicable: (i) if the Agent is a “United States person” within the meaning of Section 7701(a)(30) of the Code, two executed copies of IRS Form W-9 certifying that such Agent is exempt from U.S. federal backup withholding or (ii) if the Agent is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, (A) with respect to payments received for its own account, two executed original copies of IRS Form W-8ECI and (B) with respect to payments received on account of any Lender, two executed original copies of IRS Form W-8IMY (together with all required accompanying documentation) certifying that the Agent is a U.S. branch and may be treated as a United States person for purposes of applicable U.S. federal withholding tax. At any time thereafter, the Agent shall provide updated documentation previously provided (or a successor form thereto) when any documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of the Borrower Agent.

(i) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.11 (including by the payment of additional amounts pursuant to this Section 4.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 4.11(i) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 4.11(i), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 4.11(i) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(j) Survival. Each party’s obligations under this Section 4.11 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE V

CONDITIONS OF LENDING

5.1 Conditions to Initial Loans or Letter of Credit. Subject to Section 7.21, the obligation of the Lenders to make the initial Loans or of the Letter of Credit Issuer to cause to be issued the initial Letter of Credit is subject to the satisfaction or waiver in writing (which shall include Schedule 7.21) of the following conditions prior to making of such initial Loan or Letter of Credit:

(a) Loan Documents. The Agent shall have received the following, each dated as of the Closing Date or as of an earlier date acceptable to the Agent, in form and substance satisfactory to the Agent and its counsel:

(i) counterparts of this Agreement, duly executed by the parties hereto;

(ii) the Notes, each duly executed by the Borrowers, to the extent such Notes were requested three (3) Business Days prior to the Closing Date;

(iii) the Copyright Security Agreement, duly executed by each applicable Loan Party;

(iv) the Patent Security Agreement, duly executed by each applicable Loan Party;

(v) the Trademark Security Agreement, duly executed by each applicable Loan Party;

(vi) (a) the Intercreditor Agreement1, duly executed by each party thereto and (b) the Corre Subordination Agreement2, duly executed by each party thereto;

(vii) Security Documents, duly executed by each applicable Loan Party;

(viii) drafts of financing statements duly authorized and in a form reasonably acceptable to Agent and ready to be filed under the Uniform Commercial Code and PPSA, as applicable (naming the Agent as secured party and the Loan Parties as debtors and containing a description of the applicable Collateral) with respect to each Loan Party in the jurisdiction in which such Loan Party is organized or incorporated as set forth on Schedule 6.1(a);

(ix) results of lien, judgment and Intellectual Property searches, dated on or before the Closing Date, listing all effective financing statements filed in the jurisdictions referred to in clause (viii) above and in all other jurisdictions that Agent reasonably deems necessary or desirable to confirm the priority of the Liens created hereunder and under the Security Documents, that name each of the Loan Parties as debtor, together with copies of such financing statements;

(x) a completed Perfection Certificate, substantially in the form of Exhibit E, signed by a Responsible Officer of the Borrower Agent;

(xi) a financial condition certificate of a Responsible Officer of the Borrower Agent, in the form of Exhibit F;

(xii) a Borrowing Base Certificate, duly executed by Borrower Agent’s Responsible Officer prepared on a pro forma basis for that transactions contemplated hereby and with asset values determined as of December 31, 2022;

(xiii) (A) a pro forma consolidated balance sheet of the Loan Parties and their Subsidiaries, after giving effect to the consummation of the transactions contemplated hereby, in form and substance reasonably satisfactory to the Agent, and (B) a certificate executed by a Responsible Officer of the Borrower Agent certifying that since December 31, 2020, (I) there has been no change, occurrence, development or event which has had or could reasonably be expected to have a Material Adverse Effect, (II) all data, reports and information (other than projections and budgets) heretofore or contemporaneously furnished by or on behalf of the Loan Parties in writing to the Agent or the Auditors for purposes of or in connection with this Agreement or any other Loan Document, or any transaction contemplated hereby or thereby, are true and accurate in all material respects as of the date or certification thereof and are not incomplete by omitting to state any material fact necessary to make such data, reports and information not misleading at such time, and (III) all projections and budgets heretofore furnished to the

[1]	As defined in this Agreement prior to the Amendment No. 3 Effective Date.
[2]	As defined in this Agreement prior to the Amendment No. 3 Effective Date.

Agent or the Auditors for purposes of or in connection with this Agreement or any other Loan Document, or any transaction contemplated hereby or thereby, have been prepared in good faith based on assumptions believed by the Borrowers to be reasonable at the time of preparation;

(xiv) an opinion of counsel for each Loan Party, other than the Dutch Loan Parties and the UK Loan Parties, addressed to the Agent covering such customary matters incident to the transactions contemplated by this Agreement as the Agent may reasonably require, which such counsel is hereby requested by Borrower Agent on behalf of all the Loan Parties to provide;

(xv) an opinion of counsel addressed to the Agent covering such matters as to Dutch Loan Parties and Dutch law incident to the transactions contemplated by this Agreement as the Agent may reasonably require;

(xvi) an opinion of counsel addressed to the Agent covering such matters as to UK Loan Parties and the laws of England and Wales incident to the transactions contemplated by this Agreement as the Agent may reasonably require;

(xvii) certified copies of all certificates evidencing the insurance required by this Agreement and the other Loan Documents, (inclusive of those described in Section 7.6 hereof) together with loss payee endorsements for all such policies naming Agent as lender loss payee and an additional insured;

(xviii) a copy of the Business Plan, on a monthly basis for the twelve month period following the Closing Date and on an annual basis through the end of the year in which the Scheduled Maturity Date occurs, accompanied by a certificate executed by a Responsible Officer of the Borrower Agent certifying to the Agent and the Lenders that the Business Plan has been prepared in good faith on the basis of assumptions which were believed to be reasonable in the context of the conditions existing on the date hereof, and represents, as of the date hereof, the Borrower Agent’s good faith estimate of its future financial performance;

(xix) copies of the Governing Documents of each Loan Party (other than the deed of incorporation (oprichtingsakte) of Furmanite B.V.) and a copy of the resolutions of the Governing Body (or similar evidence of authorization) of each Loan Party authorizing the execution, delivery and performance of this Agreement, the other Loan Documents to which such Loan Party is or is to be a party, and the transactions contemplated hereby and thereby, attached to a certificate of the Secretary or an Assistant Secretary or other officer, as applicable of such Loan Party certifying (A) that such copies of the Governing Documents and resolutions of the Governing Body (or similar evidence of authorization) relating to such Loan Party are true, complete and accurate copies thereof, have not been amended or modified since the date of such certificate and are in full force and effect, (B) the incumbency, names and true signatures of the officers (or, as applicable, directors) of such Loan Party authorized to sign the Loan Documents to which it is a party, (C) that attached thereto is a list of all persons authorized to execute and deliver Notices of Borrowing and Letter of Credit Requests on behalf of the Borrowers, if applicable, (D) in respect of the UK Loan Parties, the Solvency of that UK Loan Party, and (E) in respect of the UK Loan Parties, that guaranteeing or securing (as appropriate) the Commitments would not cause any guarantee, security or other similar limit binding on the relevant UK Loan Party to be exceeded;

(xx) with respect to U.S. Loan Parties, a certified copy of a certificate of the Secretary of State of the state of incorporation, organization or formation (or the equivalent Governmental Authority in the jurisdiction of incorporation, organization or formation) of each Loan Party, dated within twenty (20) days of the Closing Date, listing the certificate of incorporation, organization or formation of such Loan Party and each amendment thereto on file in such official’s office and certifying (to the extent such concept exists in such jurisdictions) that (A) such amendments are the only amendments to such certificate of incorporation, organization or formation on file in that office, (B) such Loan Party has paid all franchise taxes to the date of such certificate and (C) such Loan Party is in good standing in that jurisdiction (as applicable);

(xxi) with respect to any Loan Party formed under the laws of Canada or any province or territory thereof, a certificate of status (or equivalent) issued by the governmental authority in the jurisdiction in which such Loan Party is formed, dated within twenty (20) days of the Closing Date;

(xxii) a closing certificate from a Responsible Officer of the Borrower Agent, in the form of Exhibit G;

(xxiii) evidence that any process agent referred to in Clause 34.2 (Service of process) of the English Share Charge, has accepted its appointment;

(xxiv) a copy of all notices required to be sent under the English Security Documents executed by the relevant parties thereto;

(xxv) a letter of financial support from Team Inc. addressed to the directors of each UK Loan Party and Team Industrial Services (UK) Limited in form and substance acceptable to the Agent;

(xxvi) an amendment to the Corre Credit Agreement3, duly executed by the parties thereto; and

(xxvii) an amendment to the Term Loan Agreement4, duly executed by the parties thereto.

[3]	As defined in this Agreement prior to the Amendment No. 3 Effective Date.
[4]	As defined in this Agreement prior to the Amendment No. 3 Effective Date.

(b) Reimbursement. The Borrowers shall have paid (i) all reasonable and documented out-of-pocket fees and Lender Group Expenses required to be paid pursuant to Section 12.4 of this Agreement to the extent invoiced at least one (1) Business Day prior to the Closing Date (it being understood that all other such fees and Lender Group Expenses shall be paid after the Closing Date in accordance with the terms of this Agreement), (ii) the fees referred to in this Agreement that are required to be paid on the Closing Date, and (iii) any fees due and payable to the Agent under the Fee Letter that are required to be paid on the Closing Date.

(c) Availability. Immediately after giving effect to all Loans to be made and all Letters of Credit to be issued on the Closing Date, Excess Availability, after deduction for the amount of all fees and Lender Group Expenses associated with the closing of the transactions contemplated hereby which have accrued, but which have not been paid by or on the Closing Date (either from the proceeds of the Loans or otherwise), shall exceed $15,000,000.

(d) Payment of Outstanding Indebtedness, Etc. The Agent shall have received reasonably satisfactory evidence that all Indebtedness (other than Indebtedness permitted under Section 8.1), together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, will have been paid in full upon the making of the initial Loan and all obligations with respect thereto will, substantially concurrently with the making of the initial Loan, be terminated (other than contingent indemnification obligations), and payoff letters and, evidencing that all Liens securing payment of any such Indebtedness will substantially contemporaneously be released at the time of the making of the initial Loan, on terms and in a manner reasonably satisfactory to the Agent. In addition, the Agent shall have received duly authorized release or termination statements, duly filed (or an authorization from all required Persons to file release or termination statements) in all jurisdictions that Agent deems necessary from any creditors of the Loan Parties being paid off on the Closing Date.

(e) KYC. Upon the request of Agent or any Lender made at least ten (10) days prior to the Closing Date, the Borrowers shall have provided to the Agent or such Lender no later than five (5) days prior to the Closing Date, the documentation and other information so requested in connection with applicable “know your customer” and Anti-Money Laundering Laws, including the Patriot Act. At least three (3) days prior to the Closing Date, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to the Agent a Beneficial Ownership Certification in relation to such Borrower.

5.2 Conditions Precedent to Each Loan and Each Letter of Credit. The obligation of the Lenders to make any Loan or the Letter of Credit Issuer to cause to be issued any Letter of Credit is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents shall be true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date); and

(b) No Default. No Default or Event of Default shall have occurred and be continuing or would result from the making of the requested Loan or the issuance of the requested Letter of Credit; and

(c) Revolving Credit Extension Conditions. With respect to any credit extension under the Revolving Credit Facility, immediately after giving effect to the proposed credit extension and the use of proceeds thereof, the Revolving Credit Extension Conditions shall be satisfied; and

Each condition in Sections 5.1 and 5.2 that are subject to the satisfaction or discretion of Agent, any Lender or the Letter of Credit Issuer shall be deemed satisfied upon Agent’s, Lender’s or Letter of Credit Issuer’s, as applicable, making of any Loan or the issuance of any Letter of Credit.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

6.1 Representations and Warranties of Borrowers. Each of the Borrowers makes the following representations and warranties to the Agent and the Lenders, which shall be true, correct and complete in all respects as of the Amendment No. 6 Effective Date, and after the Amendment No. 6 Effective Date, shall be true, correct, and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of any Borrowing or issuance of any Letter of Credit as though made on and as of the date of such Borrowing or issuance (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date), and such representations and warranties shall survive the execution and delivery of this Agreement:

(a) Organization, Good Standing and Qualification. Each Loan Party (i) is an Entity duly organized (or incorporated, as the case may be), validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of the state of its incorporation, organization or formation, (ii) has the requisite power and authority to own its properties and assets and to transact the businesses in which it presently is, or proposes to be, engaged, except to the extent that the failure own such properties and assets or transact business in such a way could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and (iii) is duly qualified, authorized to do business and in good standing (to the extent such concept exists in the relevant jurisdictions) in each jurisdiction where it presently is, or proposes to be, engaged in business, except to the extent that the failure so to qualify or be in good standing could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Schedule 6.1(a) specifies the jurisdiction in which each Loan Party is organized or incorporated and also specifies the tax identification numbers and organizational identification numbers of each Loan Party.

(b) Locations of Offices, Records and Collateral. The address of the principal place of business and chief executive office of each Loan Party is, and the books and records of each Loan Party and all of its chattel paper and records of its Receivables are maintained exclusively in the possession of such Loan Party at the address of such Loan Party specified in Schedule 6.1(b) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement). There is no location at which any Loan Party maintains any Collateral in an aggregate principal amount exceeding $500,000 other than the locations specified for it in Schedule 6.1(b) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement). Schedule 6.1(b) (as such Schedule may be updated from time to time to reflect changes resulting from transactions not prohibited under this Agreement) specifies all Real Property of each Loan Party, and indicates whether each location specified therein is leased or owned by such Loan Party.

(c) Authority. Each Loan Party has the requisite power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party. All requisite corporate, limited liability company or partnership action necessary for the execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party (including the consent of its owners, where required) has been taken.

(d) Enforceability. The Loan Documents delivered by the Loan Parties, when executed and delivered, will be, the legal, valid and binding obligation of each Loan Party party thereto enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e) No Conflict. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party (i) do not and will not contravene any of the Governing Documents of such Loan Party, (ii) do not and will not contravene any material Requirement of Law, except as such contravention could not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect, (iii) do not and will not contravene any Material Contract, and (iv) do not and will not result in the imposition of any Liens upon any of its properties except for Permitted Liens.

(f) Consents and Filings. No consent, authorization or approval of, or filing with or other act by, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance of this Agreement or any other Loan Document, or the consummation of the transactions contemplated hereby or thereby, except (i) such consents, authorizations, approvals, filings or other acts as have been made or obtained, as applicable, and are in full force and effect, (ii) the filing of UCC and PPSA financing statements, (iii) filing of the Patent Security Agreements, Trademark Security Agreements, and Copyright Security Agreement with the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office, the UK Intellectual Property Office, the European Patents Office, the relevant intellectual property register of the EU Office of Harmonization for the Internal Market and any other intellectual property register or authority or other national intellectual property registers as may be available for the purpose, solely to the extent required to be done pursuant to the Security Documents, (iv) filings or other actions listed on Schedule 6.1(f), (v) registration of the particulars of any Security Documents entered into by a UK Loan Party as a security provider at Companies House in England and Wales under section 859A of the Companies Act 2006 and payment of associated fees, and (vi) such consents, authorizations, approvals, filings or other acts the failure of which to be obtained or made could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(g) Ownership; Subsidiaries. Schedule 6.1(g) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement) sets forth the legal name (within the meaning of Section 9-503 of the UCC), jurisdiction of incorporation, formation or organization of each Loan Party, the Persons that own the Equity Interests of each such Loan Party (other than the Borrower Agent), and the number of Equity Interests owned by each such Person. The Borrower Agent has no Subsidiaries other than those specifically disclosed on Schedule 6.1(g) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement), and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned directly or indirectly by a Loan Party in the amounts specified on Schedule 6.1(g) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement) free and clear of all Liens other than Liens permitted pursuant to Section 8.8. The Borrower Agent has no equity investments in any other corporation or entity other than those specifically disclosed on Schedule 6.1(g) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement). All of the outstanding Equity Interests in the Borrower Agent have been validly issued and are fully paid and nonassessable.

(h) Solvency. The Loan Parties, taken as a whole, are Solvent and no act, procedure, act or filing described as an “Insolvency Event” has taken place with respect to any Loan Party. As of the Amendment No. ~~6~~7 Effective Date, each UK Loan Party is Solvent.

(i) Financial Data. The audited Financial Statements of the Loan Parties and their Subsidiaries in respect of the fiscal year ended December 31, 2020 have been prepared in accordance with GAAP consistently applied throughout the periods involved and fairly present, in all material respects, the financial position, results of operations and cash flows of the Loan Parties and their Subsidiaries for each of the periods covered. Since December 31, 2020, there has been no change, occurrence, development or event, which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the Closing Date, neither the Borrower Agent nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financials or the notes thereto and which any such case is material to the business, operations, properties, assets or condition (financial or otherwise) of the Borrower Agent and any of its Subsidiaries taken as a whole.

(j) Accuracy and Completeness of Information and Disclosure. All written factual data, reports and written factual information (other than any projections, estimates and information of a general economic or industry specific nature) concerning the Loan Parties and their Subsidiaries that has been furnished by or on behalf of any Loan Party to the Agent or any Lender in connection with the transactions contemplated hereby, when taken as a whole, are correct in all material respects as of the date of certification of such data, reports and information, and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made at such time. Projections and forward-looking information (including forecasts and other forward-looking information) concerning the Loan Parties and their Subsidiaries that has been furnished by or on behalf of any Loan Party to the Agent or any Lender pursuant to the Loan Documents were based on good faith estimates and assumptions believed to be reasonable at the time made; it being recognized by the Agent and the Lenders that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower Agent, the other Loan Parties and the Subsidiaries, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material. There are no facts known (or which should upon the reasonable exercise of diligence be known) to the Borrower Agent or any other Loan Party (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or that have not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

(k) Legal and Trade Name. As of the Amendment No. 6 Effective Date, during the past year, none of the Loan Parties has been known by or used any legal name or any trade name or fictitious or French name, except for its name as set forth in the introductory paragraph and on the signature page of this Agreement or the Guaranty and Security Agreement, as applicable, which is the exact correct legal name of such Loan Party.

(l) No Broker’s or Finder’s Fees. No broker or finder brought about the obtaining, making or closing of the Loans or financial accommodations afforded hereunder or in connection herewith by the Agent, any Lender or any of its Affiliates. No broker’s or finder’s fees or commissions will be payable by any Loan Party to any Person in connection with the transactions contemplated by this Agreement.

(m) Investment Company. None of the Loan Parties is an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(n) Margin Stock. None of the Loan Parties is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock” (“Margin Stock”) as that term is defined in Regulation U of the Federal Reserve Board. No part of the proceeds of any Loan or Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund Indebtedness originally incurred for such purpose or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Federal Reserve Board, including Regulations T, U or X.

(o) Taxes and Tax Returns.

(i) Each Loan Party and each of its Subsidiaries has properly completed and timely filed all federal and other material income Tax returns it is required to file and such returns were complete and accurate in all material respects.

(ii) All federal and other material Taxes required to have been paid by the Loan Parties have been timely paid.

(iii) No material deficiencies for taxes have been claimed, proposed or assessed by any taxing or other Governmental Authority against any Loan Party or any of its Subsidiaries which remain unpaid, except those being contested in good faith and for which adequate reserves have been provided in accordance with GAAP. There are no pending or, to the knowledge of the Borrowers, threatened audits, investigations or claims by a Governmental Authority for or relating to any material liability of any Loan Party or any of its Subsidiaries for Taxes.

(iv) Each Dutch Loan Party is resident for tax purposes in the Netherlands only, and does not have a permanent establishment or permanent representative outside of the Netherlands.

(v) Any fiscal unity (fiscale eenheid) for Dutch tax purposes in which a Loan Party is included, consists of Loan Parties only.

(p) No Judgments or Litigation. Except as specified in Schedule 6.1(p), (i) no judgments, orders, writs or decrees are outstanding against any Loan Party or any of its Subsidiaries, nor is there now pending or, to the knowledge of any Loan Party after due inquiry, any threatened litigation, contested claim, investigation, arbitration, or governmental proceeding by or against any Loan Party or any of its Subsidiaries and (ii) no Loan Party or any of its Subsidiaries is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, provincial, territorial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that (A) individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or (B) purports to affect the legality, validity or enforceability of this Agreement, the Notes, any other Loan Document or the consummation of the transactions contemplated hereby or thereby.

(q) Title to Property. Each Loan Party and each of its Subsidiaries has (i) good and marketable title in fee simple title (or the equivalent) or easements or valid leasehold interests in all of its Real Property and (ii) good and marketable title to all of its other assets, in each case, except where such failure to have such title, interest or right could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All of such assets are free and clear of Liens except for Permitted Liens. To Borrower Agent and each of its Subsidiaries’ knowledge, there is no existing material event of default under any lease of its Real Property, except where the event of default would not reasonably be expected to have Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect.

(r) No Other Indebtedness. On the Amendment No. 6 Effective Date and after giving effect to the transactions contemplated hereby and in Amendment No. 6, none of the Loan Parties nor any of their Subsidiaries have any Indebtedness other than Indebtedness permitted under Section 8.1.

(s) Investments; Contracts. None of the Loan Parties, nor any of their Subsidiaries, (i) has committed to make any Investment; (ii) is a party to any indenture, agreement, contract, instrument or lease, or subject to any restriction in the Governing Documents or similar restriction or any injunction, order, restriction or decree; (iii) is a party to any “take or pay” contract as to which it is the purchaser; or (iv) has material contingent or long term liability, including any management contracts, in each case, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

(t) Compliance with Laws. On the Amendment No. 6 Effective Date and after giving effect to the transactions contemplated hereby and in Amendment No. 6, none of the Loan Parties nor any of their Subsidiaries is in violation of any Requirement of Law, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(u) Rights in Collateral; Priority of Liens. All of the Collateral of each Loan Party is owned or leased by it free and clear of any and all Liens in favor of third parties, other than Liens in favor of the Agent, Liens incurred under the First Lien Term Loan Documents, Liens incurred under the Second Lien Term Loan Documents and other Permitted Liens. Upon the proper filing of the financing and termination statements specified in Section 5.1(a)(viii) and any Mortgage and release specified in Section 5.1(a)(viii), the Liens granted by the Loan Parties pursuant to the Loan Documents constitute valid, enforceable and perfected first priority Liens on the Collateral (subject only to Permitted Liens which are non-consensual Permitted Liens, permitted purchase money Liens, the interests of lessors in respect of Capitalized Lease Obligations, and the Liens of the First Lien Term Loan Agent or the Second Lien Term Loan Agent with respect to Term Loan Priority Collateral).

(v) ERISA.

(i) Except as would not reasonably be expected to have a Material Adverse Effect, each Loan Party and each ERISA Affiliate have fulfilled all contribution obligations for each Pension Plan (including obligations related to the minimum funding standards of ERISA and the Code), except for ordinary funding obligations which are not past due, and no application for a funding waiver or an extension of any amortization period pursuant to Sections 303 and 304 of ERISA or Section 412 of the Code has been made with respect to any Pension Plan.

(ii) Except as would not reasonably be expected to have a Material Adverse Effect, no Termination Event has occurred nor has any other event occurred that is likely to result in a Termination Event. Except as would not reasonably be expected to have a Material Adverse Effect, no Loan Party, nor any fiduciary of any Plan, is subject to any material direct or indirect liability with respect to any Plan under any Requirement of Law or agreement.

(iii) Except as would not reasonably be expected to have a Material Adverse Effect, neither a Loan Party nor any ERISA Affiliate is required to or reasonably expects to be required to provide security to any Plan under Section 463(f) of the Code, and no Lien exists or could reasonably be expected to arise with respect to any Pension Plan.

(iv) Except as would not reasonably be expected to have a Material Adverse Effect, (i) each Loan Party is in compliance in all material respects with all applicable provisions of ERISA and the Code with respect to all Plans; (ii) there has been no non-exempt prohibited transaction as defined in Section 406 or 407 of ERISA or Section 4975 of the Code with respect to any Plan or any trust created thereunder that could reasonably be expected to subject any Loan Party to a material civil penalty pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code (a “Prohibited Transaction”); (iii) each Loan Party and each ERISA Affiliate have made when due any and all payments required to be made under any agreement or any Requirement of Law applicable to any Plan or Multiemployer Plan; and (iv) with respect to each Pension Plan and Multiemployer Plan, neither any Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC or had asserted against it any penalty for failure to fulfill the minimum funding requirements of ERISA or the Code other than for payments of premiums in the ordinary course of business.

(v) Except as would not reasonably be expected to have a Material Adverse Effect, each Plan and each trust established thereunder which is intended to qualify under Section 401(a) or 501(a) of the Code has received a favorable determination or advisory opinion letter from the IRS, and no event has occurred since the date of such determination or advisory opinion letter which could reasonably be expected to adversely affect the qualified status of such Plan or trust.

(vi) Except as would not reasonably be expected to have a Material Adverse Effect, the aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Pension Plan, determined on a plan termination basis, as disclosed in, and as of the date of, the most recent actuarial report for such Pension Plan, does not exceed the aggregate fair market value of the assets of such Pension Plan as of such date.

(vii) Except as would not reasonably be expected to have a Material Adverse Effect, neither any Loan Party nor any ERISA Affiliate has incurred or reasonably expects to incur any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in any such liability) under Section 4201 or 4243 of ERISA with respect to any Multiemployer Plan.

(viii) The aggregate withdrawal liability that would be incurred in the event of a complete withdrawal as of the date of this Agreement by a Loan Party or any ERISA Affiliate from all Multiemployer Plans would not reasonably be expected to have a Material Adverse Effect.

(ix) Except as would not reasonably be expected to have a Material Adverse Effect, there are no actions, suits, claims or other proceedings, either pending or, to the knowledge of a Responsible Officer, threatened against any Loan Party, or otherwise involving a Plan (other than routine claims for benefits), which could reasonably be expected to be asserted successfully against any Plan or any Loan Party.

(w) Intellectual Property. As of the Amendment No. 6 Effective Date, set forth on Schedule 6.1(w) is a complete and accurate list of all issued Patents and Patent applications, registered Trademarks and Trademark applications, registered Copyrights and Industrial Designs, and all exclusive licenses thereof, of the Loan Parties, showing as of the Amendment No. 6 Effective Date the record owner, jurisdiction in which registered, the registration number and the date of registration or the corresponding application information to the foregoing. Each Loan Party owns, licenses, or otherwise has rights to all Patents, Trademarks, Copyrights, Industrial Designs and other Intellectual Property rights which are reasonably necessary for the operation of its business, except where the failure to own, license, or otherwise have rights therein could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No Loan Party, to its knowledge, has infringed, misappropriated or otherwise violated any Patent, Trademark, Copyright, Industrial Design or other Intellectual Property right owned by any other Person where such infringement, misappropriation or other violation could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and no claim, dispute or litigation that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect is pending or, to each Loan Party’s knowledge after due inquiry, threatened against any Loan Party relating to the infringement, misappropriation or other violation of any Patent, Trademark, Copyright, Industrial Design or other Intellectual Property right owned by any other Person.

(x) Labor Matters. Schedule 6.1(x) accurately sets forth all labor contracts with any union or labor organization to which any Loan Party or any of its Subsidiaries is a party as of the Amendment No. 6 Effective Date, and their dates of expiration. Neither the Borrower Agent nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower Agent or any of its Subsidiaries, or to the best knowledge of the Borrower Agent, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against the Borrower Agent or any of its Subsidiaries or to the best knowledge of the Borrower Agent, threatened against any of them, (ii) no strike or work stoppage in existence or threatened involving the Borrower Agent or any of its Subsidiaries, and (iii) to the best knowledge of the Borrower Agent, no union representation question existing with respect to the employees of the Borrower Agent or any of its Subsidiaries and, to the best knowledge of the Borrower, no union organization activity that is taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

(y) Compliance with Environmental Laws. Except as to matters that could not reasonably be expected to have a Material Adverse Effect: (i) each Loan Party and each of its Subsidiaries is in compliance with all applicable Environmental Laws and has obtained and maintains all Permits required pursuant to any Environmental Law required to conduct its business; (ii) there are and have been, no conditions, occurrences, violations of Environmental Law, or presence or Releases of Hazardous Materials which could reasonably be expected to result in an Environmental Action against any Loan Party, any of its Subsidiaries or affect any Real Property used in the business of any Loan Party or any of its Subsidiaries; (iii) there are no pending Environmental Actions against any Loan Party or any of its Subsidiaries, and no Loan Party or any Subsidiary has received any written notification of any alleged violation of, or liability pursuant to, Environmental Law or responsibility for the Release or threatened Release of, or exposure to, any Hazardous Materials; and (iv) no Environmental Lien has attached to any Collateral and no conditions exist that could reasonably be expected to result in the imposition of such a Lien on any Collateral. To the knowledge of each Loan Party, all of the real property used in the business of each Loan Party and each of its Subsidiaries (including its Equipment) is free of Hazardous Materials, and to the knowledge of each Loan Party has at all times been free of Hazardous Materials, underground storage tanks and underground waste disposal areas, in each case except in material compliance with applicable Environmental Laws or in a manner that could not reasonably be expected to have a Material Adverse Effect.

(z) Licenses and Permits. Each Loan Party and each of its Subsidiaries has obtained and maintained all Permits which are necessary or advisable for the operation of its business, except where the failure to possess any of the foregoing could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(aa) Compliance with Anti-Terrorism Laws. None of the Loan Parties nor any of their Subsidiaries or any of the respective directors, officers, or, to the knowledge of such Loan Party or such Subsidiary, employees, agents or other persons acting on behalf of any Loan Party or any Subsidiary thereof is:

(i) a Person that is listed in the annex to, or otherwise designated by OFAC pursuant to the provisions of, Executive Order No. 13224 on Terrorist Financing effective September 24, 2001 (the “Executive Order”);

(ii) a Person owned 50% or more by or Controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise designated by OFAC pursuant to the provisions of, the Executive Order;

(iii) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by applicable Anti-Money Laundering Laws; or

(iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or otherwise a Sanctioned Person.

(bb) Government Regulation. None of the Loan Parties nor any of their Subsidiaries is subject to regulation under the Energy Policy Act of 2005, the Federal Power Act, the Interstate Commerce Act or any other Requirement of Law that limits its ability to incur Indebtedness or to consummate the transactions contemplated by this Agreement and the other Loan Documents.

(cc) Material Contracts. Each Material Contract has been duly authorized, executed and delivered by the applicable Loan Party. Each Material Contract of the Loan Parties and their Subsidiaries is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no default in the performance, observance or fulfillment of any Material Contract by any party thereto and no condition exists which, with the giving of notice or the lapse or time or both, could constitute such a default.

(dd) Business and Properties. No business of any Loan Party or any of its Subsidiaries (and no Real Property) is affected by any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty or condemnation or eminent domain proceeding (in each case, whether or not covered by insurance) that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ee) Business Plan. The Business Plan delivered to the Agent on the Closing Date were prepared in good faith on the basis of assumptions which were fair in the context of the conditions existing at the time of delivery thereof, and, with respect to the Business Plan, represented, at the time of delivery, the Loan Parties’ best estimate of their and their Subsidiaries’ future financial performance.

(ff) Beneficial Ownership Certification. As of the Amendment No. 3 Effective Date, in the event a Beneficial Ownership Certification is required to be delivered on the Amendment No. 3 Effective Date and as of the date that any Beneficial Ownership Certification is delivered pursuant to Section ~~5.1~~7.11 (~~k~~p) , the information included in such Beneficial Ownership Certification is true and correct in all respects.

(gg) Sanctions; Anti-Money-Laundering Laws and Anti-Corruption Laws. Each Loan Party is in compliance in all material respects with applicable Anti-Money Laundering Laws, Sanctions and Anti-Corruption Laws and has instituted and maintains policies and procedures designed to promote and achieve compliance with applicable Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws. No Loan Party has received any communication (including any oral communication) from any Governmental Authority alleging that it is not in compliance with, or may be subject to liability under, any Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws. The Loan Parties will not, directly or knowingly indirectly, use any portion of the Loan proceeds or Letters of Credit, or lend, contribute or otherwise make available any Loan proceeds or Letters of Credit to any Subsidiary, joint venture partner or other Person in violation of applicable Anti-Money Laundering Laws, Sanctions or Anti-Corruption Laws.

(hh) Eligible Receivables. As to each Receivable that is identified by the Borrowing Base Companies as an Eligible Receivable in a Borrowing Base Certificate submitted to the Agent, such Receivable is (i) a bona fide existing payment obligation of the applicable account debtor created by the sale and delivery of inventory or the rendition of services to such account debtor in the ordinary course of a Borrowing Base Company’s business, (ii) owed to a

Borrowing Base Company without any claimed defenses, disputes, offsets, counterclaims, or rights of return or cancellation other than as permitted under the definitions of Eligible Receivables or Eligible Unbilled Receivables, as applicable and as noted on the Borrowing Base Certificate, and (iii) not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) as required in the definitions of Eligible Receivables or Eligible Unbilled Receivables, as applicable.

(ii) Eligible Inventory. As to each item of Inventory that is identified by any U.S. Borrowing Base Company as Eligible Inventory in a Borrowing Base Certificate submitted to the Agent, such Inventory is (i) of good and merchantable quality, free from known defects, and (ii) not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Inventory. Each Loan Party keeps correct and accurate records itemizing and describing the type, quality, and quantity of its and its Subsidiaries’ Inventory and the book value thereof.

(jj) Canadian Pension Plans. No Loan Party maintains, sponsors, contributes to, is a party to, or otherwise has any liability (including any contingent liability) or contribution obligations under or in respect of any Canadian Defined Benefit Pension Plan or a Canadian Multiemployer Pension Plan. Except as could not reasonably be expected to result in a Material Adverse Effect, (i) each Canadian Pension Plan is duly registered under the Tax Act and such other applicable law, each Canadian Pension Plan is and has been administered in accordance with the terms of such Canadian Pension Plan, the Tax Act (Canada) and such other applicable law, and no event has occurred which could cause the loss of the registered status of any such Canadian Pension Plans, (ii) all obligations of any Loan Party under each Canadian Pension Plan or Canadian Multiemployer Pension Plan have been performed to the extent required by the Pension Benefits Act (Ontario), or any other applicable provincial, territorial or federal pension benefits standards legislation, and (iii) all contributions including, for greater certainty, employee contributions made by authorized payroll deductions or other withholdings, required to be made or remitted by a Loan Party to each such Canadian Pension Plan or Canadian Multiemployer Pension Plan have been made or remitted to each such Canadian Pension Plan or Canadian Multiemployer Pension Plan in accordance with the terms of such Canadian Pension Plan or Canadian Multiemployer Pension Plan, and the Pension Benefits Act (Ontario), or any other applicable provincial, territorial or federal pension benefits standards legislation applicable laws.

(kk) Security Documents. The provisions of each of the Security Documents (whether executed and delivered prior to or on the Closing Date or thereafter) are and will be effective to create in favor of the Agent, for its benefit and the benefit of the Secured Parties, a valid and enforceable security interest in and Lien upon all right, title and interest of each Loan Party in and to the Collateral purported to be pledged, charged, mortgaged or assigned by it thereunder and described therein, and upon (i) the filing of appropriately completed UCC or PPSA financing statements and continuations thereof in the jurisdictions specified therein, (ii) with respect to United States Copyright registrations, the recordation of an appropriately completed Copyright Security Agreement in the United States Copyright Office and (iii) with respect to Deposit Accounts, when the Agent has “control” within the meaning of Section 9-104 of the applicable UCC, such security interest and Lien shall constitute a fully perfected and first priority security interest in and Lien upon such right, title and interest of such Loan Party, in and to such Collateral (subject only to Liens permitted pursuant to clauses (v), (vi) and (xvi) of the definition of “Permitted Liens” which are statutory, non-consensual Permitted Liens and the Intercreditor Agreements), to the extent that such security interest and Lien can be perfected by such actions.

(ll) UK Pensions – UK Loan Parties. Other than in relation to Furmanite International Limited Pension Plan, no UK Loan Party nor any of its Subsidiaries:

(i) is, or has at any time in the six years prior to the date of this Agreement been, an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993) and is not a scheme within section 38(1)(b) of the Pensions Act 2004;

(ii) no member of the Group is or has at any time been in the six years prior to the date of this Agreement “connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the Pensions Act 2004 save that for the purposes of this clause, a member of the Group shall not be connected with another company solely by reason of one or more of its directors or employees being a director of that other company) such an employer; and

(iii) no member of the Group has at any time in the six years prior to the date of this Agreement been party to an act or omission involving a scheme or employer (both as referred to in paragraphs (i) and (ii) above) which could reasonably be expected to give rise to the issue (to it or any of its Subsidiaries) of a financial support direction or contribution notice pursuant to section 38 or 43 of the Pensions Act 2004 or fine by the Pensions Regulator.

(mm) Shares. The shares of any Loan Party which are subject to the Dutch Share Pledges or the English Security Documents are fully paid and not subject to any option to purchase or similar rights. The constitutional documents of the companies whose shares are subject to the Dutch Share Pledges and the English Security Documents do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Dutch Share Pledges or the English Security Documents.

(nn) Centre of Main Interests and Establishments. (i) In respect of the UK Loan Parties, for the purposes of the Insolvency Regulation, its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) is situated in England and Wales and it has no “establishment” (as that term is used in Article 2(10) of the Insolvency Regulation) in any other jurisdiction and (ii) in respect of the Dutch Loan Parties, for the purposes of the Insolvency Regulation, its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) is situated in the European part of the Kingdom of the Netherlands and it has no “establishment” (as that term is used in Article 2(h) of the Insolvency Regulation) in any other jurisdiction.

(oo) Assets in Quebec. As of the Amendment No. 6 Effective Date, the fair market value of all tangible assets located in Quebec does not exceed C$750,000.

(pp) Classification as Priority Lien Obligations and Senior Obligations. The Obligations constitute first priority secured obligations (subject only to Liens permitted pursuant to clauses (v), (vi), and (xvi) of the definition of “Permitted Liens” which are statutory, non-consensual Permitted Liens and the Intercreditor Agreements) of the Loan Parties and, together with the First Lien Term Loan Obligations, are the only such obligations of the Loan Parties. The Obligations constitute “Designated Senior Indebtedness” or any similar designation (with respect to indebtedness that having the maximum rights as “senior debt”) under and as defined in any agreement governing any Subordinated Debt and the subordination provisions set forth in each such agreement are legally valid and enforceable against the parties thereto.

(qq) DAC6. No transaction contemplated by the Loan Documents nor any transaction to be carried out in connection with any transaction contemplated by the Loan Documents meets a hallmark set out in Annex IV of the Council Directive of 25 ~~m~~May 2018 (2018822/EU) amending Directive 2011/16/EU (“DAC6”).

(rr) Insurance. The properties and businesses of the Borrowers and their Material Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrowers, in such amounts, with such deductibles and covering such risks as are customarily carried by companies of similar size engaged in similar businesses and owning similar properties in localities where the Borrowers or the applicable Subsidiary operates (it being acknowledged and agreed by the Agent and the Lenders that the Borrowers’ insurance program existing on the Amendment No. 6 Effective Date and any similar program in effect after the Amendment No. 6 Effective Date shall be deemed to be customary).

(ss) Affected Financial Institutions; Covered Entities. No Loan Party is an Affected Financial Institution or a Covered Entity.

(tt) Business; Common Enterprise. As of the Amendment No. 6 Effective Date, the Borrower Agent is engaged directly or through Subsidiaries in the business of providing industrial services to customers in the petrochemical, refinery, power, pipeline, pulp and paper, steel, and other industries. These operations require financing on a basis such that the credit supplied can be made available from time to time to the Borrower Agent and various of its Subsidiaries, as required for the continued successful operation of the Borrower Agent and its Subsidiaries as a whole. The Borrower Agent has requested the Lenders to make credit available hereunder primarily for the purposes of financing the operations of the Borrower Agent and its Subsidiaries. The Borrower Agent and each of its Subsidiaries expects to derive benefit (and the Governing Body of the Borrower Agent and each of its Subsidiaries has determined that such Subsidiary may reasonably be expected to derive benefit), directly or indirectly, from a portion of the credit extended by the Lenders hereunder, both in its separate capacity and as a member of the group of companies, since the successful operation and condition of the Borrower Agent and each of its Subsidiaries is dependent on the continued successful performance of the functions of the group as a whole. The Borrower Agent acknowledges that, but for the agreement by each of the Guarantors to execute and deliver its Guaranty, the Agent and the Lenders would not have made available the credit facilities established hereby on the terms set forth herein.

(uu) Restrictions on Incurrence of Obligations. Neither the First Lien Term Loan Documents nor the Second Lien Term Loan Documents contain restrictions or limits on the incurrence of the Obligations (or refinancings thereof), other than those restrictions and limits set forth in (i) the ABL Intercreditor Agreement, (ii) Section 8.1(k) and Section 8.8 of the First Lien Term Loan Agreement (as in effect on the Amendment No. 6 Effective Date) and (iii) Section 8.1(k) and Section 8.8 of the Second Lien Term Loan Agreement (as in effect on the Amendment No. 6 Effective Date), provided that the granting of rights of first refusal or purchase options relating to the terms and conditions of the Loan Documents or refinancings of the Obligations, including as contemplated by Section 8.1(k) of the First Lien Term Loan Agreement, shall not constitute a restriction or limit on the incurrence of the Obligations (or refinancings thereof) for purposes of this Section 6.1(uu).

ARTICLE VII

AFFIRMATIVE COVENANTS

Each of the Borrowers covenants and agrees that, until Payment in Full of all Obligations:

7.1 Existence. The Loan Parties shall, and shall cause each of their Subsidiaries to, (a) maintain their Entity existence, except in connection with a transaction expressly permitted under Section 8.3 or in the case of any Entity other than a Loan Party, where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (b) maintain in full force and effect all material licenses, bonds, franchises, leases, Trademarks, qualifications and authorizations to do business, and all material Patents, contracts and other rights necessary or advisable to the profitable conduct of its businesses, except (i) as expressly permitted by this Agreement, (ii) such as may expire, be abandoned or lapse in the ordinary course of business or (iii) as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (c) continue in the same or reasonably related lines of business as presently conducted by it.

7.2 Maintenance of Property. The Loan Parties shall, and shall cause each of their Subsidiaries to, keep all assets used or useful and necessary to its business in good working order and condition (ordinary wear and tear and casualty and condemnation excepted) in accordance with its past operating practices and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

7.3 [Reserved].

7.4 Taxes. The Loan Parties shall, and shall cause each of their Subsidiaries to, pay, before the same becomes delinquent or in default, (a) all federal and other material Taxes imposed against it or any of its property, and (b) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided that, such payment and discharge will not be required with respect to any Tax or claim if (i) the validity thereof, or to the extent the amount thereof, is being contested in good faith, by appropriate proceedings diligently conducted, and (ii) an adequate reserve or other appropriate provision shall have been established therefor as required in accordance with GAAP.

7.5 Requirements of Law. The Loan Parties shall, and shall cause each of their Subsidiaries to, comply with all (i) Requirements of Law applicable to it, including any state licensing laws and Environmental Laws and (ii) obligations under Material Contracts, except, in each case of clause (i) and clause (ii), where the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

7.6 Insurance. Each of the Loan Parties shall, and shall cause each of their Subsidiaries to maintain, with insurance companies reasonably believed to be financially sound and reputable, insurance in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations, and (except in respect of the UK Loan Parties) cause Agent to be listed as a lender loss payee on property and casualty policies and as an additional insured on liability policies, pursuant to a standard loss payable endorsement with a standard non-contributory “lender” or “secured party” clause. Borrower Agent will furnish to the Agent, upon request, information in reasonable detail as to the insurance so maintained. Furthermore, without limiting the foregoing, the Loan Parties shall: (a) obtain certificates and endorsements reasonably acceptable to the Agent with respect to property and casualty insurance; (b) (except in respect of the UK Loan Parties) cause each insurance policy referred to in this Section 7.6 to provide that it shall not be cancelled, modified or not renewed (x) by reason of nonpayment of premium except upon not less than ten (10) days’ prior written notice thereof by the insurer to the Agent (giving Agent the right to cure defaults in the payment of premiums) or (y) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Agent; and (c) deliver to the Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Agent, including an insurance binder) together with evidence reasonably satisfactory to the Agent of payment of the premium therefor. If any Loan Party fails to obtain and maintain insurance as provided in this Section, or to keep the same in force, the Agent, if Agent so elects, in its Permitted Discretion, may obtain such insurance and pay the premium therefor for Borrowers’ account, and charge Borrowers’ Loan Account for same, and such expenses so paid shall be part of the Obligations. Without limitation of the foregoing, if as of the Amendment No. 6 Effective Date or at any time thereafter, all or a portion of the improvements situated on any fee owned Real Property which is subject to a Mortgage are located within an area designated by the Federal Emergency Management Agency or the Flood Disaster Protection Act of 1973 (P.L. 93-234) as being in a “special flood hazard area” or as having specific flood hazards, the Borrowers shall also furnish the Agent with flood insurance policies which conform to the requirements of said Flood Disaster Protection Act of 1973 and the National Flood Insurance Act of 1968, as either may be amended from time to time.

7.7 Books and Records; Inspections.

(a) The Loan Parties shall, and shall cause each of their Subsidiaries to, maintain books and records (including computer records and programs) of account pertaining to the assets, liabilities and financial transactions of the Loan Parties and their Subsidiaries in such detail, form and scope as is consistent with good business practice, which shall be in conformity with GAAP in all material respects.

(b) The Loan Parties shall, and shall cause each of their Subsidiaries to, provide the Agent and its agents and one representative of each of the Lenders access to the Real Property and premises of the Loan Parties and their Subsidiaries at any time and from time to time, during normal business hours and with reasonable notice under the circumstances, and at any time after the occurrence and during the continuance of a Default or Event of Default, for the purposes of (i) inspecting and verifying the Collateral, (ii) inspecting and copying any and all records pertaining thereto, (iii) copying and taking extracts from its financial and accounting records, (iv) conducting field examinations and appraisals with respect to the Collateral, and (v) discussing the affairs, finances and business of the Loan Parties and their Subsidiaries with any officer, employee or director thereof or with the Auditors (subject to such Auditor’s policies and procedures; provided that so long as no Event of Default exists, a Responsible Officer of the Borrower Agent shall be given a reasonable opportunity to be present at the discussions with the Auditors). The Borrowers shall reimburse the Agent for the reasonable and documented travel and related expenses of the Agent’s employees or, at the Agent’s option, of such outside accountants or examiners as may be retained by the Agent to verify or inspect Collateral, records or documents of the Loan Parties and their Subsidiaries; provided that, so long as no Default or Event of Default then exists, the number of field examinations and appraisals for which the Borrowers shall be liable for reimbursement to the Agent hereunder shall be limited to two (2) field examinations in each calendar year and two (2) Inventory appraisals in each calendar year, plus additional field examinations with respect to Receivables or Inventory acquired or to be acquired in connection with any Permitted Investment that the Borrowers elect to include in the Borrowing Base; provided, further, that the foregoing shall not operate to limit the number of inspections, field examinations and appraisals that the Agent may elect to undertake. If the Agent’s own employees are used, the Borrowers shall also pay such reasonable per diem allowance as the Agent may from time to time establish, or, if outside examiners or accountants are used, the Borrowers shall also pay the Agent such sum as the Agent may be obligated to pay as fees for such services. All such Obligations may be charged to the Loan Account. Notwithstanding anything to the contrary in this Section 7.7, none of the Borrowers or any of their Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure is prohibited by law or any binding agreement, or (c) is subject to attorney-client privilege or constitutes attorney work product; provided that, in the event the Borrowers do not provide information in reliance on clauses (b) and (c) of this sentence, the Borrowers shall provide notice to the Agent (to the extent permitted to do so) that such information is being withheld and the Borrowers shall use commercially reasonable efforts to obtain consent to provide such information or otherwise to communicate, to the extent both feasible and permitted under applicable law, rule, regulation or confidentiality obligation or without waiving such privilege, as applicable, the applicable information.

7.8 Notification Requirements. The Loan Parties shall timely give Agent and each Lender the following notices and other documents:

(a) Notice of Defaults. Promptly, and in any event within two (2) Business Days (or, in the case of any Event of Default specified in Section 10.1(d), an “Event of Default” (as defined in the First Lien Term Loan Agreement) or an “Event of Default” (as defined in the Second Lien Term Loan Agreement) within one (1) Business Day) after any Responsible Officer of a Borrower Agent obtains actual knowledge (i) of the occurrence of any condition or event that constitutes a Default or Event of Default under any Loan Document or (ii) that any Person has given notice to the Borrower or any of its Subsidiaries or taken any other action with respect to any event or condition in Section 10.1(e), or the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of a Responsible Officer specifying the nature and period of existence of such condition, event or change or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action the Borrower Agent has taken, is taking and proposes to take with respect thereto and Borrower’s proposed response thereto, each in reasonable detail.

(b) Proceedings or Changes.

(i) Promptly, and in any event within five (5) Business Days after a Responsible Officer of a Borrower Agent obtains actual knowledge of (i) any material change, development or event in the Specified Litigation Proceeding (including any monetary settlement) or (ii) any change, development or event which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, a written statement describing such proceeding, change, development or event and any action being taken by such Loan Party or any of its Subsidiaries with respect thereto.

(ii) Promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any of its Subsidiaries, copies of each written notice or other written correspondence received from any applicable Governmental Authority in connection with any material investigation or proceeding regarding financial or other operational results of any Loan Party or any of its Subsidiaries.

(c) Changes.

(i) Promptly, and in any event within five (5) Business Days after a change in the location of any Collateral from the locations specified in Schedule 6.1(b); and

(ii) Prior written notice (unless accepted thereafter in the discretion of the Agent) of (A) any change of the legal name of any Loan Party and (B) any change to the Entity structure or jurisdiction of organization of any Loan Party, in each case, together with a written statement describing such proposed change. The Borrowers agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made (or arrangements have been approved by the Agent, acting reasonably, for such filings to be made) under the UCC, PPSA or otherwise that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties.

(d) ERISA Notices.

(i) Promptly, and in any event within five (5) Business Days after a Termination Event has occurred, a written statement of a Responsible Officer of the Borrower Agent describing such Termination Event and any action that is being taken with respect thereto by any Loan Party or, to the knowledge of any Loan Party, an ERISA Affiliate, and any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC;

(ii) promptly, and in any event within five (5) Business Days after the filing thereof with the Internal Revenue Service, a copy of each funding waiver request filed with respect to any Pension Plan subject to the funding requirements of Section 412 of the Code and all communications received by any Loan Party or ERISA Affiliate with respect to such request;

(iii) promptly, and in any event within five (5) Business Days after receipt by any Loan Party or ERISA Affiliate of the PBGC’s intention to terminate a Pension Plan or to have a trustee appointed to administer a Pension Plan, a copy of each such notice;

(iv) promptly, and in any event within five (5) Business Days after the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

(A) any Prohibited Transaction with respect to a Plan that could reasonably be expected to result in a Material Adverse Effect,

(B) any cessation of operations (by any Loan Party or ERISA Affiliate) at a facility in the circumstances described in Section 4062(e) of ERISA that could reasonably be expected to result in a Material Adverse Effect,

(C) a failure by any Loan Party or ERISA Affiliate to make a payment to a Pension Plan required to avoid imposition of a Lien under Section 302(f) of ERISA or Section 412(n) of the Code, or the imposition of such a Lien,

(D) the adoption of an amendment to a Plan requiring the provision of security to such Pension Plan pursuant to Section 436(f) of the Code that could reasonably be expected to result in a Material Adverse Effect, or

(E) any change in the actuarial assumptions or funding methods used for any Plan where the effect of such change is to increase materially or reduce materially the unfunded benefit liability or obligation to make periodic contributions that could reasonably be expected to result in a Material Adverse Effect;

(v) promptly upon the request of Agent, each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Pension Plan administered or maintained by any Loan Party or ERISA Affiliate, and schedules showing the amounts contributed to each Pension Plan by or on behalf of any Loan Party or ERISA Affiliate in which any of its personnel participate or from which such personnel may derive a benefit, and each Schedule SB (Actuarial Information) to the annual report filed by such Loan Party or ERISA Affiliate with the Internal Revenue Service with respect to each such Plan;

(vi) promptly after the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the Internal Revenue Service in connection with the termination of any Plan, and copies of any standard termination notice or distress termination notice filed with the PBGC in connection with the termination of any Pension Plan;

(vii) promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or ERISA Affiliate, notice and demand for payment of withdrawal liability under Section 4201 of ERISA with respect to a Multiemployer Plan;

(viii) promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party, notice by the Department of Labor of any penalty, audit, investigation or purported violation of ERISA with respect to a Plan;

(ix) promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party, notice by the Internal Revenue Service or the Treasury Department of any income tax deficiency or delinquency, excise tax penalty, audit or investigation with respect to a Plan; and

(x) promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party, notice of any administrative or judicial complaint, or the entry of a judgment, award or settlement agreement, in either case with respect to a Plan that could reasonably be expected to have a Material Adverse Effect.

(e) Material Contracts. Concurrently with the delivery of any Compliance Certificates delivered pursuant to Section 7.11(d), notice of any Material Contract that has been terminated or amended in any material respect, together with a copy of any such amendment and delivery of a copy of any new Material Contract that has been entered into, in each case since the later of the Closing Date or delivery of the prior Compliance Certificate; provided that the Borrower Agent shall not be required to separately deliver copies of any Material Contracts (or amendments thereto) that are included in materials otherwise filed with the SEC.

(f) Environmental Matters.

(i) Promptly provide notice of any Release of Hazardous Materials in any quantity reportable pursuant to Environmental Laws in relation to the business of, or from or onto real property owned or operated by, a Loan Party or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and

(ii) Promptly, but in any event within five (5) Business Days of its receipt thereof, provide written notice of any of the following: (A) an Environmental Lien has been filed against any of the real or personal property of a Loan Party or one of its Subsidiaries, (B) commencement of any Environmental Action or written notice that an Environmental Action will be filed against a Loan Party or one of its Subsidiaries, or (C) written notice of a violation, citation, or other administrative order from a Governmental Authority, in each case of clause (A) through (C), which could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(g) Insurance. Promptly, and in any event within five (5) Business Days after receipt by a Loan Party of notice or knowledge thereof, of the actual or intended cancellation of, or any material and adverse change in coverage or other terms of, any insurance required to be maintained by the Loan Parties pursuant to this Agreement or any other Loan Document.

(h) Potential Transactions. Promptly, and in any event ten (10) Business Days before consummation thereof, notice of any transaction outside of the ordinary course of business, including settlement of any claim, acquisitions or divestitures outside of the ordinary course of business.

7.9 Casualty Loss. The Loan Parties shall (a) provide written notice to the Agent, within ten (10) Business Days, of any material damage to, the destruction of or any other material loss to any Inventory located in the United States owned by any U.S. Borrowing Base Company other than any such Inventory with a net book value (individually or in the aggregate) less than $1,000,000 (a “Casualty Loss”), and (b) diligently file and prosecute its claim for any award or payment in connection with a Casualty Loss.

7.10 Qualify to Transact Business. The Loan Parties shall, and shall cause each of their Subsidiaries to, qualify to transact business as a foreign corporation, limited partnership or limited liability company, as the case may be, in each jurisdiction where the nature or extent of its business or the ownership of its property requires it to be so qualified or authorized and where failure to qualify or be authorized could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

7.11 Financial Reporting. The Borrower Agent shall deliver to the Agent the following:

(a) Annual Financial Statements. Within ninety (90) days after the end of each fiscal year of the Borrower Agent, beginning with the fiscal year ended December 31, 2021, the annual audited and certified consolidated Financial Statements of the Borrower Agent and its Subsidiaries for such fiscal year, setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an Auditor, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall, other than with respect to a “going concern” or equivalent qualification that may be included in the report and opinion delivered in respect of fiscal year ending December 31, 2021, be unqualified as to going concern and scope of audit (except for any such qualification pertaining to impending debt maturities of the Obligations occurring within twelve (12) months of such audit or any breach of any financial covenant hereunder).

(b) Quarterly Financial Statements. Within forty-five (45) days after the end of each ~~f~~Fiscal ~~q~~Quarter of the Borrower Agent, commencing with the ~~f~~Fiscal ~~q~~Quarter ended December 31, 2021,

(i) the interim consolidated Financial Statements of the Borrower Agent and its Subsidiaries as at the end of such quarter and for the fiscal year to date, setting forth in each case in comparative form the figures for the corresponding ~~f~~Fiscal ~~q~~Quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower Agent as fairly presenting the financial condition, results of operations and cash flows of the Borrower Agent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, and

(ii) a narrative discussion of the financial condition of the Borrower Agent and its Subsidiaries and results of operations and the liquidity and capital resources for the ~~f~~Fiscal ~~q~~Quarter then ended, prepared by a Responsible Officer of the Borrower Agent.

(c) Monthly Financial Statements. Within thirty (30) days after the end of each fiscal month, commencing with the fiscal month ended February 28, 2022, the interim consolidated Financial Statements of the Borrower Agent and its Subsidiaries as at the end of such month and for the fiscal year to date, setting forth in each case in comparative form the figures for the corresponding fiscal month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower Agent as fairly presenting the financial condition, results of operations and cash flows of the Borrower Agent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

(d) Compliance Certificate. Together with the delivery of each of the Financial Statements referred to in Section 7.11(a), 7.11(b) and 7.11(c), a compliance certificate, substantially in the form of Exhibit H (a “Compliance Certificate”), signed by a Responsible Officer of the Borrower Agent, which shall, among other things, attach a schedule setting forth a reasonably detailed calculation of EBITDA and the Consolidated Fixed Charge Coverage Ratio for the most recently ended TTM Measurement Period.

(e) Borrowing Base Certificate. Monthly, not later than the twentieth (20th) day of each month, a certificate signed by a Responsible Officer of the Borrower Agent substantially in the form of Exhibit I and provided to the Agent in electronic format in the Borrowing Base portal tab in ABLSoft (a “Borrowing Base Certificate”), calculating the Borrowing Base and detailing the Eligible Receivables and Eligible Inventory, containing a detailed calculation of Excess Availability and reflecting all sales, collections, and debit and credit adjustments, as of the last day of the preceding month (or as of a more recent date as the Agent may from time to time reasonably request), which shall be prepared by or under the supervision of a Responsible Officer of the Borrower Agent and certified by such Responsible Officer; provided that, during any Increased Reporting Period, the Borrower Agent shall deliver the Borrowing Base Certificate and other reporting described above weekly, on the second Business Day of each calendar week, as of the last Business Day of the preceding calendar week. In addition, the Borrower Agent shall deliver, or cause to be delivered, all of the information and items described on Annex B as and when required pursuant to Annex B.

(f) Additional Borrowing Base Certificates. In the event that any Loan Party or any Subsidiary shall engage in (i) any transaction or series of related transactions permitted by ~~permitted by~~ any of Section 8.5(k), (l), (m) or (n) or (ii) any other transaction or series of related transactions (other than any transaction or series of related transactions arising from activities of the Loan Parties in the ordinary course of business and not prohibited by this Agreement), in each case, which results in (A) the sale, transfer, or other disposition (including pursuant to the sale of Equity Interests in a Subsidiary, or a merger, liquidation, amalgamation, division, contribution of assets, Equity Interests or Indebtedness or otherwise) of assets included in the determination of the Borrowing Base, or (B) the exclusion and/or removal of assets which were included in the determination of the Borrowing Base (including, as a result of the application of the eligibility criteria, in each case of clause (A) and (B), as determined by reference to the Borrowing Base Certificate most recently delivered to the Agent pursuant to Section 7.11(e) and in an aggregate amount for any single or series of related transactions (or other applicable events) in excess of $1,000,000, then prior to or concurrently with the consummation of any such transaction or series of related transactions (or other applicable events), an updated Borrowing Base Certificate reflecting such transactions or series of related transactions (or other applicable events) on a pro forma basis as of the date of the most recently delivered Borrowing Base Certificate, and demonstrating that no Overadvance shall result from such transaction or series of related transactions (or other applicable events).

(g) [Reserved].

(h) Lender Calls. Within five (5) Business Days after the quarterly Financial Statements are to be delivered pursuant to Section 7.11(b) (or, at the reasonable request of the Agent, within five (5) Business Days after the monthly Financial Statements are delivered pursuant to Section 7.11(c)), participate in conference calls or meetings with the Agent and the Lenders, such calls or meetings to be held at such time as may be agreed to by the Borrower Agent and the Agent, to discuss the financial condition and results of operations of the Borrower Agent and its Subsidiaries for the most recently-ended period for which Financial Statements have been delivered pursuant to Section 7.11(a), 7.11(b) or 7.11(c), as applicable.

(i) First Lien Term Loan Reporting. The Borrower Agent shall deliver to the Agent copies of all financial statements, budgets, reports, notices, analyses and other deliverables that are delivered or required to be delivered pursuant to the terms of the First Lien Term Loan Documents, in each case promptly after delivery to the First Lien Term Loan Agent or the First Lien Term Loan Lenders (or any other person as may be required under the terms of the First Lien Term Loan Documents).

(j) Second Lien Term Loan Reporting. The Borrower Agent shall deliver to the Agent copies of all financial statements, budgets, reports, notices, analyses and other deliverables that are delivered or required to be delivered pursuant to the terms of the Second Lien Term Loan Documents, in each case promptly after delivery to the Second Lien Term Loan Agent or the Second Lien Term Loan Lenders (or any other person as may be required under the terms of the Second Lien Term Loan Documents).

(k) Statements of Reconciliation after Changes in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in preparation of the audited Historical Financials delivered on or prior to the Amendment No. 6 Effective Date, or, following the first delivery of Financial Statements delivered pursuant to Section 7.11(a), the Financial Statements most recently delivered pursuant thereto, the consolidated Financial Statements of the Borrower Agent and its Subsidiaries delivered pursuant to Section 7.11(a) and 7.11(b) will differ in any material respect from the consolidated Financial Statements that would have been delivered pursuant to such subsections had no such change in accounting principles and policies been made, then, together with the first delivery of such Financial Statements after such change, the Borrower Agent shall deliver to the Agent a statement of reconciliation for the immediately prior Financial Statements delivered pursuant to Section 7.11(a) in form and substance satisfactory to the Agent.

(l) Preliminary Business Plan. Beginning with December 31, 2022, not later than December 31 of each year, the Preliminary Business Plan of the Loan Parties and their Subsidiaries.

(m) Business Plan. Not later than the earlier of (i) ten (10) Business Days after certification by the board of directors of the Borrower Agent and (ii) February 28 of each year, the Business Plan of the Loan Parties and their Subsidiaries.

(n) SEC Reports. As soon as available, but not later than five (5) Business Days after the same are sent or filed, as the case may be, copies of all financial statements and reports that any Loan Party sends to any of the owners of its Equity Interests or files with the SEC or any other Governmental Authority and not otherwise required to be delivered to the Agent hereto.

(o) Monthly Operating Report. As soon as practically available but in any event no later than thirty (30) days after the end of each fiscal month (beginning with the fiscal month ending February 28, 2022), the Borrower shall deliver to the Agent a Monthly Operating Report.

(p) KYC. Promptly provide information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with applicable “know your customer” and Anti-Money Laundering Laws and Beneficial Ownership Regulations.

(q) Other Financial Information. (i) Promptly after the request by the Agent, such additional Financial Statements and other related data and information as to the business, operations, results of operations, assets, collateral, liabilities or condition (financial or otherwise) of any Loan Party or any of its Subsidiaries as the Agent may from time to time reasonably request, (ii) promptly upon their becoming available, copies of all Financial Statements, reports, notices and proxy statements sent or made available generally by the Borrower Agent to its security holders acting in such capacity or by any Subsidiary of the Borrower Agent to its equity holders, bondholders or holders of any other of its securities acting in such capacity or by any Subsidiary of the Borrower Agent to its security holders other than the Borrower Agent or another Subsidiary of the Borrower Agent and all press releases and other statements made generally available by the Borrower Agent or any of its Subsidiaries to the public concerning material developments in the business of the Borrower Agent or any of its Subsidiaries and (iii) promptly and in each case contemporaneously with delivery therewith copies of all reports or other information delivered or required to be delivered to any lender or agent of any Material Indebtedness.

As to any information contained in materials furnished pursuant to Section 7.11(n), the Borrower shall not be separately required to furnish such information under clauses under Section 7.11(a), 7.11(b), 7.11(c) and 7.11(q) (except for Section 7.11(q)(iii)) above, but the foregoing shall not be in derogation of the obligation of the Borrower Agent to furnish the information and materials described in Sections 7.11(a), 7.11(b), 7.11(c) and 7.11(q) (except for Section 7.11(q)(iii)) at the times specified therein.

Documents required to be delivered pursuant to Sections 7.11(a), 7.11(b), 7.11(c), 7.11(n) 7.11(q) (except for Section 7.11(q)(iii)) (to the extent any such documents are included in materials otherwise filed with the SEC or available on the Borrower Agent’s website) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower Agent posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address: https://www.teaminc.com; or (ii) on which such documents are posted on the Borrower Agent’s behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that the Borrower Agent shall notify (by fax or e-mail transmission) the Agent and each Lender of the posting of any such documents and provide to the Agent by e-mail electronic versions (i.e., soft copies) of such documents. The Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower Agent with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

7.12 Payment of Liabilities. The Loan Parties shall, and shall cause each of their Subsidiaries to, pay and discharge, in the ordinary course of business, all obligations and liabilities (including tax liabilities and other governmental charges), except where (i) the same may be contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto have been established in accordance with GAAP and (ii) the failure to make payment could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

7.13 ERISA. Except as would not reasonably be expected to have a Material Adverse Effect, the Loan Parties shall, and shall cause each of their Subsidiaries and ERISA Affiliates to, (a) maintain each Plan intended to qualify under Section 401(a) of the Code so as to satisfy the qualification requirements thereof, (b) contribute, or require that contributions be made, in a timely manner (i) to each Pension Plan in amounts sufficient (x) to satisfy the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code, if applicable, (y) to satisfy any other Requirements of Law and (z) to satisfy the terms and conditions of each such Pension Plan, and (ii) to each Foreign Plan in amounts sufficient to satisfy the minimum funding requirements of any applicable law or regulation, without any application for a waiver from any such funding requirements, (c) cause each Plan or Foreign Plan to comply in all material respects with applicable law (including all applicable statutes, orders, rules and regulations) and (d) pay in a timely manner, in all material respects, all required premiums to the PBGC. As used in this Section 7.13, “Foreign Plan” means any Plan or Pension Plan that is subject to any Requirement of Law other than ERISA or the Code and that is maintained, or otherwise contributed to, by a Loan Party or any of its Subsidiaries for the benefit of employees outside the United States and Canada.

7.14 Environmental Matters. The Loan Parties shall, and shall cause each of their Subsidiaries to, conduct its business so as to comply in all material respects with and address all liabilities under all applicable Environmental Laws and obtain and renew all Permits required pursuant to any Environmental Law, except, in each case, to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

7.15 Intellectual Property. Except as otherwise permitted by the Security Documents, the Loan Parties shall, and shall cause each of their Subsidiaries to, do and cause to be done all things necessary in their reasonable business judgment to preserve and keep in full force and effect all of their Material Intellectual Property, including issuances and registrations of Trademarks, Patents, Industrial Designs and Copyrights.

7.16 Solvency. The Loan Parties, taken as a whole, shall be and remain Solvent at all times.

7.17 [Reserved].

7.18 Access to Employees, Etc.

(a) At the request of Agent from time to time, the Borrowers shall cause senior employees that are the head of any business line or division and senior members of the internal finance teams of the Borrowers and their Subsidiaries to meet with representatives of the Agent and Lenders (which meeting shall be in person or virtual at the reasonable request of the Agent); and

(b) At the request of Agent from time to time, the Borrowers and each Subsidiary thereof shall use reasonable best efforts to facilitate a dialogue between the Agent and any investment bankers, consultants or other professionals (other than accountants) or other senior personnel of the Borrowers or any of its Subsidiaries as soon as reasonably practicable after such request.

7.19 Sanctions; Anti-Money Laundering Laws and Anti-Corruption Laws. Each of the Loan Parties shall comply in all respects with all applicable Sanctions and in all material respects with applicable Anti-Money Laundering Laws and Anti-Corruption Laws and shall maintain all of the necessary Permits required pursuant to any applicable Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws in order for such Loan Party to continue the conduct of its business as currently conducted, and will maintain policies procedures, and internal controls designed to promote and achieve compliance with such applicable laws and with the terms and conditions of this Agreement.

7.20 ~~Formation of~~Additional Subsidiaries; Further Assurances.

(a) Each Loan Party will, in the event that any Loan Party forms or acquires any direct or indirect Material Subsidiary organized or incorporated under the laws of a Security Jurisdiction or in the event any Subsidiary organized or incorporated under the laws of a Security Jurisdiction becomes a Material Subsidiary in accordance with clause (ii) of the definition of “Material Subsidiary”, in each case, after the Closing Date (including in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), within thirty (30) days of such event (or such later date as permitted by the Agent in its reasonable discretion) (a) cause such new Material Subsidiary to provide to the Agent a joinder or similar document to the applicable Security Documents, (b) deliver to the Agent financing statements with respect to such Material Subsidiary, a Pledged Interests Addendum with respect to the Equity Interests of such Material Subsidiary (to the extent the shareholder of such Material Subsidiary is also a Loan Party), and such other security agreements (including Mortgages with respect to any Real Property owned in fee of such new Material Subsidiary), all in form and substance reasonably satisfactory to the Agent, necessary to create the Liens intended to be created under the Security Documents; provided that (x) the joinder to this Agreement or the Security Documents, shall not be required to be provided to the Agent with respect to any Subsidiary that is not organized or incorporated under the laws of a Security Jurisdiction; and (y) Team Industrial Services (UK) Limited shall not be required to become a Loan Party unless otherwise agreed between the Borrower Agent and the Agent after the Borrower Agent obtains the consent of The Trustees of the Furmanite International Limited Pension Plan to permit Team Industrial Services (UK) Limited to grant first-priority security over its assets in favor of the Agent, (c) provide, or cause the applicable Loan Party to provide, to Agent a Pledged Interests Addendum and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Material Subsidiary (to the extent the shareholder of such Material Subsidiary is also a Loan Party), to the extent that the grant of a security interest in such interests would not result in material adverse tax consequences under the Code or any applicable Requirement of Law to any Loan Party as reasonably determined by the Borrower in consultation with the Agent, and (d) provide to the Agent all other documentation, including one or more opinions of counsel reasonably satisfactory to the Agent, which, in its Permitted Discretion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance, flood certification documentation or other documentation with respect to all Real Property owned in fee and subject to a Mortgage); provided that no Real Property located in the United States shall be taken as Collateral unless Lenders receive forty-five (45) days advance notice and each Lender confirms to the Agent that it has completed all flood due diligence, received copies of all flood insurance documentation and confirmed flood insurance compliance as required by all applicable flood insurance laws or as otherwise satisfactory to such Lender (and the Borrowers shall not be required to comply with this Section 7.20(a) or Section 7.20(b) with respect to such Real Property until such flood compliance has occurred). At the request of the Borrower Agent and subject to the consent of the Agent, a newly formed or acquired Subsidiary that is not a Foreign Subsidiary may be joined as a borrower hereunder by providing to the Agent a Joinder to this Agreement; provided that no such Person shall become a Borrower until each Lender has received and approved documentation and other information requested by such Lender in connection with applicable “know your customer” and Anti-Money Laundering Laws, including the Patriot Act (and the Borrowers shall not be required to comply with this Section 7.20(a) with respect to such Subsidiary until such KYC compliance has occurred).

(b) Each Loan Party will, at the time that any Loan Party acquires any Real Property (other than Real Property constituting Excluded Property) after the Amendment No. 3 Effective Date, within sixty (60) days of such acquisition (or such later date as permitted by the Agent in its reasonable discretion), deliver to the Agent a duly executed Mortgage and the applicable Mortgage Support Documents in favor of the Agent with respect to such Real Property, in each case in form and substance reasonably satisfactory to the Agent; provided that any such requirement may be waived by the Agent in its sole discretion (or at the direction of the Required Lenders).

(c) Without limiting the foregoing, each Loan Party will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements and other documents), which may be required by law or which the Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and, to ensure perfection and priority of the Liens created or intended to be created by the Security Documents, all at the expense of the Loan Parties; provided that no such action shall be required with respect to tangible assets located in Quebec unless the aggregate fair market value of such tangible assets exceeds C$750,000.

7.21 Post-Closing Covenants. As promptly as practicable, and in any event within the applicable time period set forth on Schedule 7.21 (or such longer time as the Agent may agree in writing in its sole discretion), each Loan Party will deliver all documents and take all actions set forth on Schedule 7.21.

7.22 [Reserved].

7.23 Residency for Dutch Tax Purposes. Each Dutch Loan Party will remain resident for tax purposes in the Netherlands only and not create a permanent establishment or permanent representative outside of the Netherlands, unless with the prior written consent of the Agent.

7.24 Fiscal Unity for Dutch Tax Purposes. Any fiscal unity (fiscale eenheid) for Dutch corporate income tax purposes (vennootschapsbelasting) in which a Loan Party is included, will consist of Loan Parties only, unless with the prior written consent of the Agent. The Borrower will procure that no member of the Group requests a decision (beschikking) from the Dutch tax authority for the inclusion of any entity that is not a Loan Party in a fiscal unity for Dutch value added tax (omzetbelasting) purposes in which a Loan Party is included, unless with the prior written consent of the Agent.

7.25 Allocation of Tax Losses upon Termination of Fiscal Unity for Dutch Tax Purposes. If, at any time, a Loan Party is member of a fiscal unity (fiscale eenheid) for Dutch corporate income tax purposes (vennootschapsbelasting) and such fiscal unity is, in respect of that Loan Party, terminated (verbroken) or disrupted (beëindigd) as a result of or in connection with the Agent or a Lender enforcing its rights under any Loan Document, such Loan Party shall, at the request of the Agent, together with the parent company (moedermaatschappij) or deemed parent company (aangewezen moedermaatschappij) of that fiscal unity, for no consideration and as soon as reasonably practicable, lodge a request with the relevant Governmental Authority to allocate and surrender (i) any tax losses (within the meaning of Article 20 of the Dutch Corporate Income Tax Act (Wet op de vennootschapsbelasting 1969)) (ii) any interest carry forward (within the meaning of Article 15b of the Dutch Corporate Income Tax Act (Wet op de vennootschapsbelasting 1969)), (iii) any tax credit carry forward (within the meaning of Article 25a of the Dutch Corporate Income Tax Act (Wet op de vennootschapsbelasting 1969)), and/or (iv) any other tax attribute (within the meaning of and in accordance with the Dutch Corporate Income Tax Act (Wet op de vennootschapsbelasting 1969) to the Loan Party leaving the fiscal unity, to the extent such tax losses, interest carry forward, tax credit carry forward or other tax attribute, respectively, is or are attributable (toerekenbaar) to that Loan Party (within the meaning of Article 15af, 15ahb, 15al or other relevant provision, respectively, of the Dutch Corporate Income Tax Act (Wet op de vennootschapsbelasting 1969)).

ARTICLE VIII

NEGATIVE COVENANTS

Each of the Borrowers covenants and agrees that, until Payment in Full of all Obligations:

8.1 Indebtedness. The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, at any time create, incur, assume or suffer to exist any Indebtedness, including the issuance of any Disqualified Equity Interests, other than:

(a) Indebtedness under the Loan Documents;

(b) Indebtedness existing on the Amendment No. 6 Effective Date and set forth in Schedule 8.1(b);

(c) Indebtedness (including Capitalized Lease Obligations and purchase money Indebtedness) to finance all or any part of the purchase, lease, construction, installment, repair or improvement of property, plant or equipment or other fixed or capital assets, in an aggregate principal amount not to exceed $15,000,000 at any time outstanding, and any Refinancing Indebtedness in respect of such Indebtedness; provided that such Indebtedness is incurred within ninety (90) days after the purchase, lease, construction, installation, repair or improvement of the property that is the subject of such Indebtedness;

(d) Bank Product Obligations (other than arising under Hedging Agreements) and Indebtedness under Permitted Hedging Agreements;

(e) to the extent constituting Indebtedness, any Permitted Intercompany Investment;

(f) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case, provided in the ordinary course of business;

(g) guarantees of Indebtedness of the Loan Parties or their Subsidiaries permitted to be incurred under this Agreement; provided that (x) if the Indebtedness being guaranteed is subordinated to the Obligations, such guarantee shall be subordinated to the guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness and (y) no Subsidiary that is not a Loan Party shall guarantee the Indebtedness of any Loan Party;

(h) issuances of Equity Interests permitted pursuant to Section 8.5;

(i) endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

(j) Indebtedness incurred in the ordinary course of business in respect of (i) overdraft facilities, employee credit card programs, purchasing card programs, netting services, automatic clearinghouse arrangements and other Cash Management Services and similar arrangements, and in connection with securities and commodities arising in connection with the acquisition or disposition of Permitted Investments and not any obligation in connection with margin financing, (ii) up to $3,000,000 in the aggregate of bankers’ acceptance, bank guarantees or letter of credit facilities, in each case, in the ordinary course of business, (iii) the endorsement of instruments for deposit or the financing of insurance premiums, (iv) deferred compensation or similar arrangements to the employees of the Loan Parties or any of their Subsidiaries, (v) obligations to pay insurance premiums or take or pay obligations contained in supply agreements and (vi) Indebtedness owed to any Person providing property, casualty, business interruption or liability insurance to any Loan Party or any of its Subsidiaries, so long as such Indebtedness shall not be in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of the annual premium for such insurance;

(k) the First Lien Term Loan Obligations (and Refinancing Indebtedness with respect thereto) in a principal amount not to $225,000,000;

(l) the Second Lien Term Loan Obligations and Refinancing Indebtedness with respect thereto; provided that Indebtedness incurred under the Second Lien Term Loan Agreement (and Refinancing Indebtedness with respect thereto, subject to clause (G) of this Section 8.1(l) below) shall not exceed an aggregate principal amount equal to the sum of (i) $97,413,198.18, plus (ii) up to $10,000,000 in aggregate principal amount of Second Lien Delayed Draw Loans borrowed pursuant thereto, plus (iii) the amount of all PIK Interest (as defined in the Second Lien Term Loan Agreement) accreted thereunder, plus (iv) up to $15,000,000 of Second Lien Incremental Loans, solely to the extent that the use of proceeds of any Second Lien Incremental Loans are for working capital; provided further, that (A) in respect of such Indebtedness, (I) cash interest shall not be payable during any ~~f~~Fiscal ~~q~~Quarter period in which the First Lien Net Leverage Ratio in effect for the Four Quarter Measurement Period most recently ended exceeds 3.50 to 1.00, (II) during any ~~f~~Fiscal ~~q~~Quarter period in which the First Lien Net Leverage Ratio in effect for the Four Quarter Measurement Period most recently ended is equal to or less than 3.50 to 1.00 but exceeds 3.00 to 1.00, the Borrowers may (subject to subclause (I) above) pay up to 50.00% of the interest payable for such ~~f~~Fiscal ~~q~~Quarter in cash and (III) during any ~~f~~Fiscal ~~q~~Quarter period in which the First Lien Net Leverage Ratio in effect for the Four Quarter Measurement Period most recently ended is equal to or less than 3.00 to 1.00, the Borrowers may (subject to subclause (I) above) pay up to 100% of the interest payable for such ~~f~~Fiscal ~~q~~Quarter in cash, in each case of subclause (I) through (III), as determined by reference to the Compliance Certificate delivered or required to be delivered together with Financial Statements pursuant to Section 7.11(b) (and without regard to any difference in the

First Lien Net Leverage Ratio reported for the same period in any Compliance Certificate delivered together with Financial Statements pursuant to Section 7.11(a)), (B) such Indebtedness shall not permit or require any cash interest payments at a rate in excess of (i) during the period beginning on the Amendment No. 6 Effective Date and extending until the earlier of (x) the date of the borrowing of the full amount of the Second Lien Delayed Draw Loans and (y) September 30, 2026 (the “Initial Interest Cap Period” and thereafter, the “Step-up Interest Cap Period”), 13.50% per annum, which shall accrue monthly and be paid each ~~f~~Fiscal ~~q~~Quarter during the Initial Interest Cap Period, and (ii) during the Step-up Interest Cap Period, 14.50% per annum (in each case, subject to the limitations in subclause (A) above), (C) such Indebtedness shall be subject to the ABL Intercreditor Agreement, (D) such Indebtedness shall not mature prior to 91 days after the Maturity Date, (E) the amount of Indebtedness incurred pursuant to this Section 8.1(l) shall be reduced on a dollar for dollar basis by the amount of unsecured Indebtedness incurred under Section 8.1(m) in excess of $15,000,000, (F) such Indebtedness shall only be permitted to be incurred pursuant to this Section 8.1(l) and not any other clause of this Section 8.1, (G) (i) commitment, amendment and other similar fees in respect of such Indebtedness may be payable in cash up to an amount equal to 5.00% of the total principal amount of relevant loans or commitments in respect thereof and shall be permitted to be paid in kind, in equity or in the form of original issue discount without any limitation, (ii) amortization in respect of such Indebtedness shall not exceed 1.00% per annum and (iii) interest paid in kind may be increased to a rate equal to 2.0% above the then-current rate of interest paid in kind in respect of such Indebtedness, subject to a maximum rate of 16.5% (excluding increases resulting from (x) increases in the underlying reference rate not caused by an amendment, supplement, modification or refinancing of the Second Lien Term Loan Agreement, (y) application of the pricing set forth in Section 4.1(a) of the Second Lien Term Loan Agreement as in effect on the Amendment No. 6 Effective Date, or (z) the accrual of interest at the default rate set forth in the Second Lien Term Loan Agreement as in effect on the Amendment No. 6 Effective Date) and (H) any Refinancing Indebtedness of the Second Lien Term Loan Agreement shall be permitted solely to the extent that such Refinancing Indebtedness is in compliance with each of subclauses (A) through (G) of this Section 8.1(l);

(m) Junior Indebtedness in an aggregate principal amount outstanding not to exceed ~~$15,000,000~~ at any time ~~outstanding;~~the sum of (x) the greater of (i) $15,000,000 and (ii) 28.0% of EBITDA plus (y) an amount equal to the amount of any Refinancing Indebtedness in respect of any Indebtedness originally incurred pursuant to Section 8.1(l) solely to the extent that such Refinancing Indebtedness permitted to be incurred under Section 8.1(l) is reduced on a dollar for dollar basis in accordance with clause (E) of the proviso at the end of Section 8.1(l); provided that (i) such Indebtedness shall be subordinated in right of priority and payment (including with respect to interest, principal and any other fees and expenses) to the Obligations under terms satisfactory to the Agent (in its sole discretion); (ii) such Indebtedness shall not mature prior to 91 days after the Maturity Date; (iii) such Indebtedness shall not be permitted to be optionally or mandatorily repaid or prepaid in cash prior to the Maturity Date hereof; (iv) (A) cash interest shall not be payable during any Fiscal Quarter period in which the First Lien Net Leverage Ratio in effect for the Test Period most recently ended exceeds 3.50 to 1.00, (B) during any Fiscal Quarter period in which the First Lien Net Leverage Ratio in effect for the Test Period most recently ended is equal to or less than 3.50 to 1.00 but exceeds 3.00 to 1.00, the Borrower may pay up to 50% of the interest payable for such Fiscal Quarter in cash and (C) during any Fiscal Quarter period in which the First Lien Net Leverage Ratio in effect for the Test Period most recently ended is equal to or less than 3.00 to 1.00, the Borrower may pay up to 100% of the interest payable for such Fiscal Quarter in cash; (v) (A) commitment, extension, consent, amendment and other similar fees in respect of such Indebtedness may be payable in cash up to an amount equal to 5% of the total principal amount of relevant loans or commitments in respect thereof and shall be permitted to be paid in kind or in the form of original issue discount without any limitation, (B) amortization in respect of such Indebtedness shall not exceed 1.00% per annum and (C) interest paid in kind may be increased to a rate equal to 2% above the then-current rate of interest paid in kind in respect of such Indebtedness (excluding increases resulting from (x) increases in the underlying reference rate not caused by an amendment, supplement, modification or refinancing of the documentation governing such Indebtedness, (y) application of the pricing grid set forth in the documentation governing such Indebtedness at the time of execution of such documentation, to the extent not providing for a higher paid in kind rate than the Second Lien Term Loan Agreement in effect on the Amendment No. 6 Effective Date, or (z) the accrual of interest at the default rate set forth in the documentation governing such Indebtedness at the time of execution of such documentation); (vi) the use of proceeds for such Indebtedness shall be limited solely to working capital; (vii) such Indebtedness shall only be permitted to be incurred pursuant to this Section 8.1(m), and not any other clause of this Section 8.1; and (viii) any Refinancing Indebtedness of the Indebtedness incurred pursuant to this Section 8.1(m) shall be permitted solely to the extent that such Refinancing Indebtedness is in compliance with each of clauses (i) through (vii) hereof;

(n) Indebtedness in connection with the 1970 Group SIRFA; provided that such Indebtedness (i) shall not permit or require any cash interest payments (it being agreed that this limitation shall not prohibit the payment of the “Effective Date Fee” or the “Extension Fee” (each as defined in the 1970 Group SIRFA) or any similar fee thereunder); (ii) shall be expressly subordinated to the Obligations pursuant to the 1970 Group Subordination Agreement; and (iii) shall only be permitted to be incurred pursuant to this Section 8.1(n), and not any other clause of this Section 8.1;

(o) Indebtedness of Subsidiaries of the Borrower Agent that are not organized or incorporated under the laws of a Security Jurisdiction in an aggregate amount not to exceed $10,000,000 at any time outstanding; provided that, at the time of incurrence of any such Indebtedness, the Total Net Leverage Ratio would be less than or equal to 2.00 to 1.00, calculated on a pro forma basis as of the end of the most recently ended Four Quarter Measurement Period, after giving effect to the incurrence of such Indebtedness;

(p) Indebtedness not otherwise permitted in this Section 8.1 in an aggregate amount not to exceed the greater of (i) $7,500,000 and (ii) 14.0% of EBITDA at any time outstanding; provided that, to the extent Indebtedness outstanding in reliance on this Section 8.1(p) would exceed the greater of (i) $3,000,000 and 5.0% of EBITDA at the time of incurrence of any additional Indebtedness to be incurred in reliance on this Section 8.1(p), then such additional Indebtedness shall be permitted only if, at the time of incurrence of any such Indebtedness, the Total Net Leverage Ratio would be less than or equal to 2.00 to 1.00, calculated on a pro forma basis as of the end of the most recently ended Four Quarter Measurement Period, after giving effect to the incurrence of such Indebtedness;

(q) Indebtedness resulting from Sale and Leaseback Transactions permitted pursuant to Section 8.5(m) in an aggregate amount not to exceed $2,500,000 at any time outstanding;

(r) [reserved]; and

(s) Indebtedness consisting of the letters of credit as in effect on the Amendment No. 6 Effective Date and listed on Schedule 8.1(s) and reimbursement obligations in respect thereof.

Notwithstanding any other provision herein or in any other Loan Document to the contrary, no Loan Party shall guarantee or provide any credit support for any obligation of the Borrower Agent under the 2025 Preferred Documents or the 2025 Preferred Securities Purchase Agreement.

8.2 Permitted Activities of the Borrower Agent. The Borrower Agent shall not conduct, transact or otherwise engage in any material business or operations, enter into any commercial contracts in their own name, or own, hold or maintain any material assets or Investments (including direct Equity Interests in Subsidiaries or joint ventures) other than those existing as of the Closing Date and listed on Schedule 8.2; provided that the following shall be permitted in any event: (i) Borrower Agent’s ownership of the Equity Interests of the direct Subsidiaries it owns on the Closing Date and activities incidental thereto; (ii) the incurrence of, and performance of any obligations under any documentation related to, any Indebtedness permitted to be incurred by the Borrower Agent pursuant to Section 8.1; (iii) the consummation of ~~the~~(A) any of the Amendment No. 6 Transactions and (B) any of the Amendment No. 7 Transactions; (iv) the payment of dividends and distributions, and the making of contributions to the capital of its Subsidiaries, in each case, not prohibited by this Agreement; (v) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance and performance of activities relating to its officers, directors, managers and employees and those of its Subsidiaries); (vi) (A) the 2025 Preferred Equity Investment, the issuance of the Warrants and the other transactions contemplated by the 2025 Preferred Securities Purchase Agreement and 2025 Preferred Documents and (B) any public offering of its stock or any other issuance or registration of its Equity Interests for sale or resale not prohibited by this Agreement, including the costs, fees and expenses related thereto; (vii) the participation in tax, accounting and other administrative matters, including compliance with applicable laws and legal, tax and accounting matters related thereto and activities relating to its officers, directors, managers and employees; (viii) the holding of any cash and Cash Equivalents (but not operating any property); (ix) providing indemnification to officers and members of the board of directors of the Borrower Agent; (x) incurring fees, costs and expenses in the ordinary course of business, including relating to overhead, insurance and general operating including professional fees for legal, tax and accounting issues and paying taxes; (xi) taking actions in furtherance of and consummating a Qualified Change of Control Transaction or Stellex Change of Control Transaction; and (xii) any ~~activities~~action incidental to the foregoing.

8.3 Entity Changes, Etc. The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, divide, merge, amalgamate or consolidate with any Person, liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution)except that, so long as no Default exists or would result therefrom:

(a) any such Subsidiary may merge or amalgamate with or liquidate or dissolve into (i) the Borrower Agent, provided that the Borrower Agent shall be the continuing or surviving Person, or (ii) any one or more Subsidiaries; provided that (A) when a Subsidiary which is not a Loan Party merges or amalgamates with a Loan Party, the Loan Party shall be the continuing, resulting or surviving Person, (B) to the extent a U.S. Loan Party or a Canadian Loan Party is party to any such merger or amalgamation or is the subject of any such liquidation or dissolution, a U.S. Loan Party or a Canadian Loan Party shall be the resulting or surviving entity and (C) notwithstanding anything to the contrary herein, to the extent a Loan Party (other than a U.S. Loan Party or Canadian Loan Party) is party to any such merger or is the subject of any such liquidation or dissolution, a Loan Party shall be the surviving entity;

(b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Borrower Agent or to a Guarantor (or if such Subsidiary is not a Guarantor to another Subsidiary which is not a Guarantor); provided that, to the extent such Subsidiary selling all or substantially all of its assets is a U.S. Loan Party or a Canadian Loan Party, a U.S. Loan Party or a Canadian Loan Party shall be the recipient of such assets;

(c) the Borrower Agent and any Subsidiary may change its jurisdiction of organization or incorporation; provided (i) such Person provides the Agent with at least twenty (20) days prior written notice of change, (ii) no Default exists at such time, and (iii) if such Person is organized or incorporated in the United States, Canada, England and Wales, or The Netherlands, (A) such new jurisdiction is in the same nation state and (B) if such Person is a Loan Party, such Person shall deliver such Security Documents and any other documentation (including opinions) as may be requested by the Agent to ensure the Agent maintains a valid, enforceable and perfected first priority Lien on the Collateral of such Person (subject only to Liens permitted pursuant to clauses (v), (vi), and (xvi) of the definition of “Permitted Liens” which are statutory, non-consensual Permitted Liens and the Intercreditor Agreements); and

(d) after providing any applicable prior written notice to the Agent pursuant to Section 7.8(c), any Subsidiary may change in legal form if such change is not materially disadvantageous to the Lenders.

8.4 Change in Nature of Business. The Loan Parties will not, and will not permit any of their Subsidiaries to, at any time make any material change in the nature of their business as carried on as of the Amendment No. 6 Effective Date or enter into any new line of business that is not similar, corollary, related, ancillary, incidental or complementary, or a reasonable extension, development or expansion thereof or ancillary thereto the business as carried on as of the Amendment No. 6 Effective Date.

8.5 Sales, Etc. of Assets. The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, sell, transfer or otherwise dispose of any of its assets (including by an allocation of assets among newly divided limited liability companies pursuant to a “plan of division”) or otherwise consummate any Asset Disposition, except:

(a) sales of Inventory in the ordinary course of business;

(b) the sale or other disposition of obsolete or worn out property, or other property no longer used or useful in the conduct of business, in each case, disposed of in the ordinary course of business (and not part of an accounts receivable financing, factoring or similar transaction (other than by a Subsidiary which is not a Loan Party if done in ordinary course));

(c) the sale, transfer or other disposition of cash and Cash Equivalents in the ordinary course of business;

(d) sales, transfers or other dispositions of property that are a settlement of or payment in respect of any property or casualty insurance claim or any taking under power of eminent domain or by condemnation or similar proceeding of or relating to any property or asset of any Loan Party or any Subsidiary;

(e) non-exclusive licenses of Intellectual Property in the ordinary course of business and not interfering in any material respect with the business of the Loan Parties and their Subsidiaries;

(f) the abandonment of Intellectual Property (or lapse of any registration or application in respect of Intellectual Property) that is, in the reasonable good faith business judgment of the applicable Loan Party, no longer economically practicable to maintain or useful in the conduct of the business of the Loan Parties and their Subsidiaries;

(g) operating leases or sub leases on arm’s-length terms entered into in the ordinary course of business with respect to excess real property space, as determined by the Borrower in good faith;

(h) dispositions permitted under Section 8.3;

(i) dispositions of property to a Loan Party or a Subsidiary; provided, that, (i) if the transferor of such property is a U.S. Loan Party or a Canadian Loan Party, the transferee thereof must be a U.S. Loan Party or a Canadian Loan Party or (ii) such disposition shall constitute a Permitted Investment and (iii) if the transferor of such property is a Loan Party (other than a U.S. Loan Party or a Canadian Loan Party), (A) the transferee thereof must be a Loan Party or (B) such disposition shall constitute a Permitted Investment; provided, further, that Permitted Intercompany Cash Management Payments shall be permitted at all times;

(j) dispositions constituting Permitted Investments;

(k) sales or dispositions of other assets (including intangible property related to such fixed assets) so long as (i) made at fair market value, (ii) the aggregate fair market value of all assets disposed of in the aggregate (including the proposed disposition) pursuant to this clause (k) would not exceed the greater of (A) $~~3,500,000~~12,000,000 and (B) 20.0% of EBITDA in the aggregate in any fiscal year and (iii) such sale or disposition is not part of an accounts receivable financing, factoring or similar transaction (other than by a Subsidiary which is not a Loan Party if done in ordinary course of business); provided that to the extent the amount of the Gross Borrowing Base is reduced by any such sale, transfer or other disposition, the Borrowers must apply cash proceeds of such sale, transfer or disposition to outstanding Revolving Credit Loans in an amount equal to such reduction in the amount of the Gross Borrowing Base in accordance with Section 2.5(b)(ii);

(l) sales, transfers or other disposals (in each case, whether direct or indirect, and including Sale and Leaseback Transactions) of any assets outside the ordinary course of business, solely to the extent that (i) such disposition shall have been approved by a majority of the disinterested members of the board of directors of the Borrower Agent, (ii) ~~an independent fairness opinion shall have been issued by a reputable investment bank or consultancy affirming the fairness of such transaction, (iii)~~the consideration received from such disposition shall be at least equal to the fair market value of the asset that is subject to such disposition, and (iii) at least 75.0% of the consideration received from such disposition shall be in the form of cash or Cash Equivalents; provided that to the extent the amount of the Gross Borrowing Base is reduced by any such sale, transfer or other disposition, the Borrowers must apply cash proceeds of such sale, transfer or disposition to outstanding Revolving Credit Loans in an amount equal to such reduction in the amount of the Gross Borrowing Base in accordance with Section 2.5(b)(ii);

(m) Sale and Leaseback Transactions, solely to the extent that (i) any such Sale and Leaseback Transaction is on arm’s length terms or terms that are at least as favorable to the Loan Party or Subsidiary engaging in such Sale and Leaseback Transaction and (ii) the consideration received by such Loan Party or Subsidiary shall be at least equal to the fair market value of the property that is subject to such Sale and Leaseback Transaction and shall be in the form of cash or Cash Equivalents; provided that to the extent the amount of the Gross Borrowing Base is reduced by any such Sale and Leaseback Transaction, the Borrowers must apply cash proceeds of such Sale and Leaseback Transaction to outstanding Revolving Credit Loans in an amount equal to such reduction in the amount of the Gross Borrowing Base in accordance with Section 2.5(b)(ii);

(n) sales, transfers or other disposals (in each case, whether direct or indirect) of any assets by the Loan Parties and their Subsidiaries solely to the extent that (i) the ~~fair market value of any assets subject to any individual sale, transfer or other disposition pursuant to this clause (n) would not exceed $200,000, and the~~ aggregate fair market value of all assets sold, transferred or disposed of in the aggregate pursuant to this clause (n) would not exceed the greater of (A) $~~2~~18,000,000 and (B) 30.0% of EBITDA, (ii) any such sale, transfer or other disposition is on arm’s length terms or terms that are more favorable to the Loan Party or Subsidiary engaging in such sale, transfer or other disposition, and (iii) the consideration received by such Loan Party or Subsidiary shall in the form of cash or Cash Equivalents; provided that to the extent the amount of the Gross Borrowing Base is reduced by such sale, transfer or other disposition, the Borrowers must apply the cash proceeds of such sale, transfer or other disposition to outstanding Revolving Credit Loans in an amount equal to such reduction in the amount of the Gross Borrowing Base in accordance with Section 2.5(b)(ii);

(o) any transaction, or series of related transactions, to effectuate a Qualified Change of Control Transaction or Stellex Change of Control Transaction on the date thereof; and

(p) (i) the issuance of common Equity Interests by any Subsidiary, solely as director qualifying shares and as required by applicable law, or to the Borrower Agent and its Subsidiaries and (ii) the issuance of Equity Interests by the Borrower Agent.

Notwithstanding the foregoing, at all times all assets material to the business of the Loan Parties and their Subsidiaries, taken as a whole, shall be held by Loan Parties.

Notwithstanding anything to the contrary herein or in any other Loan Document, no transaction under this Section 8.5 (other than as provided in Section 8.5(e)) shall include the disposition or transfer of Intellectual Property to any Person (other than a Loan Party) which could reasonably be expected to be necessary in connection with the exercise of remedies with respect to the ABL Priority Collateral during the continuation of an Event of Default, unless the Agent shall have entered into a license agreement, in form and substance reasonably satisfactory to the Agent, with the purchaser or transferee of such Intellectual Property, which provides for the use of such Intellectual Property during the continuation of an Event of Default (it being understood and agreed that no Intellectual Property shall be deemed necessary in connection with the exercise of remedies to the extent such Intellectual Property no longer relates to any ABL Priority Collateral remaining after giving effect to any such disposition or transfer).

8.6 Use of Proceeds. The Borrowers will not (a) use any portion of the proceeds of any Loan in violation of Section 2.4 or for the purpose of purchasing or carrying any Margin Stock in any manner which violates the provisions of Regulation T, U or X of the Federal Reserve Board or for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Agreement, or (b) take, or permit any Person acting on its behalf to take, any action which could reasonably be expected to cause this Agreement or any other Loan Document to violate any regulation of the Federal Reserve Board.

The Borrowers shall not, directly or knowingly indirectly, use any Letter of Credit or Loan proceeds, or lend, contribute or otherwise make available any Letter of Credit or Loan proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any payment or provision of any money or anything else of value, directly or indirectly, to any governmental official or employee, political party, official of a political party, candidate for political office, representative of a state-owned enterprise, any other Person acting in an official capacity, or any other Person, in order to obtain, retain or direct business improperly or obtain any improper business advantage, in each case in violation of applicable Anti-Corruption Laws; (ii) in violation of applicable Anti-Money Laundering Laws; (iii) to fund, finance or facilitate any activities of or business with any Sanctioned Person or in or involving any Designated Jurisdiction in violation of applicable Sanctions; or (iv) in any other manner that would constitute or give rise to a violation of Sanctions by any party hereto (including any Secured Party).

The Borrowers shall not fund all or part of, any repayment under this Agreement: (x) out of proceeds derived, directly or knowingly indirectly, from any dealings with, or property of, a Sanctioned Person in violation of Sanctions or otherwise in violation of applicable Sanctions, Anti-Money Laundering Laws, or Anti-Corruption Laws; or (y) in any other manner that would constitute or give rise to a violation of Sanctions by any party hereto (including any Secured Party).

~~8.7 [Reserved].~~

8.7 2025 Preferred Equity Investment. The Borrower Agent shall not redeem, retire or otherwise pay or prepay the 2025 Preferred Equity Investment, nor permit the 2025 Preferred Equity Investment to be redeemed, retired or otherwise paid or prepaid, in each case, at any time prior to the date that is ninety-one (91) days after the Maturity Date; provided however, that notwithstanding anything to the contrary in this Agreement, nothing in this Section 8.7 shall prohibit the Borrower Agent from (i) redeeming, retiring or otherwise paying or prepaying the 2025 Preferred Equity Investment using available capacity (if any) under Section 8.9, (ii) paying cash dividends in accordance with the 2025 Preferred Certificate of Designation using available capacity (if any) under Section 8.9, (iii) accruing any dividends, fees or other amounts payable under or in connection with the 2025 Preferred Documents as compounded increases to the stated value of the applicable preferred equity interests in accordance with the 2025 Preferred Certificate of Designation (and dividends, fees or other amounts paid in kind under or in connection with the 2025 Preferred Certificate of Designation) or (iv) issuing any Equity Interests upon exercise of the Warrants or paying cash in lieu of the issuance of fractional shares of such Equity Interests or any fees or other amounts payable under or in connection with the Warrants.

8.8 Liens. The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, at any time create, incur, assume or suffer to exist any Lien on or with respect to any assets other than Permitted Liens.

8.9 Dividends, Redemptions, Distributions, Etc. The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, pay any dividends or make any distributions on or in respect of its Equity Interests, or purchase, redeem or retire any of its Equity Interests or any warrants, options or rights to purchase any such Equity Interests, whether now or hereafter outstanding (“Interests”), or make any payment on account of or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of such Interests, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Loan Parties or any of their Subsidiaries, or management or similar fees payable to the Designated Equity Investor, Stellex or any of ~~its~~their respective Affiliates, and including any of the foregoing in respect of the interests issued pursuant to the 2025 Preferred Equity Investment or the Warrants (all of the foregoing, the “Restricted Payments”), except that:

(a) each Subsidiary may make Restricted Payments to the Borrower Agent and any of its Subsidiaries; provided that (i) if such Subsidiary is not a wholly-owned Subsidiary of the Borrower Agent, such dividends must be made on a pro rata basis to the holders of its Equity Interests or on a greater than ratable basis to the extent such greater payments are made solely to the Borrower Agent or a Subsidiary and (ii) (x) no Restricted Payment pursuant to this clause (a) may be made by a Domestic Subsidiary to a Foreign Subsidiary and (y) Permitted Intercompany Cash Management Payments shall be permitted at all times;

(b) the Borrower Agent and each Subsidiary may declare and make dividends payable solely in the Equity Interests of such Person (other than Disqualified Equity Interests) so long as, in the case of a Subsidiary, such Subsidiary remains wholly-owned by the Borrower Agent; provided that if such Subsidiary is not a wholly-owned Subsidiary of the Borrower, such dividends must be made on a pro rata basis to the holders of its Equity Interests or on a greater than ratable basis to the extent such greater payments are made solely to the Borrower or a Subsidiary;

(c) the Borrower Agent and each Subsidiary may make Equity Interest repurchases with the proceeds received from the substantially concurrent issue of new shares of its common stock;

(d) the Loan Parties may make Restricted Payments in cash to purchase or redeem or in lieu of the issuance of fractional shares of the Equity Interests of the Borrower Agent in an aggregate amount not to exceed the greater of (i) $500,000 and (ii) 1.0% of EBITDA;

(e) ~~commencing on the date of any Qualified Change of Control Transaction,~~ the Borrowers may make payments (or distributions to facilitate such payments, as applicable), (w) from and after the date of any Qualified Change of Control Transaction or Stellex Change of Control Transaction, of management, transaction or similar fees payable to the Designated Equity Investor or Stellex, as applicable, or any of ~~its~~each of their Affiliates in an aggregate amount not to exceed $1,000,000 in any fiscal year, ~~or~~(x) of indemnity expenses pursuant to indemnity provisions set forth in the 2025 Preferred Documents, (y) of reimbursement for reasonable and documented expenses (including reimbursement of travel expenses for board members) incurred by the 2025 Preferred Equity Investor on behalf of (or in connection with its equity investment in) the Borrower and its Subsidiaries or (z) as otherwise as approved by the Agent in its sole discretion; provided that (i) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such payment, (ii) Excess Availability (A) at all times during the thirty (30) consecutive days immediately preceding the date of such payment, calculated on a pro forma basis as if such payment was made on the first day of such period, and (B) immediately after giving effect to such payment, in each case, is not less than $25,000,000 (or Agent shall have otherwise consented thereto), (iii) the amount in respect of such management, transaction or similar fees payable in any period but not allowed to be paid in cash shall be deferred and shall not be paid until and to the extent that any Default or Event of Default shall have been cured or waived and (iv) any amounts permitted to be paid pursuant to this clause (e) and not paid in any applicable fiscal year shall not then be permitted to be paid during any subsequent fiscal year period;

(f) to the extent constituting a Restricted Payment, the Loan Parties or their Subsidiaries may make any Permitted Intercompany Cash Management Payments;

(g) ~~(f)~~ the Loan Parties or their Subsidiaries may make Restricted Payments so long as the Payment Conditions shall have been satisfied with respect thereto; ~~and~~

(h) solely in the case of Restricted Payments made in respect of the 2025 Preferred Equity Investment or the Warrants, the Loan Parties or their Subsidiaries may make any Restricted Payments so long as (x) no Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such Restricted Payment and (y) the Total Net Leverage Ratio would be less than or equal to 3.00 to 1.00 calculated on a Pro Forma Basis as of the end of the most recently ended Four Quarter Measurement Period after giving effect to the payment of such Restricted Payments; and

(i) ~~(g)~~ to the extent constituting a Restricted Payment, ~~any Permitted Intercompany Cash Management Payments.~~the Loan Parties or their Subsidiaries may (i) “pay in kind” or accrue as compounded increases to the stated value of the applicable preferred equity interests in accordance with the 2025 Preferred Certificate of Designation (x) non-cash dividends or (y) fees or other amounts payable in kind and not in cash in connection with the 2025 Preferred Documents, (ii) issue shares of common stock of Borrower Agent upon exercise of the Warrants and (iii) make cash payments in lieu of the issuance of fractional shares of common stock of Borrower Agent issued upon exercise of the Warrants (and any fees or other amounts payable under or in connection with the Warrants may be paid) in accordance with the terms of the Warrants.

Notwithstanding ~~the foregoing~~anything to the contrary set forth in this Agreement, (i) no Restricted Payment shall include the transfer of any Intellectual Property to any Person (other than a Loan Party)~~.~~ and (ii) no Restricted Payment in respect of the 2025 Preferred Equity Investment, or in respect of any interests or Warrants issued in connection therewith, shall be permitted under this Agreement, other than (x) to the extent of any available capacity (if any) under Section 8.9(g) and Section 8.9(h), (y) payment of indemnity and expense reimbursement in connection with the 2025 Preferred Equity Investment as permitted under Section 8.9(e) and/or (z) under Section 8.9(i).

8.10 Investments. The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, at any time make or hold any Investment in any Person (whether in cash, securities or other property of any kind) except the following (collectively, the “Permitted Investments”):

(a) Investments existing on, or contractually committed as of, the Amendment No. 6 Effective Date and set forth on Schedule 8.10;

(b) Investments in cash and Cash Equivalents;

(c) guarantees by the Loan Parties and their Subsidiaries constituting Indebtedness permitted by Section 8.1;

(d) loans or advances to employees, officers or directors of the Loan Parties or any of their Subsidiaries in the ordinary course of business for travel, relocation and related expenses; provided that the aggregate amount of all such loans and advances does not exceed $1,000,000 at any time outstanding;

(e) Permitted Hedging Agreements;

(f) Permitted Intercompany Investments;

(g) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business, and Investments received in satisfaction or partial satisfaction of Accounts from financially troubled Account Debtors to the extent reasonably necessary in order to prevent or limit loss;

(h) deposits of cash made in the ordinary course of business to secure performance of (i) operating leases and (ii) other contractual obligations that do not constitute Indebtedness;

(i) other Investments (excluding Acquisitions) which in the aggregate do not exceed $10,000,000 at any time outstanding; and

(j) other Investments (~~ex~~including any Permitted Acquisitions) so long as the Payment Conditions shall have been satisfied with respect thereto.

Notwithstanding the foregoing, no Investment shall include the disposition or transfer of any Intellectual Property to any Person (other than to a Loan Party).

8.11 [Reserved].

8.12 Fiscal Year. The Loan Parties will not, and will not permit any of their Subsidiaries to, change their fiscal year from a year ending December 31.

8.13 Accounting Changes. The Loan Parties will not, and will not permit any of their Subsidiaries to, at any time make or permit any change in accounting policies, except as required by GAAP.

8.14 [Reserved].

8.15 ERISA Compliance. Except as would not reasonably be expected to have a Material Adverse Effect, the Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly: (i) engage in any Prohibited Transaction for which a statutory or class exemption is not applicable so as to exempt such Prohibited Transaction or a private exemption has not been previously obtained from the Department of Labor; (ii) permit to exist with respect to any Pension Plan any failure to satisfy the “minimum funding standard” (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived ; (iii) terminate any Pension Plan where such event would result in any liability of any Loan Party or Subsidiary or ERISA Affiliate under Title IV of ERISA; (iv) fail to make any required contribution or payment to any Multiemployer Plan; (v) fail to pay any required installment or any other payment required under Section 412 or 430 of the Code on or before the due date for such installment or other payment; (vi) amend a Pension Plan resulting in an increase in current liability for the plan year such that any Loan Party or Subsidiary or ERISA Affiliate is required to provide security to such Plan under Section 463(f) of the Code; (vii) withdraw from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA; or (viii) allow any Termination Event to occur or allow the imposition of an excise tax under Section 4978 or Section 4979A of the Code.

8.16 [Reserved].

8.17 UK Pensions.

(a) Each Loan Party shall ensure that:

(i) no member of the Group is or becomes an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004 (UK)) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993 (UK)) and is not a scheme within section 38(1)(b) of the Pensions Act 2004 (UK) or “connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the Pensions Act 2004 (UK) save that for the purposes of this clause, a member of the Group shall not be connected with another company solely by reason of one or more of its directors or employees being a director of that other company) such an employer;

(ii) any contributions that a UK Loan Party or any of its Subsidiaries are required to pay to Furmanite International Limited Pension Plan are so paid before or when they fall due and payable in accordance with the schemes’ governing documentation and any overriding legislation; and

(iii) no action or omission is taken by any member of the Group in relation to a pension scheme which has or is reasonably likely to have a Material Adverse Effect including the commencement of winding-up proceedings but excluding for these purposes any action or omission that is taken by any member of the Group in relation to the continuation or termination of employment of any employee of the Group (on grounds of ill-health or otherwise).

(b) Each Loan Party shall promptly:

(i) notify the Agent of any material change in the rate of contributions to the Furmanite International Limited Pension Plan paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise);

(ii) provide to the Agent a copy of the Recovery Plan (and any amendments and/or variations thereto from time to time); and

(iii) (subject to any confidentiality obligations) provide copies of all notifications made to the Pensions Regulator under section 69 of the Pensions Act 2004 (as amended from time to time).

(c) Each Loan Party shall immediately notify the Agent:

(i) if it receives a Financial Support Direction or a Contribution Notice from the Pensions Regulator;

(ii) (subject to any confidentiality obligations) of any investigation or proposed investigation by the Pensions Regulator of which it is aware which has resulted or may result in the Pensions Regulator taking any regulatory action against any member of the Group; and

(iii) any event of which it is aware which has triggered or may trigger a debt on any member of the Group under sections 75 or 75A of the Pensions Act 2004.

8.18 Prepayments and Amendments. The Loan Parties will not, and will not permit any of their Subsidiaries to,

(a) at any time, directly or indirectly, make any voluntary prepayment of any principal of any First Lien Term Loan Obligation (other than with proceeds of Refinancing Indebtedness with respect thereto), (i) unless the Payment Conditions are satisfied with respect thereto~~;~~ or (ii) such prepayment is made with the proceeds of any delayed draw issuances of preferred equity interests issued pursuant to, and in a manner consistent with the terms of, the 2025 Preferred Equity Investment and/or of any issuances of any Warrants;

(b) at any time, directly or indirectly, make any voluntary prepayment or any mandatory prepayment (including any mandatory prepayment with respect to excess cash flow (or similar concept)) (i) with ABL Priority Collateral in respect of any principal of any Second Lien Term Loan Obligation (other than with proceeds of Refinancing Indebtedness with respect thereto), unless the Payment Conditions are satisfied with respect thereto (provided that, for the avoidance of doubt, the Loan Parties may (x) prepay the Second Lien Term Loan Obligations with proceeds of Term Loan Priority Collateral or, subject to the ABL Intercreditor Agreement, otherwise in accordance with Section 2.5(b) of the Second Lien Term Loan Agreement as in effect on the Amendment No. ~~6~~7 Effective Date and (y) make the Amendment No. 7 Second Lien Term Loan Prepayment on or substantially concurrently with the Amendment No. 7 Effective Date), or (ii) in respect of any Subordinated Debt, any unsecured Indebtedness or any other Indebtedness secured by a Lien that is junior to the Lien securing the Obligations (other than any intercompany Indebtedness) (collectively, “Junior Indebtedness”) with an outstanding principal amount in excess of $5,000,000 (other than with proceeds of Refinancing Indebtedness with respect thereto), unless, in each case, (A) the Payment Conditions are satisfied with respect thereto, ~~or~~(B) the Total Net Leverage Ratio would be less than or equal to 3.00 to 1.00 calculated on a Pro Forma Basis as of the end of the most recently ended Four Quarter Measurement Period after giving effect to the payment of such Junior Indebtedness, or (C) with the conversion of any such Junior Indebtedness to Equity Interests of the Borrower Agent (other than Disqualified Equity Interests); provided, that, notwithstanding the provisions of this clause (b), the Loan Parties may pay or prepay in cash the Second Lien Obligations or any Refinancing Indebtedness in respect thereof with (A) the proceeds of Delayed Draw Term Loans (as defined in the First Lien Term Loan Agreement) substantially concurrently with the applicable Delayed Draw Funding Date (as defined in the First Lien Term Loan Agreement) and (B) the proceeds of Equity Interests (other than Disqualified Equity Interests) of the Borrower Agent issued in connection with a Qualified Change of Control Transaction or a Stellex Change of Control Transaction;

(c) at any time, directly or indirectly, make any payment of interest in cash in respect of the Second Lien Term Loan Agreement and any Refinancing Indebtedness in respect thereof; provided that such payments of interest in cash shall be permitted to be made in respect of the Second Lien Term Loan Agreement to the extent set forth in subclauses (A) and (B) of the proviso of Section 8.1(l), to the extent such interest is accrued and unpaid and due and payable in connection with the principal payment;

(d) at any time, directly or indirectly, make any payment of Subordinated Debt (including with respect to interest, principal and any other fees and expenses), unless such payment is made in accordance with the terms of the applicable Subordination Agreement; or

(e) without the prior written consent of the Agent, directly or indirectly, amend, modify, or change any of the terms or provisions of:

(i) (x) any agreement, instrument, document, indenture, or other writing evidencing or concerning Material Indebtedness (other than the First Lien Term Loan Obligations, the Second Lien Term Loan Obligations or any Subordinated Debt) in a manner that is prohibited by the terms of any Acceptable Intercreditor Agreement applicable to such Material Indebtedness or that could reasonably be expected to be materially adverse to the interests of the Lenders, or (y) any agreement, instrument, document, indenture, or other writing evidencing or concerning Subordinated Debt in a manner that is prohibited by the terms of any Subordination Agreement applicable to such Subordinated Debt or that could reasonably be expected to be materially adverse to the interests of the Lenders;

(ii) the First Lien Term Loan Agreement or other First Lien Term Loan Document to (A) add (or have the effect of adding) a financial covenant or event of default provisions of the First Lien Term Loan Agreement (including the addition of covenants, defaults, events of default not contained in the First Lien Term Loan Agreement or other First Lien Term Loan Documents) or (B) modify (or have the effect of a modification of) a covenant or other provisions of the First Lien Term Loan Agreement (including the addition of covenants not contained in the First Lien Term Loan Agreement or other First Lien Term Loan Documents as in effect on the date hereof) in a manner that is materially more restrictive to the Loan Parties, taken as a whole, unless, in the case of each of clauses (A) and (B), the Agent is given the opportunity to make corresponding modifications to the provisions of this Agreement or other Loan Documents in order to match the applicable addition or modification made to the First Lien Term Loan Agreement on substantially the same terms as agreed among the Loan Parties and the First Lien Term Loan Agent (it being agreed that no separate consent of the Agent or any Lender to such addition or modification shall be required in such instance, nor shall the consummation of such matching modifications to any Loan Document delay the effectiveness of the corresponding amendment to the First Lien Term Loan Documents);

(iii) any Second Lien Term Loan Document in a manner that is prohibited by the ABL Intercreditor Agreement; ~~and~~

(iv) the Governing Documents of any Loan Party or any of its Subsidiaries, in each case, if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders~~.~~; and

(v) any 2025 Preferred Document in a manner that (A) modifies the mandatory redemption date applicable to the Series B Preferred Stock issued in connection with the 2025 Preferred Equity Investment so that the mandatory redemption date occurs prior to the then Scheduled Maturity Date hereunder, (B) restricts any Loan Party’s or any Subsidiary’s right to incur or refinance the Obligations or to grant Liens and guarantees to secure the Obligations, or (C) is otherwise materially adverse to the interests of the Lenders; provided that this Section 8.18(e)(v) shall not prohibit the amendment, modification or change of any of the terms or provisions of the 2025 Preferred Certificate Designation relating to the “paid in kind” payment amounts or related mechanics thereunder.

8.19 Lease Obligations. The Loan Parties will not, and will not permit any of their Subsidiaries to, at any time create, incur or assume any obligations as lessee for the rental or hire of real or personal property in connection with any Sale and Leaseback Transaction, other than (i) operating lease transactions for equipment paid for by such operating leases and (ii) any Sale and Leaseback Transactions permitted under Section 8.5(m).

8.20 [Reserved].

8.21 [Reserved].

8.22 Canadian Pension Plans. No Loan Party shall maintain, sponsor, contribute to, be a party to, or otherwise have any liability (including any contingent liability) or contribution obligation under or in respect of any Canadian Defined Benefit Pension Plan without the Agent’s consent.

8.23 Negative Pledge. The Loan Parties will not, and will not permit any of their Subsidiaries to, enter into or suffer to exist any agreement (other than in favor of the Agent) prohibiting or conditioning the creation or assumption of any Lien in favor of the Obligations upon any of its assets; provided that the foregoing shall not apply to: (i) restrictions or conditions imposed by Requirements of Law or by this Agreement or any other Loan Document, (ii) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, (iii) restrictions or conditions imposed by any agreement relating to secured or purchase money Indebtedness or capital leases permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness, (iv) customary provisions in lease and other contracts restricting the assignment thereof, (v) customary anti-assignment clauses in licenses under which the Borrowers or any of their Subsidiaries are the licensees, (vi) any agreement in effect at a time a Person becomes a Subsidiary, so long as such agreement was not entered into in connection with or in contemplation of such Person becoming a Subsidiary, (vii) any encumbrances or restrictions imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents; provided that such amendments or refinancings are no more restrictive, taken as a whole, with respect to such encumbrances and restrictions than those prior to such amendments or refinancings, (viii) customary restrictions on Liens imposed by agreements relating to cash deposits and in the ordinary course of business, (ix) restrictions and conditions contained in any of the First Lien Term Loan Documents, and (x) restrictions and conditions contained in any of the Second Lien Term Loan Documents.

8.24 Affiliate Transactions. The Loan Parties will not, and will not permit any of their Subsidiaries to, enter into or be party to any transaction with an Affiliate, except (i) financing transactions contemplated by the Loan Documents; (ii) transactions with Affiliates that are in effect as of the Amendment No. 6 Effective Date, as shown on Schedule 8.23; (iii) transactions with Affiliates upon fair and reasonable terms and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate; and (iv) the Second Lien Term Loan Agreement; provided that the foregoing restrictions shall not apply to (A) employment and severance arrangements (including equity incentive plans and employee benefit plans and arrangements) with their respective officers and employees in the ordinary course of business, (B) payment of customary fees and reasonable out of pocket costs to, and indemnities for the benefit of, directors, officers and employees of the Borrower Agent and its Subsidiaries in the ordinary course of business, (C) any transaction solely between or among the Subsidiaries that are not Loan Parties, (D) any transaction solely between or among Loan Parties, (E) guarantees by the Borrower or any Subsidiary of operating leases or other obligations that do not constitute Indebtedness, in each case, entered into by the Borrower or any Subsidiary in the ordinary course of business or consistent with past practice or industry norm, ~~and~~ (F) any transaction where the Borrower Agent delivers to the Agent a resolution adopted by a majority of the disinterested members of the board of directors approving such transaction and set forth in a certificate of the Secretary or an Assistant Secretary or other officer of the Borrower, as applicable, certifying such transaction complies with clause (iii) above, and (G) the 2025 Preferred Equity Investment, and the issuance of the Warrants pursuant to the 2025 Preferred Securities Purchase Agreement as in effect on the Amendment No. 7 Effective Date (and the issuance of common stock of the Borrower Agent upon the exercise of the Warrants). Notwithstanding the foregoing, no transaction involving any Affiliate (other than a Loan Party) shall include the disposition or transfer of any Intellectual Property, except to the extent permitted by Section 8.5 (including, for the avoidance of doubt, in compliance with the last paragraph of Section 8.5).

8.25 Assets Located in Quebec. The Loan Parties will not, and will not permit any of their Subsidiaries to own tangible assets in Quebec having a fair market value in excess of C$750,000 unless the Agent has confirmed in writing that it is satisfied that the Loan Parties or Subsidiaries owning such tangible assets in Quebec have taken all action that the Agent has requested in order to perfect and protect the Agent’s security interest in such tangible assets under the laws of Quebec.

ARTICLE IX

FINANCIAL COVENANT(S)

Until the Payment in Full of all Obligations:

9.1 Unfinanced Capital Expenditures. The Borrower hereby covenants and agrees that, for the CapEx Test Period ending on December 31, 2023, and for each CapEx Test Period thereafter, the Loan Parties and their Subsidiaries will not exceed $15,000,000 in Unfinanced

Capital Expenditures during any such CapEx Test Period (such amount, the “Maximum Annual Capital Expenditure Limit”); provided that, notwithstanding the foregoing, the Loan Parties and their Subsidiaries shall be permitted to make up to $25,000,000 in Unfinanced Capital Expenditures in the aggregate in any CapEx Test Period if the Total Net Leverage Ratio would be less than or equal to 2.00 to 1.00 on a pro forma basis immediately after giving effect to each such Unfinanced Capital Expenditures in excess of the Maximum Annual Capital Expenditure Limit.

9.2 Minimum Excess Availability Amount. The Borrower hereby covenants and agrees that Loan Parties shall not permit Excess Availability at any time to be less than the Minimum Excess Availability Amount, unless as of the last day of the most recently ended TTM Measurement Period, the Consolidated Fixed Charge Coverage Ratio for such TTM Measurement Period is greater than 1.00 to 1.00.

ARTICLE X

EVENTS OF DEFAULT

10.1 Events of Default. The occurrence of any of the following events shall constitute an “Event of Default”:

(a) Payment Defaults. Any Loan Party shall fail to pay any (i) principal of any Loan when due and payable, whether at the due date therefor, stated maturity, by acceleration, or otherwise; or (ii) interest, fees, premium (including the Revolving Credit Termination Premium), Lender Group Expenses or other Obligations (other than an amount referred to in the foregoing clause (i)) when due and payable, whether at the due date therefor, stated maturity, by acceleration, or otherwise, and such default continues unremedied for a period of three (3) Business Days; or

(b) Default in Performance of Certain Covenants. There shall occur a default in the performance or observance of any covenant contained in ~~(i) Section 2.4, 2.5(a), 2.5(b), 2.7, 7.1, 7.6, 7.7, 7.8, 7.11, 7.16, 7.18, 7.19, 7.20, or 7.21, Article VIII, Article IX; or~~ any of the following:

(i) Section 2.7 and, solely to the extent any such default is capable of being cured, such default continues for two (2) Business Days (provided, however, that, during any Increased Reporting Period, such Event of Default shall occur immediately upon such default);

(ii) Section 7.1(a) (solely with respect to the Borrower Agent);

(iii) Section 7.7(b) and such default continues for ten (10) Business Days after written notice thereof from the Agent to the Borrower Agent;

(iv) Section 7.8 (other than Section 7.8(a)) and such default continues for a period of five (5) days after the earlier of (x) the date on which such default first becomes known to any Responsible Officer of the Borrower Agent or (y) the receipt of written notice thereof from Agent to Borrower Agent;

(v) Section 7.8(a);

(vi) Section 7.11(e) or (f); provided that (x) in the case of any such default occurring in connection with delivery of a monthly Borrowing Base Certificate pursuant to Section 7.11(e), such failure continues for three (3) Business Days or (y) in the case of any such default occurring in connection with delivery of a weekly Borrowing Base Certificate pursuant to Section 7.11(e), such failure continues for two (2) Business Days;

(vii) Article VIII;

(viii) Article IX; or

(ix) ~~(ii)~~ this Agreement or any other Loan Document (other than those referred to in Section 10.1(a) and Sections 10.1(b)(i) through (viii)) and such default continues for a period of thirty (30) days after the earlier of (x) the date on which such default first becomes known to any Responsible Officer of any Loan Party or (y) receipt of written notice thereof from the Agent to the Borrower Agent; or

(c) UK Pension Matters. The Pensions Regulator issues a Financial Support Direction or a Contribution Notice to any Loan Party; or

(d) Insolvency Events. Any Loan Party or any of its Material Subsidiaries shall become the subject of an Insolvency Event; or

(e) Cross-Defaults. (i) Any Loan Party or any of its Subsidiaries shall fail to make any payment (whether of principal, interest or otherwise and regardless of amount) in respect of any Material Indebtedness when due (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise), or (ii) any breach or default by any Loan Party or any of its Subsidiaries with respect to any Material Indebtedness or any loan agreement, mortgage, indenture or other agreement relating to such Material Indebtedness, in each case, beyond the grace period, if any provided therefor, that results in any such Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders (or a trustee or agent on behalf of such holder or holders) to declare such Material Indebtedness to be due and payable, or to require the prepayment, repurchase, or maturity thereof; or

(f) Representations and Warranties. Any representation or warranty made or deemed made by or on behalf of any Loan Party or any of its Subsidiaries under or in connection with any Loan Document, or in any Financial Statement, report, document or certificate (including any Borrowing Base Certificate or Compliance Certificate) delivered in connection therewith, shall prove to have been incorrect in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) when made or deemed made; or

(g) Judgments. Any judgment or order for the payment of money which, when taken together with all other judgments and orders rendered against the Loan Parties and their Subsidiaries exceeds $10,000,000 in the aggregate (to the extent not covered by insurance) and either (i) there is a period of thirty (30) consecutive days at any time after the entry of any such judgment, order, or award during which (A) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (B) a stay of enforcement thereof is not in effect, or (ii) enforcement proceedings are commenced upon such judgment, order, or award; or

(h) Change of Control. A Change of Control shall occur; or

(i) Failure of Liens. Any Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected Lien on any material portion of the Collateral having the priority required by this Agreement or the relevant Security Document; or

(j) Intercreditor Agreements. (A) The ABL Intercreditor Agreement shall be invalidated or otherwise cease to constitute the legal, valid and binding obligations of the First Lien Term Loan Agent or the Second Lien Term Loan Agent, enforceable in accordance with its terms, or the First Lien Term Loan Agent or the Second Lien Term Loan Agent denies or contests the validity or enforceability of the ABL Intercreditor Agreement (in each case, to the extent that (x) with respect to the First Lien Term Loan Agent, any First Lien Term Loan Obligations remain outstanding and (y) with respect to the Second Lien Term Loan Agent, any Second Lien Term Loan Obligations remain outstanding) or (B) any other Intercreditor Agreement relating to Material Indebtedness shall be invalidated or otherwise cease to constitute the legal, valid and binding obligations of the applicable holders of such Material Indebtedness (or the debt representative for such holders), enforceable in accordance with its terms, or any of the holders of such Material Indebtedness (or the debt representative for such holders) denies or contests the validity or enforceability of such Intercreditor Agreement (in each case, to the extent that such Material Indebtedness remains outstanding); or

(k) Failure of Loan Documents. (i) Any covenant, agreement or obligation of a Loan Party contained in or evidenced by any of the Loan Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms; (ii) any Loan Party shall deny or disaffirm its obligations under any of the Loan Documents or any Liens granted in connection therewith or shall otherwise challenge any of its obligations under any of the Loan Documents; or (iii) any Liens granted on any of the Collateral in favor of the Agent shall be determined to be void, voidable or invalid, are subordinated or are not given the priority contemplated by this Agreement or any other Loan Document; or

(l) Order for Dissolution or Winding Up. Any order, judgment or decree shall be entered against any Loan Party decreeing the dissolution or winding up of such Loan Party and such shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

(m) Failure of Subordination Terms. Any Subordinated Debt permitted hereunder or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations of the Loan Parties hereunder, as provided in the documents governing such Subordinated Debt, or any Loan Party, any Affiliate of any Loan Party shall take any action in violation of or contest in any manner the validity or enforceability of the applicable subordination provisions with respect to such Subordinated Debt.

10.2 Remedies Upon Event of Default; Cash Collateralization.

(a) Remedies Generally. Upon the occurrence and during the continuance of an Event of Default, the Agent may, or at the direction of the Required Lenders shall, take any or all of the following actions:

(i) Acceleration. To declare any or all Obligations immediately due and payable, without presentment, demand, protest or any other action or obligation of the Agent or any Lender, all of which are hereby waived by each Borrower;

(ii) Termination of Commitments. To declare any or all of the Commitments immediately terminated and, at all times thereafter, any Loan made by the Lenders and any Letter of Credit Extension made by the Letter of Credit Issuer shall be made or issued in respective discretion of the applicable Lenders or the Letter of Credit Issuer, as applicable; and

(iii) Cash Collateralization. With respect to all Letters of Credit outstanding at the time of the acceleration of the Revolving Obligations under Section 10.2(a) or otherwise at any time after the Termination Date, the Borrowers shall at such time deposit in a cash collateral account established by or on behalf of the Agent sufficient funds to Collateralize the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be under the sole dominion and control of the Agent and applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the balance, if any, in such cash collateral account, after all such Letters of Credit shall have expired or been fully drawn upon shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon and all Obligations have been Paid in Full, the balance, if any, in such cash collateral account shall be returned to the Borrowers or to such other Person as may be lawfully entitled thereto;

provided that, upon the occurrence of any Event of Default with respect to a Loan Party specified in Section 10.1(d), (i) the obligation of each Lender to make Loans and any obligation of the Letter of Credit Issuer to make Letter of Credit Extensions shall automatically terminate, (ii) all Obligations (including any Revolving Credit Termination Premium) shall automatically become immediately due and payable, and (iii) the obligation of the Borrowers to Collateralize the aggregate then undrawn and unexpired amount of such Letters of Credit pursuant to Section 10.2(a)(iii) shall automatically become effective, in each case without further act of the Agent or any Lender.

(b) [Reserved].

(c) No Effect on Collateral. Notwithstanding the termination of any Commitment or the acceleration of any Obligations pursuant to this Article X, until all Obligations shall have been Paid in Full, the Agent and each Lender shall retain all rights under guaranties and all security in existing and future Receivables, inventory, general intangibles, investment property, real property and equipment of the Loan Parties and all other Collateral held by it hereunder and under the Security Documents, and the Loan Parties shall continue to turn over all Collections to the Agent pursuant to the terms of this Agreement.

(d) Enforcement by Agent. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained by, the Agent in accordance with this Article X for the benefit of the Secured Parties.

10.3 Other Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, the Agent shall have all rights and remedies with respect to the Obligations and the Collateral under applicable law (including the UCC and the PPSA) and the Loan Documents, and the Agent may do any or all of the following: (i) remove for copying all documents, instruments, files and records (including the copying of any computer records) relating to Loan Parties’ Receivables or use (at the expense of the Loan Parties) such supplies or space of any Loan Party at any Loan Party’s place of business necessary to administer, enforce and collect such Receivables including any supporting obligations; (ii) accelerate or extend the time of payment, compromise, issue credits, or bring suit on any Loan Party’s Receivables (in the name of such Loan Party or the Agent) and otherwise administer and collect such Receivables; (iii) sell, assign and deliver any Loan Party’s Receivables with or without advertisement, at public or private sale, for cash, on credit or otherwise, subject to applicable law; and (iv) foreclose the security interests created pursuant to the Loan Documents by any available procedure, or take possession of any or all of the Collateral, without judicial process and enter any premises where any Collateral may be located for the purpose of taking possession of or removing the same.

(b) The Loan Parties and the Lenders hereby irrevocably authorize the Agent, based upon the instruction of the Required Lenders, to, upon the occurrence and during the continuation of an Event of Default, (i) consent to the sale of, credit bid, or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale thereof conducted under Section 363 of the Bankruptcy Code (or other similar provision of any Debtor Relief Law), (ii) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, or other applicable law, or (iii) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any other sale or foreclosure conducted or consented to by the Agent in accordance with applicable law in any judicial action or proceeding or by the exercise of any legal or equitable remedy, in each case, free from any right of redemption, which right is expressly waived by the Borrowers. If notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days’ notice shall constitute reasonable notification. The Borrowers will assemble the Collateral in their possession and make it available at such locations in the United States as the Agent may specify, whether at the premises of a Loan Party or elsewhere, and will make reasonably available to the Agent the premises and facilities of each Loan Party for the purpose of the Agent’s taking possession of or removing the Collateral or putting the Collateral in saleable form. The Agent may sell the

Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Loan Party hereby grants the Agent a license to enter and occupy (in each case, so long as no Event of Default then exists, at reasonable times and subject to reasonable procedures) any of Loan Parties’ leased or owned premises and facilities, without charge, to exercise any of the Agent’s rights or remedies. The proceeds received from any sale of Collateral shall be applied in accordance with Section 10.5.

10.4 License for Use of Intellectual Property, Real Property and Other Property. The Borrowers hereby grants to the Agent a license or other right to use, without charge, all Intellectual Property, advertising materials, Real Property and other rights, assets and materials used by the Borrowers in connection with their businesses or in connection with the Collateral, in each case with respect to any exercise of remedies under the Loan Documents.

10.5 Post-Default Allocation of Proceeds. Notwithstanding anything in any Loan Document to the contrary (but subject to any applicable Intercreditor Agreement), while an Event of Default exists and is continuing, all proceeds of Collateral received by the Agent or any Secured Party and all proceeds realized from the Loan Parties on account of the Collateral (whether pursuant to Section 2.7 or arising from realization on Collateral, setoff or otherwise), shall be allocated as follows:

(a) First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including all Lender Group Expenses) payable to the Agent in its capacity as such, including any such fees, indemnities, expenses and other amounts expenses, indemnities and other amounts accrued after an Insolvency Event, whether or not allowed or allowable following such Insolvency Event;

(b) Second, to payment of that portion of the Obligations constituting fees (including any Revolving Credit Termination Premium), indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the Letter of Credit Issuer (including all Lender Group Expenses) arising under the Loan Documents, including any such fees, indemnities, and other amounts accrued after an Insolvency Event, whether or not allowed or allowable following such Insolvency Event, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

(c) Third, to the extent not previously reimbursed by the Lenders, to payment to the Agent of that portion of the Obligations constituting principal and accrued and unpaid interest on any permitted Overadvances and Protective Advances;

(d) Fourth, to the extent that Swingline Loans have not been refinanced by a Revolving Credit Loan, payment to the Swingline Lender of that portion of the Obligations constituting accrued and unpaid interest on the Swingline Loans, including default interest and any interest accrued after an Insolvency Event, whether or not allowed or allowable following such Insolvency Event;

(e) Fifth, to the extent that Swingline Loans have not been refinanced by a Revolving Credit Loan, to payment to the Swingline Lender of that portion of the Obligations constituting unpaid principal of the Swingline Loans;

(f) Sixth, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and other Obligations (other than amounts which constitute Bank Product Obligations), including default interest and Letter of Credit Fees and any interest accrued after an Insolvency Event, whether or not allowed or allowable following such Insolvency Event, ratably among Lenders and the Letter of Credit Issuer in proportion to the respective amounts described in this clause Sixth payable to them;

(g) Seventh, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Seventh held by them;

(h) Eighth, to the Collateralization of that portion of the Obligations constituting undrawn amounts under outstanding Letters of Credit;

(i) Ninth, up to the amount (after taking into account any amounts previously paid pursuant to this clause Ninth during the continuation of the applicable Event of Default) of the most recently established Bank Product Reserve, to pay Bank Product Obligations based upon amounts then certified by the applicable Bank Product Provider to the Agent (in form and substance satisfactory to the Agent) to be due and payable on account of the Bank Product Obligations;

(j) Tenth, to the payment of any other outstanding Obligations (including all other Bank Product Obligations not paid pursuant to clause Ninth above) then due to the Secured Parties, ratably among the Secured Parties in proportion to the respective amounts described in this clause Tenth held by them; and

(k) Eleventh, to the Loan Parties or whoever else may be lawfully entitled thereto.

Amounts shall be applied to each of the categories of Obligations in the order presented in Section 10.5, before being applied to the following category in Section 10.5 above. Where applicable, all amounts to be applied to a given category will be applied on a pro rata basis, in accordance with applicable Pro Rata Shares, among those entitled to payment in such category. In determining the amount to be applied to Bank Product Obligations within any given category, each Bank Product Provider’s pro rata share thereof shall be based on the lesser of (x) the amount presented in the most recent notice from such Bank Product Provider to the Agent (as contemplated in the definition of “Bank Product Obligations”) and (y) the actual amount of such Bank Product Obligations, calculated in accordance with a methodology presented to and approved by the Agent in its Permitted Discretion by such Bank Product Provider to the Agent. The Agent has no duty to investigate the actual amount of any Bank Product Obligations and, instead, is entitled to rely in all respects on the applicable Bank Product Provider’s reasonably detailed written accounting thereof. If such Bank Product Provider does not submit such accounting of its own accord and in a timely manner, the Agent, may instead rely on any prior accounting thereof. The allocations set forth in this Section 10.5 are solely to determine the rights and priorities of the Secured Parties among themselves and may be changed by agreement among them without the consent of any Loan Party. No Loan Party is entitled to any benefit under this Section or has any standing to enforce this Section 10.5.

10.6 No Marshaling; Deficiencies; Remedies Cumulative. The Agent shall have no obligation to marshal any Collateral or to seek recourse against or satisfaction of any of the Obligations from one source before seeking recourse against or satisfaction from another source. The net cash proceeds resulting from the Agent’s exercise of any of the foregoing rights to liquidate all or substantially all of the Collateral, including any and all Collections (after deducting all of the Agent’s expenses related thereto), shall be applied by the Agent to such of the Obligations and in such order as the Agent shall elect in its discretion, whether due or to become due. The Borrowers shall remain liable to the Agent and the Lenders for any deficiencies, and the Agent and the Lenders in turn agree to remit to the applicable Loan Party or its successor or assign any surplus resulting therefrom. All of the Agent’s and the Lenders’ remedies under the Loan Documents shall be cumulative, may be exercised simultaneously against any Collateral and any Loan Party or in such order and with respect to such Collateral or such Loan Party as the Agent or the Lenders may deem desirable, and are not intended to be exhaustive.

10.7 Waivers. Except as may be otherwise specifically provided herein or in any other Loan Document, the Borrowers hereby waive any right to a judicial or other hearing with respect to any action or prejudgment remedy or proceeding by the Agent to take possession, exercise control over, or dispose of any item of Collateral in any instance (regardless of where the same may be located) where such action is permitted under the terms of this Agreement or any other Loan Document or by applicable law or of the time, place or terms of sale in connection with the exercise of the Agent’s or any Lender’s rights hereunder and also waives any bonds, security or sureties required by any statute, rule or other law as an incident to any taking of possession by the Agent of any Collateral. The Borrowers also waive any damages (direct, consequential or otherwise) occasioned by the enforcement of the Agent’s or any Lender’s rights under this Agreement or any other Loan Document including the taking of possession of any Collateral or the giving of notice to any account debtor or the collection of any Receivable of the Borrowers. The Borrowers also consent that the Agent and the Lenders may enter upon any premises owned by or leased to it without obligations to pay rent or for use and occupancy, through self-help, without judicial process and without having first obtained an order of any court (in each case, in connection with the remedies hereunder). These waivers and all other waivers provided for in this Agreement and the other Loan Documents have been negotiated by the parties, and the Borrowers acknowledge that it has been represented by counsel of its own choice, has consulted such counsel with respect to its rights hereunder and has freely and voluntarily entered into this Agreement and the other Loan Documents as the result of arm’s-length negotiations.

10.8 Further Rights of Agent and the Lenders. If the Borrowers shall fail to purchase or maintain insurance (where applicable), or to pay any tax, assessment, governmental charge or levy, except as the same may be otherwise permitted hereunder or which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, or if any Lien prohibited hereby shall not be paid in full and discharged or if a the Borrowers shall fail to perform or comply with any other covenant, promise or obligation to the Agent or any Lender hereunder or under any other Loan Document, the Agent may (but shall not be required to) perform, pay, satisfy, discharge or bond the same for the account of the Borrowers, and all amounts so paid by the Agent shall be treated as a Revolving Credit Loan and shall constitute part of the Obligations.

10.9 Interest and Letter of Credit Fees After Event of Default. The Borrowers agree and acknowledge that the additional interest and fees that may be charged under Section 4.2 are (a) an inducement to the Lenders to make Loans and to the Letter of Credit Issuer to cause Letters of Credit to be issued hereunder and that the Lenders and the Agent would not consummate the transactions contemplated by this Agreement without the inclusion of such provisions, (b) fair and reasonable estimates of the Lenders’ and the Agent’s costs of administering the credit facility upon an Event of Default, and (c) intended to estimate the Lenders’ and the Agent’s increased risks upon an Event of Default.

10.10 Receiver. In addition to any other remedy available to it, the Agent shall also have the right, upon the occurrence of an Event of Default and during its continuation, to seek and obtain the appointment of a receiver to take possession of and operate and/or dispose of the business and assets of the Borrowers.

10.11 Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedy provided for herein or in any other Loan Document or otherwise provided by law from and after the occurrence of any Event of Default and during its continuation, all of which shall be cumulative and not alternative.

ARTICLE XI

THE AGENT

11.1 Appointment of Agent.

(a) Each Lender hereby designates the Agent as its agent and irrevocably authorizes it to take action on such Lender’s behalf under the Loan Documents and to exercise the powers and to perform the duties described therein and to exercise such other powers as are reasonably incidental thereto. The Agent may perform any of its duties by or through its agents or employees or by or through one or more sub-agents appointed by it. Each of the Lenders and each assignee of any of the foregoing hereby irrevocably authorizes the Agent to take such actions on behalf of such Lender or assignee, as applicable, and to exercise such powers as are specifically delegated to the Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agent is hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents, and all such rights and remedies in respect of such Collateral shall be implemented by the Agent.

(b) Each Lender further irrevocably authorizes the Agent to accept, for and on behalf of the Lenders, any parallel debt obligations with the Loan Parties pursuant to which the Agent shall have its own, independent right to demand payment of the amounts payable by each Loan Party in connection with the Obligations.

(c) The provisions of this Article are solely for the benefit of Agent and the Lenders, and except as expressly set forth herein, the Loan Parties shall not have any rights with respect to any of the provisions hereof, whether as a third party beneficiary or otherwise. The Agent shall act solely as agent of the Lenders and assume no obligation toward or relationship of agency or trust with or for Borrowers.

(d) The rights, privileges and immunities of the Agent in this Agreement and the other Loan Documents shall automatically be incorporated by reference into each Loan Document, whether or not expressly stated therein.

11.2 Nature of Duties of Agent. The Agent shall have no duties or responsibilities except those expressly set forth in the Loan Documents. Neither Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it or them as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of Agent shall be mechanical and administrative in nature. The Agent does not have a fiduciary relationship with or any implied duties to any Lender or any participant of any Lender. The Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees.

11.3 Lack of Reliance on Agent.

(a) Independent Investigation. Independently and without reliance upon Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of the Borrowers and the other Loan Parties in connection with taking or not taking any action related hereto and (ii) its own appraisal of the creditworthiness of the Borrowers and the other Loan Parties, and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the initial Loans or the issuance of the initial Letter of Credit or at any time or times thereafter.

(b) No Obligation of Agent. The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectability, priority or sufficiency of this Agreement or the Notes or the financial or other condition of the Borrowers and the other Loan Parties. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, the financial condition of the Borrowers and the other Loan Parties, or the existence or possible existence of any Default or Event of Default.

11.4 Certain Rights of Agent. The Agent may request instructions from the Required Lenders at any time. If Agent requests instructions from the Required Lenders with respect to any action or inaction, it shall be entitled to await instructions from the Required Lenders. No Lender shall have any right of action based upon Agent’s action or inaction in response to instructions from the Required Lenders.

11.5 Reliance by Agent. The Agent may rely upon any written, electronic or telephonic communication it believes to be genuine and to have been signed, sent or made by the proper Person. The Agent may obtain the advice of legal counsel (including counsel for Borrowers with respect to matters concerning Borrowers), independent public accountants and other experts selected by it and shall have no liability for any action or inaction taken or omitted to be taken by it in good faith based upon such advice.

11.6 Indemnification of Agent. To the extent the Agent is not reimbursed and indemnified by the Borrowers, each Lender will reimburse and indemnify the Agent to the extent of such Lender’s Pro Rata Share (determined as of the time that such indemnity payment is sought) for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder or otherwise relating to the Loan Documents unless resulting from the Agent’s gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction. The agreements contained in this Section shall survive any termination of this Agreement and the other Loan Documents and the Payment in Full of the Obligations.

11.7 Agent in Its Individual Capacity. In its individual capacity, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note or participation interest and may exercise the same as though it was not performing the duties specified herein. The terms “Lenders,” “Required Lenders”, “Required Revolving Credit Lenders”, “Required Supermajority Revolving Credit Lenders”, “holders of Notes” or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with Borrowers or any Affiliate of the Borrowers as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrowers for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

11.8 Holders of Notes. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

11.9 Successor Agent.

(a) Resignation. The Agent may, upon twenty (20) Business Days’ notice to the Lenders and the Borrowers, resign by giving written notice thereof to the Lenders and the Borrowers. If, at the time that the Agent’s resignation is effective, it is acting as Letter of Credit Issuer or Swingline Lender, such resignation shall also operate to effectuate its resignation as Letter of Credit Issuer or the Swingline Lender, as applicable, and it shall automatically be relieved of any further obligation to issue Letters of Credit, or to make Swingline Loans.

(b) Replacement of Agent after Resignation. Upon receipt of notice of resignation by the Agent, the Required Lenders, with, so long as no Event of Default then exists, the consent of the Borrower Agent (such consent not to be unreasonably withheld or delayed) may appoint a successor agent which shall also be a Lender. If a successor agent has not accepted its appointment within fifteen (15) Business Days, then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor agent which, so long as no Event of Default then exists, shall be subject to the written approval of the Borrower Agent, which approval shall not be unreasonably withheld and shall be delivered to the retiring Agent and the Lenders within ten (10) Business Days after the Borrower Agent’s receipt of notice of a proposed successor agent.

(c) Removal of Agent. If the Person serving as the Agent is a Defaulting Lender, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrowers and such Person as the Agent and, in consultation with the Borrower, appoint a successor thereto.

(d) Discharge. Upon its acceptance of the agency hereunder, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. The retiring Agent shall continue to have the benefit of the provisions of this Article for any action or inaction while it was the Agent.

11.10 Collateral Matters.

(a) Exercise Binding. Except as otherwise set forth herein, any action or exercise of powers by the Agent provided under the Loan Documents, together with such other powers as are reasonably incidental thereto, shall be deemed authorized by and binding upon all of the Lenders. At any time and without notice to or consent from any Lender, the Agent may take any action necessary or advisable to perfect and maintain the perfection of the Liens upon the Collateral.

(b) Releases. The Agent is authorized to release any Lien granted to or held by it upon any Collateral (i) upon Payment in Full of all of the Obligations, (ii) in connection with permitted sales or other dispositions of Collateral hereunder, as set forth in Section 11.10(c) or (iii) if the release can be and is approved by the Required Lenders. The Agent may request, and the Lenders will provide, confirmation of Agent’s authority to release particular types or items of Collateral.

(c) Sale of Collateral. Upon any sale or transfer of Collateral which is permitted pursuant to the terms of this Agreement, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days’ prior written request (or such shorter period as the Agent may agree to in its sole discretion) by Borrower Agent, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent herein or under any of the other Loan Documents or pursuant hereto or thereto upon the Collateral that was sold or transferred, provided that (i) the Agent shall not be required to execute any document on terms which would reasonably expose Agent to liability or create any obligation or entail any consequence and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrowers in respect of) all interests retained by the Borrowers, including the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral in the exercise of remedies, or any foreclosure with respect to any of the Collateral, the Agent shall be authorized to deduct all of the expenses reasonably incurred by the Agent from the proceeds of any such sale, transfer or foreclosure.

(d) No Obligation for Agent. The Agent shall not have any obligation to assure that the Collateral exists or is owned by any Borrower, that the Collateral is cared for, protected or insured, or that the Liens on the Collateral have been created or perfected or have any particular priority. With respect to the Collateral, the Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent’s own interest in the Collateral as one of the Lenders, and it shall have no duty or liability whatsoever to the Lenders with respect thereto, except for its gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction.

11.11 Actions with Respect to Defaults. In addition to the Agent’s right to take actions on its own accord as permitted under this Agreement, the Agent shall take such action with respect to an Event of Default as shall be directed by the Required Lenders. Until Agent shall have received such directions, the Agent may act or not act as it deems advisable and in the best interests of the Lenders.

11.12 Delivery of Information. The Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Agent from Borrowers, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Loan Document except (i) as specifically provided in this Agreement or any other Loan Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of Agent at the time of receipt of such request and then only in accordance with such specific request.

11.13 English Law Governed Transaction Security.

(a) This Section 11.13 shall be governed by English law and applies in relation to the English Security Documents, with the security interest created or expressed to be created pursuant to the English Security Documents being the “English Transaction Security”. For the purposes of this Section 11.13 only:

(i) “Finance Parties” means each Bank Product Provider, Lender, Letter of Credit Issuer and the Agent;

(ii) “Secured Parties” means each Finance Party from time to time party to this Agreement, any Receiver or Delegate and each other agent, arranger and lender from time to time party to this Agreement;

(iii) “Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Collateral; and

(iv) “Delegate” means any delegate, agent, attorney or co-trustee appointed by the Agent.

(b) The Agent declares that it holds the benefit of the English Transaction Security on trust for each Finance Party on the terms contained in this Agreement.

(c) Each of the Finance Parties:

(i) authorizes the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the English Security Documents together with any other incidental rights, powers, authorities and discretions; and

(ii) agrees that no Finance Party shall have any independent power to enforce, or have recourse to, any of the Liens or Collateral created or evidenced, or expressed to be created or evidenced, under the English Security Documents or to exercise any right, power, authority or discretion arising under the English Security Documents except through the Agent.

(d) The Agent shall have the benefit of (without limitation) Sections 11.2 (Nature of Duties of Agent), 11.3 (Lack of Reliance on Agent), 11.4 (Certain Rights of Agent), 11.5 (Reliance by Agent), 11.6 (Indemnification of Agent), 11.10 (Collateral Matters), 11.11 (Actions with Respect to Defaults), 11.12 (Delivery of Information), 12.4 (Indemnification; Reimbursement of Expenses of Collection), 12.6 (Nonliability of Agent and Lenders), 12.13 (Limitation of Liability), 12.21 (Confidentiality) and 12.26 (Right to Cure), as if:

(i) references in such clauses were governed by English law; and

(ii) references in such clauses to the Agent were to the Agent acting in its capacity as “Security Agent” in respect of the English Transaction Security, mutatis mutandis.

(e) The rights, powers, authorities and discretions given to the Agent under or in connection with the Loan Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Agent by law or regulation or otherwise.

(f) Section 1 of the Trustee Act 2000 shall not apply to the duties of the Agent in relation to the trusts constituted by this Agreement, and where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act. Sections 22 and 23 of the Trustee Act 2000 shall not apply to the English Security Documents.

(g) If the Agent determines, in accordance with Section 11.10(b)(i) (Collateral Matters: Releases) that:

(i) all of the obligations secured by the English Security Document have been fully and finally discharged; and

(ii) no Finance Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Loan Party pursuant to the Loan Documents,

the Agent shall release, without recourse or warranty, all of the Liens and Collateral created or evidenced, or expressed to be created or evidenced, under each English Security Document and the rights of the Agent under each of the English Security Documents, in each case in accordance with the terms of that English Security Document and the terms of this Agreement and the trusts set out in this Agreement shall thereafter be wound up.

(h) Without prejudice to Section 11.9(a) (Successor Agent: Resignation):

(i) The Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower Agent.

(ii) If the Agent does not appoint an Affiliate as successor in the relevant resignation notice, the Required Lenders may appoint a successor Agent with the consent of the Borrower Agent (such consent not to be unreasonably withheld or delayed), unless an Event of Default then exists in which case no consent of the Borrower Agent shall be required. If the Required Lenders have not appointed a successor within thirty (30) days after notice of resignation was given, the Agent may appoint a successor after consultation with the Borrower Agent and the Required Lenders.

(iii) The retiring Agent shall, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as “Security Agent” under the English Security Documents, and the Borrower Agent shall, on demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(iv) The resignation notice of the Agent shall only take effect upon:

(A) the appointment of a successor; and

(B) the transfer of the English Transaction Security and any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Agent is required by the terms of the English Security Documents to hold as trustee on trust for the Secured Parties to that successor.

(v) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the English Security Documents (other than its obligations under this paragraph (h)(iii) above) but shall remain entitled to the benefit of Sections 11.6 (Indemnification of Agent) and 12.4 (Indemnification; Reimbursement of Expenses of Collection) (each as amended by Section 11.13(d)) and this Section 11.13 (and any fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original party.

(i) The Agent shall not be obliged:

(i) to insure any of the assets subject to the English Transaction Security;

(ii) to require any other person to maintain any insurance; or

(iii) to verify any obligation to arrange or maintain insurance contained in any Loan Document,

and the Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(j) the Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Required Lenders request it to do so in writing and the Agent fails to do so within fourteen (14) days after receipt of that request.

(k) The Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person. The Agent may retain or invest in securities payable to bearer without appointing a person to act as a custodian.

(l) Each Finance Party and Secured Party confirms that the Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Agent) the terms of any reliance letter or engagement letters relating to any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Loan Documents or the transactions contemplated in the Loan Documents and to bind it in respect of those reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

11.14 Erroneous Payments.

(a) If the Agent determines (which determination shall be conclusive and binding, absent manifest error) that the Agent or any of its Affiliates has erroneously, mistakenly or inadvertently transmitted any funds to any Lender or any Person who has received funds by or on behalf of a Lender (together with their respective successors and assigns, a “Payment Recipient”) (whether or not such transmittal was known by any such Payment Recipient) (any such funds, whether received as a payment, prepayment, or repayment of principal, interest, fees, distributions, or otherwise, individually and collectively, an “Erroneous Payment”) and the Agent subsequently demands the return of such Erroneous Payment (or any portion thereof), then such Lender shall promptly, but in no event later than two (2) Business Days after such demand, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such demand was made by the Agent, in same day funds (in the currency received by the Payment Recipient), together with interest thereon in respect of each day from and including the date such amount was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the Federal Funds Rate.

(b) To the extent permitted by applicable law, each of each Lender agrees not to assert any right or claim to any Erroneous Payment (or any portion thereof) and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment (or any portion thereof) (including, without limitation, any defense based on “discharge for value” or any similar doctrine).

(c) This Section 11.14 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Indebtedness (or any portion thereof) under any Loan Document.

ARTICLE XII

GENERAL PROVISIONS

12.1 Notices.

(a) Notices by Approved Electronic Communications. The Agent and each of its Affiliates is authorized to transmit, post or otherwise make or communicate, in its sole discretion (but shall not be required to do so), by Approved Electronic Communications in connection with this Agreement or any other Loan Document and the transactions contemplated therein. The Agent is hereby authorized to establish procedures to provide access to and to make available or deliver, or to accept, notices, documents and similar items by posting to ABLSoft. All uses of ABLSoft and other Approved Electronic Communications shall be governed by and subject to, in addition to the terms of this Agreement, the separate terms, conditions and privacy policy posted or referenced in such system (or such terms, conditions and privacy policy as may be updated from time to time, including on such system) and any related contractual obligations executed by the Agent and the Loan Parties in connection with the use of such system. Each of the Borrowers (and the Borrower Agent, on behalf of the other Loan Parties), the Lenders and Agent hereby acknowledges and agrees that the use of ABLSoft and other Approved Electronic Communications is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing Agent and each of its Affiliates to transmit Approved Electronic Communications. ABLSoft and all Approved Electronic Communications shall be provided “as is” and “as available”. None of the Agent or any of its Affiliates or related persons warrants the accuracy, adequacy or completeness of ABLSoft or any other electronic platform or electronic transmission and disclaims all liability for errors or omissions therein. No warranty of any kind is made by the Agent or any of its Affiliates or related persons in connection with ABLSoft or any other electronic platform or electronic transmission, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects. The Borrower Agent (on behalf of itself and the other Loan Parties) agrees that the Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with ABLSoft, any Approved Electronic Communication or otherwise required for ABLSoft or any Approved Electronic Communication. Prior to the Closing Date, the Borrower Agent shall deliver to the Agent a complete and executed Client User Form regarding the Borrowers’ use of ABLSoft in the form of Exhibit L. No Approved Electronic Communications shall be denied legal effect merely because it is made electronically. Approved Electronic Communications that are not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such Approved Electronic Communication, an E-Signature, upon which Agent and the Loan Parties may rely and assume the authenticity thereof. Each Approved Electronic Communication containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original. Each E-Signature shall be deemed sufficient to satisfy any requirement for a “signature” and each Approved Electronic Communication shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to this Agreement, any other Loan Document, the UCC, the Federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural law governing such subject matter. Each party or beneficiary hereto agrees not to contest the validity or enforceability of an Approved Electronic Communication or E-Signature under the provisions of any applicable law requiring certain documents to be in writing or signed; provided that nothing herein shall limit such party’s or beneficiary’s right to contest whether an Approved Electronic Communication or E-Signature has been altered after transmission.

(b) All Other Notices. All notices and other communications hereunder, other than those notices and other communications approved for or required to be delivered by Approved Electronic Communications (including via ABLSoft or otherwise pursuant to Section 12.1(a)), shall be in writing and sent by certified or registered mail, return receipt requested, by overnight delivery service, with all charges prepaid, by hand delivery, or by facsimile or other form of electronic transmission, including email, as follows:

To Agent:	Eclipse Business Capital LLC
333 W. Wacker, Suite 950
Chicago, Illinois 60606
Attention.: James Gurgone
E-mail: jgurgone@eclipsebuscap.com

With a copy to (which	Choate Hall & Stewart LLP
shall not constitute	Two International Place
notice):	Boston, Massachusetts 02110
Attention: Kevin J. Simard
E-mail: ksimard@choate.com

To Borrowers:	Team, Inc.
13131 Dairy Ashford, Suite 600,
Sugar Land, Texas, 77478
Attn: Nelson Haight, EVP and CFO
Email: nelson.haight@teaminc.com

To any Lender:	to its address specified in Annex A or in the
Assignment and Acceptance under which it
became a party hereto

Any party hereto may change its address, e-mail address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All such notices and correspondence shall be deemed given or received (as applicable) (a) if sent by certified or registered mail, five (5) Business Days after being postmarked, (b) if sent by overnight delivery service or by hand delivery, when received at the above stated addresses or when delivery is refused and (c) if sent by facsimile or other form of electronic transmission (including by electronic imaging), when such transmission is confirmed. All notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

12.2 Delays; Partial Exercise of Remedies. No delay or omission of the Agent to exercise any right or remedy hereunder shall impair any such right or operate as a waiver thereof. No single or partial exercise by the Agent of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

12.3 Right of Setoff. In addition to and not in limitation of all rights of offset that any Lender or any of its Affiliates may have under applicable law, if an Event of Default shall have occurred and be continuing and whether or not such Lender shall have made any demand or the Obligations of the Borrowers have matured, each Lender and its Affiliates shall have the right, subject to the consent of the Agent, without notice to any Loan Party or any other Person (other than the Agent), to set off and apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, time or demand, provisional or final, or any other type, other than deposits in trust, employee benefit, tax withholding or payroll accounts) at any time held and any other Indebtedness at any time owing by such Lender or any of its Affiliates to or for the credit or the account of the Borrowers or any of their Affiliates against any and all of the Obligations. In the event that any Lender or any of its Affiliate’s exercises any of its rights under this Section 12.3, such Lender shall provide notice to the Agent and Borrower Agent of such exercise; provided that the failure to give such notice shall not affect the validity of the exercise of such rights.

12.4 Indemnification; Reimbursement of Expenses of Collection.

(a) The Borrowers hereby agree that, whether or not any of the transactions contemplated by this Agreement or the other Loan Documents are consummated, the Borrowers will indemnify, defend and hold harmless the Agent, each Lender, the Letter of Credit Issuer and each other Secured Party and their respective successors, assigns, directors, partners, members, trustees, controlling persons, officers, agents, sub-agents, employees, advisors, shareholders, attorneys, confirming banks, advising banks and Affiliates (each, an “Indemnified Party”) from and against any and all losses, claims, damages, liabilities, deficiencies, obligations, fines, penalties, actions (whether threatened or existing), judgments, suits (whether threatened or existing) or expenses (including reasonable fees and disbursements of counsel, experts, consultants and other professionals) incurred by any of them (collectively, “Claims”) (except, in the case of each Indemnified Party, to the extent that any Claim is determined in a final and non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party’s gross negligence or willful misconduct) arising out of or by reason of (i) any litigation, investigation, claim or administrative or judicial proceeding or hearing commenced or threatened by any Person, whether or not such Indemnified Party shall be designated as a party or a potential party thereto, and any fees or expenses incurred by such Indemnified Party in enforcing this indemnity, whether direct, indirect, special or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnified Party, in any manner relating to or arising out of (A) this Agreement, any other Loan Document or the transactions contemplated hereby or thereby (including any amendments, waivers or consents with respect to any provision of this Agreement or any other Loan Document or any enforcement of any of the Loan Documents (including any sale of, collection from or other realization upon any of the Collateral or the enforcement of the Guaranty)), (B) any actual or proposed use by a Borrower of the proceeds of the Loans, (C) the issuance of any Letter of Credit or the acceptance or payment of any document or draft presented to any issuer thereof or (D) any Indemnified Party’s entering into this Agreement, the other Loan Documents or any other agreements and documents relating hereto (other than consequential damages and loss of anticipated profits or earnings), including amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding, (ii) the presence or Release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by any Borrower or any of its Subsidiaries;

any Environmental Actions, Environmental Liabilities or any Remedial Actions related in any way to any such assets or properties of any Borrower or any of its Subsidiaries; or any other action taken or required to be taken by a Borrower as required to be in material compliance by or liability of such Borrower, its business, or any of its owned or occupied properties, pursuant to any applicable Environmental Laws, and (iii) any pending, threatened or actual action, claim, proceeding or suit by any owner of any Borrower against such Borrower or any actual or purported violation of a Borrower’s Governing Documents or any other agreement or instrument to which a Borrower is a party or by which any of its properties is bound.

(b) In addition, the Borrowers shall, upon demand, pay to each of the Agent, the Letter of Credit Issuer and the Lenders all Lender Group Expenses incurred by each of them.

(c) If and to the extent that the obligations of any Borrower hereunder are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of such obligations that is permissible under applicable law.

(d) The Borrowers’ obligations under Sections 4.10 and 4.11 and this Section 12.4 shall survive any termination of this Agreement and the other Loan Documents, the termination, expiration or Collateralization of all Letters of Credit and the Payment in Full of the Obligations, and are in addition to, and not in substitution of, any of the other Obligations, or the earlier resignation of the Agent.

(e) To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against each Lender, the Agent and their respective Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, the Borrower Agent (on behalf of itself and the other Loan Parties) hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(f) Each Loan Party also agrees that no Lender or the Agent nor their respective Affiliates, directors, employees, attorneys, agents or sub-agents will have any liability to any Loan Party or any person asserting claims on behalf of or in right of any Loan Party or any other person in connection with or as a result of this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, in each case, except in the case of any Loan Party to the extent that any losses, claims, damages, liabilities or expenses incurred by such Loan Party or its Affiliates, shareholders, partners or other equity holders have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Lender, Agent or their respective Affiliates, directors, employees, attorneys, agents or sub-agents in performing its obligations under this

Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein; provided that in no event will such Lender, the Agent, or their respective Affiliates, directors, employees, attorneys, agents or sub-agents have any liability for any indirect, consequential, special or punitive damages in connection with or as a result of such Lender’s, the Agent’s, or their respective Affiliates’, directors’, employees’, attorneys’, agents’ or sub-agents’ activities related to this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein.

(g) This Section 12.4 shall not apply to any Taxes except to the extent such amounts represent losses, claims, damages, etc. arising from a non-Tax claim.

12.5 Amendments, Waivers and Consents.

(a) Generally. No failure or delay by the Agent, any Letter of Credit Issuer or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Letter of Credit Issuers and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No amendment, modification or waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by any Loan Party therefrom ,shall in any event be effective unless the same shall be permitted by Section 12.5(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Agent, any Lender or any Letter of Credit Issuer may have had notice or knowledge of such Default at the time.

(b) Voting Rights. No amendment, modification or waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by any Loan Party therefrom, shall in any event be effective unless (x) in the case of this Agreement, the same shall be made pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders (or by the Agent with the consent of the Required Lenders) or (y) in the case of any other Loan Document, the same shall be made pursuant to an agreement or agreements in writing entered into by the Loan Party or Loan Parties that are party thereto and the Required Lenders (or by the Agent with the consent of the Required Lenders); provided that, notwithstanding the foregoing:

(i) the written consent of all Lenders shall be required for any amendment, modification, waiver or consent that:

(A) releases all or substantially all of the value of the guarantees made pursuant to the Guaranty and Security Agreement or any other Loan Document (except as expressly provided in the Loan Documents);

(B) releases all or substantially all of the Collateral from the Liens of the Security Documents (except as expressly provided in the Loan Documents); or

(C) contractually subordinates the Agent’s Liens on all or substantially all of the Collateral (except as provided by operation of applicable law or as expressly provided in the Loan Documents);

(ii) the written consent of each Lender directly and adversely affected thereby (but not the consent of the Required Lenders) shall be required for any amendment, modification, waiver or consent that:

(A) increases the Commitment of such Lender (it being understood that (1) a waiver of any condition precedent set forth in Section 5.2 and (2) the waiver of any Default, mandatory prepayment or mandatory reduction of any Commitment shall not constitute an increase of any Commitment of any Lender);

(B) reduces the principal amount of any Loan or Letters of Credit of such Lender or reduces the rate of interest thereon, or (subject to clause (4) of the second proviso to this Section 12.5(b)) reduces any fees payable to such Lender hereunder (it being understood that any change to any component or sub-component of the definition of “EBITDA” or “Excess Availability” shall not constitute a reduction or forgiveness in the rate of interest); provided, that, only the consent of the Required Revolving Credit Lenders shall be required to (x) amend the definition of “Revolving Default Rate” or (y) waive any obligation of the Borrowers to pay interest on any Revolving Obligations at the Revolving Default Rate;

(C) postpones the scheduled date of payment of the principal amount of any Loan or Letter of Credit, or any interest thereon, payable to such Lender or any fees payable to such Lender hereunder, or reduces the amount of, waives or excuses any such payment, or postpones the scheduled date of expiration of any Commitment; provided, that, only the consent of the Required Revolving Credit Lenders shall be required to (x) amend the definition of “Revolving Default Rate” or (y) waive any obligation of the Borrowers to pay interest on any Revolving Obligations at the Revolving Default Rate; or

(D) amend any of the provisions of Section 2.14 or Section 10.5;

(iii) the written consent of (A) each Revolving Credit Lender (but not the consent of the Required Lenders) shall be required with respect to any change to the definition of “Required Revolving Credit Lenders” or “Required Supermajority Revolving Credit Lenders”, (B) each Lender shall be required with respect to any change to this Section 12.5(b) or any change to the definition of “Required Lenders”, and (C) each Lender affected thereby (but not the consent of the Required Lenders) will be required with respect to any change to any other provision of any Loan Document specifying the number or percentage of Lenders required to amend, modify or waiver any rights thereunder or make any determination or grant any consent thereunder; provided that, notwithstanding sub-clause (B) or (C) above, the Agent and the Borrower Agent may agree (without the consent of any other party hereto) to any amendment to this Section 12.5 that is necessary to incorporate Lenders providing any additional class or tranche of Loans in the definition of “Required Lenders” and to provide for the voting rights of such Lenders;

(iv) in addition to the consent of the Required Lenders, the written consent of the Required Supermajority Revolving Credit Lenders will be required with respect to: (A) increases in the advance rates applied to eligible assets in the Borrowing Base or (B) modifications to the Borrowing Base or any components thereof which would result in an increase in the amount of the Borrowing Base (provided, that, the foregoing shall not limit the discretion of the Agent to change, establish or eliminate any Reserves or to exercise other discretion that the Agent may have pursuant to this Agreement);

and, provided, further, that, (1) no amendment, waiver or consent shall, unless in writing and signed by the applicable Letter of Credit Issuer in addition to the Lenders required above, affect the rights or duties of such Letter of Credit Issuer under this Agreement or any issuer document relating to any Letter of Credit issued or to be issued by it or extend the stated expiry date of any Letter of Credit beyond the Termination Date; (2) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (3) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above, affect the rights or duties of the Agent under this Agreement or any other Loan Document; (4) the Fee Letter and any other fee letters may be amended or modified, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (5) any Intercreditor Agreement may be amended or modified in a manner that is expressly contemplated by such Intercreditor Agreement; (6) any Collateral Access Agreement, Control Agreement or Lockbox Agreement may be amended or modified, or rights or privileges thereunder waived, in a writing executed only by the parties thereto and approved by the Agent’s in its Permitted Discretion; (7) the Agent and the Borrower Agent may amend or modify this Agreement and any other Loan Document (without any further action or consent of any other party to any Loan Document) to (x) grant a new Lien for the benefit of the Secured Parties, extend an existing Lien over additional assets or property for the benefit of the Secured Parties or join additional Persons as Loan Parties and (y) if the Agent and the Borrower Agent shall have jointly identified an obvious error or omission of a technical or immaterial nature in any provision of the Loan Documents, to correct for such error or omission, and solely in the case of this clause (y), such amendment shall become effective if the same is not objected to by the Required Lenders within five (5) Business Days following the Lenders’ receipt of notice thereof; (8) any amendment contemplated by Section 2.3(j) in connection with a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, or in connection with any Benchmark Replacement Conforming Changes, shall be effective as contemplated by Section 2.3(j); and (9) the Agent and the Borrower Agent shall endeavor to provide notice to each Lender of any amendment, modification, waiver or consent in respect of this Agreement, any Security Document or any intercreditor or subordination agreement to which the Agent is a party, prior to or promptly after the adoption of such amendment, modification, waiver or consent (provided, however, that failure to provide such notice shall not impair the effectiveness of any amendment, modification, waiver or consent that was otherwise properly adopted in accordance with this Section 12.5(b), or result in any liability to the Agent). Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders, the Required Lenders, the Required Revolving Credit Lenders, the Required Supermajority Revolving Credit Lenders, or each affected Lender, as applicable, may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that any waiver, amendment or modification that would otherwise require the consent of such Lender under Section 12.5(b)(ii)(A), (B) or (C), shall require that consent of such Defaulting Lender.

(c) Waivers, Etc. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Loan Party shall cease to entitle any Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 12.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by the Borrower Agent, on behalf of the Loan Parties.

12.6 Nonliability of Agent and Lenders. The relationship between and among the Borrowers, the Agent and the Lenders shall be solely that of borrower, agent and lender and, respectively. Neither the Lenders nor the Agent shall have any fiduciary responsibilities to Borrowers. Neither the Lenders nor the Agent undertake any responsibility to the Borrowers to review or inform Borrowers of any matter in connection with any phase of the Borrowers’ business or operations.

12.7 Assignments and Participations.

(a) Borrower Assignment. No Borrower shall assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the Agent and the Lenders, and any assignment in contravention of the foregoing shall be absolutely null and void.

(b) Lender Assignments. Each Lender may, with the consent of the Agent and, so long as no Event of Default then exists, the Borrower Agent (not to be unreasonably withheld, and not required in connection with an assignment to a Person that is a Lender or an Affiliate of a Lender), assign to one or more Eligible Assignees (or, if an Event of Default has occurred and is continuing, to one or more other Persons) all or a portion of its rights and obligations under this Agreement, the Notes and the other Loan Documents upon execution and delivery to the Agent, for its acceptance and recording in the Register, of an Assignment and Acceptance, together with surrender of any Note or Notes subject to such assignment and a processing and recordation fee payable to the Agent for its account of $3,500 (unless waived by the Agent); provided that (i) with respect to the Revolving Credit Facility, no consent of the Agent or the Borrower Agent shall be required with respect to any such assignment which is to a Revolving Credit Lender, an Affiliate or branch of a Revolving Credit Lender or an Approved Fund with respect to such Revolving Credit Lender and (ii) the Borrower Agent shall be deemed to have consented to any assignment of any Commitments or Loans unless it shall have objected thereto by notice to the Agent within ten (10) Business Days after the Borrower Agent has received written notice thereof. No such assignment shall be for less than $5,000,000 of the Commitments or Loans unless it is to another Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, and each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations in respect of the Commitments and the Loans. Upon the execution and delivery to the Agent of an Assignment and Acceptance and the payment of the recordation fee to the Agent, from and after the date specified as the effective date in the Assignment and Acceptance (the “Acceptance Date”), (i) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been reflected in the Register, such assignee shall have the rights and obligations of a Lender hereunder, (ii) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it under such Assignment and Acceptance, relinquish its rights (other than any rights it may have under Sections 4.10, 4.11 and 12.4, which shall survive such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto), (iii) Annex A hereto shall be deemed updated to reflect the name and Commitment of such Lender, and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Agent for cancellation, and thereupon the Borrower Agent shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new outstanding Loans of the assignee and/or the assigning Lender.

(c) Agreements of Assignee. By executing and delivering an Assignment and Acceptance, the assignee thereunder confirms and agrees as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Notes or any other Loan Documents, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document, (iii) such assignee confirms that it is an Eligible Assignee and has received a copy of this Agreement, together with copies of the Financial Statements referred to in Section 6.1(i), the Financial Statements delivered pursuant to Section 7.11, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto, (vi) such assignee agrees, if it is not already a Lender, that it shall deliver to the Agent and the Borrower Agent any Tax forms to the extent required by Section 4.11(g), (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender, (viii) such assignee has the expertise and experience in the making of or investing in commitments or loans as the applicable Commitments or Loans, as the case may be, and (ix) such assignee will not provide any information obtained by it in its capacity as a Lender to the Designated Equity Investor or any Affiliate of the Designated Equity Investor.

(d) Agent’s Register. The Agent, as non-fiduciary agent shall maintain a register of the names and addresses of the Lenders, their Commitments and the principal amount (and stated interest) of their Loans (the “Register”). The Borrower Agent, the Agent and the Lenders shall treat the Persons listed in the Register as holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register and copies of each Assignment and Acceptance shall be available for inspection by the Borrowers or any Lender, at any reasonable time and from time to time upon reasonable prior notice. It is intended that the Register be maintained such that Loans are in “registered form” for the purposes of the Code. The parties intend that all extensions of credit to the Borrower Agent and, if applicable, its Affiliates hereunder shall at all times be treated as being in registered form within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code (and any successor provisions) and the regulations thereunder and shall interpret the provisions herein regarding the Register and the Participant Register (as defined in paragraph (f) below) consistent with such intent. Upon its receipt of each Assignment and Acceptance, Agent will give prompt notice thereof to Borrower. Upon its receipt of each Assignment and Acceptance and surrender of the affected Note or Notes subject to such assignment, the Agent will give prompt notice thereof to the Borrower Agent. Within five (5) Business Days after its receipt of such notice, the Borrowers shall execute and deliver to the Agent a new Note to the order of the assignee in the amount of the applicable Commitment or Loans assumed by it and to the assignor in the amount of the applicable Commitment or Loans retained by it, if any. Such new Note or Notes shall re-evidence the indebtedness outstanding under the surrendered Note or Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes and shall be dated as of the Acceptance Date. The Agent shall be entitled to rely upon the Register exclusively for purposes of identifying the Lenders hereunder.

(e) Securitization. The Loan Parties hereby acknowledge that the Lenders and their Affiliates may securitize their Loans (a “Securitization”) through the pledge of the Loans as collateral security for loans to the Lenders or their Affiliates or through the sale of the Loans or the issuance of direct or indirect interests in the Loans to their controlled Affiliates, which loans to the Lenders or their Affiliates or direct or indirect interests will be rated by Moody’s, S&P or one or more other rating agencies. The Loan Parties shall, to the extent commercially reasonable, cooperate with the Lenders and their Affiliates to effect any and all Securitizations. Notwithstanding the foregoing, no such Securitization shall release any Lender party thereto from any of its obligations hereunder or substitute any pledgee, secured party or any other party to such Securitization for such Lender as a party hereto and no change in ownership of the Loans may be effected except pursuant to subsection (b) above.

(f) Lender Participations. Each Lender may sell participations to one or more Persons (other than the Borrower Agent, any of its Subsidiaries or Affiliates or any holder of the First Lien Term Loan Obligations or Second Lien Term Loan Obligations) (each, a “Participant”) in or to all or a portion of its Commitments, Loans or any other Obligations under this Agreement, the Notes and the other Loan Documents. Notwithstanding a Lender’s sale of a participation interest, such Lender’s obligations hereunder shall remain unchanged. The Borrowers, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender. No Lender shall grant any Participant the right to approve any amendment or waiver of this Agreement except to the extent such amendment or waiver would (i) increase the Commitment of the Lender from which the Participant purchased its participation interest; (ii) reduce the principal of, or rate or amount of interest on, the Loans or participations in Letters of Credit subject to such participation interest; or (iii) postpone any date fixed for any payment of principal of, or interest on, the Loans or participations in Letters of Credit subject to such participation interest. To the extent permitted by applicable law, each Participant shall also be entitled to the benefits of Section 4.10, 4.11 (subject to the requirements and limitations therein, including the requirements under Section 4.11(g) (it being understood that the documentation required under Section 4.11(g) shall be delivered to the participating Lender)) and 12.4 as if it were a Lender, provided that such Participant agrees to be subject to the last sentence of Section 2.9(b) as if it were a Lender; provided, further, that such Participant shall not be entitled to receive any greater payment under Sections 4.10, 4.11 or 12.4, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of each Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under the Code including Section 5f.103-1(c) of the U.S. Treasury Regulations (or its successor). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as the Agent) shall have no responsibility for maintaining a Participant Register.

(g) Securities Laws. Each Lender agrees that it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan, Note or other Obligation under the securities laws of the United States or of any other jurisdiction.

(h) Information. In connection with any assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 12.21, disclose all documents and information which it now or hereafter may have relating to any Loan Party and its Subsidiaries and their respective businesses.

Pledge to Federal Reserve Bank. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure Obligations of such Lender, including any pledge or assignment to secure Obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

12.8 Counterparts; Facsimile Signatures. This Agreement and any waiver or amendment hereto may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement and each of the other Loan Documents may be executed and delivered by facsimile or other electronic transmission (including by electronic imaging) all with the same force and effect as if the same was a fully executed and delivered original manual counterpart.

12.9 Severability. In case any provision in or obligation under this Agreement, any Note or any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

12.10 Maximum Rate. Notwithstanding anything to the contrary contained elsewhere in this Agreement or in any other Loan Document, the parties hereto hereby agree that all agreements between them under this Agreement and the other Loan Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Agent or any Lender for the use, forbearance, or detention of the money loaned to the Borrowers and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations, under the laws of the State of New York (or the laws of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement and the other Loan Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum non-usurious interest rate than under the laws of the State of New York (or such other jurisdiction), in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Agreement and the other Loan Documents executed in connection herewith, and any available exemptions, exceptions and exclusions (the “Highest Lawful Rate”). If due to any circumstance whatsoever, fulfillment of any provision of this Agreement or any of the other Loan Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance the Agent or any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to Borrowers. All sums paid or agreed to be paid to the Agent or any Lender for the use, forbearance, or detention of the Obligations and other Indebtedness of the Borrowers to the Agent and the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness, until Payment in Full thereof, so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. The terms and provisions of this Section shall control every other provision of this Agreement, the other Loan Documents and all other agreements among the parties hereto.

12.11 Borrower Agent; Borrowers, Jointly and Severally.

(a) Economies of Scale. Each Borrower acknowledges that it, together with each other Borrower, make up a related organization of various entities constituting a single economic and business enterprise and sharing a substantial identity of interests such that, without limitation, the Borrowers render services to or for the benefit of each other, purchase or sell and supply goods to or from or for the benefit of each other, make loans, advances and provide other financial accommodations to or for the benefit of each other (including the payment of creditors and guarantees of Indebtedness), provide administrative, marketing, payroll and management services to or for the benefit of each other; have centralized accounting, common officers and directors; and are in certain circumstances are identified to creditors as a single economic and business enterprise. Accordingly, and without limitation, any credit or other financial accommodation extended to any one Borrower pursuant hereto will result in direct and substantial economic benefit to each other Borrower, and each Borrower will likewise benefit from the economies of scale associated with Borrowers, as a group, applying for credit or other financial accommodations pursuant hereto on a collective basis.

(b) Attorney. Each Borrower hereby irrevocably designates the Borrower Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder including amendments, waivers and consents of the Loan Documents, on behalf of such Borrower or Borrowers, collectively, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of the Borrower Agent.

(c) Co-Borrowers. The handling of this credit facility as a co-borrowing facility with a Borrower Agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Neither the Lenders nor the Agent shall incur any liability to the Borrowers as a result thereof. To induce the Agent and the Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent and the Lenders and holds the Agent and the Lenders harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against the Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of the Borrowers as provided herein, reliance by the Agent or any Lender on any request or instruction from the Borrower Agent or any other action taken by the Agent or any Lender with respect to this Section except due to willful misconduct or gross (not mere) negligence by the indemnified party.

(d) Waivers. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers’ property (including any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and Payment in Full of the Obligations.

(e) Joint and Several Obligations. Each Borrower’s liabilities in respect of the Obligations shall at all times be joint and several and shall be absolute and unconditional irrespective of: (i) any lack of validity, regularity or enforceability of this Agreement or any other Loan Document; (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from this Agreement or any other Loan Document; (iii) any exchange, release or non-perfection of any security interest in any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; (iv) any failure on the part of the Agent or any Lender or any other Person to exercise, or any delay in exercising, any right under this Agreement or any other Loan Document; or (v) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any of the Borrowers, any Guarantor or any other guarantor with respect to the Obligations (including all defenses based on suretyship or impairment of collateral, and all defenses that any of the Borrowers may assert to the repayment of the Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, bankruptcy, lack of legal capacity, statute of limitations, lender liability, accord and satisfaction, and usury), this Agreement and the obligations of the Borrowers under this Agreement. The joint and several liabilities of the Borrowers hereunder shall remain in full force and effect until the Obligations have been Paid in Full.

(f) Anything contained in this Agreement to the contrary notwithstanding, the amount of the Obligations for which each Borrower is jointly and severally liable hereunder shall be the aggregate amount of the Obligations unless a court of competent jurisdiction adjudicates such Borrower’s obligations under this Agreement (or the amount thereof) to be invalid or unenforceable for any reason (including because of any applicable state, provincial or federal law relating to fraudulent conveyances or transfers), in which case the amount of the Obligations payable by such Borrower hereunder shall be limited to the maximum amount of the Obligations that could be incurred by such Borrower without rendering such Borrower’s obligations under this Agreement invalid or unenforceable under such applicable law.

12.12 Entire Agreement; Successors and Assigns; Interpretation. This Agreement and the other Loan Documents constitute the entire agreement among the parties, supersede any prior written and verbal agreements among them with respect to the subject matter hereof and thereof, and shall bind and benefit the parties and their respective successors and permitted assigns. This Agreement shall be deemed to have been jointly drafted, and no provision of it shall be interpreted or construed for or against a party because such party purportedly prepared or requested such provision, any other provision, or this Agreement as a whole.

12.13 LIMITATION OF LIABILITY. NEITHER THE AGENT, ANY LENDER NOR ANY OTHER INDEMNIFIED PARTY SHALL HAVE ANY LIABILITY TO THE LOAN PARTIES (WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE) FOR LOSSES SUFFERED BY THE LOAN PARTIES IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OR COURT ORDER BINDING ON THE AGENT, SUCH LENDER OR SUCH INDEMNIFIED PARTY (AS THE CASE MAY BE) THAT THE LOSSES WERE THE RESULT OF ACTS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT, SUCH LENDER, OR SUCH INDEMNIFIED PARTY (AS THE CASE MAY BE). THE LOAN PARTIES HEREBY WAIVE ALL FUTURE CLAIMS AGAINST THE AGENT AND THE LENDERS AND EACH OTHER INDEMNIFIED PARTY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES AND THE AGENT AND THE LENDERS AND EACH OTHER INDEMNIFIED PARTY HEREBY WAIVE ALL FUTURE CLAIMS AGAINST THE LOAN PARTIES AND THEIR RESPECTIVE AFFILIATES FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

12.14 GOVERNING LAW. OTHER THAN WITH RESPECT TO THE CANADIAN SECURITY DOCUMENTS, THE DUTCH SECURITY DOCUMENTS AND THE ENGLISH SECURITY DOCUMENTS, AND SUBJECT TO SECTION 11.13 (ENGLISH LAW GOVERNED TRANSACTION SECURITY), THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND DECISIONS OF THE STATE OF NEW YORK.

EACH PARTY ACKNOWLEDGES AND ACCEPTS THAT, IF A PARTY IS REPRESENTED BY AN ATTORNEY IN CONNECTION WITH THE SIGNING AND/OR EXECUTION OF THIS AGREEMENT OR ANY OTHER AGREEMENT, DEED OR DOCUMENT REFERRED TO IN THIS AGREEMENT OR MADE PURSUANT TO THIS AGREEMENT, AND THE POWER OF ATTORNEY IS GOVERNED BY DUTCH LAW, THAT THE EXISTENCE AND EXTENT OF THE ATTORNEY’S AUTHORITY AND THE EFFECTS OF THE ATTORNEY’S EXERCISE OR PURPORTED EXERCISE OF ITS AUTHORITY SHALL BE GOVERNED BY DUTCH LAW.

12.15 SUBMISSION TO JURISDICTION. ALL DISPUTES BETWEEN ANY OF THE LOAN PARTIES AND THE AGENT OR ANY LENDER BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO (A) THIS AGREEMENT; (B) ANY OTHER LOAN DOCUMENT; (OTHER THAN THE CANADIAN SECURITY DOCUMENTS, THE DUTCH SECURITY DOCUMENTS AND THE ENGLISH SECURITY DOCUMENTS) OR (C) ANY CONDUCT, ACT OR OMISSION OF THE LOAN PARTIES OR THE AGENT OR ANY LENDER OR ANY OF THEIR RESPECTIVE PARTNERS, EMPLOYEES, AGENTS, ATTORNEYS OR OTHER AFFILIATES, IN EACH CASE WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, THAT THE AGENT SHALL HAVE THE RIGHT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST ANY LOAN PARTY OR ITS PROPERTY IN (A) ANY COURTS OF COMPETENT JURISDICTION AND VENUE AND (B) ANY LOCATION SELECTED BY THE AGENT TO ENABLE THE AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENT. EACH LOAN PARTY WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT HAS COMMENCED A PROCEEDING, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.

12.16 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

12.17 JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO (A) THIS AGREEMENT; (B) ANY OTHER LOAN DOCUMENT OR OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN OR AMONG THE LOAN PARTIES, THE AGENT AND THE LENDERS, OR ANY OF THEM; OR (C) ANY CONDUCT, ACT OR OMISSION OF THE LOAN PARTIES, THE AGENT OR THE LENDERS OR ANY OF THEIR RESPECTIVE PARTNERS, EMPLOYEES, AGENTS, ATTORNEYS OR OTHER AFFILIATES, IN EACH CASE WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE.

12.18 Attorney. Each party acknowledges and accepts that, if a party is represented by an attorney in connection with the signing and/or execution of this Agreement or any other agreement, deed or document referred to in this Agreement or made pursuant to this Agreement, and the power of attorney is governed by Dutch law, that the existence and extent of the attorney’s authority and the effects of the attorney’s exercise or purported exercise of its authority shall be governed by Dutch law.

12.19 Agent Titles. Each Lender that is designated (on the cover page of this Agreement or otherwise) as an “Arranger” of any type shall not have any right, power, responsibility or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event be deemed to have any fiduciary relationship with any other Lender.

12.20 Publicity. The Agent may (a) publish in any trade or other publication or otherwise publicize to any third party (including its Affiliates) a tombstone, article, press release or similar material relating to the financing transactions contemplated by this Agreement using any Loan Party’s name, product photographs, logo, trademark or other insignia and (b) provide to industry trade organizations related information necessary and customary for inclusion in league table measurements.

12.21 No Third Party Beneficiaries. Neither this Agreement nor any other Loan Document is intended or shall be construed to confer any rights or benefits upon any Person other than the parties hereto and thereto (and any Indemnified Parties, as provided in Section 12.4).

12.22 Confidentiality. Each of Agent and the Lenders shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed by any of them (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, advisors and representatives (provided such Persons are informed of the confidential nature of the Information and instructed to keep it confidential and are bound by confidentiality restrictions substantially similar to the arrangements of this Section 12.22 and to other Persons authorized by a Lender or the Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 12.22); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by applicable law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding, or other exercise of rights or remedies, relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any assignee or any actual or prospective assignee, participant or pledgee (or any of their respective advisors) in connection with any actual or prospective assignment, participation or pledge of any Lender’s interest under this Agreement; (g) with the consent of the Borrower Agent (not to be unreasonably withheld, conditioned or delayed); (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to the Agent or the Lenders or any of its or their respective Affiliates on a nonconfidential basis from a source other than the Loan Parties; (i) to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Loan Documents or any transaction carried out in connection with any transaction contemplated by the Loan Documents to become an arrangement described in Part II A 1 of Annex IV of the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU; (j) to the extent such Information is reasonably required by any potential or prospective assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or Commitments or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower and its obligations (provided that such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 12.22 or other provisions at least as restrictive as this Section 12.22); (k) to any rating agency when required by it, provided that prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to Loan Parties received by it from any Agent or any Lender; (l) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans; or (m) disclosures made upon the request or demand of any regulatory or quasi-regulatory authority purporting to have jurisdiction over such Person or any of its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners). Notwithstanding the foregoing, the Agent or the Lenders may (i) publish or disseminate general information describing this credit facility, including the names and addresses of the Borrowers and a general description of the Borrowers’ businesses, (ii) use name, product photographs, logo, Trademark or other insignia of any Loan Party in advertising materials and league table purposes only as provided in Section 12.20, and (iii) may in their sole discretion communicate and exchange information regarding the Loan Parties, the Collateral, the Loan Documents, and the Loan Parties’ business with the First Lien Term Loan Agent, the First Lien Term Loan Lenders, the Second Lien Term Loan Agent and/or Second Lien Term Loan Lenders. As used herein, “Information” means all information received from a Loan Party relating to it or its business that a reasonable Person would consider confidential. Any Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises the same degree of care that it accords its own confidential information. The Agent and the Lenders acknowledge that (i) Information may include material non-public information concerning a Loan Party; (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with applicable law, including federal, state, provincial and territorial securities laws.

12.23 Patriot Act Notice. The Agent and each Lender hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, the Agent and each Lender is required to obtain, verify and record information that identifies each Loan Party, including its legal name, address, tax ID number and other information that will allow the Agent and each Lender to identify it in accordance with the Patriot Act, the Beneficial Ownership Regulation and applicable Anti-Money Laundering Laws. The Agent will also require information regarding each personal guarantor, if any, and may require information regarding the Loan Parties’ management and owners, such as legal name, address, social security number and date of birth.

12.24 Advice of Counsel. Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and the other Loan Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement or any other Loan Document.

12.25 Captions. The captions at various places in this Agreement and any other Loan Document are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement or any other Loan Document.

12.26 Survival or Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Loans. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Loan Party set forth in Sections 4.10, 4.11, 12.3 and 12.4 and the agreements of the Lenders set forth in Section 2.14 shall survive the payment of the Loans and the termination hereof.

12.28 Right to Cure. The Agent may, in its discretion, (a) cure any default by any Loan Party under this Agreement, any other Loan Document or any Material Contract that affects the Collateral, its value or the ability of the Agent to collect, sell or otherwise dispose of any Collateral or the rights and remedies of the Agent and the Lenders therein or the ability of any Loan Party to perform its obligations hereunder or under any of the other Loan Documents, (b) pay or bond on appeal any judgment entered against any Loan Party, (c) discharge any charges, Liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which the Agent, in its discretion, determines is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of the Agent and the Lenders with respect thereto. The Agent may add any amounts so expended to the Obligations and charge the Loan Account or any other account of the Borrowers with Agent or the amounts thereof, such amounts to be repayable by the Borrowers on demand and bear interest until paid in full at the highest rate then applicable to the Revolving Credit Loans. The Agent shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Loan Party. Any payment made or other action taken by the Agent under this Section shall be without prejudice to any right to assert an Event of Default and to proceed accordingly.

12.29 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(c) a reduction in full or in part or cancellation of any such liability;

(d) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(e) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

12.30 Time. Time is of the essence in this Agreement and each other Loan Document. Unless otherwise expressly provided, all references herein and in any other Loan Documents to time shall mean and refer to Central time.

12.31 Keepwell. Each Borrower and each other Loan Party, to the extent constituting a Qualified ECP Guarantor, hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under the guaranty contained in the Guaranty and Security Agreement made by it in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section or otherwise under this Agreement or any other Loan Document, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect at all times hereafter until the Obligations have been Paid in Full. Each Qualified ECP Guarantor intends that this Section shall constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

12.32 Sovereign Immunity. Each Loan Party, in respect of itself, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that such Person or any of its properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States of America or elsewhere, to enforce or collect upon the Loans or any Loan Document or any other liability or obligation of such Person related to or arising from the transactions contemplated by any of the Loan Documents, including immunity from suit, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, such Person hereby expressly waives, to the fullest extent permissible under applicable Requirements of Law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States of America or elsewhere. Without limiting the generality of the foregoing, each Loan Party further agrees that the waivers set forth in this Section 12.31 shall be effective to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the U.S. and are intended to be irrevocable for purposes of such Act.

12.33 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

12.34 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to the Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Loan Documents or any of the Hedging Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

12.35 Marshalling; Payments Set Aside. Neither the Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to the Agent or the Lenders (or to the Agent, on behalf of the Lenders), or the Agent or Lender enforces any security interests or exercises any right of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, monitor, receiver and manager and interim receiver or any other party under any bankruptcy law, any other state, provincial, territorial or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or set-off had not occurred.

12.36 Obligations Several; Independent Nature of Lenders’ Rights. The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

12.37 Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state, provincial or territorial laws based on the Uniform Electronic Transactions Act.

12.38 No Fiduciary Duty. The Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their Affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its stockholders or its Affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto.

12.39 Currency Indemnity. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any other Loan Document, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due under this Agreement or under any other Loan Document in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose “rate of exchange” means the rate at which the Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practice at its head office. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of receipt by the Agent of the amount due, the Borrowers will, on the date of receipt by the Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by the Agent on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by the Agent is the amount then due under this Agreement or such other Loan Document in the Currency Due. If the amount of the Currency Due which the Agent is so able to purchase is less than the amount of the Currency Due originally due to it, the Borrowers shall indemnify and save the Agent and the Lenders harmless from and against all loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Loan Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any other Loan Document or under any judgment or order.

12.40 Intercreditor Agreements. Notwithstanding anything to the contrary in this Agreement or any other Loan Document: (a) the Liens granted to the Agent in favor of the Secured Parties pursuant to the Loan Documents and the exercise of any right related to any Collateral shall be subject, in each case, to the terms of the Intercreditor Agreements, (b) in the event of any conflict between the express terms and provisions of this Agreement or any other Loan Document, on one hand and any Intercreditor Agreement, on the other hand, the terms of such Intercreditor Agreement, as the case may be shall control and (c) each Lender (and, by its acceptance of the benefits of any Security Document, each other Secured Party) hereby authorizes and instructs the Agent to execute and perform its obligations under the Intercreditor Agreements (and any amendments, restatements, supplements or other modifications thereto approved in accordance with the terms thereof) on behalf of such Lender and such Lender agrees to be bound by the terms thereof.

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Annex B

Amended Exhibit H (Compliance Certificate)

[Intentionally Omitted]

Annex C

Amended Annex A (Lenders and Commitments)

[Intentionally Omitted]

Annex D

Post-Closing Obligations for Amendment No. 7

[Intentionally Omitted]